    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1999
                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          GELTEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 2834                                04-3136767
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                      NUMBER)

                               153 SECOND AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-5888
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 MARK SKALETSKY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          GELTEX PHARMACEUTICALS, INC.
                               153 SECOND AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-5888
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

         LEWIS J. GEFFEN, ESQ.                        MR. STEFAN BORG                       JEFFREY R. HARDER, ESQ.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND    PRESIDENT AND CHIEF EXECUTIVE OFFICER            ANDREWS & KURTH, L.L.P.
              POPEO, P.C.                           SUNPHARM CORPORATION                2170 BUCKTHORNE PLACE, SUITE 150
          ONE FINANCIAL CENTER                     THE VERANDA, SUITE 301                   THE WOODLANDS, TX 77380
            BOSTON, MA 02111                          814 HIGHWAY A1A                            (713) 220-4801
             (617) 542-6000                   PONTE VEDRA BEACH, FLORIDA 32082
                                                       (904) 394-2800

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger as described in the Agreement and Plan of Merger dated as of August 13, 1999, attached as Annex A to the proxy statement/prospectus forming a part of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED              PROPOSED             AMOUNT OF
TITLE OF EACH CLASS OF                   AMOUNT TO BE        MAXIMUM OFFERING     MAXIMUM AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED             REGISTERED (1)        PRICE PER UNIT      OFFERING PRICE(2)           FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......       1,198,606                N/A              $9,167,895.32             $0.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock of the Registrant which may be issued to former stockholders of SunPharm Corporation ("SunPharm") pursuant to the merger described herein.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and computed pursuant to Rule 457(f) based upon the sum of: (a) $9,167,773.10, the market value of the shares of SunPharm common stock the Registrant will receive in the merger (determined by multiplying (x) $1.1875 per share, which was the average of the high and low sales price per share of SunPharm common stock on The Nasdaq SmallCap Market on October 1, 1999 by (y) 7,720,230 the maximum number of shares of SunPharm common stock which may be acquired by the Registrant in the merger, and, because SunPharm has an accumulated capital deficit and there is no market for the SunPharm Series A preferred stock or Series B preferred stock that Registrant will receive in the merger, the sum of (b) $100, which is one-third of (x) $.001, the per share par value of the SunPharm Series A preferred stock multiplied by (y) 300,000, the total number of shares of SunPharm Series A preferred stock issued and outstanding as of October 1, 1999 and (c) $22.22, which is one-third of (x) $.001, the per share par value of the SunPharm Series B preferred stock multiplied by (y) 66,667, the total number of shares of SunPharm Series B preferred stock issued and outstanding as of October 1, 1999.

(3) Pursuant to Section 6(b) of the Securities Act, the registration fee payable hereunder is equal to .0278 of one percent of $9,167,895.32, for a total registration fee of $2,548.68. In accordance with Rule 457 under the Securities Act, the fee of $3,490.34 paid by SunPharm pursuant to Rule 14a-6(i)(1) under the Exchange Act upon the filing of its preliminary proxy material relating to the merger has been credited against the registration fee payable in connection with this filing. The balance of the fee payable with this filing is therefore $0.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1999

     The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the SEC is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  PROXY STATEMENT                                      PROSPECTUS OF
  FOR SPECIAL MEETING OF STOCKHOLDERS OF SUNPHARM              GELTEX PHARMACEUTICALS, INC.
                    CORPORATION                      UP TO 1,198,606 SHARES OF COMMON STOCK, $.01 PAR
                                                                           VALUE

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of GelTex Pharmaceuticals, Inc. and SunPharm Corporation have unanimously approved a merger agreement between GelTex and SunPharm. Pursuant to the terms of the merger, SunPharm will merge with and into a subsidiary of GelTex, and as a result SunPharm will become a wholly-owned subsidiary of GelTex.

     In the merger, each share of common stock of SunPharm will be automatically converted into between 0.12225 and 0.14493 of a share of GelTex common stock, and each share of SunPharm preferred stock will be automatically converted into between 0.18338 and 0.21740 of a share of GelTex common stock, in each case subject to adjustment as set forth in the merger agreement. GelTex common stock is listed on The Nasdaq Stock Market under the trading symbol "GELX," and on October 4, 1999, GelTex common stock closed at $11.88 per share. The following affirmative votes of SunPharm stockholders entitled to vote at the special meeting are required to approve the merger agreement and related transactions:

     - at least a majority of all outstanding SunPharm common stock and Series A and Series B preferred stock, voting together as a single class;
     - at least 66 2/3% of all outstanding SunPharm Series A preferred stock;
       and
     - at least 66 2/3% of all outstanding SunPharm Series B preferred stock.

     Only stockholders who hold common stock or preferred stock of SunPharm at the close of business on October 1, 1999, the record date, will be entitled to vote at the special meeting.

     It is estimated that GelTex will issue no more than 1,198,606 shares of GelTex common stock to SunPharm stockholders in the merger, based on the approximate number of shares of SunPharm common stock and preferred stock outstanding on October 1, 1999, and on the closing price of GelTex common stock as reported on The Nasdaq Stock Market on October 1, 1999. If all such shares are issued, these shares will represent approximately 6.6% of the outstanding GelTex common stock after the merger. GelTex shares held by GelTex stockholders before the merger will represent approximately 93.4% of the outstanding GelTex shares after the merger.

     AFTER CAREFUL CONSIDERATION, SUNPHARM'S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTERESTS AND DECLARED THE MERGER ADVISABLE. SUNPHARM'S BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AGREEMENT.

     This proxy statement/prospectus provides you with detailed information concerning SunPharm, GelTex and the merger. GelTex has provided the information about GelTex, and SunPharm has provided the information about SunPharm. Please see "Where You Can Find Additional Information" on page 99 for additional information about GelTex and SunPharm on file with the SEC. Please give all of the information contained in the proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 15 OF THIS PROXY STATEMENT/PROSPECTUS.

     The date, time and place of the special meeting is as follows:

                               November 16, 1999
                            9:00 a.m., Eastern time
     At the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts

     Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

                                      STEFAN BORG
                                      President and Chief Executive Officer
                                      SunPharm Corporation

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated October 5, 1999 and was first mailed to stockholders on or about October 11, 1999.

                                [SUNPHARM LOGO]
                             THE VERANDA, SUITE 301
                                814 HIGHWAY, A1A
                        PONTE VEDRA BEACH, FLORIDA 32082

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               NOVEMBER 16, 1999

                                  AT 9:00 A.M.

To the stockholders of SunPharm Corporation:

     Notice is hereby given that a special meeting of stockholders of SunPharm Corporation will be held on Tuesday, November 16, 1999 at 9:00 a.m. Eastern time at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 1999, by and among GelTex Pharmaceuticals, Inc., Shine Acquisition Sub, Inc., or Merger Sub, a wholly-owned subsidiary of GelTex, and SunPharm, pursuant to which Merger Sub will merge with and into SunPharm, and SunPharm will survive the merger as a wholly-owned subsidiary of GelTex. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. In the merger:

        - holders of outstanding common stock of SunPharm will receive between
          0.12225 and 0.14493 of a share of common stock of GelTex for each share of common stock of SunPharm, subject to adjustment as provided in the merger agreement; and

        - holders of outstanding Series A or Series B preferred stock of SunPharm will receive between 0.18338 and 0.21740 of a share of common stock of GelTex for each share of preferred stock of SunPharm, subject to adjustment as provided in the merger agreement.

          2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

     These items of business are described in the attached proxy statement/prospectus. Only holders of record of SunPharm common stock or preferred stock at the close of business on October 1, 1999, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of Stockholders. If your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee on how to vote your shares, or else your shares will NOT be voted. If you attend the SunPharm special meeting, you may vote your shares in person, which will revoke any previously executed proxy. Failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the merger.
                                          By Order of the Board of Directors
                                          of SunPharm Corporation

                                          Cecilia Bryant, Secretary

Ponte Vedra Beach, Florida
October 5, 1999

--------------------------------------------------------------------------------
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.
--------------------------------------------------------------------------------

                         [SUNPHARM LOGO]  [GELTEX LOGO]
                           PROXY STATEMENT PROSPECTUS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................  iii
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS...................    1
     The Companies..........................................    1
     Summary of the Merger..................................    1
     Opinion of SunPharm's Financial Advisor................    7
     Procedure for Casting Your Vote........................    7
     Procedure for Casting Your Vote if Your Shares are Held
      by Your Broker in Street Name.........................    7
     Procedure for Changing Your Vote.......................    8
     Procedure for Exchanging Your Stock Certificates.......    8
     Where You Can Find Additional Information..............    8
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA............    9
     How the Financial Statements Were Prepared.............    9
     Accounting Treatment...................................    9
     Merger-Related Expenses................................    9
     Periods Covered........................................    9
     Integration-Related Expenses...........................    9
SELECTED HISTORICAL FINANCIAL DATA..........................   10
     Selected Historical Financial Data of GelTex...........   10
     Selected Historical Financial Data of SunPharm.........   11
     Selected Unaudited Combined Pro Forma Financial Data...   12
UNAUDITED COMPARATIVE PER SHARE INFORMATION.................   13
COMPARATIVE PER SHARE MARKET PRICE DATA.....................   14
RISK FACTORS................................................   15
     Risks Related to the Merger............................   15
     Risks Related to Operations............................   17
FORWARD-LOOKING STATEMENTS..................................   28
THE SPECIAL MEETING.........................................   29
     Proxy Statement/Prospectus.............................   29
     Date, Time and Place of the Special Meeting............   29
     Purpose of the Special Meeting.........................   29
     Stockholder Record Date for the Special Meeting........   29
     Vote of SunPharm Stockholders Required for Adoption of
      the Merger Agreement..................................   29
     Proxies................................................   30
THE MERGER..................................................   32
     Background of the Merger...............................   32
     Joint Reasons for the Merger...........................   33
     SunPharm's Reasons for the Merger......................   34
     Recommendation of SunPharm's Board of Directors........   35
     GelTex's Reasons for the Merger........................   35
     Opinion of SunPharm's Financial Advisor................   36
     Interests of Related Persons in the Merger.............   41
     Completion and Effectiveness of the Merger.............   44
     Structure of the Merger and Conversion of SunPharm
      Common Stock and Preferred Stock......................   44
     Exchange of SunPharm Stock Certificates for GelTex
      Stock Certificates....................................   44
     Transmittal Instructions...............................   44
     Material United States Federal Income Tax Consequences
      of the Merger.........................................   45
     Accounting Treatment of the Merger.....................   46
     Regulatory Filings and Approvals Required to Complete
      the Merger............................................   46
     Restrictions on Sales of Shares by Affiliates of
      SunPharm..............................................   47
     Listing on The Nasdaq Stock Market of GelTex Common
      Stock to be Issued in the Merger......................   47
     Dissenters' and Appraisal Rights.......................   47

                                                              PAGE
                                                              ----
     Delisting and Deregistration of SunPharm Common Stock
      After the Merger......................................   48
     The Merger Agreement...................................   48
     The Stockholders Agreement.............................   57
     Operations After the Merger............................   57
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND
  INFORMATION...............................................   58
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................   60
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................   65
SUNPHARM'S BUSINESS.........................................   67
     Business Overview......................................   67
     Technology Overview....................................   68
     Products Under Development.............................   69
     Strategic Alliances....................................   73
     Licensed Technology and Sponsored Research.............   74
     Patents and Proprietary Technology.....................   76
     Government Regulation..................................   76
     Competition............................................   77
     Employees..............................................   77
SUNPHARM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   78
     Overview...............................................   78
     Results of Operations..................................   78
     Liquidity and Capital Resources........................   79
COMPARISON OF RIGHTS OF HOLDERS OF SUNPHARM CAPITAL STOCK
  AND GELTEX COMMON STOCK...................................   83
DESCRIPTION OF GELTEX CAPITAL STOCK.........................   92
     Authorized Capital Stock...............................   92
     GelTex Common Stock....................................   92
     GelTex Preferred Stock.................................   92
     GelTex Series A Junior Participating Preferred Stock
      and Stockholder Rights Agreement......................   92
     Anti-Takeover Measures.................................   95
     Transfer Agent.........................................   96
     Stock Exchange Listing.................................   96
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
  DIRECTORS OF SUNPHARM.....................................   97
LEGAL MATTERS...............................................   99
EXPERTS.....................................................   99
WHERE YOU CAN FIND ADDITIONAL INFORMATION...................   99
STOCKHOLDER PROPOSALS.......................................  101
INDEX TO FINANCIAL STATEMENTS...............................  F-1

ANNEXES

Annex A  Agreement and Plan of Merger
Annex B  Stockholders Agreement
Annex C  Opinion of Petkevich & Partners, L.L.C.
Annex D  Delaware General Corporation Law Section 262

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE PROPOSED TRANSACTION?

A: A wholly-owned subsidiary of GelTex will merge with and into SunPharm. As a result, SunPharm will become a wholly-owned subsidiary of GelTex, and SunPharm stockholders will exchange their shares of SunPharm common stock and SunPharm preferred stock for shares of GelTex common stock.

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: GelTex and SunPharm are proposing to merge because each believes that the combination of SunPharm's expertise in two chemically related classes of molecules, polyamines and iron chelators, and GelTex's expertise in polymer-based, non-absorbed pharmaceuticals that act within the gastrointestinal tract will provide substantial benefits to stockholders of both companies. Both SunPharm and GelTex believe that SunPharm's iron chelator technology will complement GelTex's own significant intellectual property position in this area, and that SunPharm's small-molecule novel polyamine analogues have significant potential in the areas of cancer, AIDS-related diarrhea and gastrointestinal inflammation. Several of these potential indications are directed at the gastrointestinal tract, which complement GelTex's core competencies. Both companies believe that the complementary technologies, together with GelTex's abilities in clinical development and regulatory review, will result in a combined company with a strong pipeline of potential products in various stages of preclinical and clinical development and the capability to develop those potential products in an efficient manner.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is approved, each share of outstanding SunPharm common stock will be converted into the right to receive from GelTex a fraction of a share of GelTex common stock equal to the common stock exchange ratio fraction. Each outstanding share of SunPharm's Series A preferred stock and Series B preferred stock will be converted into the right to receive from GelTex a fraction of a share of GelTex common stock equal to the preferred stock exchange ratio fraction.

    You will not receive fractional shares. Instead, if you are a SunPharm stockholder, you will receive cash, without interest, for any fractional share of GelTex common stock you might otherwise have been entitled to receive on the date the merger occurs.

    Upon completion of the merger, each share of SunPharm common stock will be converted into between 0.12225 and 0.14493 shares of GelTex common stock and each share of SunPharm preferred stock will be converted into between
    0.18338 and 0.21740 shares of GelTex common stock.

Q: WILL THE EXCHANGE RATIO FRACTIONS CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A: The exchange ratio fractions will be determined based on the average closing price per share of GelTex common stock during the 20 consecutive trading days ending on the second trading day immediately prior to completion of the merger.

Q: WILL THE NUMBER OF SHARES OF GELTEX COMMON STOCK THAT I RECEIVE IN THE MERGER CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A: In all likelihood it will. The number of shares of GelTex common stock that you receive in the transaction may fluctuate between the date of this proxy statement/prospectus and the completion of the merger, based upon the market price for GelTex common stock. In the merger you will receive a fraction of a share of GelTex common stock that is fixed within a range, but may change depending on the price of GelTex common stock. Any fluctuation in the market price of GelTex common stock will change the number of shares of GelTex common stock that you will receive.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The exchange of your shares of SunPharm common stock or preferred stock for GelTex common stock generally will be tax-free to you for federal income tax purposes. However, you will recognize gain or loss with respect to the cash received in lieu of any fractional share. To review the tax consequences to stockholders in greater detail, see "The Merger -- Material United States Federal Income Tax Consequences of the Merger" on page 45.

Q:  WHAT WILL MY TAX BASIS BE IN THE GELTEX COMMON STOCK RECEIVED IN THE MERGER?

A: Your tax basis in your shares of GelTex common stock received in the merger will equal your current tax basis in your SunPharm common stock or preferred stock, reduced by the amount of any basis which is allocable to fractional shares for which you receive a cash payment.

Q:  WHEN AND WHERE IS THE SUNPHARM STOCKHOLDER MEETING?

A: The SunPharm special meeting of stockholders will take place on Tuesday, November 16, 1999 at 9:00 a.m., Eastern time. The special meeting will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts.

    GelTex does not require a stockholder meeting to approve the merger.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have read and considered the information in this document, just indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR CONSENT
    FORM?

A: Yes. If you have submitted a proxy, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of the following three ways:

    First, you can send a written notice stating that you would like to revoke your proxy.

    Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to SunPharm's Secretary at the address indicated prior to the date of the special meeting.

    Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?

A: Yes. Under Delaware law, which governs the merger, you are entitled to appraisal rights. To review your appraisal rights under Delaware law in greater detail, see "The Merger -- Dissenters' and Appraisal Rights" on page 47.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If you do not provide your broker with instruction on how to vote your "street name" shares, your broker will NOT be permitted to vote them on the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: NO. You will be sent written instructions for exchanging your stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: SunPharm is required to obtain stockholder approval of the merger and both parties intend to complete the merger as soon as possible after SunPharm's special meeting. The parties plan to complete the merger by the end of 1999.

Q:  WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETING OR THE MERGER?

A: If you have any questions about the merger, please call SunPharm Investor Relations at 1-904-394-2800.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT GELTEX AND SUNPHARM?

A: More information about GelTex and SunPharm is available from various sources described under "Where You Can Find Additional Information" on page 99 of this proxy statement/prospectus. Additional information about GelTex may be obtained from its website at www.geltex.com and additional information about SunPharm may be obtained from its website at www.sunpharm.com.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

     This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement and the stockholders agreement, which are attached as Annexes A and B, respectively. In addition, we incorporate by reference important business and financial information about GelTex and SunPharm into this proxy statement/prospectus, and you may obtain this information without charge by following the instructions in the section entitled "Where You Can Find Additional Information" on page 99 of this proxy statement/prospectus.

THE COMPANIES

        GELTEX PHARMACEUTICALS, INC.

        153 Second Avenue
        Waltham, Massachusetts 02451
        Telephone: (781) 290-5888

     GelTex is a pharmaceutical company which develops non-absorbed, polymer-based drugs that selectively bind and eliminate target substances from the intestinal tract.

        SUNPHARM CORPORATION

        The Veranda, Suite 301
        814 Highway A1A
        Ponte Vedra Beach, Florida 32082
        Telephone: (904) 394-2800

     SunPharm is a research-based development stage pharmaceutical company which designs and develops small molecule pharmaceutical products. SunPharm's potential products target disease areas such as cancer, refractory AIDS-related diarrhea, gastrointestinal disorders and systemic iron overload.

SUMMARY OF THE MERGER

     The merger agreement is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement as it is the legal document that governs the merger.

  STRUCTURE OF THE MERGER (SEE PAGE 44)

     SunPharm will merge with a subsidiary of GelTex and become a wholly-owned subsidiary of GelTex. Following the merger, as a stockholder of GelTex, you will have an equity stake in SunPharm's parent company.

  SUNPHARM'S REASONS FOR THE MERGER (SEE PAGE 34)

     The SunPharm board of directors has concluded that the merger will result in a combined company with complementary technologies and will benefit SunPharm's continued development of its lead products aimed at major treatment areas including cancer, AIDS and gastrointestinal diseases.

  WHAT YOU WILL RECEIVE IN THE MERGER (SEE "THE MERGER -- STRUCTURE OF THE MERGER AND CONVERSION OF SUNPHARM COMMON STOCK AND PREFERRED STOCK" ON PAGE 44)

     If the merger is approved, holders of SunPharm common stock will receive between 0.12225 and 0.14493 of a share of GelTex common stock for each share of SunPharm common stock they own, and holders of SunPharm preferred stock will receive between 0.18338 and 0.21740 of a share of GelTex common stock for each share of SunPharm preferred stock they own, subject to adjustment as provided in the merger agreement. GelTex will not issue fractional shares. Holders of SunPharm common stock and

--------------------------------------------------------------------------------
preferred stock will be paid cash in lieu of fractional shares of GelTex common stock equal to the product of the fraction multiplied by the closing average of the GelTex common stock, in accordance with the merger agreement.

     The exchange ratio fraction for the SunPharm common stock is fixed within a range between 0.12225 and 0.14493, and the exchange ratio fraction for the SunPharm preferred stock is fixed within a range between 0.18338 and 0.21740. The exchange ratio fraction for the SunPharm preferred stock is 150% of the exchange ratio fraction for the SunPharm common stock. The actual exchange ratio fractions for the SunPharm common stock and SunPharm preferred stock will be determined within these respective ranges, and will be based on the average closing price per share of GelTex common stock during the 20 consecutive trading days ending on the second trading day immediately prior to completion of the merger.

     Example for SunPharm common stockholders. If you currently own 1,000 shares of SunPharm common stock, the following table shows what you will receive in the merger at each of the low, midpoint and high end of the exchange ratio fraction range for the SunPharm common stock:

            COMMON STOCK
       EXCHANGE RATIO FRACTION                               YOU RECEIVE
       -----------------------                               -----------
0.12225                                  122 shares of GelTex common stock and a check for
                                         the market value of the 0.25 fractional share

0.13359                                  133 shares of GelTex common stock and a check for
                                         the market value of the 0.59 fractional share

0.14493                                  144 shares of GelTex common stock and a check for
                                         the market value of the 0.93 fractional share

     Example for SunPharm preferred stockholders. If you currently own 1,000 shares of SunPharm preferred stock, the following table shows what you will receive in the merger at each of the low, midpoint and high end of the exchange ratio fraction range for the SunPharm preferred stock:

           PREFERRED STOCK
       EXCHANGE RATIO FRACTION                               YOU RECEIVE
       -----------------------                               -----------
0.18338                                  183 shares of GelTex common stock and a check for
                                         the market value of the 0.38 fractional share

0.20039                                  200 shares of GelTex common stock and a check for
                                         the market value of the 0.39 fractional share

0.21740                                  217 shares of GelTex common stock and a check for
                                         the market value of the 0.40 fractional share

     The number of shares of GelTex common stock you will receive if the merger is completed is fixed within the exchange ratio fraction ranges for the SunPharm common stock and SunPharm preferred stock, but the actual exchange ratio fractions will depend upon the price of GelTex common stock as described above.

  COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE 14)

     GelTex common stock is listed on The Nasdaq Stock Market. On August 13, 1999, the last full trading day before GelTex and SunPharm issued press releases announcing the proposed merger, GelTex common stock closed at $14.25. On October 4, 1999, GelTex common stock closed at $11.88.

  LISTING OF GELTEX COMMON STOCK (SEE PAGE 47)

     It is a condition to the merger that the GelTex common stock to be issued in connection with the merger be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance. If GelTex and SunPharm complete the merger, SunPharm stockholders will then be able to trade the shares of GelTex common stock which they receive in the merger on The Nasdaq Stock Market. In addition,
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SunPharm common stock will no longer be listed on The Nasdaq SmallCap Market or any other over-the-counter market or exchange.

  OWNERSHIP OF GELTEX FOLLOWING THE MERGER (SEE "THE MERGER -- STRUCTURE OF THE MERGER AND CONVERSION OF SUNPHARM COMMON STOCK AND PREFERRED STOCK" ON PAGE 44)

     It is estimated that GelTex will issue no more than 1,198,606 shares of GelTex common stock to SunPharm stockholders in the merger based on the closing price of GelTex common stock on October 1, 1999. If all such shares are issued, these shares will represent approximately 6.6% of the outstanding GelTex common stock after the merger. GelTex shares held by GelTex stockholders before the merger will represent approximately 93.4% of the outstanding GelTex common stock after the merger. This information does not take into account stock options or other equity-based awards of GelTex after such date, and will depend upon the actual exchange ratio fractions.

  STOCKHOLDER APPROVAL (SEE "THE SPECIAL MEETING -- VOTE OF SUNPHARM STOCKHOLDERS REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT" ON PAGE 29)

     The following affirmative votes of SunPharm stockholders entitled to vote at the special meeting are required to approve the merger agreement and related transactions:

     - at least a majority of all outstanding SunPharm common stock and Series A and Series B preferred stock, voting together as a single class;

     - at least 66 2/3% of all outstanding SunPharm Series A preferred stock;
       and

     - at least 66 2/3% of all outstanding SunPharm Series B preferred stock.

     You are entitled to cast one vote per share of common stock and preferred stock of SunPharm that you owned as of October 1, 1999, the record date. GelTex stockholders are not required to adopt the merger agreement and will not vote on the merger.

  RECOMMENDATION OF SUNPHARM'S BOARD OF DIRECTORS (SEE PAGE 35)

     After careful consideration, SunPharm's board of directors unanimously determined the merger to be fair to you and in your best interests and declared the merger advisable. SUNPHARM'S BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AGREEMENT.

  SOME SUNPHARM STOCKHOLDERS HAVE ENTERED INTO A STOCKHOLDERS AGREEMENT (SEE PAGE 57)

     Some SunPharm stockholders have entered into a stockholders agreement with GelTex. The stockholders agreement requires these SunPharm stockholders to vote all the shares of common stock and preferred stock of SunPharm they beneficially own in favor of adoption of the merger agreement. These SunPharm stockholders were not paid additional consideration in connection with the stockholders agreement.

     The SunPharm stockholders who entered into the stockholders agreement collectively held approximately 37% of the outstanding common stock and 86% of the outstanding preferred stock of SunPharm as of the record date.

     You are urged to read the stockholders agreement in its entirety, which is attached to this proxy statement/prospectus as Annex B.

  SOME OF SUNPHARM'S OFFICERS AND DIRECTORS HAVE AN INTEREST IN THE MERGER (SEE "THE MERGER -- INTERESTS OF RELATED PERSONS IN THE MERGER" ON PAGE 41)

     When considering the recommendation of SunPharm's board of directors, you should be aware that certain SunPharm directors and officers have interests in the merger as employees, consultants and/or
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

directors that are different from, or are in addition to, your interests as a stockholder. SunPharm has entered into severance agreements with certain of its executive officers, who, along with board members, may also be entitled to accelerated vesting of their outstanding stock options, and certain indemnification arrangements for existing directors and officers of SunPharm will be continued following the merger. Please read "The Merger -- Interests of Related Persons in the Merger" on page 41 of this proxy statement/prospectus.

     As of the record date, directors and executive officers of SunPharm and their affiliates beneficially owned approximately 34% of the outstanding common stock of SunPharm and 68% of the outstanding preferred stock of SunPharm.

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 45)

     The merger has been structured as a "tax-free reorganization" for federal income tax purposes. Accordingly, GelTex, SunPharm and their respective stockholders will not generally recognize gain or loss for United States federal income tax purposes in the merger, except for any gain or loss recognized in connection with the receipt of cash by SunPharm stockholders instead of fractional shares. It is a condition to the merger that the parties receive legal opinions to this effect.

     The federal income tax consequences described above may not apply to all holders of SunPharm stock. Your tax consequences will depend upon your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

  ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 46)

     The merger will be accounted for by GelTex under the purchase method of accounting in accordance with generally accepted accounting principles, or GAAP. Therefore, the aggregate consideration paid by GelTex in connection with the merger, together with the direct costs of acquisition, will be allocated to SunPharm's assets and liabilities based on their fair market values with any excess being treated as goodwill. The assets and liabilities and results of operations of SunPharm will be consolidated into the assets and liabilities and results of operations of GelTex after the merger.

  RESTRICTIONS ON THE ABILITY TO SELL GELTEX COMMON STOCK (SEE "RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF SUNPHARM" ON PAGE 46)

     All shares of GelTex common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of SunPharm under the Securities Act. After completion of the merger, shares of GelTex common stock held by former SunPharm affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

  YOU HAVE DISSENTERS' AND APPRAISAL RIGHTS (SEE PAGE 47)

     Stockholders of SunPharm have a right to an appraisal of the value of their shares in connection with the merger if they do not vote in favor of the merger and follow certain procedures outlined in Section 262 of the Delaware General Corporation Law, which is summarized under the heading "The Merger -- Dissenters' and Appraisal Rights" on page 47 and is attached to this proxy statement/prospectus as Annex D. We urge you to read this in its entirety.

     As a condition to completion of the merger, dissenting stockholders must not have exercised dissenters' rights with respect to any shares of the issued and outstanding SunPharm preferred stock or with respect to more than 2% of the issued and outstanding shares of SunPharm common stock.

  COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 43)

     GelTex and SunPharm will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when the parties file a certificate of merger with the State of Delaware.

--------------------------------------------------------------------------------

     GelTex and SunPharm are working toward completing the merger as quickly as possible after SunPharm's special meeting. GelTex and SunPharm hope to complete the merger by the end of 1999.

  CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 53)

     The respective obligations of GelTex and SunPharm to complete the merger are subject to the prior satisfaction or waiver of conditions. If either GelTex or SunPharm waives any conditions, SunPharm will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from SunPharm stockholders is appropriate. The conditions that must be satisfied or waived before the completion of the merger include the following:

     - GelTex's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, shall be effective;

     - the merger agreement and the related transactions must be authorized by the SunPharm stockholders;

     - the shares of GelTex common stock to be issued to SunPharm stockholders in the merger must have been approved for listing on The Nasdaq Stock Market;

     - all approvals and consents required to consummate the merger shall have been received;

     - no injunction or order preventing the completion of the merger may be in effect;

     - each of SunPharm and GelTex must receive an opinion of tax counsel to the effect that the merger will qualify as a tax-free reorganization, as well as opinions of counsel with respect to certain other matters;

     - GelTex's and SunPharm's respective representations and warranties in the merger agreement must be true and correct;

     - GelTex and SunPharm must have complied with their respective agreements in the merger agreement; and

     - each of SunPharm and the Merger Sub shall have executed and delivered the certificate of merger.

In addition, GelTex's obligation to complete the merger is subject to:

     - receipt of certain related agreements, consulting agreements and release agreements by designated SunPharm stockholders and consultants;

     - the absence of a material adverse effect, except for certain agreed upon events, on SunPharm since the date of the merger agreement;

     - the termination of certain registration rights and the termination or expiration of a lien on assets of SunPharm as designated in the merger agreement;

     - the receipt of any required consents by SunPharm from third parties relating to the merger; and

     - dissenting stockholders must not have exercised dissenters' rights with
       respect to any           shares of the issued and outstanding SunPharm
       preferred stock or with respect to more than 2% of the issued and outstanding SunPharm common stock.

  TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 55)

     (a) The merger agreement may be terminated by mutual consent of the boards of directors of GelTex and SunPharm.

     (b) The merger agreement may be terminated by either of the boards of directors of GelTex and SunPharm if:

        - the merger is not completed by December 31, 1999;

        - a final court order prohibiting the merger is issued and is not appealable;

        - the SunPharm stockholders do not authorize the merger agreement at the special meeting; or

        - the other party (1) is in breach of its representations and warranties under the merger agreement or (2) has willfully breached any of its covenants or agreements under the merger agreement, provided, however, that the party terminating the merger agreement is not also in material breach of its obligations under the merger agreement.

     (c) The merger agreement may be terminated by GelTex if SunPharm's board of directors:

        - approves, recommends or proposes to approve or recommend any action with respect to an acquisition proposal prohibited by the merger agreement, examples of which would be a merger or a sale of significant assets involving SunPharm and a party other than GelTex, or the solicitation, initiation or knowing encouragement of a party to propose an acquisition proposal or any discussions with a party regarding an acquisition proposal;

        - fails to present and recommend that SunPharm stockholders authorize the merger agreement, or withdraws or modifies, or proposes to withdraw or modify its recommendation of the merger;

        - fails to mail a proxy statement to its stockholders within five business days of when the proxy statement was available for mailing or failed to include in the proxy statement a recommendation to adopt the merger agreement;

        - fails to reaffirm the approval and recommendation of the merger within two business days after GelTex has made a request to do so;

        - enters into any letter of intent or similar agreement with respect to, or solicits, facilitates, initiates or encourages, an acquisition proposal of the nature specified in the merger agreement, such as a merger or a sale of significant assets, involving SunPharm and a party other than GelTex; or

        - resolves or announces its intention to do any of the above.

     (d) In addition, the merger agreement may be terminated by GelTex if any person or entity who is a party to the stockholders agreement publicly announces or makes a public statement regarding the stockholder's disapproval of the merger or otherwise encourages other stockholders of SunPharm not to vote in favor of the merger.

  PAYMENT OF TERMINATION FEE OR TOPPING FEE (SEE PAGE 56)

     SunPharm has agreed to pay GelTex a termination fee of $500,000 plus expenses if the merger agreement is terminated in any of the following circumstances:

     (a) by GelTex because:

        - SunPharm's board of directors takes any of the actions described in paragraph (c) under "Termination of the Merger Agreement" above; or,

        - any person or entity who is a party to the stockholders agreement publicly announces or makes a public statement regarding the stockholder's disapproval of the merger or otherwise encourages other stockholders of SunPharm not to vote in favor of the merger; or

     (b) by GelTex or SunPharm because SunPharm's stockholders do not authorize the merger agreement and at the time of termination or prior to the special meeting, SunPharm makes, proposes, communicates or discloses in a manner which becomes public an intention to complete an acquisition proposal of the nature specified in the merger agreement, such as a merger or a sale of significant assets, involving SunPharm and a party other than GelTex.

     Alternatively, SunPharm has agreed to pay GelTex a topping fee of $1,000,000 plus expenses if the merger agreement is terminated by GelTex or SunPharm because SunPharm's stockholders do not authorize the merger agreement and SunPharm enters into a binding agreement in connection with an acquisition proposal or an acquisition proposal involving SunPharm and a party other than GelTex is completed within 12 months of the termination of the merger agreement.

  SUNPHARM MAY NOT SOLICIT OTHER PROPOSALS (SEE PAGE 51)

     SunPharm has agreed not to directly or indirectly take any of the following actions:

     - solicit, facilitate, initiate or encourage an acquisition proposal of the nature specified in the merger agreement, such as a merger or a sale of significant assets, involving SunPharm and a party other than GelTex; or

     - with respect to any person, entity or group that is pursuing an acquisition proposal, such as a merger or a sale of significant assets:

        - engage in discussions; or

        - disclose any non-public information relating to SunPharm.

     However, SunPharm may engage in these acts, other than solicitation, initiation or knowing encouragement, if all of the following occur:

     - SunPharm's board of directors believes in good faith that a particular proposal concerning an acquisition proposal of the nature specified in the merger agreement, such as a merger or a sale of significant assets, will result in a transaction more favorable to SunPharm's stockholders than the merger with GelTex;

     - SunPharm's board of directors determines in good faith after consultation with its outside counsel that taking such action is required to satisfy the board's fiduciary duties under applicable law; and

     - SunPharm provides written notice to GelTex of its intention to engage in these acts.

OPINION OF SUNPHARM'S FINANCIAL ADVISOR (SEE PAGE 36)

     Petkevich & Partners, L.L.C., SunPharm's financial advisor, delivered a written opinion to SunPharm's board of directors that, subject to the considerations described in its opinion, the aggregate consideration to be received in the merger is fair to the holders of the capital stock of SunPharm from a financial point of view. The complete opinion of Petkevich & Partners is attached to this proxy statement/prospectus as Annex C. You are urged to read it in its entirety.

PROCEDURE FOR CASTING YOUR VOTE (SEE "THE SPECIAL MEETING -- PROXIES" ON PAGE
30)

     Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your common stock or preferred stock of SunPharm may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted "FOR" adoption of the merger agreement.

PROCEDURE FOR CASTING YOUR VOTE IF YOUR SHARES ARE HELD BY YOUR BROKER IN STREET NAME (SEE "THE SPECIAL MEETING -- PROXIES" ON PAGE 30)

     Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. If you do not provide your broker with voting instructions, your shares will NOT be voted at the SunPharm special meeting and it will have the same effect as voting against adoption of the merger agreement.

PROCEDURE FOR CHANGING YOUR VOTE (SEE "THE SPECIAL MEETING -- PROXIES" ON PAGE
30)

     If you want to change your vote, just send the Secretary of SunPharm a later-dated, signed proxy card to the address identified in the Notice of Special Meeting of Stockholders before the special meeting or attend and vote at the special meeting in person. You may also revoke your proxy by sending written notice to the Secretary of SunPharm before the special meeting.

PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES (SEE PAGE 44)

     After the merger is completed, you will receive written instructions for exchanging your SunPharm stock certificates for GelTex stock certificates. DO NOT SEND YOUR SUNPHARM STOCK CERTIFICATES NOW.

WHERE YOU CAN FIND ADDITIONAL INFORMATION (SEE PAGE 99)

     If you have any questions about the merger, please call SunPharm Investor Relations at 1-904-394-2800.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

HOW THE FINANCIAL STATEMENTS WERE PREPARED

     The following information has been provided to aid you in your analysis of the financial aspects of the merger. This information has been derived from the audited financial statements of GelTex for each of the years in the five-year period ended December 31, 1998 and the unaudited financial statements of GelTex for the six months ended June 30, 1998 and 1999, and from the audited financial statements of SunPharm for each of the years in the five-year period ended December 31, 1998 and the unaudited financial statements of SunPharm for the six months ended June 30, 1998 and 1999. The information is only a summary and you should read it together with the historical financial statements and related notes contained elsewhere in this proxy statement/prospectus. See "Where You Can Find Additional Information" on page 99.

ACCOUNTING TREATMENT

     The pro forma condensed combined statements of income and pro forma condensed combined balance sheets have been prepared by adding or combining the historical amounts of each company. The accounting policies of GelTex and SunPharm are substantially comparable. Consequently, no adjustments have been made to the unaudited pro forma condensed combined financial statements to conform the accounting policies of the combining companies. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that the parties would have had or the future results that the parties will experience after the merger. See "Unaudited Pro Forma Condensed Combined Financial Statements" on page 60.

MERGER-RELATED EXPENSES

     Merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, are estimated to be approximately $720,000. See Note 2 on page 66.

PERIODS COVERED

     The unaudited pro forma condensed combined statements of operations combine GelTex's results for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, giving effect to the merger as if it had occurred on January 1, 1998. The unaudited pro forma condensed combined balance sheet combines the balance sheets of GelTex and SunPharm as of June 30, 1999, giving effect to the merger as if it had occurred on June 30, 1999.

INTEGRATION-RELATED EXPENSES

     It is estimated that costs of approximately $125,000 will be incurred after the effective date of the merger for integration-related expenses. These expenditures are necessary to ensure an efficient transition of the business. These non-recurring costs will be charged to operations of the combined entity in the relevant period and therefore are not reflected in the unaudited pro forma condensed combined financial statements. See Note 2 on page 66.

                       SELECTED HISTORICAL FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF GELTEX

     The following selected historical financial data for each of the years ended December 31, 1994 through 1998 has been derived from GelTex's audited financial statements and the selected historical financial data for the six month periods ended June 30, 1998 and 1999 has been derived from GelTex's unaudited financial statements. This information is only a summary and you should read it in conjunction with GelTex's historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the annual reports, quarterly reports and other information on file with the SEC. See "Where You Can Find Additional Information" on page 99.

                          GELTEX PHARMACEUTICALS, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                        SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                      JUNE 30,
                                                  --------------------------------------------------   -------------------
                                                   1994      1995       1996       1997       1998       1998       1999
                                                  -------   -------   --------   --------   --------   --------   --------
                                                                                                           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue:
  License fee and research revenue..............  $ 3,000   $   750   $  1,244   $  1,000   $ 25,000   $     --   $  1,751
  Collaborative Joint Venture project
    reimbursement...............................       --        --         --      9,196      7,658      5,199      2,962
  Research grant................................       --       157        419        289         --         --         --
                                                  -------   -------   --------   --------   --------   --------   --------
         Total revenue..........................    3,000       907      1,663     10,485     32,658      5,199      4,713
Costs and Expenses:
  Research and development......................    3,655     6,504     21,755     22,251     27,904     11,608     13,890
  Collaborative Joint Venture project costs.....       --        --         --      9,196      7,658      5,199      2,962
                                                  -------   -------   --------   --------   --------   --------   --------
         Total research and development.........    3,655     6,504     21,755     31,447     35,562     16,807     16,852
  General and administrative....................    1,280     1,873      2,924      4,089      5,583      2,573      3,135
  Other, nonrecurring...........................       --        --        230         --         --         --         --
                                                  -------   -------   --------   --------   --------   --------   --------
         Total costs and expenses...............    4,935     8,377     24,909     35,536     41,145     19,380     19,987
                                                  -------   -------   --------   --------   --------   --------   --------
Loss from operations............................   (1,935)   (7,470)   (23,246)   (25,051)    (8,487)   (14,181)   (15,273)
Interest income.................................      303       684      3,343      3,095      5,069      1,806      2,448
Interest expense................................      (51)      (99)       (75)      (218)      (613)      (215)      (260)
Equity in loss of Joint Venture.................       --        --         --     (2,310)    (7,536)    (2,925)    (4,068)
                                                  -------   -------   --------   --------   --------   --------   --------
Net loss........................................  $(1,683)  $(6,885)  $(19,978)  $(24,484)  $(11,567)  $(15,515)  $(17,153)
                                                  =======   =======   ========   ========   ========   ========   ========
Net loss per common share and per common share
  assuming dilution.............................  $ (0.27)  $ (0.85)  $  (1.60)  $  (1.80)  $  (0.72)  $  (0.97)  $  (1.02)
                                                  =======   =======   ========   ========   ========   ========   ========
Shares used in computing net loss per common
  share and per common share assuming
  dilution......................................    6,139     8,109     12,513     13,592     16,023     16,052     16,844

                                                                              DECEMBER 31,                        AS OF
                                                            ------------------------------------------------    JUNE 30,
                                                             1994      1995      1996      1997       1998        1999
                                                            -------   -------   -------   -------   --------   -----------
                                                                                                               (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities..........  $13,953   $33,175   $73,425   $52,623   $104,952    $ 78,472
Working capital...........................................   12,665    31,824    72,461    49,099    110,821      89,884
Total assets..............................................   16,111    35,993    78,068    67,118    133,445     113,475
Long term obligations, less current portion...............      671       420       124     6,923      5,206       5,206
Stockholders' equity......................................   13,979    33,650    75,056    53,418    120,020     102,978

SELECTED HISTORICAL FINANCIAL DATA OF SUNPHARM

     The following selected historical financial data for each of the years ended December 31, 1994 through December 31, 1998 has been derived from SunPharm's audited financial statements. The historical financial data for the six months ended June 30, 1998 and 1999 has been derived from SunPharm's unaudited financial statements. This information is only a summary and you should read it together with SunPharm's historical financial statements and related notes contained elsewhere in this proxy statement/prospectus.

                              SUNPHARM CORPORATION

                       SELECTED HISTORICAL FINANCIAL DATA
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                    SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                   JUNE 30,
                                  -----------------------------------------------   -----------------
                                   1994      1995      1996      1997      1998      1998      1999
                                  -------   -------   -------   -------   -------   -------   -------
                                                                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue:
Sponsored research/sublicensing
  revenue.......................  $ 1,035   $    --   $ 1,000   $    --   $   230   $    --   $    --
Interest and investment
  income........................       --       163        73       280       163        96        35
                                  -------   -------   -------   -------   -------   -------   -------
          Total revenue.........    1,035       163     1,073       280       393        96        35
Costs and Expenses:
Research and development........    1,676     1,965     2,228     2,417     2,510     1,165     1,131
General and administrative......    1,518     2,568     1,401     1,769     1,652     1,019       834
Royalty.........................       --        --       280        --        --        --        --
                                  -------   -------   -------   -------   -------   -------   -------
          Total costs and
            expenses............    3,194     4,532     3,909     4,186     4,162     2,184     1,964
                                  -------   -------   -------   -------   -------   -------   -------
Net loss........................  $(2,159)  $(4,370)  $(2,837)  $(3,906)  $(3,767)  $(2,088)  $(1,929)
                                  =======   =======   =======   =======   =======   =======   =======
Net loss per share..............  $ (1.21)  $ (1.55)  $ (0.92)  $ (0.75)  $ (0.64)  $ (0.36)  $ (0.28)
                                  =======   =======   =======   =======   =======   =======   =======
Shares used in computing net
  loss per share................    1,781     2,811     3,085     5,215     5,877     5,757     6,804

                                                          DECEMBER 31,                         AS OF
                                       --------------------------------------------------    JUNE 30,
                                        1994      1995       1996       1997       1998        1999
                                       -------   -------   --------   --------   --------   -----------
                                                                                            (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents............  $    --   $   331   $    341   $    357   $     --    $    405
Short-term investments...............       --     1,290      1,795      4,269      1,699         249
Working capital......................       79       855      1,444      4,045      1,410          48
Total assets.........................    1,343     1,809      2,771      4,972      2,054         944
Current liabilities..................   (3,294)     (926)    (1,305)      (787)      (452)       (701)
Accumulated deficit during
  development stage..................   (4,390)   (8,760)   (11,597)   (15,503)   (19,270)    (21,199)
Total stockholders' equity
  (deficit)..........................   (2,947)      883      1,466      4,185      1,602         243

SELECTED UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

     The selected unaudited pro forma combined financial data has been derived from and should be read with the Unaudited Pro Forma Condensed Combined Financial Statements and related notes on pages 60 through 66. This information is based on the historical consolidated balance sheets and related historical consolidated statements of operations of GelTex and SunPharm giving effect to the merger using the purchase method of accounting for business combinations. This information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma combined financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

             GELTEX PHARMACEUTICALS, INC. AND SUNPHARM CORPORATION
              SELECTED UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                    YEAR ENDED        ----------------------------
                                                 DECEMBER 31, 1998        1998            1999
                                                 -----------------    ------------    ------------
STATEMENT OF OPERATIONS DATA:
Total revenue..................................    $ 32,888,961       $  5,198,819    $  4,713,266
Loss from operations...........................     (13,615,077)       (16,964,085)    (17,836,028)
Net loss.......................................     (16,531,844)       (18,201,253)    (19,680,095)
Net loss per share -- basic and diluted........           (0.96)             (1.06)          (1.09)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                       AS OF          ----------------------------
                                                 DECEMBER 31, 1998        1998            1999
                                                 -----------------    ------------    ------------
BALANCE SHEET DATA:
Total assets...................................    $122,410,168       $133,792,796    $122,659,321
Total debt.....................................       6,046,988          8,324,181       6,046,988
Stockholders' equity...........................     110,269,364        122,331,364     110,269,364

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

     Set forth below are the net loss and book value per common share data separately for GelTex and SunPharm on a historic basis, for GelTex on a pro forma combined basis and on a pro forma combined basis per SunPharm equivalent share. The exchange ratio fraction for the business combination is between
0.12225 and 0.14493 of a share of GelTex common stock for each share of SunPharm common stock, and between 0.18338 and 0.21740 of a share of GelTex common stock for each share of SunPharm preferred stock.

     The GelTex pro forma data was derived by combining the historic financial information of GelTex and SunPharm using the purchase method of accounting for business combinations as described under "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 60.

     The SunPharm equivalent share pro forma information shows the effect of the merger from the perspective of an owner of SunPharm common stock or preferred stock. In the case of SunPharm common stock, the information was computed by multiplying the GelTex pro forma information by the exchange ratio fraction of 0.13359, the midpoint of the range of the exchange ratio fraction for the SunPharm common stock. In the case of SunPharm preferred stock, the information was computed by multiplying the GelTex pro forma information by the exchange ratio fraction of 0.20039, the midpoint of the range of the exchange ratio fraction for the SunPharm preferred stock.

     You should read the information below together with the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto beginning on page 60, SunPharm's historical financial statements and related notes contained elsewhere in this proxy statement/prospectus, and the audited and unaudited financial statements of GelTex incorporated by reference into this proxy statement/prospectus. See "Where You Can Find Additional Information" on page
99. The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                            AS OF OR FOR THE           AS OF AND FOR THE
                                              PERIOD ENDED              SIX MONTHS ENDED
                                            -----------------    ------------------------------
                                            DECEMBER 31, 1998    JUNE 30, 1999    JUNE 30, 1998
                                            -----------------    -------------    -------------
PRO FORMA COMBINED:
  Net loss per common share...............       $(0.96)            $(1.09)          $(1.06)
  Cash dividends declared per common
     share................................           --                 --               --
  Book value per common share.............         6.41               6.12             7.10
SUNPHARM PER SHARE EQUIVALENTS:
  Net loss per common share...............        (0.13)             (0.15)           (0.14)
  Net loss per preferred share............        (0.19)             (0.22)           (0.21)
  Cash dividends declared per common
     share................................           --                 --               --
  Cash dividends declared per preferred
     share................................           --                 --               --
  Book value per common share.............         0.86               0.82             0.95
  Book value per preferred share..........         1.28               1.23             1.42
SUNPHARM -- HISTORICAL:
  Net loss per common share...............        (0.64)             (0.28)           (0.36)
  Cash dividends declared per common
     share................................           --                 --               --
  Book value per common share.............         0.27               0.04             0.28
GELTEX -- HISTORICAL:
  Net loss per common share...............        (0.72)             (1.02)           (0.97)
  Cash dividends declared per common
     share................................           --                 --               --
  Book value per common share.............         6.43               6.11             7.78

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     GelTex common stock is traded on The Nasdaq National Market under the symbol "GELX." SunPharm common stock is traded on The Nasdaq SmallCap Market under the symbol "SUNP."

     The following table sets forth the closing prices per share of SunPharm common stock as reported on The Nasdaq SmallCap Market and the closing prices per share of GelTex common stock as reported on The Nasdaq National Market on
(1) August 13, 1999, the last business day preceding public announcement that GelTex and SunPharm had entered into the merger agreement and (2) October 4, 1999.

     The following table also sets forth the equivalent price per share of GelTex shares for SunPharm common stock on those dates. The equivalent price per share of GelTex common stock for SunPharm common stock is equal to the closing price of a share of GelTex common stock on that date multiplied by 0.13359, the number of shares of GelTex common stock to be issued in exchange for each share of SunPharm common stock, assuming the midpoint of the exchange ratio fraction for the SunPharm common stock. The equivalent price per share of GelTex common stock for SunPharm preferred stock is equal to the closing price of a share of GelTex common stock on that date multiplied by 0.20039, the number of shares of GelTex common stock to be issued in exchange for each share of SunPharm preferred stock, assuming the midpoint of the range of the exchange ratio fraction for the SunPharm preferred stock. This equivalent per share price reflects the value of the GelTex common stock you would receive for each share of SunPharm common stock or preferred stock you own if the merger was completed on any of these dates.

                                                                      EQUIVALENT       EQUIVALENT
                                                                         PER               PER
                                               SUNPHARM    GELTEX    SHARE PRICE       SHARE PRICE
                                                COMMON     COMMON    FOR SUNPHARM     FOR SUNPHARM
                                                STOCK      STOCK     COMMON STOCK    PREFERRED STOCK
                                               --------    ------    ------------    ---------------
August 13, 1999..............................   $1.75      $14.25       $1.90             $2.85
October 4, 1999..............................   $1.38      $11.88       $1.59             $2.38

     Because the market price of GelTex common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations for GelTex common stock from publicly available sources.

                                  RISK FACTORS

     Each SunPharm stockholder voting in favor of the merger will be choosing to invest in GelTex common stock. An investment in GelTex common stock involves a high degree of risk. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the following risk factors in deciding how to vote on the merger proposal.

                          RISKS RELATED TO THE MERGER

     The following risks relate to the merger and to the combination of the businesses of GelTex and SunPharm.

YOU WILL NOT KNOW THE VALUE OF THE GELTEX COMMON STOCK YOU WILL RECEIVE IN THE MERGER WHEN YOU VOTE ON THE MERGER

     Under the merger agreement, the exchange ratio fractions for the SunPharm common stock and the SunPharm preferred stock will not be determined until two trading days prior to the completion of the merger. As a result, it is likely that you will not know the exact exchange ratio fractions for the SunPharm common stock and the SunPharm preferred stock at the time you vote on the proposal to approve the merger agreement.

     Upon completion of the merger, each share of SunPharm common stock will be converted into the right to receive between 0.12225 and 0.14493 of a share of GelTex common stock, and each share of SunPharm preferred stock will be converted into the right to receive between 0.18338 and 0.21740 of a share of GelTex common stock. Although the actual exchange ratio fractions may change within each fixed range based on the average closing price of GelTex common stock for the designated trading days, there will be no adjustment to the exchange ratio fraction ranges in the event of a change in the price of SunPharm common stock. GelTex and SunPharm have no right to terminate or renegotiate the merger agreement and SunPharm has no right to resolicit the vote of its stockholders due solely to any increase or decrease in GelTex's or SunPharm's stock price either before or after the exchange ratio fractions are determined.

     Even after the exchange ratio fractions have been determined, you will not know the exact value of the GelTex common stock that you will receive in the merger. The price of GelTex common stock on the date of the merger agreement, the date of this proxy statement/prospectus, the date of the special meeting or at the time of the merger is likely to be different from the average closing price of GelTex common stock for the designated trading days. As a result, the actual value of the GelTex common stock you receive when the merger is completed may be greater than or less than the value that was used to determine the exchange ratio fractions. The price of GelTex common stock may change based upon changes in the business, operations and prospects of GelTex, general market and economic conditions, regulatory matters, market assessments of the likelihood that the merger will be completed and other factors. Accordingly, the dollar value of the GelTex common stock you receive at completion of the merger will depend upon the price of the GelTex common stock at completion of the merger. We urge you to obtain current market quotations for GelTex common stock.

CHANGE OF CONTROL OF SUNPHARM AND INTEGRATION OF THE TWO BUSINESSES MAY RESULT IN LOSS OF CONTINUITY DURING TRANSITION, WHICH MAY ADVERSELY AFFECT PROGRESS OF SUNPHARM PROJECTS
UNDER DEVELOPMENT

     The merger may result in changes in management of certain relationships that will be important to the combined company, including SunPharm's current relationships with the University of Florida Research Foundation, Inc., or the Foundation, which is the technology transfer subsidiary of the University of Florida, and with Dr. Raymond Bergeron, a graduate research professor at the University of Florida and the inventor of SunPharm's polyamine analogues and iron chelators. SunPharm depends on the University of Florida and Dr. Raymond Bergeron for all of SunPharm's research and a large portion of the early preclinical development of its potential products. Neither GelTex nor SunPharm can assure that the combined company will be able to maintain SunPharm's relationship with the University of Florida and Dr. Raymond Bergeron or that the SunPharm projects under development will continue to progress after announcement of completion of the merger and during the integration process in a manner similar to that made under SunPharm's management. The failure to preserve the continuity of these relationships prior to completion of the merger and thereafter could delay or impair the development of iron chelator and polyamine analogue technologies and the combined company's intellectual property position in these areas, and adversely affect the progress of SunPharm projects currently under development. If GelTex and SunPharm fail to effectively progress the SunPharm projects under development, the combined company will not achieve the benefits which the parties hope to obtain from the merger.

THE COSTS OF COMPLETING THE MERGER ARE SUBSTANTIAL, AND MAY AFFECT RESULTS OF OPERATIONS

     Completion of the merger will result in total pre-tax costs estimated at approximately $1.33 million, primarily relating to costs associated with combining the businesses of the two companies and payment of severance to SunPharm employees who will not be retained by the combined company following the merger, and fees of attorneys, accountants and SunPharm's financial advisor. It is possible that this estimate may not be correct and unanticipated events could occur that will substantially increase the costs of combining the two companies. In any event, costs associated with the merger will negatively affect GelTex's results of operations in the quarter and fiscal year in which the merger is completed. The GelTex statement of operations for the period in which the merger occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $9.5 million. Additionally, amortization associated with goodwill acquired in the merger will result in a charge of approximately $1.2 million per year over the next seven years, and this will negatively affect GelTex's results of operations during such periods.

SUNPHARM MAY NEED ADDITIONAL FUNDING TO CONTINUE OPERATIONS THROUGH THE TIME PERIOD PRIOR TO THE EFFECTIVE TIME OF THE MERGER

     Prior to completion of the merger, or if the merger is not completed, SunPharm may need additional funding to continue its operations. SunPharm has expended and will continue to expend substantial funds for the following:

     - research and development;

     - preclinical investigations and clinical trials;

     - clinical and commercial-scale manufacturing in its own or others' facilities; and

     - seeking corporate partners for marketing its products.

     A number of factors will affect the amount and timing of these expenditures. SunPharm believes that its current capital resources may not be sufficient to fund operations through the end of 1999. SunPharm cannot assure that Warner-Lambert or Nippon Kayaku will achieve certain milestones for product development specified in the respective license agreements, and thereby pay related milestone payments. Please read "SunPharm's Business -- Strategic Alliances" on page 73 for a complete description of these relationships. Therefore, SunPharm may require additional funding prior to completion of the merger.

     A lack of adequate funds, either from milestone payments or from additional sources of financing, may materially and adversely affect SunPharm's business and delay progress of certain projects.

GELTEX'S STOCK PRICE IS VOLATILE

     The market price of GelTex's common stock is volatile and may decline. A decline in the market price of GelTex common stock following the day on which the exchange ratio fractions are determined would reduce the value of consideration to be received by SunPharm stockholders in the merger. GelTex's stock price may be affected by, among other things, variations in quarterly operating results, clinical trial results and other product development-related announcements by GelTex or its competitors, regulatory matters, announcements in the scientific and research community, intellectual property and legal matters, changes in reimbursement policies or medical practices, broader industry and market trends, and other external factors unrelated to GelTex's performance.

SUNPHARM STOCKHOLDERS WILL HAVE REDUCED OWNERSHIP AND VOTING INTERESTS AFTER THE MERGER

     After completion of the merger, SunPharm stockholders will own between 5% and 7% of GelTex's outstanding common stock. Consequently, they will exercise less influence over the management and policies of GelTex than they currently exercise over SunPharm.

SUBSTANTIAL SALES OF GELTEX COMMON STOCK COULD ADVERSELY AFFECT ITS MARKET PRICE

     GelTex cannot predict the effect, if any, that future sales of shares of GelTex common stock or the availability of such shares for future sale will have on the market price of its common stock from time to time. Although certain of SunPharm's stockholders will enter into agreements restricting sales of GelTex common stock for a period of one year following the merger, sales of substantial amounts of GelTex common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the stock.

                          RISKS RELATED TO OPERATIONS

     The following risks relate to the ongoing business and operations of GelTex, SunPharm and, if the merger is completed, the resulting combined company.

GELTEX AND SUNPHARM DEPEND ON CORPORATE OR STRATEGIC COLLABORATIONS FOR RESEARCH AND DEVELOPMENT AND SALES AND MARKETING OF PRODUCTS

     GelTex has entered into a joint venture with Genzyme Corporation, or Genzyme, for the final development and commercialization of sevelamer hydrochloride, or Renagel(R), for the reduction of elevated serum phosphorous levels in patients with end stage renal disease. GelTex also intends to enter into development and marketing agreements for the continued development and commercialization of colesevelam hydrochloride, or Cholestagel(R), a bile acid sequestrant, as well as for GelTex's second generation bile acid sequestrant. With respect to these products, GelTex is relying or plans to rely upon its corporate partners to:

     - conduct certain clinical trials;

     - obtain certain regulatory approvals; and

     - commercialize potential products.

     If GelTex's existing collaborations are terminated or otherwise unsuccessful, or if GelTex cannot conclude an agreement with a Cholestagel partner as planned, GelTex will have to either delay the continued development and commercialization of its products or expend its resources to fund such activities. A delay in product development or commercialization or an increase in expenditures to fund development, sales and marketing would likely require GelTex to seek additional sources of funding, and GelTex cannot assure that such funding will be available when needed or on acceptable terms. To the extent that GelTex is successful in obtaining and maintaining corporate partners for its products, it will be dependent upon the efforts of these partners. GelTex cannot assure that its efforts to obtain corporate partners will be successful, or that such partners will be able to gain market acceptance for GelTex products. Although Genzyme has built its own specialty sales force to sell Renagel, it does not have previous experience marketing to physicians who treat patients with kidney failure. GelTex cannot assure that Genzyme will be successful in achieving market acceptance for Renagel at a level consistent with GelTex's projections for this product.

     SunPharm depends on collaborative arrangements with the University of Florida and Dr. Raymond Bergeron for all of SunPharm's research and a large portion of the early preclinical development of its potential products. As a result, the failure to retain the relationship with Dr. Bergeron and the University of Florida would have a materially adverse effect on the combined company. Without Dr. Bergeron's expertise, there can be no assurance that the combined company will be able to facilitate efficient development of the combined company's intellectual property position in iron chelator and polyamine technology. In addition, SunPharm also has no control over the facilities where the university personnel perform, or over the personnel performing, the work at the University of Florida. If the University of Florida breaches its obligations under the collaborative agreement, SunPharm's remedies may be limited by applicable law affecting actions against state agencies. The combined company will be subject to the same dependence, lack of control, and potential limited remedies, with respect to its research and work with the University of Florida and Dr. Bergeron.

     SunPharm depends on strategic alliances with Warner-Lambert Company, or Warner-Lambert, and Nippon Kayaku Co., Ltd., or Nippon Kayaku, to develop and commercialize diethylnorspermine, or DENSPM, but there can be no assurance that these collaborative partners will pursue development or commercialization of DENSPM with the same allocation of resources after completion of the merger.

     In addition, the Warner-Lambert license agreement may be terminated by Warner-Lambert at any time, for any reason. SunPharm cannot assure that its collaborative relationships will continue under the management of the combined company. If the combined company loses these relationships, its expenses may increase and the potential revenue from the achievement of milestones will be lost, which may affect the combined company's ability to attain long-range objectives and achieve the desired results of the merger.

     Reliance on these collaborative arrangements will subject the combined company to the following risks:

     - collaborators may be unable to satisfy minimum royalty obligations or achieve projected sales levels under sales and marketing agreements with the combined company, which could result in the termination of such agreements, causing a material adverse effect on the combined company's business, financial condition and results of operations;

     - the combined company may need to seek new collaborators or alliances to sell and distribute future products or to establish its own direct commercialization capabilities which is a costly and time-consuming process, and there is no guarantee that agreements with new collaborators will be favorable to the combined company and that such collaborations will be successful;

     - if the collaborative agreements require the combined company to meet certain research and development and commercialization milestones, the failure to achieve such milestones could have a material adverse effect on the combined company's receipt of funding and revenues under the agreement and the continuation of the agreement; and

     - the failure to maintain existing strategic alliances for whatever reason and to secure new alliances would delay the commercialization of existing and future combined company products.

RISKS RELATED TO LEAD PRODUCTS AND POTENTIAL PRODUCTS AND FAILURE TO GENERATE SIGNIFICANT PRODUCT SALES COULD IMPAIR THE BUSINESS OF THE COMBINED COMPANY

     As of June 30, 1999, GelTex's lead product, Renagel, has generated minimal revenue from product sales in the amount of approximately $7,933,000 since commercial sale of the product in capsule form commenced in November 1998. GelTex has not generated any other revenue from product sales. Although the U.S. Food and Drug Administration, or FDA, has granted marketing approval for Renagel capsules, GelTex cannot assure that the product will receive market acceptance and meet sales expectations. Renagel is currently undergoing regulatory review in Europe and Canada, but GelTex cannot assure that regulatory authorities in these territories will approve the product or that the product will be successfully marketed by Genzyme, GelTex's joint venture partner for Renagel.

     On July 30, 1999, GelTex filed a New Drug Application, or NDA, for Cholestagel with the FDA for the treatment of hypercholesterolemia, a condition characterized by undesirably high blood cholesterol levels. There can be no assurance that the results of any of GelTex's clinical trials or that its NDA will be sufficient to meet the FDA's requirements for product approval. The failure of GelTex to obtain FDA approval for Cholestagel, or any significant delay in obtaining such approval, would have a material adverse effect on GelTex. Even if FDA approval for Cholestagel is obtained, GelTex has not entered into an agreement with a marketing partner for Cholestagel, and there can be no assurance that such an agreement will be finalized prior to FDA approval, if at all. If a partnering agreement is not executed prior to FDA approval, GelTex will have to delay commercial launch of the product or use its own resources to acquire, either directly or indirectly, the personnel necessary to commercialize the product. In any event, there can be no assurance that the product will achieve market acceptance or meet expected sales goals.

     SunPharm has not generated any revenues to date from product sales and cannot assure the successful development or commercialization of any of its potential products. SunPharm expects no revenue from product sales for at least several years. SunPharm is in the development stage and has realized to date only limited revenues, essentially all from Warner-Lambert and Nippon Kayaku, principally by achievement of identified research milestones for DENSPM. Neither GelTex nor SunPharm can assure that revenues from these relationships will continue after completion of the merger, as the collaborative work with Warner-Lambert and Nippon Kayaku is not integral to SunPharm's iron chelator technology.

PRODUCT DEVELOPMENT EFFORTS MAY NOT YIELD SUCCESSFUL PRODUCT INTRODUCTIONS AND MARKET ACCEPTANCE

     GelTex's and SunPharm's future business success will depend on their ability to successfully develop and obtain regulatory approval to market new pharmaceutical products. Successful commercialization of the combined company's product candidates under development depends on whether the combined company is able to:

     - complete their development in a timely fashion;

     - obtain and maintain patents or other proprietary protections;

     - obtain required regulatory approvals;

     - implement and maintain efficient, commercial-scale manufacturing processes or maintain relationships with third party manufacturers for such purposes;

     - gain early entry into relevant markets;

     - obtain reimbursement for sales of its products;

     - establish and maintain sales, marketing, distribution and development collaborations; and

     - demonstrate the competitiveness of the combined company's products.

     GelTex's anti-obesity and infectious disease programs are the primary focus of GelTex's current research and development efforts and are in early stages of pre-clinical development. Since its inception, SunPharm has devoted its efforts exclusively to the research and development of potential pharmaceutical products, primarily through its licensed polyamine analogue and iron chelator technologies. Currently, SunPharm has nine compounds targeting six indications in various stages of research or development, including two pharmaceutical products, diethylhomospermine, or DEHOP, and DENSPM, in Phase II clinical trials. Typically, Phase II trials are not sufficient to demonstrate conclusively the safety or efficacy of the products under investigation, and the success of substantial further clinical trials may be required
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before the FDA may approve the products for commercialization. SunPharm cannot assure that DEHOP, DENSPM, or any of its other potential products, will:

     - prove safe or effective in clinical trials;

     - meet applicable regulatory standards;

     - be produced in commercial quantities at acceptable cost; or

     - be successfully marketed.

     Neither GelTex nor SunPharm can assure that their respective research and development activities in these and other areas will be successful or that any product candidates will be chosen from pre-clinical studies. Should GelTex or SunPharm commence the clinical development of any additional compounds, neither GelTex nor SunPharm can assure that clinical trials of products under development will demonstrate the safety and efficacy of such products at all or to the extent necessary to obtain regulatory approvals.

     Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed. Due to uncertainties that are part of the development process, many of the products that the combined company tries to develop may not be successfully completed, execution of product development in a timely manner may not be possible, and the combined company may not be able to fully fund development programs necessary to complete product development. Delays or unanticipated increases in costs of development at any stage of development, or the failure of GelTex or SunPharm to obtain regulatory approval or market acceptance for their products, could adversely affect the combined company's operating results.

     The potential products of SunPharm are new and may relate to the treatment of conditions that doctors may under-diagnose or not completely understand. It may be difficult for the combined company to achieve adequate market acceptance and revenues from product sales of these products, which could adversely affect the results of operations of the combined company.

BOTH GELTEX AND SUNPHARM HAVE EXPERIENCED OPERATING LOSSES, WHICH ARE EXPECTED TO CONTINUE

     Both GelTex and SunPharm have historically operated with net losses and expect that the combined company will continue to operate with net losses through at least 2000. As of June 30, 1999, GelTex had an accumulated deficit of approximately $83.7 million and SunPharm had an accumulated deficit of approximately $21.2 million. The continuing development and commercialization of GelTex's and/or SunPharm's potential products will require the commitment of substantial resources. To achieve sustained profitable operations, GelTex, alone or with its corporate partners, must successfully develop, obtain regulatory approval for, manufacture and market its products. SunPharm also expects to incur losses for the foreseeable future. SunPharm cannot assure that it will successfully transition from its development stage to successful operations and/or profitability. The amount of net losses and the time required to reach sustained profitability are highly uncertain for both companies. GelTex and SunPharm cannot assure that the combined company will be able to achieve or sustain profitability.

THE COMBINED COMPANY MAY REQUIRE SUBSTANTIAL ADDITIONAL CAPITAL, WHICH MAY BE DIFFICULT TO OBTAIN

     The combined company's cash requirements may potentially increase materially from those now planned and could result in the need for substantial additional capital if any of the following should occur:

     - FDA approval of NDAs, particularly with respect to Cholestagel, are delayed or not obtained;

     - GelTex is unable to secure a strategic partner for Cholestagel and GelTex's second generation bile acid sequestrant;

     - results of research and development efforts or results of clinical trials indicate a requirement for increased funding;

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

     - termination or alteration of GelTex's Renagel joint venture with Genzyme, or SunPharm's agreements with the University of Florida, Warner-Lambert or Nippon Kayaku;

     - increases in, or interruptions in the supply of, special materials required for the manufacture of products;

     - competitive technological advances; or

     - additional funding is required in connection with the FDA review or other regulatory processes and other factors.

     Adequate additional funds, whether through additional sales of securities or collaborative or other arrangements with corporate partners or from other sources, may not be available when needed or on terms acceptable to the combined company. Insufficient funds may require the combined company to delay, scale back or eliminate certain of its research and product development programs, or license third parties to commercialize products or technologies under terms that the combined company might otherwise find unacceptable. If required additional funding is not obtained, the combined company's business and operating results would be adversely affected.

UNCERTAINTY OF MANUFACTURING AND SUPPLY RELATIONSHIPS MAY AFFECT THE ABILITY OF GELTEX AND SUNPHARM TO PRODUCE AND SELL PRODUCTS

     GelTex and its Renagel joint venture with Genzyme have relied and will continue to rely upon third parties to manufacture commercial quantities of Renagel. GelTex and its Renagel joint venture currently have or are in the process of negotiating the following manufacturing or supply relationships related to Renagel:

     - GelTex has non-exclusively sublicensed its rights to manufacture the starting material for Renagel to a supplier, is purchasing quantities of this material under purchase orders issued to this supplier, and is in the process of negotiating a long-term fixed price supply agreement with this supplier;

     - GelTex has entered into a long-term fixed price supply agreement with The Dow Chemical Company for the active ingredient for Renagel;

     - GelTex's Renagel joint venture with Genzyme has entered into a long-term fixed price supply agreement with Genzyme to manufacture the active ingredient for Renagel;

     - GelTex has concluded a long-term fixed price service agreement with one encapsulator to formulate the Renagel active ingredient into finished Renagel capsules; and

     - GelTex is in the process of negotiating a long-term fixed price service agreement with a tabulator to formulate the Renagel active ingredient into finished Renagel tablets.

     With respect to Cholestagel, GelTex currently has or is in the process of negotiating the following manufacturing or supply relationships:

     - GelTex has non-exclusively sublicensed its rights to manufacture the starting material for Cholestagel to a supplier, is purchasing quantities of this material under purchase orders issued to this supplier, and is in the process of negotiating a long-term fixed price supply agreement with this supplier;

     - GelTex is concluding negotiations related to the supply of initial commercial quantities of the active ingredient for Cholestagel; and

     - GelTex is in the process of negotiating a long-term fixed price service agreement with a formulator to formulate the Cholestagel active ingredient into finished Cholestagel capsules and/or tablets.

     Should any of these manufacturing relationships or negotiations terminate or should any of the suppliers be unable to satisfy GelTex's requirements for starting material, active ingredients or finished goods, GelTex would be unable to commercialize its products as expected, and GelTex's business and financial condition would be materially and adversely affected. GelTex cannot assure that it will be successful in obtaining additional sources for any of the products or services described above or that it will be able to obtain such products or services on commercially reasonable terms.

     SunPharm contracts with third parties for the production of compounds in limited quantities for its preclinical and clinical trials and does not at the present time possess the staff or facilities necessary to manufacture products in commercial quantities. However, SunPharm has entered into agreements for the production of clinical-scale quantities of its products by third party contractors. SunPharm cannot ensure that it or its suppliers can manufacture the polyamine analogue compounds or iron chelators at a cost or in quantities necessary to make these compounds commercially viable products. The combined company may utilize existing relationships with manufacturers of SunPharm compounds and could be materially adversely affected by delays or interruptions in supply of polyamine analogue compounds or iron chelators.

     A shutdown in any of the manufacturing facilities utilized by suppliers of GelTex or SunPharm due to technical, regulatory or other problems, resulting in an interruption in supply of products, could significantly delay the manufacturing of one or more GelTex or SunPharm products, which could have an adverse impact on GelTex's or SunPharm's financial results. The manufacturing process for pharmaceutical products is highly regulated, and regulators may shut down manufacturing facilities that they believe do not comply with regulations. The FDA's current Good Manufacturing Practices are extensive regulations governing manufacturing processes, stability testing, record-keeping and quality standards. Because the suppliers of key components and materials must be named in an NDA filed with the FDA for a product, significant delays can occur if the qualification of a new supplier is required. In the event of any interruption in supply from a contract manufacturer due to regulatory reasons, processing problems, capacity constraints or other causes, alternative manufacturing arrangements may not be available to the combined company on a timely basis, if at all.

GELTEX AND SUNPHARM RELY ON LICENSES FROM THIRD PARTIES FOR ACCESS TO MATERIALS AND TECHNOLOGIES, AND FAILURE TO MAINTAIN THESE LICENSES WOULD NEGATIVELY IMPACT GELTEX AND SUNPHARM

     GelTex has obtained a non-exclusive license from the third party which has patents covering the starting material employed in the manufacture of Renagel and Cholestagel. GelTex may not sublicense its rights under this license without the licensor's consent, except to GelTex's current supplier of the starting material and certain other parties specified in the license. The license agreement may be terminated upon short notice if GelTex fails to meet its material obligations under the license agreement, including lump sum payments, royalties and confidentiality obligations. If the license is terminated and the owner of the patent is unwilling to supply material to GelTex, GelTex may not be able to commercialize its lead products using current manufacturing procedures, if at all, which would have a material adverse effect on GelTex's financial condition and results of operations.

     SunPharm licenses significant technology from the Foundation. SunPharm exclusively licenses more than 45 issued US and foreign patents and numerous pending patent applications, subject to the nonexclusive statutory US government license. SunPharm derives all rights for its products from its license agreement with the Foundation, and the license agreement sets forth milestone and diligence requirements which SunPharm must satisfy to retain its license to the patents and other proprietary rights under the agreement. Neither SunPharm nor GelTex can assure that either SunPharm, prior to the effective time of the merger, or the combined company, after the effective time of the merger, will satisfy any of these requirements.

     The Foundation may terminate SunPharm's rights under this license agreement under certain circumstances, including SunPharm's:

     - failure to pay royalties as required;

     - material breach of the license agreement;

     - bankruptcy or failure to carry on its business;

     - failure to commence marketing of a licensed product within six months of approval in any specific market; and

     - failure to comply with the terms of its sponsored research agreement with the University of Florida.

To date, no licensed products under the agreement have received marketing approvals in any specific market. If the Foundation terminates the license agreement, SunPharm's rights to manufacture and market DEHOP, DENSPM and its other potential products would terminate, and SunPharm's financial condition and results of operations would be materially adversely affected. Please read "SunPharm's Business -- Licensed Technology and Sponsored Research -- License Agreement" on page 74 for a more in-depth discussion about SunPharm's license agreement.

GELTEX'S AND SUNPHARM'S OPERATIONS DEPEND ON COMPLIANCE WITH COMPLEX GOVERNMENT REGULATIONS

     Government authorities in the U.S. and other countries, including the FDA, extensively regulate both GelTex's and SunPharm's research, preclinical development, clinical trials, and the manufacturing and marketing of products under development. To obtain approval to commercialize a product, the combined company must demonstrate to the satisfaction of these authorities that a product is safe and effective for its intended uses, and that the product can be manufactured to the applicable standards. In the U.S., the product must also undergo extensive preclinical testing. To date, GelTex has received only U.S. regulatory approval to market Renagel capsules. Delays in obtaining additional regulatory approvals could adversely affect the marketing of products developed by the combined company and its ability to generate commercial product revenues.

     Whether or not FDA approval has been obtained, approval of a product by regulatory authorities in most foreign countries must be obtained prior to the commencement of commercial sales of the product in these countries. The requirements governing the conduct of clinical trials and product approvals vary widely from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. Although there are some procedures for unified filings in the European Union, in general, each country at this time has its own procedures and requirements. Further, the FDA regulates the export of products produced in the U.S. and may prohibit the export even if such products are approved for sale in other countries.

     The combined company will also be subject to numerous environmental, health, and workplace safety laws and regulations, including those governing laboratory procedures and the handling of biohazardous materials. Any violation of, and cost of compliance with, these laws and regulations could adversely affect the combined company's operations.

     The effects of this governmental regulation will have considerable effect on the development of the combined company's products including:

     - The regulatory process includes pre-clinical studies and clinical trials of each product to establish its safety and efficacy, and may include post-marketing studies that require expenditure of substantial resources.

     - The results for pre-clinical studies and early clinical trials conducted by GelTex or the combined company may not be predictive of results obtained in later clinical trials, and there can be no assurance that clinical trials conducted by GelTex will demonstrate sufficient safety and efficacy to obtain marketing approvals.

     - The rate of completion of GelTex's clinical trials may be delayed by many factors, including slower than anticipated patient enrollment of adverse events occurring during the clinical trials.

     - Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon many factors, including changed in regulatory policy during the period of product development.

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

     - As a result of FDA reviews or complications that may arise in any phase of the clinical trial program, the proposed schedules for IND, IDE and clinical protocol submissions to the FDA, initiations of studies and completions of clinical trials may not be maintained.

     Neither SunPharm nor GelTex can assure that the combined company will have sufficient resources to complete regulatory processes or that the combined company could survive the inability to obtain, or delays in obtaining, those approvals. Regulatory authorities may decide at any time to review any approvals they may have previously granted, and their later discovery of previously unknown problems may result in withdrawal of products from the market. Failure to comply with applicable regulatory requirements can result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution. Further, authorities may establish additional regulations that could prevent or delay regulatory approval of and/or limit federal government reimbursement for the combined company's products.

GELTEX AND SUNPHARM FACE INTENSE COMPETITION FROM OTHER COMPANIES WHOSE PRODUCTS MAY GAIN GREATER MARKET ACCEPTANCE

     The pharmaceutical industry is intensely competitive and is subject to rapid and significant technological change. Many companies, including biotechnology, chemical and pharmaceutical companies, are actively engaged in activities similar to those of GelTex, including research and development of products for the treatment of hyperphosphatemia, hypercholesterolemia, obesity and infectious diseases. Phosphate binders are currently the only available treatment in the U.S. for the treatment of hyperphosphatemia. In addition to Renagel capsules, there are several other phosphate binders available or under development. A prescription calcium acetate preparation is currently the only other product approved in the U.S. for the treatment of elevated phosphorus levels in patients with end-stage renal disease. Other products currently used as phosphate binders include over-the-counter calcium- and aluminum-based products and dietary calcium supplements.

     In the cholesterol reduction field, products are currently available that address many of the needs of the market. These products include other bile acid sequestrants, HMG-CoA reductase inhibitors, fibric acid derivatives and niacin products. In 1998, sales of HMG-CoA reductase inhibitors represented approximately 97% of the market for cholesterol-reducing drugs sold in the U.S. Currently marketed products often have a significant competitive advantage over new products such as those which may be introduced by GelTex, and GelTex cannot assure that its products will be able to compete successfully with existing therapies or will achieve market acceptance. GelTex's success depends upon developing and maintaining a competitive position in the development of products and technologies in its areas of focus. Failure to achieve these objectives will adversely affect GelTex's ability to achieve and sustain profitability.

     Neither GelTex nor SunPharm can assure that their respective competitors will not succeed in developing technologies and products that are more effective than any which are being developed by GelTex or SunPharm or are anticipated to be developed by the combined company, which would render the combined company's technology and products obsolete or noncompetitive. Many of these competitors have substantially greater financial and technical resources, larger research and development staffs and more extensive marketing and manufacturing capabilities than GelTex and its partners, and certain of these competitors may compete with the combined company in establishing development and marketing agreements with pharmaceutical companies. In addition, many of GelTex's and SunPharm's competitors have greater experience in conducting pre-clinical testing and human clinical trials and obtaining FDA and other regulatory approvals. The combined company's competitors may succeed in obtaining FDA approval for competitive products, including more rapidly than the combined company.

PATENTS AND PROPRIETARY TECHNOLOGY MAY BE DIFFICULT TO OBTAIN OR INEFFECTIVE, ALLOWING OTHER COMPANIES TO MORE EASILY PRODUCE PRODUCTS SIMILAR TO THE COMBINED COMPANY'S PRODUCTS

     The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. GelTex's success will depend, in part, on its ability to obtain patent protection for its manufacturing processes and products (including the

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use of its products), preserve its trade secrets and operate without infringing the proprietary rights of third parties. GelTex has ongoing research efforts and expects to seek additional patents covering this research in the future. GelTex cannot assure its success or timeliness in obtaining any patents, or of the breadth or degree of protection that any such patents will afford GelTex. GelTex cannot assure that patent applications relating to GelTex's potential products or technology will result in patents being issued or that any current or future patents will afford adequate protection to GelTex or not be challenged, invalidated or infringed. Furthermore, GelTex cannot assure that others will not independently develop similar products and processes, duplicate any of GelTex's products or design around any current or future patents of GelTex.

     SunPharm also possesses important proprietary trade secrets and unpatented know-how. The combined company cannot assure that others may not independently develop the same or similar technologies. Although SunPharm has taken steps to protect these technologies, third parties may gain access to them. Also, SunPharm's sponsored research agreement with the University of Florida requires it and its employees to treat confidentially the proprietary information owned by or licensed to SunPharm. Nonetheless, third parties may gain access to this information.

     In addition, GelTex may be required to obtain licenses to patents or other proprietary rights of third parties. GelTex cannot assure that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to GelTex, if at all. If GelTex does not obtain such licenses, it could encounter delays in product market introductions while it attempts to design around such patents or other rights, or it may be unable to develop, manufacture or sell such products. GelTex also seeks to protect its proprietary technology, including technology which may not be patented or patentable, in part by confidentiality agreements and, if possible, inventions rights agreements with its collaborators, advisors, employees and consultants. GelTex cannot assure that these agreements will not be breached, that GelTex will have adequate remedies for any breach or that GelTex's trade secrets will not otherwise be disclosed to, or discovered by, competitors. GelTex cannot assure that such persons or institutions will not assert rights to intellectual property arising out of their relationships with GelTex.

     SunPharm cannot assure that its patents from the Foundation will provide it with substantial protection or commercial benefit, afford it adequate protection from competing products, not be challenged or declared invalid, or that additional government patents will be issued. Since the U.S. government funds research at academic institutions, it retains a non-exclusive license to inventions made under grants from the National Institutes of Health, or NIH. As a non-exclusive licensee of the Foundation's patents, the U.S. government could increase the supply of products based on the patents or reduce the cost of treatment with the products, should the government exercise its non-exclusive rights. Any of these factors could materially and adversely affect SunPharm's operations.

     Significant litigation has been conducted in the biotechnology and pharmaceutical industry regarding patents and other proprietary rights. The combined company could incur substantial costs in defending itself in suits brought against it or in suits in which it may assert its patents against others. If the outcome of any such litigation is unfavorable to the combined company, its business could be materially and adversely affected. To determine the priority of inventions, the combined company may also have to participate in interference proceedings declared by the U.S. Patent and Trademark Office, which could result in adverse decisions and substantial cost to the combined company. If the combined company becomes involved in similar litigation on its intellectual property rights, it would be materially adversely effected.

PRODUCT LIABILITY CLAIMS MAY INCREASE COSTS AND DECREASE PROFITS

     GelTex's business exposes it to potential product liability claims, which are inherent in the testing, manufacturing, marketing and sale of pharmaceuticals. The use of GelTex's product candidates in clinical trials also exposes GelTex to product liability claims and possible adverse publicity. These risks increase with respect to GelTex's product candidates, if any, that receive regulatory approval for commercialization. GelTex currently has limited product liability insurance coverage for the clinical research use of its product

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

candidates, and has product liability coverage for the commercial sale of Renagel. However, GelTex cannot assure that it will be able to obtain additional insurance coverage for other GelTex products which may be commercialized in the future on acceptable terms, if at all, or that a product liability claim would not materially adversely affect the business of GelTex.

     SunPharm has product liability risk through its testing, marketing and sale of pharmaceutical products. SunPharm currently maintains product liability insurance coverage for clinical trials currently underway or expected to commence in 1999. The combined company will have the benefit of this insurance coverage, but neither GelTex nor SunPharm can assure that the combined company will have the ability to obtain additional insurance at a reasonable cost sufficient to cover all possible liabilities. If a successful product liability suit is brought against it, SunPharm could be materially and adversely affected by insufficient insurance coverage. Also, SunPharm indemnifies the University of Florida and its trustees, officers, employees and affiliates against claims resulting from the manufacture or sale of products derived from SunPharm's compounds, and SunPharm maintains product liability coverage naming the University of Florida as an additional insured for these risks.

     If the combined company's marketing and sales activities are expanded or if there is an increase in the sale of products marketed directly by the combined company, the exposure to product liability claims may increase significantly. It is possible that a single product liability claim could exceed the insurance coverage limits of the combined company, and multiple claims are possible. If that happens, the insurance coverage of the combined company may not be adequate, and in the future such insurance may not be renewed at an acceptable cost, if at all. The combined company's business, financial condition and results of operations could be materially and adversely affected by one or more successful product liability claims.

PHARMACEUTICAL PRICING AND REIMBURSEMENT PROCEDURES MAY AFFECT THE COMBINED COMPANY'S FINANCIAL PERFORMANCE

     In both domestic and foreign markets, GelTex's or its corporate partners' ability to commercialize GelTex's products and SunPharm's ability to successfully commercialize its products may depend on whether government health administration authorities, private health insurers and others provide for reimbursement of the costs of these products and related treatments and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products. Neither GelTex nor SunPharm can assure that these third party payors will consider proposed products cost effective or that third party payors will adequately reimburse GelTex, SunPharm or their corporate partners to allow each to maintain sufficient price levels for an appropriate return on their respective investment in product development. If the government and third party payors do not provide adequate coverage and reimbursement levels for use of GelTex's therapeutic products, the market acceptance of these products and the combined company's financial performance would be adversely affected. This is particularly true with respect to Renagel, which competes with certain low-priced, over-the-counter products.

     Healthcare reform, in particular, may have a significant impact on any SunPharm products under development. Any reform measures, if adopted, could adversely affect the pricing of therapeutic products in the U.S. or the amount of reimbursement available from U.S. agencies or third party insurers and could materially and adversely affect the combined company in general. Also, GelTex's ability to commercialize SunPharm's potential products may be adversely affected if these proposals materially and adversely affect the business, financial condition and profitability of prospective collaborators for certain of its proposed products. Legislation and regulations affecting the pricing of pharmaceuticals may change before any of the combined company's proposed products are approved for marketing. Adoption of legislation or regulations could further limit reimbursement.

     In addition, in many international markets, governments control the prices of prescription pharmaceuticals. In these markets, once marketing approval is received, pricing negotiation can take another six to twelve months or longer. The combined company may be forced to lower prices by competing product sales, and attempts to gain market share or introductory pricing programs, which could adversely affect its business, financial condition and results of operations.

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GELTEX'S FAILURE TO CONTINUE TO HIRE AND RETAIN QUALIFIED PERSONNEL COULD HARM
ITS BUSINESS

     GelTex is highly dependent on the members of its management and scientific staff, the loss of one or more of whom could have a material adverse effect on GelTex. In addition, GelTex believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific and managerial personnel. GelTex faces significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. GelTex cannot assure that it will be successful in hiring or retaining the personnel it requires for continued growth. The failure to hire and retain such personnel could materially and adversely affect GelTex.

POTENTIAL YEAR 2000 PROBLEMS MAY AFFECT THE COMBINED COMPANY

     GelTex has developed a four-part plan to ensure that its information technology and other systems will be year 2000 compliant and has completed its assessment phase. The assessment indicated that certain embedded systems are not year 2000 compliant. GelTex intends to complete the remaining three phases of testing for these non-compliant embedded systems by December 1999, and estimates that the cost of remediating these systems will be approximately $100,000. GelTex has not yet developed a comprehensive contingency plan to address situations that may result if GelTex or any of the third parties upon which GelTex is dependent are unable to achieve year 2000 readiness, although such a plan is under evaluation.

     SunPharm also has assessed its financial and operational systems to ensure year 2000 compliance. Based on its review, SunPharm does not anticipate significant costs for remediation of year 2000 problems for its information technology systems. However, SunPharm cannot assure that it or its research and business partners will successfully identify and remedy all potential year 2000 problems or that a resulting system failure would not materially and adversely affect SunPharm.

     After the merger, GelTex expects that the combined company will continue the assessment, implementation, remediation, testing and contingency planning related to year 2000 compliance, but cannot assure that the merger will not cause some delay or disruption in this assessment and remediation process. In the event that GelTex is not able to complete the necessary phases of its year 2000 compliance, the combined company could experience business interruptions. In addition, the inability of a third party upon which GelTex or SunPharm is dependent to complete its year 2000 compliance program in a timely manner, as well as disruptions in the general economy resulting from the year 2000 issue could have a material adverse effect on the combined company's business, financial condition, and results of operations.

GELTEX'S ANTI-TAKEOVER DEFENSE PROVISIONS MAY DETER POTENTIAL ACQUIRORS OF GELTEX AND MAY DEPRESS ITS STOCK PRICE

     Certain provisions of GelTex's restated certificate of incorporation and by-laws and the terms of its stockholder rights plan may have the effect of delaying or preventing a change in control of GelTex and may deprive stockholders of the opportunity to receive a premium for their GelTex common stock. In addition, GelTex's authorized capital stock includes shares of undesignated preferred stock that may be issued from time to time by GelTex's board of directors in one or more series. The issuance of series preferred stock could have the effect of discouraging attempts to acquire control of GelTex.

     In addition, under GelTex's stockholder rights plan, holders of GelTex common stock are entitled to one preferred share purchase right for each outstanding share of GelTex common stock they hold, exercisable under certain defined circumstances involving a potential change of control, as discussed in "Description of GelTex Capital Stock" on pages 92 through 96 of this proxy statement/prospectus. The preferred share purchase rights have the anti-takeover effect of causing substantial dilution to a person or group that attempts to acquire GelTex on terms not approved by GelTex's board of directors. The foregoing provisions could have a material adverse effect on the premium that potential acquirors might be willing to pay in a merger or that investors might be willing to pay in the future for shares of GelTex common stock.

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                           FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. These forward-looking statements are subject to risks and uncertainties, including, without limitation, quarterly fluctuations in operating results, the timely availability of new products, market acceptance of GelTex's or the combined company's products, and the impacts of competitive products and pricing and other factors set forth above under the heading "Risk Factors" on page 15. These risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. SunPharm stockholders are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. GelTex and SunPharm undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

                              THE SPECIAL MEETING

PROXY STATEMENT/PROSPECTUS

     This proxy statement/prospectus is being furnished to you for the solicitation of your proxy by SunPharm's board of directors in connection with the proposed merger.

     This proxy statement/prospectus is first being furnished to stockholders of SunPharm on or about October 11, 1999.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of stockholders of SunPharm is scheduled to be held as follows:

                               November 16, 1999
                            9:00 a.m., Eastern time
     At the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts

PURPOSE OF THE SPECIAL MEETING

     SunPharm is holding the special meeting so that its stockholders may consider and vote upon a proposal to approve the merger agreement, and to transact any other business that properly comes before the special meeting or any adjournment. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

     If the stockholders of SunPharm adopt the merger agreement, the Merger Sub will merge with and into SunPharm, and SunPharm will survive the merger as a wholly-owned subsidiary of GelTex. You will receive between 0.12225 and 0.14493 of a share of GelTex common stock for each share of SunPharm common stock you hold and between 0.18338 and 0.21740 of a share of GelTex common stock for each share of SunPharm preferred stock you hold.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

     SunPharm's board of directors has fixed the close of business on October 1, 1999, as the record date for determination of SunPharm stockholders entitled to notice of and entitled to vote at the special meeting. On the record date, there were 7,249,241 shares of common stock of SunPharm outstanding, held by approximately 140 holders of record, and 366,667 shares of preferred stock of SunPharm outstanding, held by approximately 8 holders of record.

VOTE OF SUNPHARM STOCKHOLDERS REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

     A majority of the outstanding shares of common stock of SunPharm entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. You are entitled to one vote for each share of SunPharm common stock and for each share of SunPharm preferred stock held by you on the record date on each proposal to be presented to stockholders at the special meeting. The following affirmative votes of SunPharm stockholders entitled to vote at the special meeting are required to approve the merger agreement and related transactions:

     - at least a majority of all outstanding SunPharm common stock and Series A and Series B preferred stock, voting together as a single class;

     - at least 66 2/3% of all outstanding SunPharm Series A preferred stock;
       and

     - at least 66 2/3% of all outstanding SunPharm Series B preferred stock.

     The SunPharm stockholders who are parties to the stockholders agreement with GelTex agreed to vote their shares of SunPharm common stock and preferred stock in favor of the adoption of the merger agreement. As of the record date, these stockholders held approximately 2,662,241 shares of the outstanding common stock of SunPharm and 316,667 shares of the outstanding preferred stock of SunPharm, which represented approximately 39% of all outstanding SunPharm common stock and preferred stock in the aggregate.

     As of the record date, directors and executive officers of SunPharm and their affiliates beneficially owned approximately 2,478,908 shares of common stock of SunPharm and 250,000 shares of preferred stock of SunPharm, which represented in the aggregate approximately 36% of all outstanding common stock and preferred stock of SunPharm entitled to vote at the special meeting.

PROXIES

     All SunPharm common stock and preferred stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If you properly execute your proxy but fail to indicate your voting instructions to us, your shares will be voted "FOR" adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

     If you return a properly executed proxy and have abstained from voting on adoption of the merger agreement, the SunPharm common stock or preferred stock represented by your proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Similarly, if an executed proxy is returned by a broker holding SunPharm common stock or preferred stock in street name which indicates that the broker does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     Abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

     SunPharm does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

     You may revoke your proxy at any time before it is voted by:

     - notifying in writing the Secretary of SunPharm at: SunPharm Corporation, The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, Florida, 32082;

     - granting a subsequent proxy; or

     - appearing in person and voting at the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     SunPharm and GelTex will equally share the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. SunPharm will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR COMMON STOCK AND PREFERRED STOCK OF SUNPHARM WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

           [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

                                   THE MERGER

     This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While GelTex and SunPharm believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents referred to carefully for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     For a number of years, GelTex has believed that entering into beneficial alliances with significant partners is important in supporting and leveraging its marketing and research and development efforts, and has been evaluating companies with complementary technologies and products under development which could benefit from GelTex's clinical and regulatory expertise.

     In October 1998, Dr. Douglas Reed, Vice President -- Business Development of GelTex, contacted Mr. Stefan Borg, SunPharm's President and Chief Executive Officer. Dr. Reed and Mr. Borg initiated discussions to explore a possible collaboration for SunPharm's compounds that target ulcerative colitis. SunPharm provided Dr. Reed with information on ulcerative colitis, abstracts on the use of iron chelators for ulcerative colitis, and information on the use of DEHOP for AIDS-related refractory diarrhea.

     In December 1998, SunPharm entered into an agreement with Petkevich & Partners, L.L.C., pursuant to which Petkevich & Partners was engaged to provide SunPharm with general financial advisory services, including the identification and review of potential merger candidates for SunPharm and/or acquirors of SunPharm, and structuring and negotiating a merger or acquisition with one of the potential candidates. Dr. Raymond Bergeron of the University of Florida, the inventor of SunPharm's polyamine analogues and iron chelators, corresponded with Dr. Reed in December regarding GelTex's interest in SunPharm's portfolio of drugs for gastrointestinal and cancer indications.

     On February 11, 1999, Mr. Borg, Dr. Michael Cullen of SunPharm and Dr. Bergeron made a presentation to Dr. Reed about SunPharm's gastrointestinal and cancer portfolios.

     In March 1999, Dr. Reed indicated GelTex's interest in the portfolios and stated GelTex's intent to pursue the matter further. Dr. Reed asked for a sample of the drugs as well as another meeting with Dr. Bergeron. GelTex representatives visited the University of Florida and viewed an ulcerative colitis model in rodents.

     In April 1999, GelTex and SunPharm executed and delivered a material transfer agreement to permit GelTex to conduct preclinical studies on a SunPharm compound to evaluate anti-inflammatory effects in an inflammatory bowel disease model.

     In June 1999, Mr. Mark Skaletsky, President and Chief Executive Officer of GelTex, indicated to Mr. Borg that GelTex was prepared to enter into serious negotiations regarding a business combination of SunPharm with GelTex. Thereafter, SunPharm consulted with Petkevich & Partners to discuss the possibility of a combination with GelTex and selected Andrews & Kurth, L.L.P. as legal counsel to represent it in the evaluation of GelTex's proposal.

     On July 7, 1999, Mr. Skaletsky, Mr. Borg, Dr. Reed, Mr. Misha Petkevich and Mr. Philip Tracy, a director of SunPharm, met in New York to further discuss a business combination of SunPharm and GelTex.

     On July 21, 1999, the SunPharm board of directors held a telephonic board meeting in which the proposal from GelTex was discussed, and authorized SunPharm management to proceed with negotiations with GelTex concerning the combination proposal.

     On July 23, 1999, the GelTex board of directors conducted a telephonic board meeting to discuss the terms of an acquisition of SunPharm, and authorized GelTex to commence detailed technical and financial due diligence of SunPharm. The GelTex board of directors discussed the possibility of entering into a non-binding letter of intent with SunPharm concerning the terms of an acquisition, but instead elected to commence preparation of a merger agreement based on the deal structures previously discussed between Mr. Skaletsky and Mr. Borg. GelTex management engaged Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as legal counsel to represent it in the negotiations with SunPharm and the preparation of the draft merger agreement and related documentation.

     Throughout the remainder of July, both companies conducted technical and financial due diligence of each other. The due diligence included visits to company facilities, extensive documentation review, consultation with outside technical experts and consultants and questioning of management, research collaborators and financial advisors.

     On August 4, 1999, senior management of GelTex and SunPharm and their respective financial and legal advisors held meetings to negotiate and finalize the terms of the proposed definitive merger agreement. On August 5 and August 6, 1999, senior management of GelTex and SunPharm continued to advise their respective boards of directors of the status of the negotiations between the parties.

     The GelTex board of directors held a telephonic meeting on August 9, 1999 at which attorneys from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. also participated. After a review and discussion of the terms of the proposed merger agreement, and discussions regarding the financial and other effects the proposed merger would have on GelTex stockholders, the GelTex board of directors unanimously approved the merger and authorized the officers of GelTex to finalize and execute the merger agreement.

     From August 9 through 11, 1999, senior management of GelTex and SunPharm and their respective financial and legal advisors continued to negotiate and finalize the terms of the proposed definitive merger agreement.

     On August 11, 1999, the SunPharm board of directors held a meeting to review the terms of the merger agreement and asked SunPharm's legal advisors to pursue clarification and improvement of certain terms and conditions in the merger agreement. Advisors from Andrews & Kurth and Petkevich & Partners were present during discussions of the terms of the merger agreement and participated in the discussions.

     On August 12 and 13, 1999, senior management of GelTex and SunPharm and their respective financial and legal advisors continued to negotiate and finalize the terms of the proposed definitive merger agreement.

     The SunPharm board of directors held a telephonic meeting on August 13, 1999 (a continuation of the August 11 board meeting) at which attorneys from Andrews & Kurth and financial advisors from Petkevich & Partners also participated. After a review and discussion of the terms of the proposed merger agreement, and discussions regarding the financial and other effects the proposed merger would have on SunPharm stockholders and employees, the SunPharm board of directors unanimously approved the merger and authorized the officers of SunPharm to finalize and execute the merger agreement.

     The definitive merger agreement was executed on behalf of GelTex, SunPharm and the Merger Sub on August 13, 1999.

JOINT REASONS FOR THE MERGER

     GelTex's and SunPharm's boards of directors have determined that the combined company following the merger would have the potential to realize long-term improved operating and financial results and a stronger competitive position. GelTex's and SunPharm's boards of directors have identified additional potential mutual benefits of the merger that they believe will contribute to the success of the combined company. These potential benefits include the following:

     - the ability of GelTex to enhance its diverse, polymer-based product pipeline through the addition of the polyamine and iron chelator technologies of SunPharm;

     - a more rapid path to commercialization for the research being conducted on behalf of SunPharm by Dr. Raymond Bergeron at the University of Florida in the areas of iron chelators (in diseases such as sickle cell anemia, thalassemia and myelodysplasia) and polyamine compounds resulting from applications of Geltex's expertise in clinical development and regulatory review;

     - the application of GelTex's regulatory experience in the management of the investigational new drug applications expected to be submitted by SunPharm within the next year related to SunPharm's polyamine and iron chelator programs;

     - a stronger research and development team in the combined companies;

     - GelTex can benefit from SunPharm's collaboration in place with Warner-Lambert under which SunPharm's lead polyamine analogue, DENSPM, is in Phase II clinical studies for treatment of solid tumor cancers. GelTex will also use its experience to manage SunPharm's DEHOP polyamine analogue, which is in a Phase II study to treat chronic, refractory AIDS-related diarrhea; and

     - the broadening of the GelTex product line resulting in avoiding excessive dependence on any particular product or technology platform.

SUNPHARM'S REASONS FOR THE MERGER

     The SunPharm board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and has determined that the merger is fair to, and in the best interests of, SunPharm and its stockholders. In reaching its determination, the SunPharm board consulted with SunPharm's management, as well as its legal counsel and financial advisor, and considered the following material factors:

     - SunPharm's difficulty in raising additional capital to meet its commitments and drug development goals and, correspondingly, to meet the listing requirements of The Nasdaq SmallCap Market;

     - increased ability of the combined company to fund research and development of SunPharm's products;

     - the opportunity the merger affords SunPharm's stockholders to reduce their exposure to the risks inherent in SunPharm's reliance on a limited number of currently uncommercialized products, and the difficulties in competing against larger companies with greater financial resources;

     - the merger will allow holders of SunPharm common stock to retain an equity interest in the combined company, to achieve greater liquidity than could be achieved by continuing to hold SunPharm common stock, and to participate in the potential growth of GelTex;

     - the exchange ratio fraction and recent trading prices for SunPharm and GelTex common stock;

     - the likelihood that the merger will be consummated, including the terms and conditions of the merger agreement, and the limited conditions to the consummation of the merger;

     - the expectation that the merger will be nontaxable to the stockholders of SunPharm for federal income tax purposes; and

     - the oral opinion of Petkevich & Partners delivered August 11, 1998 at the SunPharm board meeting (subsequently confirmed in a written opinion dated August 13, 1998) that as of such date the merger consideration is fair to holders of capital stock of SunPharm from a financial point of view. (See "The Merger -- Opinion of SunPharm's Financial Advisor" on page 36).

     The SunPharm board also considered the following potentially negative material factors in its deliberations concerning the merger:

     - the loss of control over the future operations of SunPharm following the merger, and

     - the risk that the benefits sought to be achieved in the merger may not be achieved.

     After reviewing these potentially negative factors, the SunPharm board concluded that they were outweighed by the positive factors described above and accordingly determined that the merger is fair to, and in the best interests of, SunPharm and its stockholders.

     In view of the wide variety of factors considered by the SunPharm board, it did not find it practicable to quantify, or otherwise attempt to assign relative weights to, the specific factors considered in making its determination. Consequently, the SunPharm board did not quantify the assumptions and results of its analysis in reaching its determination that the merger is fair to, and in the best interests of, SunPharm and its stockholders. The SunPharm board unanimously recommends that SunPharm stockholders vote "FOR" the proposal to approve and adopt the merger agreement and approve the merger.

RECOMMENDATION OF SUNPHARM'S BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, SUNPHARM'S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTEREST AND DECLARED THE MERGER ADVISABLE. SUNPHARM'S BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS YOUR ADOPTION OF THE MERGER AGREEMENT.

     In considering the recommendation of the SunPharm board of directors with respect to the merger agreement, you should be aware that certain directors and officers of SunPharm have certain interests in the merger that are different from, or are in addition to the interests of SunPharm stockholders generally. Please see the section entitled "Interests of Related Persons in the Merger" on page 41 of this proxy statement/prospectus.

GELTEX'S REASONS FOR THE MERGER

     At a meeting of the GelTex board of directors held on August 9, 1999, after due consideration, the GelTex board determined that the merger agreement, the merger and the related transactions are in the best interests of GelTex and its stockholders and approved the merger agreement, the merger and the related transactions. In approving the transaction, the GelTex board of directors consulted with GelTex's management as well as its outside legal counsel, and considered certain material factors, including:

     - all the reasons described in "Joint Reasons for the Merger" above;

     - the possibility, as alternatives to the merger, of pursuing an acquisition of or a business combination or joint venture with an entity other than SunPharm and the GelTex board's conclusion that a transaction with SunPharm is more feasible, and is expected to yield greater benefits, than the likely alternatives. The GelTex board reached this conclusion for reasons including SunPharm's interest in pursuing a transaction with GelTex, GelTex's view that the transaction could be acceptably completed from a timing and regulatory standpoint, and GelTex management's assessment of the alternatives and the expected benefits of the merger and compatibility of the companies as described above, and the GelTex board's favorable conclusion regarding the strengths of SunPharm's polyamine and iron chelator technologies;

     - the fact that GelTex stockholders would participate in the potential growth of the combined company as a result of their holding between approximately 93% and 95% of the outstanding stock of the combined company after the merger;

     - current industry, economic and market conditions, including the difficulties which biotechnology companies currently face in raising capital in the public markets and trends toward consolidation among companies having market capitalizations comparable to that of GelTex;

     - comparisons of historical information concerning SunPharm's business, technology, financial performance and condition, management and competitive position;

     - the ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes;

     - the terms and conditions of the merger agreement, including the conditions to closing and the termination fees or topping fees payable under certain circumstances (see "-- The Merger Agreement -- Conditions to the Completion of the Merger" on page 53 and "-- The Merger Agreement -- Termination of the Merger Agreement" on page 54);

     - the role that GelTex's current management would play in the management of the combined company and the composition of the combined company's board of directors;

     - the challenges of combining the businesses of the two corporations and the risk of not achieving developmental synergies or expected cost servings and other benefits and of directing management focus from other strategic and operational matters; and

     - that while the merger is likely to be completed, there are risks associated with obtaining necessary approvals, and as a result of certain conditions to the completion of the merger, it is possible that the merger may not be completed even if approved by SunPharm stockholders (see "-- The Merger -- Conditions to the Completion of the Merger" on page 53).

     In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the GelTex board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors.

     In addition, the GelTex board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the GelTex board's ultimate determination, but rather the GelTex board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of GelTex's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the GelTex board may have given different weight to different factors.

OPINION OF SUNPHARM'S FINANCIAL ADVISOR

     On December 1, 1998, SunPharm and Petkevich & Partners executed an engagement letter pursuant to which Petkevich & Partners was engaged to act as SunPharm's financial advisor in connection with the merger. Pursuant to the engagement letter, SunPharm retained Petkevich & Partners to provide financial advisory services in connection with a possible strategic transaction, including a potential strategic combination, and to render an opinion as to the fairness of any such transaction, from a financial point of view, to the holders of capital stock of SunPharm. See "-- Background of the Merger" on page 32.

     At a meeting of the SunPharm board held on August 11, 1999 and concluded on August 13, 1999, Petkevich & Partners gave a presentation on the financial terms of the merger and rendered its oral opinion, which opinion was subsequently confirmed in writing, that as of August 13, 1999 and based on the matters described therein, the aggregate consideration to be paid in the merger was fair, from a financial point of view, to the holders of capital stock of SunPharm. Petkevich & Partners does not admit that it is an "expert" within the meaning of the term "expert" as used in the Securities Act or the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

     The full text of the opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex C and is incorporated herein by reference. Holders of capital stock of SunPharm are urged to read the opinion in its entirety. The opinion was prepared for the benefit and use of the SunPharm board in its consideration of the merger and does not constitute a recommendation to holders of capital stock of SunPharm as to how they should vote at the special meeting in connection with the merger. The opinion does not address the relative merits of the merger and any other transactions or business strategies discussed by the SunPharm board as alternatives to the merger or, except with respect to the fairness of the aggregate consideration to be paid in the merger from a financial point of view to the holders of capital stock of SunPharm, the underlying business decision of the SunPharm board of directors to proceed with or effect the merger. The summary of the opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

     In connection with the preparation of the opinion, Petkevich & Partners, among other things:

     - reviewed financial information relating to SunPharm and GelTex disclosed to Petkevich & Partners by each company, including certain financial analyses and other information and data prepared by the respective managements of SunPharm and GelTex;

     - reviewed publicly available information concerning SunPharm and GelTex;

     - held discussions with management of GelTex and SunPharm concerning the business, past and current business operations, financial conditions and future prospects of both companies, independently and combined, including discussions with the managements of SunPharm and GelTex concerning their views regarding the strategic rationale of the merger;

     - reviewed the merger agreement;

     - reviewed the stock prices and trading histories of SunPharm and GelTex;

     - reviewed the contribution by each company to pro forma combined revenue, operating income and net income;

     - reviewed the valuations of publicly traded companies which it deemed comparable to SunPharm;

     - compared the financial terms of the merger with other transactions which it has deemed relevant;

     - analyzed the pro forma earnings per share of the combined company; and

     - reviewed such other financial data, performed such other analyses and considered such other information as it deemed necessary and appropriate under the circumstances.

     In its review and analysis, and in arriving at its opinion, Petkevich & Partners has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to Petkevich & Partners or publicly available and has neither attempted independently to verify nor assumed responsibility for verifying any of such information. Petkevich & Partners has relied upon the assurances of the managements of SunPharm and GelTex, that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, Petkevich & Partners did not obtain or make, or assume responsibility for obtaining or making, any independent evaluation or appraisal of any of the properties or assets and liabilities (contingent or otherwise) of SunPharm or GelTex, nor were any such evaluations or appraisals furnished to Petkevich & Partners. Petkevich & Partners has not conducted any evaluation or analyses of the technology underlying the products of SunPharm or GelTex. With respect to the financial information (and the assumptions and bases therefor) of SunPharm and GelTex which Petkevich & Partners has discussed with the managements of SunPharm and GelTex, upon the advice of SunPharm and GelTex, Petkevich & Partners has assumed that such information has been reasonably prepared in good faith on the basis of reasonable assumptions, reflects the best currently available estimates and judgments of the managements of SunPharm and GelTex and that such information (and the technological milestones necessary to achieve such results) will be realized in the amounts and in the time periods currently estimated by the managements of SunPharm and GelTex. Petkevich & Partners has assumed that the merger will be consummated upon the terms set forth in the Agreement without material alterations thereof and that the merger will qualify for the tax and accounting treatment intended by the parties. Petkevich & Partners has relied as to all legal matters relevant to rendering its opinion on the advice of counsel.

     Without limiting the generality of the foregoing, Petkevich & Partners did not undertake any independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which SunPharm, GelTex or any of their respective affiliates was a party or may be subject and, at SunPharm's direction and with its consent, the opinion made no assumption concerning and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Although developments following the date of the opinion may affect the opinion, Petkevich & Partners assumed no obligation to update, revise or reaffirm the opinion.

     The following is a summary of the material financial analyses performed by Petkevich & Partners in connection with rendering the opinion:

     Comparable Company Analysis. Petkevich & Partners compared certain financial information and valuation ratios relating to SunPharm to corresponding publicly-available data and ratios from a group of selected publicly traded companies deemed comparable to SunPharm. The comparable companies selected were six publicly traded companies involved in the development and manufacture of pharmaceutical products, including:

     - Cima Labs, Inc.

     - Cyanotech Corporation

     - Flamel Technologies S.A.

     - Nutraceutical International Corporation

     - Orphan Medical, Inc.

     - Penwest Pharmaceuticals Co.

     The analysis, with respect to SunPharm, produced multiples of selected valuation data based upon closing stock prices of the comparable companies as of August 12, 1999, which were then compared to the equity value of SunPharm of $16.5 million implied by the aggregate consideration to be paid in the merger based on the closing price of GelTex common stock on August 13, 1999. The multiples included in the analysis were:

     - market capitalization to 1998 calendar revenues;

     - market capitalization to 1999 calendar revenue estimates of the comparable companies; and

     - market capitalization to 2000 calendar revenue estimates of the comparable companies.

     Revenue estimates for comparable companies were based on estimates taken from published analyst's reports. Revenue estimates for SunPharm were based on management estimates. The following table summarizes the results of this analysis.

                                                                                 IMPLIED SUNPHARM
MULTIPLE:                                  MULTIPLE RANGE    MEAN    MEDIAN      EQUITY VALUATION
---------                                  --------------    ----    ------    --------------------
1998 Revenues............................   0.5x - 10.7x     4.2x     3.0x     $0.2 - $ 4.2 million
1998 Revenues............................   0.5x -  6.3x     2.5x     1.7x     $0.4 - $ 4.5 million
1998 Revenues............................   0.4x -  3.9x     1.5x     1.2x     $2.6 - $24.8 million

     Comparable Transaction Analysis. The comparable transaction analysis was based on eleven acquisitions involving publicly traded companies engaged in development and manufacture of pharmaceutical products, including Perdue Pharma LP/ConCensys, Inc. (Pending); Merck & Co., Inc./SIBIA Neuroscience, Inc. (Pending); Smith & Nephew, Inc./Exogen, Inc. (Pending); PerBio Science AB/Endogen, Inc. (Pending); SkyePharma PLC/DepoTech Corporation; Immucor, Inc./Gamma Biologicals, Inc.; Mylan Laboratories, Inc./Penederm, Inc.; T Cell Sciences, Inc./Virus Research Institute, Inc.; Merck AG/Pharmaceutical Resources, Inc.; Pierre Fabre SA/Laboratoires Dolisos; and Biotech International, Ltd./AGEN, Ltd. An analysis of the comparable transactions produced multiples of market capitalization to revenues recorded over the last twelve months with respect to the purchased companies. These multiples were then compared to the equity value of SunPharm of $16.5 million implied for the aggregate consideration to be paid in the merger based on the closing price of GelTex common stock on August 13, 1999. Estimated multiples paid in the comparable transactions were based on information obtained from public filings, public company disclosures, press releases, industry and popular press reports, databases and other sources. The following table summarizes the results of this analysis.

                                                                                 IMPLIED SUNPHARM
MULTIPLE:                                  MULTIPLE RANGE    MEAN    MEDIAN      EQUITY VALUATION
---------                                  --------------    ----    ------    --------------------
LTM Revenues.............................   0.7x - 19.1x     3.0x     6.4x     $0.4 - $10.5 million

     No company, transaction or business used in the comparable company analysis or comparable transaction analysis as a comparison is identical to SunPharm or the merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, comparable transactions or the business segment, company or transactions to which they are being compared. In evaluating the comparable companies and transactions, Petkevich & Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SunPharm or GelTex, such as the impact of competition on SunPharm or GelTex and the industry generally, industry growth and/or technological change and the absence of any adverse material change in the financial conditions and prospects of SunPharm and GelTex or the industry or financial markets in general. Mathematical analysis (such as determining the mean or median) is not, in itself, necessarily a meaningful method of using comparable company or transaction data.

     Pro Forma Analysis. Petkevich & Partners analyzed pro forma effects resulting from the impact of the merger on the projected revenues, cash earnings, and net income per share of the combined company for the calendar year 2000, based on management estimates for SunPharm and GelTex, respectively, without taking into account certain operating cost synergies that the combined company may realize following consummation of the merger. The results of the pro forma earnings analysis suggested that the merger would be non-dilutive to the combined company's revenues per share, but dilutive to cash earnings and net income per share in the calendar year 2000. The actual results achieved by the combined company after the merger may vary from projected results and the variations may be material.

     Contribution Analysis. Petkevich & Partners analyzed the respective contributions of SunPharm and GelTex to the estimated total revenues for the calendar years 1998, 1999, 2000 and 2001 based on management estimates for SunPharm and GelTex, respectively. The results of the analysis are summarized in the following table.

REVENUES:                                                  GELTEX    SUNPHARM
---------                                                  ------    --------
1998.....................................................   98.8%       1.2%
1999.....................................................   96.9%       3.1%
2000.....................................................   88.9%      11.1%
2001.....................................................   91.8%       8.2%

     By way of comparison, Petkevich & Partners noted that, based upon the market price of common stock of GelTex and the number of outstanding shares of capital stock of SunPharm as of August 12, 1999, the exchange ratio fraction would result in holders of capital stock of SunPharm receiving between 5.7% and 6.6% collective ownership of the combined company following the merger.

     Other Factors and Comparative Analyses. In rendering its opinion, Petkevich & Partners considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of:

     - the history of trading prices and volume for the common stock of SunPharm from August 12, 1998 through August 12, 1999, and the common stock of GelTex from August 12, 1998 through August 12, 1999;

     - the historical cash requirements of SunPharm and GelTex and managements' estimates as to future needs; and

     - selected published analysts' reports on each of SunPharm and GelTex, including analysts' estimates as to the earnings growth potential of SunPharm and GelTex.

     While the foregoing summary describes certain analyses and factors that Petkevich & Partners deemed material in its presentation to the SunPharm board of directors, it is not a comprehensive description of all analyses and factors considered by Petkevich & Partners. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Petkevich & Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Petkevich & Partners. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by Petkevich & Partners are based on all analyses and factors taken as a whole and also on application of Petkevich & Partners' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Petkevich & Partners therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Petkevich & Partners considered general economic, market and financial conditions and other matters, many of which are beyond the control of SunPharm and GelTex. The analyses performed by Petkevich & Partners are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the price at which the common stock of GelTex may trade at any future time.

     SunPharm engaged Petkevich & Partners pursuant to the engagement letter on December 1, 1998. The engagement letter provides that, for its services, Petkevich & Partners is entitled to receive, contingent upon consummation of the merger, a fee equal to 1% percent of the aggregate consideration paid to SunPharm and/or its holders of capital stock in connection with the merger, as well as warrants to purchase 100,000 shares of SunPharm common stock at an exercise price of $1.75 per share. In addition, SunPharm granted warrants to purchase 100,000 shares of SunPharm common stock at an exercise price of $1.75 per share to Petkevich & Partners upon delivery of its fairness opinion to the SunPharm board of directors. The remainder of the Petkevich & Partners fee is due and payable upon consummation of the merger. SunPharm has also agreed to reimburse Petkevich & Partners for its out of pocket expenses and to indemnify and hold harmless Petkevich & Partners and its affiliates and any person, director, employee or agent acting on behalf of Petkevich & Partners or any of its affiliates, or any person controlling Petkevich & Partners or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Petkevich & Partners as financial advisor to SunPharm. The terms of the fee arrangement with Petkevich & Partners, which SunPharm and Petkevich & Partners believe are customary in transactions of this nature, were negotiated at arm's length between SunPharm and Petkevich & Partners, and the SunPharm board was aware of such fee arrangements.

     Petkevich & Partners was retained based on Petkevich & Partners' experience as a financial advisor in connection with mergers and acquisitions, as well as Petkevich & Partners' investment banking relationship with SunPharm and familiarity with SunPharm's business and its market.

     Petkevich & Partners is an investment banking firm with significant relevant industry experience. As part of its investment banking business, Petkevich & Partners is frequently engaged in the valuation of businesses in connection with mergers and acquisitions, private placements and other purposes. Petkevich & Partners may actively trade the equity securities of SunPharm and GelTex for its own account and, accordingly, may at any time hold a long or short position in such securities.

     THE OPINION OF PETKEVICH & PARTNERS IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. SUNPHARM STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. PETKEVICH & PARTNERS' OPINION IS DIRECTED TO SUNPHARM'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO THE HOLDERS OF CAPITAL STOCK OF SUNPHARM FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. PETKEVICH & PARTNERS' OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CAPITAL STOCK OF SUNPHARM AS TO HOW TO VOTE AT THE SUNPHARM SPECIAL MEETING. THE SUMMARY OF THE OPINION OF PETKEVICH & PARTNERS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS, ALTHOUGH MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.

INTERESTS OF RELATED PERSONS IN THE MERGER

     In considering the recommendation of the SunPharm board with respect to the merger agreement and the merger, you should be aware that certain directors and officers of SunPharm have interests in the merger as employees, consultants and/or directors that are different from, or are in addition to, the interests of holders of SunPharm common stock and preferred stock generally. The SunPharm board has considered these interests, among other matters, in approving the merger agreement and the merger.

     Stock Options. SunPharm's Amended and Restated 1994 Stock Option Plan, or the 1994 Plan, provides for accelerated vesting of options granted under the 1994 Plan in the event of an acquisition of SunPharm or similar transaction, and SunPharm is required under the merger agreement to, as soon as practicable after execution of the merger agreement:

     - notify each holder of an outstanding option under the 1994 Plan of the merger;

     - provide for the accelerated vesting of each outstanding option under the 1994 Plan;

     - notify the holder that unless the options are exercised, each option shall be cancelled and terminate on the date 15 days following the date of the notice; and

     - cause the 1994 Plan to be terminated.

The accelerated vesting of the 1994 Plan options, the cancellation and termination of the 1994 Plan options, and the termination of the 1994 Plan are contingent upon completion of the merger.

     SunPharm's Amended and Restated 1995 Non-employee Directors' Stock Option Plan, or the 1995 Plan, and its related option agreements, provide that vesting of all options covered by the 1995 Plan and agreements will accelerate upon a change of control of SunPharm and will remain exercisable for two years following the termination of the director holding the options. The merger will constitute a change of control, and under the merger agreement all current directors of SunPharm will cease to be directors of SunPharm as of the effective time of the merger. The terms of outstanding SunPharm options granted outside of the 1994 Plan and 1995 Plan, and outstanding warrants to purchase SunPharm common stock do not provide for acceleration of vesting upon a change of control or a merger or other business combination involving SunPharm. As soon as practicable after execution of the merger agreement, SunPharm is required to use commercially reasonable best efforts to cause the exercise or termination of all outstanding:

     - options granted under the 1995 Plan;

     - options granted outside of the 1994 Plan or 1995 Plan; and

     - warrants to purchase SunPharm common stock.

     At the effective time of the merger, each SunPharm stock option or warrant to purchase SunPharm common stock which is outstanding and has not been exercised, exchanged or terminated will be converted into an option or warrant, as the case may be, to acquire an appropriate number of shares of GelTex common stock, with corresponding adjustments to the exercise price of each option or warrant. GelTex will assume these options and warrants. See "-- The Merger Agreement -- Treatment of SunPharm Stock Options and Warrants" on page 51.

     SunPharm has provided notification to each holder of outstanding options under the 1994 Plan, including certain executive officers, as required under the merger agreement. As of the record date, 1994 Plan options to acquire 10,000 shares have been exercised and options to acquire an additional 134,430 shares of common stock will remain subject to exercise after the record date. The holders of the remaining 1994 Plan options have not timely notified SunPharm of the exercise of the remaining 1994 Plan options. As a result, each outstanding option under the 1994 Plan has, contingent upon the completion of the merger, either been exercised or canceled, with the exception of the 134,430 options described above, which by their terms will either be exercised prior to completion of the merger or canceled. No executive officer of SunPharm timely notified SunPharm of such officer's exercise of any 1994 Plan option. Other than options to purchase 38,950 shares of SunPharm common stock held by Ronald W. Sanda, Vice President -- Manufacturing and Operations, which will remain subject to exercise after the record date and terminate upon completion of the merger, each outstanding 1994 Plan option held by SunPharm's executive officers has been terminated contingent upon completion of the merger. Pursuant to the 1995 Plan, options to acquire in the aggregate 26,665 shares of SunPharm common stock are subject to accelerated vesting upon consummation of the merger. Assuming that the merger is consummated on November 16, 1999, the following table shows the number of unvested options held by each non-employee director of SunPharm immediately prior to the completion of the merger, which are subject to accelerated vesting as a result of the merger.

                                                           UNVESTED OPTIONS WHOSE
                                                          VESTING WOULD ACCELERATE
                                                           UPON COMPLETION OF THE
                                                                   MERGER
BENEFICIAL OWNER                                               (# OF SHARES)
----------------                                          ------------------------
Outside Directors of SunPharm:
  Philip R. Tracy.......................................           10,000
  Charles L. Dimmler, III...............................            3,333
  Jerry T. Jackson......................................            3,333
  Robert S. Janicki, M.D................................            3,333
  Jay Moorin............................................            3,333
  Robert A. Schoellhorn.................................            3,333

     Mr. Borg's Consulting Agreement. As a condition to completion of the merger, SunPharm and Mr. Borg will enter into a consulting agreement under which Mr. Borg will:

     - act as a consultant to SunPharm for SunPharm projects currently under development for six months following completion of the merger; and

     - be entitled to receive an option to purchase up to 7,500 shares of GelTex common stock upon terms and conditions to be determined if SunPharm enters into a binding license or other collaborative arrangement in connection with SunPharm projects currently under development.

     Amendment of Mr. Borg's Employment Agreement. As a further condition to completion of the merger, SunPharm and Mr. Borg will amend Mr. Borg's current employment agreement with SunPharm. This amendment will eliminate Mr. Borg's current benefits, payments and debt forgiveness and similar provisions regarding a change of control of SunPharm or Mr. Borg's termination without cause, but will provide that SunPharm will, upon completion of the merger:

     - forgive all of Mr. Borg's debt owed to SunPharm as of June 30, 1999 (totaling $117,086), and will pay Mr. Borg a bonus payment of $30,000 to cover Mr. Borg's approximate tax liability that he will incur as a result of the forgiveness of the debt;

     - pay to Mr. Borg as compensation for his services under the consulting agreement a lump sum in the amount of six months of his current base monthly salary; and

     - pay to Mr. Borg as severance his current base monthly salary for a period of 12 months and will continue to provide Mr. Borg his employment benefits for the same period.

     Amendment of Certain Warrants. Following the execution of the merger agreement, SunPharm amended an outstanding warrant held by Robert A. Schoellhorn, a director of SunPharm, to purchase 77,900 shares of SunPharm's common stock to reduce the exercise price from $1.93 per share to $1.25 per share. Mr. Schoellhorn has fully exercised the warrant and acquired the 77,900 shares of SunPharm's common stock. As consideration for consulting services provided in connection with the merger by Charles L. Dimmler, III, a director of SunPharm, SunPharm amended warrants for the purchase of 100,000 shares of SunPharm common stock held by the Cross Atlantic Partners Funds, of which Mr. Dimmler is an affiliate, to reduce the exercise price from $4.00 to $1.00 per share. The Cross Atlantic Partners Funds have exercised the warrants to acquire the 100,000 shares of SunPharm's common stock. Together, SunPharm raised $197,375 due to the exercise of these warrants, which amount was used to fund operations pending completion of the merger.

     Severance Benefits. Under their employment agreements with SunPharm, Cecilia Bryant, Vice President -- Legal Affairs, Secretary and General Counsel, Dr. Michael T. Cullen, Vice President and Medical Director, and Paul M. Herron, Vice President and Chief Financial Officer, are entitled to receive a severance payment equal to six months of their current base salary if they are terminated and no successor employment agreement is executed prior to their termination. In addition, Mr. Herron's outstanding debt owed to SunPharm as of the date of his termination will be forgiven (totaling $22,547), and he is entitled to receive a bonus payment of $6,000 to cover his approximate tax liability for forgiveness of the debt in the event the above described termination occurs. Ronald M. Sanda, Vice President -- Manufacturing and Operations, is entitled to receive a severance payment equal to six months of his current base salary if SunPharm terminates his employment without cause. As a result of the merger, it is anticipated that these employees will be terminated by SunPharm and entitled to receive the severance benefits described above.

     The following table identifies Mr. Borg and the other executive officers of SunPharm who have such severance benefits and their current base monthly salary.

EXECUTIVE OFFICER/TITLE                              BASE MONTHLY SALARY
-----------------------                              -------------------
Stefan Borg........................................      $16,668.68
  President and Chief Executive Officer
Cecilia Bryant.....................................      $ 4,888.84
  Vice President -- Legal Affairs, Secretary and
     General Counsel
Michael T. Cullen, M.D.............................      $14,583.34
  Vice President and Medical Director
Paul M. Herron.....................................      $10,416.68
  Vice President and Chief Financial Officer
Ronald W. Sanda....................................      $ 9,375.00
  Vice President -- Manufacturing and Operations

     Indemnification and Insurance. After the effective time of the merger, GelTex will cause SunPharm to, and SunPharm will:

     - fulfill and honor in all material respects the indemnification obligations of SunPharm contained in SunPharm's certificate of incorporation or by-laws as in effect immediately prior to the effective time of the merger; and

     - maintain in effect directors' and officers' liability insurance covering those persons who, immediately prior to the effective time of the merger, are covered by SunPharm's directors' and officers' liability policy. Neither GelTex nor SunPharm is required to expend in excess of 150% of the annual premium currently paid by SunPharm for such coverage.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by the stockholders of SunPharm. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

     GelTex and SunPharm are working towards completing the merger as quickly as possible after SunPharm's special meeting and plan to complete the merger by the end of 1999.

STRUCTURE OF THE MERGER AND CONVERSION OF SUNPHARM COMMON STOCK AND PREFERRED STOCK

     In accordance with the merger agreement and Delaware law, the Merger Sub, a newly-formed and wholly-owned subsidiary of GelTex, will be merged with and into SunPharm. As a result of the merger, the separate corporate existence of the Merger Sub will cease and SunPharm will survive the merger as a wholly-owned subsidiary of GelTex.

     Upon completion of the merger, each outstanding share of SunPharm common stock will be automatically converted into the right to receive between 0.12225 and 0.14493 of a fully paid and nonassessable share of GelTex common stock, and each outstanding share of SunPharm preferred stock will be automatically converted into between 0.18338 and 0.21740 of a fully paid and nonassessable share of GelTex common stock, in each case together with the associated GelTex preferred stock purchase right. These rights are described in "Description of GelTex Capital Stock -- GelTex Series A Junior Participating Preferred Stock and Stockholder Rights Agreement" on page 92.

     No certificate or scrip representing fractional shares of GelTex common stock will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of a fraction of a share of GelTex common stock. Specifically, the exchange agent in the merger will sell a number of shares of GelTex common stock equal to the aggregate number of fractional shares that would otherwise be issuable in the merger and will remit to you an amount equal to your pro rata portion of the proceeds of these sales.

EXCHANGE OF SUNPHARM STOCK CERTIFICATES FOR GELTEX STOCK CERTIFICATES

     When the merger is completed, the exchange agent will mail to you an executed letter of transmittal and instructions for use in surrendering your SunPharm stock certificates in exchange for GelTex stock certificates. When you deliver your SunPharm stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your SunPharm stock certificates will be canceled and you will receive GelTex stock certificates representing the number of full shares of GelTex common stock to which you are entitled under the merger agreement.

     You will receive payment in cash, without interest, in lieu of any fractional shares of GelTex common stock which would have been otherwise issuable to you as a result of the merger.

YOU SHOULD NOT SUBMIT YOUR SUNPHARM STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT

     You are not entitled to receive any dividends or other distributions on GelTex common stock until the merger is completed and you have surrendered your SunPharm stock certificates in exchange for GelTex stock certificates.

     If there is any dividend or other distribution on GelTex common stock with a record date after the merger and a payment date prior to the date you surrender your SunPharm stock certificates in exchange for GelTex stock certificates, you will receive it with respect to the whole shares of GelTex common stock issued to you promptly after they are issued. If there is any dividend or other distribution on GelTex common stock with a record date after the merger and a payment date after the date you surrender your SunPharm stock certificates in exchange for GelTex stock certificates, you will receive it with respect to the whole shares of GelTex common stock issued to you promptly after the payment date.

     GelTex will only issue a GelTex stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered SunPharm stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     In the opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Andrews & Kurth, L.L.P., the following are the material United States federal income tax consequences of the merger. These opinions and the following discussion are based on the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certificates of officers of GelTex, Merger Sub and SunPharm expected to be executed as of the completion of the merger. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

     - stockholders who are not citizens or residents of the United States;

     - financial institutions;

     - tax-exempt organizations;

     - insurance companies;

     - dealers in securities;

     - stockholders who acquired their common stock of SunPharm pursuant to the exercise of options or similar derivative securities or otherwise as compensation; and

     - stockholders who hold their common stock of SunPharm as part of a straddle or conversion transaction.

This discussion assumes you hold your common stock or preferred stock of SunPharm as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Tax opinions regarding the merger. Completion of the merger is conditioned on:

     - the delivery of an opinion to GelTex from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.; and

     - the delivery of an opinion to SunPharm from Andrews & Kurth, L.L.P.

     These opinions will state that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions will assume the absence of changes in existing facts and will rely on assumptions, representations and covenants including those contained in certificates to be executed by officers of GelTex, Merger Sub and SunPharm dated as of the completion of the merger. These opinions will neither bind the IRS nor preclude the IRS from adopting a position contrary to that expressed below, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. Both GelTex and SunPharm may waive the receipt of these opinions of counsel. Neither GelTex nor SunPharm intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

     Tax implications to GelTex stockholders. GelTex stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

     Tax implications to SunPharm stockholders. Except as discussed below, you will not recognize gain or loss for United States federal income tax purposes when you exchange your SunPharm common stock or preferred stock for GelTex common stock pursuant to the merger. The aggregate tax basis of the GelTex common stock you receive as a result of the merger will be the same as your aggregate tax basis in the SunPharm stock you surrender in the exchange, reduced by the tax basis of any SunPharm stock for which you receive cash instead of fractional shares of GelTex common stock. The holding period of the GelTex common stock you receive as a result of the exchange will include the period during which you held the SunPharm stock you exchange in the merger.

     Fractional shares of GelTex common stock will not be issued in the merger. You will recognize gain or loss for United States federal income tax purposes with respect to the cash you receive instead of a fractional share interest in GelTex common stock. Your gain or loss will equal the difference between the amount of cash you receive and the tax basis of your SunPharm stock surrendered in the merger that is allocated to fractional shares. This gain or loss will be capital gain or loss, and will be a long-term capital gain or loss if your stock has been held for more than one year at the time the merger is completed.

     Tax implications to GelTex, SunPharm and Merger Sub. GelTex, SunPharm and the Merger Sub will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

     Backup withholding. Unless an exemption applies under the applicable law and regulations, the exchange agent may be required to withhold and, if required, will withhold 31% of any cash payments to a SunPharm stockholder in the merger unless the holder provides the appropriate form. A holder should complete and sign the substitute Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the holder's taxpayer identification number, and certification necessary to avoid backup withholding.

     THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGER. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for by GelTex under the purchase method of accounting in accordance with GAAP. Under the purchase method of accounting, all of the assets and liabilities of SunPharm will be recorded in GelTex's consolidated financial statements at their estimated fair values at the effective time of the merger, and the consideration to be paid in the merger will be allocated to such assets and liabilities based on such fair values. The amount by which such consideration exceeds the fair value of the net assets acquired by GelTex through the merger will be recorded as goodwill. GelTex's consolidated financial statements will include the operations of SunPharm after the effective time of the merger. Income (or loss) of SunPharm prior to the effective time will not be included in the income of the combined company.

     The selected unaudited pro forma combined financial data and the unaudited pro forma combined financial statements contained in this proxy statement/prospectus have been prepared using the purchase accounting method to account for the merger. Please see "Selected Historical and Pro Forma Financial Data -- Accounting Treatment" on page 9.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     Neither GelTex nor SunPharm is aware of any material governmental or regulatory approval required for completion of the merger, other than the filing of a certificate of merger with the Secretary of State of the State of Delaware, the filing with the SEC of the registration statement on Form S-4 registering the merger shares and of this proxy statement/prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF SUNPHARM

     The shares of GelTex common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of GelTex common stock issued to any person who is deemed to be an "affiliate" of SunPharm at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of SunPharm and may include SunPharm officers and directors, as well as SunPharm principal stockholders and stockholders. Affiliates may not sell their shares of GelTex common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     GelTex's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of GelTex common stock to be received by SunPharm affiliates in the merger.

LISTING ON THE NASDAQ STOCK MARKET OF GELTEX COMMON STOCK TO BE ISSUED IN THE MERGER

     GelTex will use reasonable efforts to cause the shares of GelTex common stock to be issued in the merger to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, before the completion of the merger.

DISSENTERS' AND APPRAISAL RIGHTS

     By virtue of Section 262 of the Delaware General Corporation Law, or the DGCL, if holders of SunPharm stock exercise appraisal rights in connection with the merger, any shares of SunPharm stock as to which such appraisal rights are exercised will not be converted into the right to receive shares of GelTex common stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting shares pursuant to the DGCL. GelTex's obligation to complete the merger is conditioned on none of the holders of SunPharm preferred stock exercising appraisal rights and the holders of no more than 2% of the SunPharm common stock exercising appraisal rights.

     THE FOLLOWING SUMMARY OF THE PROVISIONS OF SECTION 262 OF THE DGCL IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE.

     If the merger is approved by the required vote of SunPharm's stockholders, each holder of SunPharm stock who (1) files written notice with SunPharm of an intention to exercise rights to appraisal of his shares prior to the SunPharm special meeting and (2) does not vote in favor of the merger and who follows the procedures set forth in Section 262 will be entitled to have his SunPharm stock purchased by the surviving corporation for cash at the fair market value of the shares of SunPharm stock. The fair market value of shares of SunPharm stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of SunPharm stock with respect to which holders have perfected their appraisal demand in accordance with Section 262 and have not effectively withdrawn or lost such appraisal rights are referred to in this proxy statement/prospectus as the "dissenting shares".

     Within ten days after the effective date of the merger, SunPharm, as the surviving corporation in the merger, must mail a notice to all stockholders who have complied with (1) and (2) above notifying such stockholders of the effective date of the merger. Within 120 days after the effective date such holders of stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, provided such holders may within 60 days of the effective date withdraw their demand for appraisal. Within 120 days of the effective time, the holders of dissenting shares may also, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

     If any holder of SunPharm stock who demands the appraisal and purchase of the holder's shares under Section 262 fails to perfect, or effectively withdraws or loses the right to such purchase, the shares of the holder will be converted into a right to receive a number of shares of GelTex common stock in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if:

     - the merger is abandoned;

     - the shares are transferred prior to their submission for the required endorsement;

     - the dissenting stockholder fails to make a timely written demand for appraisal;

     - the dissenting shares are voted in favor of the merger;

     - neither SunPharm nor the stockholder files a complaint or intervenes in a pending action within 120 days after mailing of the approval notice; or

     - the stockholder delivers to SunPharm, as the surviving corporation, a written withdrawal of the stockholder's demand for appraisal of the dissenting shares.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT A SUNPHARM STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO THE HOLDER'S DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, SUNPHARM STOCKHOLDERS WHO ARE CONSIDERING OBJECTION TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

DELISTING AND DEREGISTRATION OF SUNPHARM COMMON STOCK AFTER THE MERGER

     If the merger is completed, SunPharm common stock will be delisted from The Nasdaq SmallCap Market and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

     Representations and Warranties. SunPharm and GelTex each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

     The representations given by SunPharm cover the following topics, among others, as they relate to SunPharm:

     - the corporate organization and qualification to do business of SunPharm;

     - SunPharm's certificate of incorporation and by-laws;

     - SunPharm's capitalization;

     - authorization of the merger agreement by SunPharm and the required vote of its stockholders;

     - the effect of the merger on obligations of SunPharm and under applicable laws;

     - SunPharm's material agreements;

     - SunPharm's compliance with applicable laws;

     - SunPharm's filings and reports with the SEC;

     - SunPharm's financial statements;

     - changes in SunPharm's business since December 31, 1998;

     - SunPharm's liabilities;

     - litigation involving SunPharm;

     - SunPharm's employee benefit plans;

     - labor and other matters related to SunPharm's employees;

     - information supplied by SunPharm in this proxy statement/prospectus and the related registration statement filed by GelTex;

     - restrictions on SunPharm's ability to conduct its business activities;

     - SunPharm's title to the assets it owns and leases;

     - SunPharm's taxes;

     - environmental laws that apply to SunPharm;

     - intellectual property used by SunPharm;

     - SunPharm's insurance;

     - required payments related to the merger to financial advisors or brokers;

     - SunPharm's business practices with respect to certain sensitive payments;

     - transactions with officers, directors and other persons affiliated with SunPharm;

     - the fairness opinion of SunPharm's financial advisor;

     - the absence of SunPharm subsidiaries;

     - SunPharm's disclosure in the merger agreement; and

     - that no antitrust filing under the Hart-Scott-Rodino Act is required in connection with the merger.

     The representations given by GelTex cover the following topics, among others, as they relate to GelTex and its subsidiaries:

     - the corporate organization and qualification to do business of GelTex and the Merger Sub;

     - the capitalization of GelTex and the Merger Sub;

     - authorization of the merger agreement by GelTex and the Merger Sub;

     - regulatory approvals required to complete the merger;

     - the effect of the merger on obligations of GelTex and under applicable laws;

     - GelTex's filings and reports with the SEC;

     - changes in GelTex's business since December 31, 1998;

     - information supplied by GelTex in this proxy statement/prospectus and the related registration statement filed by GelTex;

     - litigation involving GelTex;

     - GelTex's compliance with laws;

     - GelTex's taxes;

     - GelTex's review and assessment for Year 2000 compliance purposes; and

     - GelTex's intellectual property rights.

     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub." A copy of the merger agreement is attached hereto as Annex A.

     SunPharm's conduct of business before completion of the merger. SunPharm agreed that until the completion of the merger or unless GelTex consents in writing, SunPharm will operate its businesses in good faith with the goal of:

     - preserving intact the assets and current business organizations of SunPharm; and

     - maintaining its material contracts and preserving its relationships with:

        - advertisers;

        - sponsors;

        - customers;

        - licensees;

        - suppliers; and

        - others having business relationships with them.

     SunPharm also agreed that until the completion of the merger or unless GelTex consents in writing, SunPharm would conduct its business in compliance with specific restrictions relating to the following:

     - amendments to or modification of SunPharm's certificate of incorporation and by-laws;

     - the issuance and redemption of securities;

     - the issuance of dividends or other distributions;

     - the disposition of SunPharm's assets;

     - the disposition or modification of any of SunPharm's intellectual property rights;

     - the merger of assets or other entities;

     - the incurrence of indebtedness (subject to specified exceptions);

     - capital expenditures above a specified minimum amount;

     - entrance into or modification of contracts (other than specified contracts);

     - employees and employee benefits;

     - accounting policies and procedures;

     - liens on SunPharm's assets;

     - entrance into or modification of leases;

     - tax elections and liabilities;

     - settlement of litigation and claims;

     - transactions with related parties; and

     - insurance policies and payment of premiums thereon.

     The agreements related to the conduct of SunPharm's business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Conduct of Business Pending the Merger." A copy of the merger agreement is attached hereto as Annex A.

     No solicitation of other proposals. In addition to the restrictions on SunPharm outlined above, until the merger is completed or the merger agreement is terminated, SunPharm has agreed not to take any of the following actions:

     - solicit, facilitate, initiate or encourage an acquisition proposal; or

     - with respect to any person, entity or group that is pursuing an acquisition proposal:

        - engage in discussions or negotiations; or

        - disclose any non-public information relating to SunPharm.

     However, SunPharm may engage in these acts, other than solicitation, initiation or knowing encouragement, if all of the following occur:

     - SunPharm's board of directors believes in good faith that a particular acquisition proposal will result in a transaction more favorable to SunPharm's stockholders than the merger;

     - SunPharm's board of directors determines in good faith after consultation with its outside counsel that taking such action is required to satisfy the board's fiduciary duties under applicable law; and

     - SunPharm provides written notice to GelTex of its intention to take such action.

     An "acquisition proposal" is any inquiry, proposal or offer, other than the transactions contemplated by the merger agreement and other than in the ordinary course of business, for any of the following:

     - a merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving SunPharm;

     - the issuance or acquisition of 10% or more of the outstanding capital stock or any class of equity securities of SunPharm;

     - any tender offer or exchange offer, that, if completed, would result in any person or party beneficially owning 10% or more of the outstanding capital stock or any class of equity securities of SunPharm;

     - the sale, lease, exchange, license or other disposition of a significant portion of a material intellectual property right, or any significant portion of the business or other assets of SunPharm; and

     - any other transaction, the completion of which could reasonably be expected to impede, interfere with, prevent or materially delay the completion of the merger or which would reasonably be expected to diminish significantly the benefits to GelTex or its affiliates of the transactions contemplated by the merger agreement.

     SunPharm's employees and employee benefit plans. Pursuant to the merger agreement, SunPharm has agreed to use its commercially reasonable best efforts to terminate all of its employee benefits plans as of the effective time of the merger or as promptly as practicable thereafter. There is no obligation for GelTex or SunPharm to continue the employment of any present SunPharm employee or consultant following consummation of the merger, except that it is a condition to completing the merger that:

     - the consulting agreement between SunPharm and Dr. Raymond Bergeron of the University of Florida will continue in full force and effect after the effective time of the merger;

     - SunPharm and Mr. Borg will enter into the consulting agreement described in "Interests of Related Persons in the Merger -- Mr. Borg's Consulting Agreement" on page 42; and

     - Mr. Borg's employment agreement with SunPharm will have been amended in the manner set forth in "Interests of Related Persons in the Merger -- Amendment of Mr. Borg's Employment Agreement" on page 42.

     Treatment of SunPharm stock options and warrants. Pursuant to the merger agreement, SunPharm has notified the holders of the 1994 Plan options of the accelerated vesting and cancellation of such options in accordance with the 1994 Plan. Following the execution of the merger agreement and as of the record date, options issued under the 1994 Plan to acquire 10,000 shares of SunPharm common stock were exercised, and options to acquire an additional 134,430 shares of common stock will remain subject to exercise after the record date. The holders of the remaining 1994 Plan options did not timely notify SunPharm of their intent to exercise such options. As a result, and contingent upon completion of the merger, the 1994 Plan has been terminated and each outstanding 1994 Plan option has either been exercised or canceled, with the exception of the 134,430 options identified above, which options by their terms will either be exercised prior to completion of the merger or canceled. See "Interests of Related Persons in the Merger-Stock Options" on page 41. In addition to the 1994 Plan options as described above, the following options and warrants to purchase SunPharm common stock were issued and outstanding and had not been exercised as of the record date:

                  OPTIONS OR WARRANTS                    ISSUED AND OUTSTANDING
                  -------------------                    ----------------------
1995 Plan options......................................          324,271
Options outside of 1994 and 1995 Plans.................           80,860
Warrants...............................................        2,641,184

     The issued and outstanding warrants listed above include 1,585,119 warrants being offered for exchange, as discussed below.

     SunPharm's option agreements with non-employee directors pursuant to the 1995 Plan provide for accelerated vesting of options in the event that SunPharm merges with another entity and survives the merger only as a wholly-owned entity of a corporation other than SunPharm. SunPharm is required under the merger agreement to use its commercially reasonable best efforts to cause the termination or exercise of options under the 1995 Plan, options outside of the 1994 Plan and 1995 Plan and warrants to purchase SunPharm common stock as set forth in "Interests of Related Persons in the Merger -- Stock Options" on page
41. SunPharm is not required to offer any incentives or other consideration for the termination of these options and warrants. The chart below lists the shares of SunPharm common stock underlying SunPharm options and warrants which, subsequent to the signing of the merger agreement and as of the record date, have been exercised to purchase shares of SunPharm common stock or have been terminated contingent upon completion of the merger:

                                             SHARES UNDERLYING    SHARES UNDERLYING
                                             EXERCISED OPTIONS    TERMINATED OPTIONS
OPTIONS OR WARRANTS                             OR WARRANTS          OR WARRANTS
-------------------                          -----------------    ------------------
1994 Plan options..........................        10,000              194,500
1995 Plan options..........................             0                    0
Options outside of 1994 and 1995 Plans.....       150,025                    0
Warrants...................................       177,900                    0

     With respect to any outstanding SunPharm options or warrants, SunPharm may not permit the holders to exercise options or warrants by any means other than payment of the exercise price in cash, unless SunPharm is contractually obligated to do so. With respect to any option or warrant holder, SunPharm will use its commercially reasonable best efforts to encourage the holder to exercise the option or warrant only by payment in cash.

     In addition, pursuant to the merger agreement, SunPharm is required to use its commercially reasonable best efforts to cause the holders of warrants to purchase 1,585,119 shares of SunPharm common stock issued by SunPharm under the Unit Purchase Agreement dated March 28, 1997 to surrender such warrants in exchange for a total of 158,512 shares of SunPharm common stock. SunPharm has sent notice to these warrantholders requesting exchange of their warrants.

     At the effective time, each SunPharm stock option or warrant to purchase SunPharm common stock which is outstanding and has not been exercised, exchanged or terminated will be assumed by GelTex and will be subject to the same terms and conditions that it was originally subject to when issued by SunPharm, subject to appropriate adjustments. Each outstanding option or warrant to purchase common stock of SunPharm will, after the effective time of the merger, constitute an option or warrant to purchase the number of shares of GelTex common stock, rounded down to the nearest whole share, determined by multiplying:

     - the number of shares of SunPharm common stock subject to the option or warrant immediately before the effective time of the merger by

     - the common stock exchange ratio fraction.

     The exercise price of each of these options and warrants will be a price per share of GelTex common stock, rounded up to the nearest whole cent, equal to:

     - the per share exercise price for SunPharm common stock that otherwise could have been purchased under the SunPharm option or warrant divided by

     - the common stock exchange ratio fraction.

     Registration rights. SunPharm has agreed to use its commercially reasonable best efforts to terminate all agreements and arrangements pursuant to which any person may be entitled to cause SunPharm to file a registration statement under the Securities Act or which otherwise relate to securities of SunPharm. In addition, GelTex has agreed to file with the SEC not later than 60 days after the effective time of the merger:

     - a registration statement on Form S-8, or, if possible, a post-effective amendment to an existing Form S-8, with respect to the shares of GelTex common stock which may be issued upon the exercise of SunPharm options assumed by GelTex, and to use its best efforts to have the registration statement declared effective after its filing and kept effective as long as any of the assumed options are outstanding; and

     - a registration statement on Form S-3 with respect to the shares of GelTex common stock which may be issued upon the exercise of SunPharm warrants assumed by GelTex, and to use its best efforts to have the registration statement declared effective within 180 days after the effective time of the merger and kept effective until the earlier of:

        - the expiration, exercise or termination of the assumed warrants, or

        - two years following the effective time of the merger.

     Conditions to completion of the merger. The parties' obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions:

     - GelTex's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must be effective;

     - the merger agreement and the related transactions must be authorized by the requisite vote of the stockholders of SunPharm;

     - the shares of GelTex common stock to be issued in the merger must be approved for listing, subject to official notice of issuance, on The Nasdaq Stock Market;

     - all applicable approvals and consents of applicable courts and/or government authorities required to complete the merger must have been received;

     - no law, regulation, order or injunction must be enacted or issued which has the effect of making the merger illegal or otherwise preventing consummation of the merger; and

     - GelTex must have received an opinion from its tax counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and SunPharm must have received an opinion from its tax counsel, Andrews & Kurth, L.L.P., that the merger will constitute a "tax-free reorganization" under the tax code.

     GelTex's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - SunPharm's representations and warranties must be true and correct as of the date the merger is to be completed as if made at and as of such time except to the extent that any such representations or warranties address matters only as of a particular date;

     - SunPharm must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement;

     - GelTex must receive evidence that all licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders required to be obtained from third parties in connection with the merger have been obtained, except where the failure to obtain each will not have a material adverse effect on SunPharm;

     - certain SunPharm stockholders and directors and executive officers of SunPharm must deliver an executed release agreement to GelTex, which is in full force and effect;

     - each of the other agreements related to the merger, including the stockholders agreement, must be in full force and effect;

     - no event or events must have occurred since the signing of the merger agreement which has had or would reasonably be expected to have a material adverse effect on SunPharm;

     - GelTex must receive a copy of the confidentiality agreement and consulting agreement between SunPharm and Dr. Raymond Bergeron, which must be reasonably satisfactory and continue in full force and effect following the merger;

     - GelTex must receive a copy of the consulting agreement entered into by SunPharm and Mr. Borg, and Mr. Borg's employment agreement with SunPharm must have been amended in accordance with the merger agreement;

     - SunPharm must terminate certain registration rights pursuant to which any of its securityholders may be entitled, or by which such holders may cause SunPharm to file a registration statement under the Securities Act, except as otherwise permitted in the merger agreement;

     - GelTex must receive evidence satisfactory to it that a security interest identified in the merger agreement has been terminated or otherwise expired;

     - dissenting stockholders shall not have exercised dissenters' rights with respect to any shares of oustanding SunPharm preferred stock or with respect to more than 2% of the issued and outstanding SunPharm common stock;

     - SunPharm must execute the certificate of merger; and

     - GelTex must receive an opinion of Andrews & Kurth, L.L.P., counsel to SunPharm, with respect to certain matters.

     SunPharm's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - GelTex's representations and warranties must be true and correct as of the date the merger is to be completed as if made at and as of such time except to the extent that any such representations or warranties address matters only as of a particular date;

     - GelTex must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement;

     - the Merger Sub must execute the certificate of merger; and

     - SunPharm must receive an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to GelTex, with respect to certain matters.

     A "material adverse effect" is any fact, event, change, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), operations, results of operations, assets, liabilities or prospects of GelTex or SunPharm and their respective subsidiaries, taken as a whole, subject to certain exceptions as stipulated in the merger agreement.

     Termination of the merger agreement. The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement by SunPharm stockholders:

     (1) by mutual consent of the boards of directors of GelTex and SunPharm;

     (2) by GelTex or SunPharm, if:

        - the merger is not completed before December 31, 1999 (the right to terminate the merger agreement under this provision is not available to any party whose failure to fulfill any obligation under the merger agreement has been a cause of the failure to complete the merger on or before such date);

        - there is any final and nonappealable order, decree or ruling of a court or governmental authority prohibiting the merger; or

        - the merger agreement fails to receive the requisite vote for adoption by the stockholders of SunPharm at the SunPharm special meeting;

     (3) by GelTex, if SunPharm's board of directors:

        - approves, recommends or proposes to approve or recommend any acquisition proposal;

        - fails to present and recommend adoption of the merger agreement and the related transactions by the stockholders of SunPharm or withdraws, modifies or proposes to withdraw or modify, in any adverse manner, its approval or recommendation of the merger;

        - fails to mail a proxy statement to its stockholders within five business days of when the proxy statement was available for mailing or which failed to include in the proxy statement such recommendation;

        - fails to reaffirm its approval and recommendation of the merger within two business days after GelTex's request to do so;

        - enters into any letter of intent, merger agreement or similar agreement with respect to SunPharm relating to an acquisition proposal;

        - solicits, facilitates, initiates or encourages an acquisition proposal; or

        - resolves or announces its intention to do any of the above (see the definition of acquisition proposal on page 51 of this proxy statement/prospectus);

     (4) by Geltex:

        - upon a breach at any time by SunPharm of its representations and warranties or its covenants and agreements under the merger agreement so that the corresponding condition to completion of the merger would not be met, if such breach is not cured within 10 days after notice to SunPharm. GelTex may not terminate the merger agreement under this provision if it is in material breach of any of its obligations under the merger agreement; or

        - if any person or entity who is a party to the stockholders agreement publicly announces or makes a public statement regarding the stockholder's disapproval of the merger or otherwise encourages other stockholders of SunPharm not to vote in favor of the merger;

     (5) by SunPharm, upon a breach at any time by GelTex of its representations and warranties or its covenants and agreements under the merger agreement so that the corresponding condition to completion of the merger would not be met, if such breach is not cured within 10 days after notice to GelTex. SunPharm may not terminate the merger agreement under this provision if it is in material breach of any of its obligations under the merger agreement.

     Payment of termination fee or topping fee. SunPharm will pay to GelTex a termination fee of $500,000 plus expenses immediately upon termination of the merger agreement if the merger agreement is terminated because:

     - SunPharm's board of directors approves, recommends or proposes to approve or recommend any acquisition proposal other than the merger, or resolves to do so;

     - SunPharm's board of directors fails to present and recommend adoption of the merger agreement and the related transactions by the stockholders of SunPharm or withdraws, modifies or proposes to withdraw or modify, in any adverse manner, its approval or recommendation of the merger;

     - SunPharm's board of directors fails to mail a proxy statement to its stockholders within five business days of when the proxy statement was available for mailing or which failed to include a recommendation to adopt the merger agreement;

     - SunPharm's board of directors fails to reaffirm its approval and recommendation of the merger within two business days after GelTex's request to do so;

     - SunPharm's board of directors enters into any letter of intent, merger agreement or similar agreement with respect to SunPharm or any subsidiary relating to an acquisition proposal, or resolves to do so;

     - SunPharm's board of directors solicits, facilitates, initiates or encourages an acquisition proposal, or resolves to do so;

     - any person or entity who is a party to the stockholders agreement publicly announces or makes a public statement regarding the stockholder's disapproval of the merger or otherwise encourages other stockholders of SunPharm not to vote in favor of the merger; or

     - SunPharm's stockholders do not authorize the merger agreement and at the time of termination or prior to the special meeting, SunPharm makes, proposes, communicates or discloses in a manner which becomes public an intention to consummate an acquisition proposal whether or not the acquisition proposal or any announcement or agreement relating to the acquisition proposal has been rejected or withdrawn prior to the time of termination or the special meeting.

     In the alternative, SunPharm has agreed to pay GelTex a topping fee of $1,000,000 plus expenses if the merger agreement is terminated by GelTex or SunPharm because SunPharm's stockholders do not authorize the merger agreement and SunPharm enters into a binding agreement in connection with an acquisition proposal or an acquisition proposal involving SunPharm and a party other than GelTex is consummated within 12 months of the termination of the merger agreement.

     The topping fee is payable upon consummation of the acquisition proposal and the expenses incurred by GelTex in connection with the merger agreement are payable upon termination of the merger agreement. Termination of the merger agreement by SunPharm under circumstances where the topping fee is payable is not effective until GelTex receives the topping fee.

     In addition, if GelTex terminates the merger agreement because SunPharm is in breach of its representations and warranties or its covenants and agreements under the merger agreement and such breach is not cured within the required time period, SunPharm will pay to GelTex the fees and expenses incurred by GelTex in connection with the merger agreement within two business days of termination of the merger agreement.

     Extension, waiver and amendment of the merger agreement. The parties may amend the merger agreement before completion of the merger. However, after the SunPharm stockholders adopt the merger agreement, no change will be made to the range of the exchange ratio fractions."

     Either party may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement. If any of either party's conditions or other obligations are waived, SunPharm will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies is appropriate.

THE STOCKHOLDERS AGREEMENT

     GelTex required certain SunPharm stockholders to enter into a stockholders agreement. The stockholders agreement requires these SunPharm stockholders to vote all of the SunPharm common stock and preferred stock beneficially owned by them in favor of the merger.

     As of the record date, the SunPharm stockholders who entered into the stockholders agreement collectively held approximately 37% of the outstanding common stock and 86% of the outstanding preferred stock of SunPharm. None of the stockholders who are parties to the stockholders agreement was paid additional consideration in connection with the stockholders agreement.

     The stockholders agreement will terminate upon the earliest to occur of December 31, 1999 or the termination of the merger agreement.

OPERATIONS AFTER THE MERGER

     Following the merger, SunPharm will continue its operations as a wholly-owned subsidiary of GelTex. There are presently no arrangements to retain the services of the current directors, executive officers, employees or consultants of SunPharm following the merger, other than Mr. Borg and Dr. Bergeron, pursuant to their respective consulting agreements. The stockholders of SunPharm will become stockholders of GelTex, and their rights as stockholders will be governed by the GelTex restated certificate of incorporation, as currently in effect, the GelTex restated bylaws and the laws of the State of Delaware. See "Comparison of Rights of Holders of SunPharm Capital Stock and GelTex Common Stock" on page 83 of this proxy statement/prospectus.

        COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION

     SunPharm common stock is traded on The Nasdaq SmallCap Market under the symbol "SUNP." GelTex common stock is traded on The Nasdaq National Market under the symbol "GELX." Because the market price of GelTex common stock that you will receive in the merger may increase or decrease before the merger, you are urged to obtain current market quotations from publicly available sources.

     The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of SunPharm common stock as reported on The Nasdaq SmallCap Market and per share of GelTex common stock as quoted on The Nasdaq National Market.

                                                              SUNPHARM             GELTEX
                                                            COMMON STOCK        COMMON STOCK
                                                          ----------------    ----------------
                                                           HIGH      LOW       HIGH      LOW
                                                          ------    ------    ------    ------
1997:
  First Quarter.........................................  $ 5.50    $ 3.75    $27.00    $18.25
  Second Quarter........................................    4.63      2.63     23.00     15.75
  Third Quarter.........................................    4.06      2.63     27.00     17.50
  Fourth Quarter........................................    6.25      3.63     32.00     24.00
1998:
  First Quarter.........................................  $ 6.25    $ 4.13    $29.88    $25.63
  Second Quarter........................................    5.94      3.25     27.06     18.63
  Third Quarter.........................................    3.38      1.50     24.75     14.63
  Fourth Quarter........................................    2.25      0.75     27.38     16.25
1999:
  First Quarter.........................................  $ 3.25    $ 0.75    $29.00    $13.50
  Second Quarter........................................    2.34      1.13     22.88     13.25
  Third Quarter.........................................    2.50      1.00     18.13     10.00
  Fourth Quarter (through October 4, 1999)..............    1.38      1.13     12.94     10.88

     The following table sets forth the closing prices per share of SunPharm as reported on The Nasdaq SmallCap Market and the closing prices per share of GelTex common stock as reported on The Nasdaq National Market on (1) August 13, 1999, the last business day preceding public announcement that GelTex and SunPharm had entered into the merger agreement and (2) October 4, 1999.

     The following table also sets forth the equivalent price per share of GelTex of common stock and SunPharm common stock and preferred stock on those dates. The equivalent price per share of GelTex common stock for SunPharm common stock is equal to the closing price of a share of GelTex common stock on that date multiplied by 0.13359, the number of shares of GelTex common stock to be issued in exchange for each share of SunPharm common stock, assuming the midpoint of the range of the exchange ratio fraction for the SunPharm common stock. The equivalent price per share of GelTex common stock for SunPharm preferred stock is equal to the closing price of a share of GelTex common stock on that date multiplied by 0.20039, the number of shares of GelTex common stock to be issued in exchange for each share of SunPharm preferred stock, assuming the midpoint of the range of the exchange ratio fraction for the SunPharm preferred stock. This equivalent per share price reflects the value of the GelTex common stock you would receive for each share of SunPharm common stock or preferred stock if the merger were closed on any of these dates.

                                                                        EQUIVALENT         EQUIVALENT
                                                                      PER SHARE PRICE    PER SHARE PRICE
                                        SUNPHARM         GELTEX        FOR SUNPHARM       FOR SUNPHARM
                                      COMMON STOCK    COMMON STOCK     COMMON STOCK      PREFERRED STOCK
                                      ------------    ------------    ---------------    ---------------
August 13, 1999.....................     $ 1.75          $14.25           $ 1.90             $ 2.85
October 4, 1999.....................     $ 1.38          $11.88           $ 1.59             $ 2.38

     Because the market price of GelTex common stock that you will receive in the merger may increase or decrease before completion of the merger, you are urged to obtain current market quotations for GelTex common stock from publicly available sources.

     Neither GelTex nor SunPharm has ever paid a cash dividend on its common stock. Following the merger, it is expected that the GelTex board of directors will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in the business of the combined companies.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger using the purchase method of accounting.

     The unaudited pro forma condensed combined balance sheet as of June 30, 1999 gives effect to the merger as if it had occurred on such date, and reflects the allocation of the purchase price to the SunPharm assets acquired, including in-process research and development, and liabilities assumed. The unaudited pro forma condensed combined balance sheet includes an adjustment for severance related liabilities of approximately $611,000.

     The unaudited pro forma condensed combined statements of operations combine the historical statements of operations for GelTex and SunPharm as if the merger had occurred at the beginning of the earliest period presented. It is expected that following the merger, GelTex will incur additional costs, which are not expected to be significant to the combined results of operations, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma condensed combined financial statements.

     The GelTex statement of operations for the period in which the merger occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $9.5 million, or 55% of the purchase price. This amount represents the values determined by management, using a discounted cash flow methodology, to be attributable to the in-process research and development programs of SunPharm based on a valuation of such programs. The charge relates to two specific on-going research and development programs. Assuming both of these research programs continue through all stages of clinical development, the projected future research and development expenditures related to these programs is expected to aggregate $8.8 million. Of this total, $5.0 million is expected to be funded by the existing corporate partner for one of the programs and GelTex anticipates that it will also seek a corporate partner and related reimbursement for the second program. The programs are forecasted to be completed at various times between 2001 and 2002. If GelTex had allocated less of the purchase price to these programs, the value would have been recorded as goodwill on the balance sheet and amortized over the expected benefit period, resulting in increased amortization expense during that period.

     Management of GelTex believes that the allocation of the purchase price to these programs is appropriate given the future potential of these programs to contribute to the operations of GelTex. If, at a later date, management of GelTex decides to no longer pursue one or all of these in-process programs, decides to indefinitely postpone the research effort related to one or all of the programs, or determines that the discounted cash flows will no longer meet the projections underlying the valuations, it will disclose that fact to investors in the appropriate Form 10-K or 10-Q explaining why it will not pursue commercialization or why research has been postponed and when research is expected to resume. In addition, should GelTex revise its estimate of the anticipated date of regulatory approval for a particular product, this fact will be disclosed in the appropriate Form 10-K or 10-Q and the reasons for, and potential implications of, the change in estimate will be explained.

     Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of GelTex and SunPharm and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

             GELTEX PHARMACEUTICALS, INC. AND SUNPHARM CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                              AS OF JUNE 30, 1999

                                                  HISTORICAL             PRO FORMA    REFERENCES    PRO FORMA
                                             GELTEX        SUNPHARM     ADJUSTMENTS     NOTE 2      COMBINED
                                          ------------   ------------   -----------   ----------  -------------
ASSETS
Current Assets
Cash and cash equivalents...............  $  7,814,696   $    404,813                             $  8,219,509
Marketable securities...................    70,657,590        249,216                               70,906,806
Prepaid expenses and other current
  assets................................     2,821,311         94,879       (22,547)      A          2,893,643
Due from affiliates.....................    10,251,100             --                               10,251,100
Inventory...............................     3,186,113             --                                3,186,113
Due from Joint Venture..................       444,679             --                                  444,679
                                          ------------   ------------                             ------------
Total current assets....................    95,175,489        748,908                               95,901,850
Long-term receivables, affiliates.......       470,000        129,656      (117,086)      A            482,570
Long-term receivables...................         1,591             --                                    1,591
Property and equipment, net.............     7,712,919         56,031                                7,768,950
Intangible assets, net..................     1,050,229             --                                1,050,229
Goodwill................................            --             --     8,379,936       B          8,379,936
Other assets............................            --          9,276                                    9,276
Investment in Joint Venture.............     9,064,919             --                                9,064,919
                                          ------------   ------------                             ------------
                                          $113,475,147   $    943,871                             $122,659,321
                                          ============   ============                             ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses............................  $  4,450,295   $    564,981   $   720,000       C       $  5,735,276
  Obligations due upon close of
    merger..............................            --             --       471,608       D            471,608
  Notes Payable.........................            --         43,124                                   43,124
  Other.................................            --         92,961                                   92,961
  Current portion of long-term
    obligations.........................       840,808             --                                  840,808
                                          ------------   ------------                             ------------
Total current liabilities...............     5,291,103        701,066                                7,183,777

Long term obligations, less current
  portion...............................     5,206,180             --                                5,206,180
Commitments and contingencies...........            --             --                                       --
Stockholders' equity....................                                                                    --
  Series A preferred stock..............            --            300          (300)      E                 --
  Series B preferred stock..............            --             67           (67)      E                 --
  Common Stock..........................       168,652            693        11,157      E, F          180,502
  Additional paid-in capital............   187,104,318     21,440,785    (4,631,135)      F        203,913,968
  Deferred compensation.................      (457,620)            --                                 (457,620)
  Other comprehensive gain (loss).......      (159,819)            --                                 (159,819)
  Accumulated deficit during development
    stage...............................            --    (21,199,040)   21,199,040       E                 --
  Accumulated deficit...................   (83,677,667)            --    (9,530,000)      G        (93,207,667)
                                          ------------   ------------                             ------------
Total stockholders' equity..............   102,977,864        242,805                              110,269,364
                                          ------------   ------------                             ------------
                                          $113,475,147   $    943,871                             $122,659,321
                                          ============   ============                             ============

             GELTEX PHARMACEUTICALS, INC. AND SUNPHARM CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                             HISTORICAL            PRO FORMA    REFERENCES   PRO FORMA
                                        GELTEX       SUNPHARM     ADJUSTMENTS     NOTE 2      COMBINED
                                     ------------   -----------   -----------   ----------  ------------
Revenue:
Collaborative Joint Venture project
  reimbursement....................  $  2,961,596   $        --                             $  2,961,596
Contract Revenue...................     1,751,670            --                                1,751,670
                                     ------------   -----------                             ------------
Total Revenue......................     4,713,266            --                                4,713,266
Costs and expenses:
  Reseach and development..........    13,890,501     1,130,526                               15,021,027
  Collaborative Joint Venture
     project costs.................     2,961,596            --                                2,961,596
                                     ------------   -----------                             ------------
  Total research and development...    16,852,097     1,130,526                               17,982,623
  Amortization of purchased
     goodwill......................            --            --    $598,567         H            598,567
General and administrative.........     3,134,576       833,528                                3,968,104
                                     ------------   -----------                             ------------
Total costs and expenses...........    19,986,673     1,964,054                               22,549,294
Loss from operations...............   (15,273,407)   (1,964,054)                             (17,836,028)
Interest income, net...............     2,188,337        33,060                                2,221,397
Other income.......................            --         2,400                                    2,400
Equity in loss of Renagel Joint
  Venture..........................    (4,067,864)           --                               (4,067,864)
                                     ------------   -----------                             ------------
Net loss...........................  $(17,152,934)  $(1,928,594)                            $(19,680,095)
                                     ------------   -----------                             ------------
Basic and diluted net loss per
  share............................  $      (1.02)  $     (0.28)                            $      (1.09)
Shares used in computing basic and
  diluted net loss per share.......    16,844,000     6,804,165                               18,028,977

             GELTEX PHARMACEUTICALS, INC. AND SUNPHARM CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                            HISTORICAL            PRO FORMA    REFERENCES   PRO FORMA
                                       GELTEX       SUNPHARM     ADJUSTMENTS     NOTE 2      COMBINED
                                    ------------   -----------   -----------   ----------  ------------
Revenue:
Collaborative Joint Venture
  project reimbursement...........  $  5,198,819   $        --                             $  5,198,819
                                    ------------   -----------                             ------------
Total Revenue.....................     5,198,819            --                                5,198,819
Costs and expenses:
  Research and development........    11,608,472     1,164,798                               12,773,270
  Collaborative Joint Venture
     project costs................     5,198,819            --                                5,198,819
                                    ------------   -----------                             ------------
     Total research and
       development................    16,807,291     1,164,798                               17,972,089
  Amortization of purchased
     goodwill.....................            --            --    $598,567         H            598,567
General and administrative........     2,573,035     1,019,213                                3,592,248
                                    ------------   -----------                             ------------
Total costs and expenses..........    19,380,326     2,184,011                               22,162,904
Loss from operations..............   (14,181,507)   (2,184,011)                             (16,964,085)
Interest income, net..............     1,591,354        96,031                                1,687,385
Equity in loss of Renagel Joint
  Venture.........................    (2,924,553)           --                               (2,924,553)
                                    ------------   -----------                             ------------
Net loss..........................  $(15,514,706)  $(2,087,980)                            $(18,201,253)
                                    ------------   -----------                             ------------
Basic and diluted net loss per
  share...........................  $      (0.97)  $     (0.36)                            $      (1.06)
Shares used in computing basic and
  diluted net loss per share......    16,052,000     5,756,652                               17,236,977

             GELTEX PHARMACEUTICALS, INC. AND SUNPHARM CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                           HISTORICAL            PRO FORMA    REFERENCES   PRO FORMA
                                      GELTEX       SUNPHARM     ADJUSTMENTS     NOTE 2      COMBINED
                                   ------------   -----------   -----------   ----------  ------------
Revenue:
License fee and research
  revenue........................  $ 25,000,000   $   230,729                             $ 25,230,729
Collaborative Joint Venture
  project reimbursement..........     7,658,232            --                                7,658,232
                                   ------------   -----------                             ------------
Total Revenue....................    32,658,232       230,729                               32,888,961
Costs and expenses:
  Reseach and development........    27,904,064     2,509,561                               30,413,625
  Collaborative Joint Venture
     project costs...............     7,658,232            --                                7,658,232
                                   ------------   -----------                             ------------
     Total research and
       development...............    35,562,296     2,509,561                               38,071,857
  Amortization of purchased
     goodwill....................            --            --   $1,197,134        H          1,197,134
General and administrative.......     5,583,361     1,651,686                                7,235,047
                                   ------------   -----------                             ------------
Total costs and expenses.........    41,145,657     4,161,247                               46,504,038
Loss from operations.............    (8,487,425)   (3,930,518)                             (13,615,077)
Interest income, net.............     4,455,737       163,126                                4,618,863
Equity in loss of Renagel Joint
  Venture........................    (7,535,630)           --                               (7,535,630)
                                   ------------   -----------                             ------------
Net loss.........................  $(11,567,318)  $(3,767,392)                            $(16,531,844)
                                   ------------   -----------                             ------------
Basic and diluted net loss per
  share..........................  $      (0.72)  $     (0.64)                            $      (0.96)
Shares used in computing basic
  and diluted net loss per
  share..........................    16,023,000     5,876,875                               17,207,977

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The unaudited pro forma combined financial information reflects the merger, and gives effect to the following:

NOTE 1

     The unaudited pro forma condensed combined financial statements reflect the conversion of all of the outstanding shares of SunPharm common stock and preferred stock into approximately 1,184,977 shares of GelTex common stock pursuant to the merger. This calculation is based on GelTex's share price on or about August 13, 1999, the date of the Merger Agreement. The number of shares actually issued will depend on the average GelTex share price during the 20 day period prior to the Effective Date of the merger.

     The unaudited pro forma condensed combined financial statements assume that options and warrants to purchase approximately 822,000 shares of SunPharm common stock at an exercise price of $2.00 or less will be exercised prior to the effective date of the merger. Additionally, the unaudited pro forma financial statements provide that options and warrants to purchase approximately 1,880,736 shares of SunPharm common stock with an exercise price range of $3.00 to $7.50 will be assumed by GelTex pursuant to the merger and converted into options and warrants to purchase approximately 273,589 shares of GelTex common stock. The total cost of the proposed merger is estimated to be approximately $17,341,500, determined as follows:

Fair value of GelTex shares (calculated using the per
  share fair value on or about the date of the merger
  agreement)............................................  $16,540,500
Value of SunPharm options and warrants assumed..........      281,000
GelTex transaction costs, consisting primarily of
  financial advisory, legal and accounting fees.........      520,000
                                                          -----------
                                                          $17,341,500

     Based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed, GelTex has allocated the total cost of the merger to the net assets of SunPharm as follows:

Tangible assets acquired................................  $   804,238
In-process research and development.....................    9,530,000
Intangible assets.......................................    8,379,936
Liabilities assumed (including SunPharm transaction
  costs and other obligations due upon the close of the
  merger)...............................................   (1,372,674)
                                                          -----------
                                                          $17,341,500

     The SunPharm research and development programs currently in process were valued as follows:

DENSPM-Solid Tumor Cancer................................  $8,750,800
DEHOP- AIDS Related Diarrhea.............................     779,200
                                                           ----------
                                                           $9,530,000

     The in-process research and development has been written off against the combined retained earnings. Because the charge is nonrecurring, it has not been reflected in the pro forma condensed combined statements of operations. Such charge will be included in the GelTex statement of operations in the quarter in which the merger is completed. The intangible assets will be amortized over their estimated useful lives of 7 years.

NOTE 2

     The pro forma condensed combined balance sheets includes the adjustments necessary to give effect to the merger as if it had occurred on June 30, 1999 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including a charge to retained earnings for acquired in-process research and development and the elimination of SunPharm's equity accounts. The pro forma condensed combined statements of operations include the adjustments necessary to give effect to the merger as if it had occurred at the beginning of the respective periods. Adjustments included in the pro forma condensed combined balance sheets and statements of operations are summarized as follows:

     (A) Forgiveness of notes receivable from officers of approximately
         $140,000.

     (B) Valuation of purchased goodwill of $8,379,936.

     (C) Accrual for transaction-related costs of approximately $720,000, principally for valuation, legal, accounting services and an investment advisory fee, incurred by GelTex and SunPharm.

     (D) Accrual for severance and other payouts associated with pre-existing severance plans of approximately $472,000.

     (E) Elimination of the SunPharm equity accounts.

     (F) Issuance of GelTex common stock, $0.01 par value. The value of GelTex common stock is equal to the product of 1,184,977 shares multiplied by $13.96 per share.

     (G) Charge to operations for in-process research and development of approximately $9,530,000.

     (H) Amortization of purchased goodwill based upon the useful life of 7 years.

NOTE 3

     Pro forma basic and diluted net loss per share amounts for the six month periods ended June 30, 1999 and June 30, 1998, are based upon the historical weighted-average number of shares of GelTex common stock outstanding adjusted to reflect the issuance, as of January 1, 1998, of approximately 1,184,977 shares of GelTex common stock, which amount excludes outstanding shares subject to repurchase in accordance with SFAS No. 128. The impact of outstanding options, including SunPharm options, is not included in the calculation of basic and diluted net loss per share as the effect would be antidilutive.

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                              SUNPHARM'S BUSINESS

BUSINESS OVERVIEW

     SunPharm is a development-stage company. SunPharm designs and develops small molecule pharmaceutical products, consisting of novel polyamine analogue and metal chelator compounds invented at the University of Florida and licensed exclusively worldwide to SunPharm. SunPharm currently has 9 compounds in various stages of research or development, targeting 6 indications, or illnesses. SunPharm focuses on the following disease areas:

     - cancer

     - refractory diarrhea associated with AIDS

     - other gastrointestinal disorders

     - systemic iron overload

     SunPharm has advanced the following two polyamine analogue compounds to Phase II clinical trials:

     - DEHOP, a treatment for refractory AIDS-related diarrhea

     - DENSPM, a treatment for various solid tumor cancers

     DEHOP completed a Phase II clinical trial in 1997, and it is currently undergoing additional evaluation for safety and efficacy. DENSPM is in Phase II clinical trials directed by the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company, or Warner-Lambert, under a sublicense agreement with SunPharm.

     SunPharm conducts preclinical studies of several other potential lead compounds and indications through a sponsored research agreement with the University of Florida to prepare compounds for pilot studies in humans as soon as possible. SunPharm intends to file an investigational new drug application for each of the following compounds and indications within the next twelve months:

     - DENSPM, for HIV

     - Topical DENSPM, for psoriasis

     - DESPM, for a gastrointestinal disorder

     - PCANMH, for ulcerative colitis

     - Monosodium HBED, for Cooley's anemia and other systemic iron overload disorders

In addition, SunPharm has a potential orally active analogue of the iron chelator DFT, in preclinical development.

     SunPharm develops products both independently and through strategic alliances. Therefore, SunPharm seeks financial, preclinical and clinical trial assistance from larger pharmaceutical and/or biotechnology companies for novel drugs with broad market potential, but would prefer to retain manufacturing and/or marketing rights for all or part of those products. As a result, SunPharm sublicensed worldwide rights (excluding Japan) to manufacture and market DENSPM for all cancer indications to Warner-Lambert in May 1993 and sublicensed those rights in Japan to Nippon Kayaku in February 1994. Warner-Lambert and Nippon Kayaku agreed to make staged payments to SunPharm for license fees and research and development milestones, of which they paid an aggregate of $3.1 million to date, and to pay royalties on sales of products incorporating DENSPM. In addition, both partners agreed to fund and administer all further clinical trials for DENSPM in cancer indications.

     SunPharm was incorporated in Delaware in 1990 as Lexigen, Incorporated and changed its name in 1991 to SunPharm Corporation. SunPharm has its principal executive offices at The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, Florida 32082, and its telephone number is (904) 394-2800.

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SunPharm supports a research facility at the University of Florida in
Gainesville, Florida, and maintains a quality assurance laboratory in Alachua, Florida.

TECHNOLOGY OVERVIEW

  - DEVELOPMENT OF POLYAMINE ANALOGUE TECHNOLOGY

     For the past fifteen years, Dr. Raymond Bergeron, the inventor of SunPharm's polyamine analogues, has conducted research at the University of Florida for the development of polyamine analogues as potential anti-cancer agents. Dr. Bergeron's research has been supported by over $6 million of funding under National Cooperative Drug Discovery Group grants from the National Cancer Institute and, since 1992, more than $6 million from SunPharm.

  - CHARACTERISTICS AND FUNCTIONS OF POLYAMINES

     Human cells contain three essential, naturally occurring polyamines: putrescine, spermidine and spermine. In contrast to building blocks such as amino acids, nucleotides and sugars, polyamines do not become macromolecules but remain metabolically distinct entities within cells. Research indicates that these polyamines bind to nucleic acids and promote the integrity and fidelity of many of their functions, such as replication, supercoiling, ribonucleic acid, or RNA, transcription and processing, and protein synthesis. These functions of polyamines are necessary for cellular proliferation to occur.

     Human cells employ a family of enzymes to maintain the proper balance of polyamines. This family of enzymes includes ornithine decarboxylase, or ODC, and S-adenosylmethionine decarboxylase, or SAMDC, which make polyamines for the cell, and spermidine/spermine N(1)-acetyltransferase, or SSAT, which controls the export and/or recycling of polyamines from the cell. All three of these are short-lived, rapidly inducible proteins, and are tightly regulated by intracellular polyamine pools. Together, these enzymes maintain polyamine pools within a very narrow range of concentration inside the cell.

     SunPharm's polyamine compounds are structurally similar to the cell's naturally occurring polyamines. SunPharm calls its polyamine compounds "analogues" because of this structural similarity. The cell's polyamine uptake system recognizes SunPharm's analogues as natural polyamines, and these analogues thereby gain entry into the cell. Once inside the cell, SunPharm's analogues disrupt the cell's polyamine balance and biosynthetic network, causing the cell to shut down the enzymes ODC and SAMDC, the polyamine producers, and to increase production of SSAT, which is responsible for the breakdown and export of natural polyamines from the cell. This combined effect causes a substantial reduction in the amount of natural polyamines in the cell and a corresponding increase in the amount of analogues in the cell. Because cancer cells have a high rate of polyamine biosynthesis and contain higher concentrations of essential polyamines than normal cells, SunPharm believes that substitution of its analogues for the natural polyamines will counteract the increased level of polyamines present in the cancer cells, thereby reducing the ability of the cancer cells to proliferate.

     SunPharm has discovered, through its sponsored research at the University of Florida, that certain polyamine analogues modify other cell-related activities besides cell proliferation. For example, work on uncovering the drug candidate DEHOP's mechanism of action in arresting diarrhea suggests that DEHOP interacts with several receptor complexes, including the N-methyl-D-aspartate, or NMDA, receptor, which control neuromuscular function. Additional evidence suggests that DEHOP also stimulates nitric oxide release, which could be responsible for DEHOP's promotion of the relaxation of smooth muscles in the gastrointestinal tract. This is consistent with studies which have indicated that the smooth muscle relaxation promoted by DEHOP is inhibited by the nitric oxide synthase inhibitor, L-NAME.

  - DEVELOPMENT OF IRON CHELATOR TECHNOLOGY

     SunPharm has received an exclusive license from the Foundation for a second technology platform, consisting of proprietary iron chelator compounds invented by Dr. Bergeron at the University of Florida. Metal chelators are compounds which bind tightly to certain metals, such as iron, in the bloodstream and

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inside cells, acting to eliminate quantities in excess of the body's needs.
These excess quantities damage vital organs such as the liver, heart and pancreas. Chelators are administered to supplement the body's poorly developed ability to get rid of excess metal concentrations.

PRODUCTS UNDER DEVELOPMENT

     SunPharm has 9 compounds targeting 6 indications in various stages of research or development, including two compounds which have reached Phase II clinical trials. All of these compounds are based on the polyamine analogues and metal chelators developed at the University of Florida and licensed exclusively to SunPharm. The University of Florida, under SunPharm's sponsored research agreement, will exclusively license to SunPharm, on a worldwide basis, additional compounds and/or indications discovered by Dr. Bergeron and his staff. The following table summarizes SunPharm's current product portfolio, or pipeline, which has resulted from the license agreement and sponsored research agreement with the University of Florida:

                                PRODUCT PIPELINE

DISEASE AREA                     COMPOUND         INDICATION                   STATUS
------------                     --------         ----------                   ------
1. CANCER                      DENSPM        cancer                 Phase II commenced 1st
                                                                    Quarter 1998 by
                                                                    Warner-Lambert Co.;
                                                                    combination therapy trials
                                                                    initiated June 1999
                               DPNSPM        cancer                 Preclinical development
                               DENOHO        cancer                 Preclinical development
                               DEHOHO        cancer                 Preclinical development

2. AIDS                        DEHOP         AIDS-related diarrhea  Phase II completed 4th
                                                                    Quarter 1997; further
                                                                    evaluation for safety ongoing
                               DESPM         anti-diarrheal         Preclinical development
                               DENSPM        HIV                    Investigational new drug
                                                                    application filed

3. GASTROINTESTINAL DISORDERS  PCANMH        ulcerative colitis     Preclinical development

4. DERMATOLOGY                 DENSPM        psoriasis              Preclinical development

5. IRON OVERLOAD               HBED          iron overload          Preclinical development
                               DFT Analogue  iron overload          Preclinical development

1.  CANCER

     - BACKGROUND. The American Cancer Society estimates that, in the US, more than 1.2 million new cases of cancer will be diagnosed and more than 500,000 people will die of cancer in 1999. Currently, chemotherapy, surgery and radiation are the major treatments for cancer. Chemotherapy is usually the primary treatment for cancers such as hematologic malignancies, which cannot be excised by surgery. In addition, physicians increasingly use chemotherapy as an adjunct to radiation and surgery to improve efficacy and to address the spread of cancer, and as primary therapy for some solid tumors. Chemotherapy attempts to destroy the malignant cells by exposing them to as much drug as the patient can tolerate. Clinicians design a combination of drugs, dosing schedule and method of administration that increases the probability that malignant cells will be destroyed and minimizes the harm to healthy cells.

     Most current anti-cancer drugs have significant limitations. Certain cancers, such as colon, lung, kidney and pancreatic cancers, are inherently unresponsive to chemotherapeutic agents. Certain other cancers may initially respond to a chemotherapeutic agent, but cease to respond as the cancer cells acquire resistance to the drug during the course of therapy. As such cancer cells develop resistance to a specific chemotherapeutic agent, they often simultaneously become resistant to a wide variety of structurally

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unrelated agents through a phenomenon known as "multi-drug resistance."
Additionally, current anti-cancer drugs generally are highly toxic, with effects that may prevent their administration in therapeutic doses.

     A. DENSPM. Phase I clinical trials for DENSPM in refractory solid-tumor cancer commenced in January 1994 at the University of Florida, Johns Hopkins University and Roswell Park Cancer Institute. The protocol allowed for dosing regimens of one, two and three times per day at each center, respectively, in order to determine DENSPM's maximum tolerated dose and side effects. Following the Phase I trials, SunPharm and Warner-Lambert agreed that the maximum tolerated dose had been determined at all dosage regimens. In December 1996, SunPharm received the remaining $500,000 of the $1,000,000 milestone payment due from Warner-Lambert upon reaching that milestone and transferred the investigational new drug application for the clinical trial to Warner-Lambert. In early 1998, Warner-Lambert commenced Phase II clinical trials of DENSPM in six solid tumor cancers and will be responsible for all subsequent clinical development of the compound (excluding Japan) in cancer applications. In May 1999, SunPharm announced that Warner-Lambert would expand the Phase II trials following evidence of a modest degree of tumor shrinkage in patients with renal cell carcinoma, and also that Warner-Lambert planned to begin studies of DENSPM in combination with alpha interferon, an approved anti-tumor agent.

     B. DEHOP. Researchers at the University of Florida first tested DEHOP in five cancer patients during 1988 and 1989. They wanted to determine a safe dosage for DEHOP in cancer patients. They observed no drug-related side effects, except for constipation. This led SunPharm and its researchers at the University of Florida to test DEHOP for use in treating AIDS patients who suffer from chronic refractory diarrhea. Please read "-- AIDS" and "-- Gastrointestinal Disorders" for a description of those trials.

     Early studies conducted by SunPharm demonstrated that DEHOP may have anti-proliferative properties. As a result, SunPharm filed an investigational new drug application in March 1996 for a Phase I clinical trial to test DEHOP in cancer patients. Dr. George Wilding at the University of Wisconsin Comprehensive Cancer Center began the study in October 1996 with funding under a federal grant from the National Cancer Institute. The study was a dose ranging trial conducted in cancer patients to determine safety, pharmacokinetics, and maximum tolerated dose. SunPharm observed an adverse event in this trial in 1997 at a dose level five times higher than in the Phase II AIDS-related diarrhea trial. SunPharm discussed safety data from the Phase II trial with the FDA to determine whether to continue development of DEHOP for cancer indications as well as for trials planned for other indications, including non-Hodgkin's lymphoma and ulcerative colitis. In October 1998, SunPharm announced that the FDA required an additional Phase II study of DEHOP to generate additional safety and pharmacokinetic data before starting pivotal studies in refractory AIDS-related diarrhea. Please refer to "Risk Factors -- GelTex's and SunPharm's Operations Depend on Compliance with Complex Government Regulations" on page 23 for a discussion of the potential impact of this requirement.

     C. DEHOHO, DPNSPM AND DENOHO. Preclinical studies indicate that a derivative of DEHOP, diethyldihydroxy-homospermine, or DEHOHO, may be useful in treatment of pancreatic carcinoma. Several animal studies demonstrate that DEHOHO concentrates in the exocrine cells of the pancreas and after a relatively short use causes almost complete atrophy of these cells, while sparing the insulin-producing endocrine cells. Because DEHOHO irreversibly alters pancreatic cells, SunPharm expects this finding to be relevant in the treatment of pancreatic carcinoma, a rapid and invariably fatal disease. SunPharm anticipates the completion of preclinical in vitro and in vivo efficacy studies for this indication by mid-year 1999, with preclinical safety studies to start shortly thereafter. SunPharm plans preclinical work in 1999 for two other derivative compounds, dipropylnorspermine, or DPNSPM and diethyldihydroxynorspermine, or DENOHO, to explore additional cancer indications.

2.  AIDS

     - BACKGROUND. AIDS, a disease caused by HIV, is a devastating viral infection that destroys the immune system of affected patients. The Centers for Disease Control and Prevention, or CDC, estimate

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that HIV infects nearly one million people in the US, and over 30 million people worldwide. Over 44,000 new AIDS cases were expected in the US in 1998, and globally there are an estimated 16,000 new cases daily.

     AIDS patients commonly experience disorders of the gastrointestinal tract. Researchers estimate that between 50-80% of all AIDS patients and between 20-30% of all HIV-positive patients suffer from chronic diarrhea during the course of their disease. Most of these patients have periods of stable weight interspersed with episodes of heavy diarrhea and rapid wasting that often occur while the patient suffers from active secondary infections. Over time, the patient's recovery from bouts of diarrhea is less complete, producing long-term loss of body cell mass. Physicians do not yet fully understand the causes of AIDS-related diarrhea and weight loss, and the condition is often unresponsive to medical therapy. Of the HIV-positive patients with chronic diarrhea, a pathogen can be identified as the cause in about 50% of the cases, and, among those patients with this identifiable pathogen, about 50% (or only 25% of all HIV-positive patients with chronic diarrhea) can be treated with antibiotic therapy. Therefore, treatment is empiric and uses a combination of anti-diarrheal agents.

     A. DEHOP. In January 1994, the FDA allowed Phase I clinical trials of DEHOP as a possible treatment for chronic AIDS-related refractory diarrhea. In June 1994, the University of Florida completed the first segment of the Phase I clinical trial to determine side effects. Five AIDS patients, for whom treatments with other anti-diarrheal medications had been unsuccessful, received doses which were three to five times lower than those doses previously given to cancer patients in a prior study of DEHOP for cancer conducted in 1989. All five patients experienced a significant reduction in stool volume with no measurable adverse side effects. In December 1995, the University completed an expanded segment of the Phase I clinical trial in a total of nineteen evaluable patients, to determine safety, route of administration and dosage regimen. Across the three dose levels tested, ten patients responded positively. SunPharm conducted a Phase II clinical trial of DEHOP on refractory AIDS-related diarrhea in January 1996 to establish safety and appropriate dosing regiments for use in a future pivotal clinical trial. In December 1997, SunPharm reported statistically significant results of the Phase II multicenter clinical trial of DEHOP.

     The Phase I and II clinical trials demonstrated positive response rates of 53% and 80%, respectively, in AIDS patients with very severe, refractory diarrhea, that is, diarrhea which had failed to respond to all other approved treatments for two weeks prior to initiating treatment with DEHOP. Although the patients reported a small number of drug-related adverse events in each study, SunPharm believes that the significant anti-diarrheal benefit of DEHOP observed in its clinical trials outweighs the risks to patients associated with these adverse events, and these adverse events do not preclude further development of DEHOP for AIDS-related diarrhea. SunPharm is evaluating the impact of safety data from its Phase I clinical trial of DEHOP for cancer on the development of DEHOP for this indication. In October 1998, SunPharm announced that the FDA required additional studies of DEHOP prior to initiating pivotal trials in AIDS-related diarrhea. If or when initiated, SunPharm would design these studies to generate additional safety and pharmacokinetic data on the compound. Please read "-- Cancer -- DEHOP" for more information on DEHOP.

     B. DENSPM FOR HIV. The HIV-1 virus has nine known genes that contain the information for viral structural, enzymatic and regulatory proteins necessary for intracellular viral replication and assembly. HIV drugs in use today are directed toward the viral enzymes, reverse transcriptase and protease. These enzymes are necessary both for conversion of viral RNA to DNA and assembly of viral components into infective virus. Despite the effectiveness of currently available HIV drugs in reducing HIV levels, progress of the disease continues to occur in treated patients, with decreases in CD4+ T lymphocyte levels, the onset of opportunistic infections, and ultimate progression to death. Experts have several hypotheses for the ultimate failure of these drugs, which include: (i) the amount of HIV present overwhelms the drugs; (ii) the virus develops resistance to the drugs; and (iii) the inhibition of one or two molecular targets (e.g. reserve transcriptase and/or protease) is insufficient to control the virus. Although treatment with a combination of reverse transcriptase and protease inhibitors has shown reduced levels of HIV mRNA in the blood to undetectable levels in some patients, HIV DNA continues to persist in the patients' tissues.

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Also, 25% of patients receiving combination therapy with reverse transcriptase and protease inhibitors do not respond to the treatment, either because of the patient's inability to take the combination therapy due to side effects or the failure of the combination therapy to produce an antiviral effect.

     Through its funded research at the University of Florida, SunPharm is investigating another possible therapeutic approach to HIV involving the viral rev gene, a regulatory gene required for the production of viral structural components by the infected cell. The product of the viral rev gene combines in the nucleus with the viral genetic message, HIV mRNA, and with cellular eIF-5A, necessary for protein synthesis. This combination of rev, HIV mRNA and eIF-5A then can be transported across the nuclear membrane to the cytoplasm. There, the HIV genetic message can be translated to HIV protein, viral particles can assemble, burst out of the cell and infect other cells.

     SunPharm has funded research at the University of Florida to investigate several proprietary analogue compounds that may alter eIF-5A to inhibit its combination with the rev gene product or to inhibit the ability of the combination to bind to the viral genetic message. DENSPM has been shown to remove the substrate needed in an enzymatic reaction that converts a lysine residue on eIF-5A to hypusine. SunPharm believes that a reduction in hypusine will correlate with a reduction in viral load. SunPharm plans to test this hypothesis in a pilot clinical trial scheduled to begin after an investigational new drug application is filed in late 1999 or early 2000. SunPharm believes that HIV cannot proliferate and infect new lymphocytes if it uses DENSPM to disrupt this phase of the viral life-cycle. Although the HIV virus may mutate significantly, this treatment may present the "Achilles heel" in the virus' life cycle when mutation plays a less important role and may lead to new drug treatment of AIDS.

3.  GASTROINTESTINAL DISORDERS

     - BACKGROUND. Ulcerative colitis is a form of inflammatory bowel disease of unknown origin affecting approximately 500,000 Americans. Ulcerative colitis consists of a diffuse, continuous, inflammatory process that almost always involves the rectum, varies in its proximal extent, but rarely involves the small intestines. The etiology of ulcerative colitis remains uncertain, but genetic, infectious, immunological, and psychological factors have been implicated as possible pathogenetic mechanisms in producing the chronic mucosal inflammatory condition and the resulting ulcerative and hemorrhagic conditions. Physicians treat the disease with sulfasalazine, other 5-aminosalicylic acid, or ASA, compounds and/or rectal corticosteroids. None of these treatments are totally effective in alleviating the signs and symptoms of ulcerative colitis.

     A. DEHOP. Preclinical investigation with DEHOP in animals for inflammatory bowel disease indicates that the compound exerts protective and anti-inflammatory effects in the mucosa of the colon. SunPharm believes that DEHOP, owing to its biochemical, anti-motility, anti-secretory and mucosal-protective properties, may decrease colonic mucosal inflammatory infiltrates and the signs and symptoms of mild to moderate ulcerative colitis. In March 1997, the FDA allowed an investigational new drug application for a Phase I/II clinical trial in patients with mild to moderate ulcerative colitis. Clinical investigators at the University of Chicago conducted these trials, for which patient enrollment began in November 1997. However, in 1998 SunPharm decided to delay further enrollment to evaluate safety data from its Phase I clinical trial of DEHOP for cancer, and also to discuss a pivotal trial of DEHOP for AIDS-related diarrhea with the FDA. Please read "-- Cancer -- DEHOP" and
"-- AIDS -- DEHOP" for further discussions about the uses of DEHOP.

     B. PCANMH. SunPharm has identified a metal chelator, PCANMH, which has been encouraging in early preclinical studies. In two different models of ulcerative colitis, PCANMH has shown a favorable impact on colon inflammation. SunPharm reversed the beneficial effect by complexing PCANMH with iron before administration, which demonstrated the importance of the actual chelator capacity of the compound for its beneficial effect. SunPharm believes that iron present in the inflamed bowel facilitates the production of free radicals which intensifies the inflammation. The resulting oxidative stress may contribute to the high incidence of colon carcinoma in these patients. SunPharm believes that the local use

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of iron chelators may simultaneously eliminate the free iron catalyst and scavenge free radicals, thereby minimizing the oxidative damage to the intestinal lining.

4.  DERMATOLOGY

     - DENSPM. SunPharm believes that DENSPM may successfully treat psoriasis. Patients with psoriasis show increased local ODC activity, elevated systemic polyamine levels and increased urinary polyamine excretion. Studies conducted ten years ago using mouse skin showed that the ODC-inhibitor, difluoromethylornithine, or DFMO, administered systemically or topically, prevented polyamine accumulation and inhibited tissue growth, indicating potential use of DFMO in treating hyperproliferating disorders of human skin. Seven of ten patients treated topically with DFMO for psoriasis in clinical studies experienced moderate improvement. DFMO significantly reduced putrescine and spermidine concentrations of the skin in these patients. However, the overall clinical efficacy of this treatment has proven marginal, partly resulting from poor permeability into human skin. Therefore, DFMO does not have a foothold in psoriasis treatment. DENSPM, however, has been shown to penetrate mouse skin and to have cytostatic properties, and SunPharm has sponsored preclinical studies conducted at the University of Florida to investigate DENSPM as a possible psoriasis treatment. SunPharm has completed skin safety and hypersensitivity studies in animals and plans to conduct additional toxicity studies in animals before filing an investigational new drug application to test DENSPM against psoriasis in human clinical trials.

5.  IRON OVERLOAD

     A. HBED. In March 1998, the NIH issued a statement on research at the University of Florida with the metal chelator compound, HBED. When tested in rats and primates overloaded with iron, HBED removed up to 3 times more iron than desferrioxamine, or DFO, by subcutaneous administration. The National Institute of Diabetes and Digestive and Kidney Diseases partly funded the study, which appeared in the February 15, 1998 issue of the science journal, Blood.

     SunPharm believes that HBED may lead to a more effective and more easily administered treatment of iron overload. Current treatment for excess iron levels in disorders such as Cooley's anemia, sickle cell anemia and hemochromatosis consists of a nine to twelve-hour infusion of DFO at least 5 days per week. Patients have great difficulty tolerating and complying with this treatment regimen. Preclinical testing of HBED continues at the University of Florida. SunPharm expects testing in human subjects to begin after the filing of an investigational new drug application early in 2000.

     B. DFT ANALOGUE. In January 1999, Dr. Bergeron and his collaborators at the University of Florida reported progress in identifying and structuring an orally effective iron clearing agent with a more acceptable level of toxicity than DFO. The Journal of Medicinal Chemistry reported the results of their work. SunPharm believes that one analogue compound, DFT, exhibits sufficient iron chelation properties and an acceptable safety profile in animal models to warrant further investigation in humans. SunPharm expects to file an investigational new drug application for a pilot clinical trial in the year 2000.

STRATEGIC ALLIANCES

  - WARNER-LAMBERT AGREEMENT

     In May 1993, SunPharm entered into a sublicense agreement with Warner-Lambert regarding DENSPM. SunPharm granted Warner-Lambert exclusive worldwide rights (excluding Japan) to manufacture and market DENSPM for all cancer indications in exchange for certain license fees, advance royalty payments and development milestone payments. Warner-Lambert has paid SunPharm a total of $2.9 million to date. Warner-Lambert also will pay SunPharm a royalty on all sales of products incorporating this compound and indication. The agreement provides for additional payments to SunPharm upon completion of Phase II clinical trials, filing of a new drug application for DENSPM, and approval of the new drug application for commercial sale of DENSPM. SunPharm's rights to receive these payments depend on Warner-Lambert achieving these milestones, over which SunPharm does not have control. Under the agreement, SunPharm conducts Phase I clinical trials for DENSPM, and Warner-Lambert

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completes all remaining clinical trials at its expense. Warner-Lambert has a right of first refusal to acquire the rights to DENSPM for other indications should SunPharm elect to sublicense the development of DENSPM for those indications. If Warner-Lambert elects to subcontract any portion of the manufacturing of the compound to a third party, SunPharm has the right to match the third party's offer under certain circumstances. The sublicense agreement terminates on a country-by-country basis, upon the later of (i) the expiration of the last-to-expire patent in such country or (ii) ten years after the commencement of marketing of a product in that country.

     In June 1996, Warner-Lambert acquired a 12-month option for other linear polyamines for use in cancer indications in exchange for an early payment of $500,000, one half of the milestone payment due upon completion of the Phase I clinical study of DENSPM. In December 1996, Warner-Lambert agreed that SunPharm met its obligations under the sublicense agreement for completion of the Phase I study, and SunPharm transferred the investigational new drug application to Warner-Lambert in exchange for the remaining portion of the $1,000,000 milestone payment.

  - NIPPON KAYAKU AGREEMENT

     In February 1994, SunPharm entered into an agreement with Nippon Kayaku for the Japanese marketing and development rights to DENSPM for cancer indications. Nippon Kayaku committed to make staged payments to SunPharm for research and development milestones and has paid $225,000 to date. Royalties are due on all sales of products incorporating DENSPM. This agreement provides for additional payments to SunPharm upon commencement of Phase I and Phase II clinical trials in Japan, upon the submission of, and upon the approval of, a new drug application in Japan, and upon the later to occur of product pricing approval or patent approval in Japan. SunPharm's rights to receive additional payments from Nippon Kayaku depend on Nippon Kayaku achieving these milestones. SunPharm does not control achievement of these milestones. Nippon Kayaku will complete all necessary Japanese clinical trials and associated regulatory submissions at its expense. SunPharm has the right to supply Nippon Kayaku with all of its bulk product requirements for marketing DENSPM in Japan.

  - SCHEIN AGREEMENT

     On September 30, 1999, SunPharm entered into an exclusive sub-license agreement with Schein Pharmaceutical, Inc., or Schein, whereby Schein obtained the rights to a proprietary injectable iron chelator for the U.S., European, and certain Far East markets. Under the sub-license agreement, SunPharm is entitled to receive payments upon reaching clinical, regulatory and manufacturing milestones, as well as escalating royalties on sales. A payment of $625,000 was made to SunPharm upon signing of the agreement.

LICENSED TECHNOLOGY AND SPONSORED RESEARCH

     SunPharm holds an exclusive worldwide license to the commercial rights to polyamine compounds and various iron chelators and their uses under more than 45 issued US and foreign patents and numerous pending patent applications held by the Foundation through its sponsored research agreement and license agreement with the Foundation. Under the agreements SunPharm must file and prosecute the patents relating to the licensed technology, and pay the costs of doing so. Further, SunPharm must take all necessary steps to defend these patent rights. If SunPharm fails to take these actions, the Foundation has the right to defend these rights at its own expense.

     SunPharm cannot ensure that any existing patent application, or any future patent applications, will be issued or that any patents, if issued, will provide SunPharm adequate patent protection with respect to the covered products, their uses, technology or processes. Also, under its license with the Foundation, SunPharm must meet specified milestone and diligence requirements to retain its license of these patents.

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  - LICENSE AGREEMENT

     In December 1991, SunPharm entered into a Patent License Agreement with Research Component with the Foundation under which, as amended, the Foundation granted to SunPharm a worldwide exclusive license to its rights under certain patents and patent applications relating to polyamine and metal chelator technology invented by Dr. Bergeron. Under this license agreement, SunPharm has rights to all indications currently under development and, with respect to all patent applications filed for inventions discovered during the term of our sponsored research agreement, SunPharm obtains rights for all indications and uses for humans and animals. SunPharm's license is subject to certain diligence milestones related to product development and regulatory applications, product marketing and certain other matters. The Foundation may terminate this license agreement if SunPharm fails to meet certain milestones; provided, however, termination will be limited to a particular compound if the default is related to a particular compound only. The Foundation may terminate this license agreement in its entirety if SunPharm defaults in its payment obligations under the sponsored research agreement.

     Under the license agreement, SunPharm must pay royalties on sales of products, subject to certain annual minimum royalties and reimbursement of patent costs incurred by the Foundation. These royalties include a royalty on net sales of SunPharm's products of between five and six percent and a royalty of 28% (increasing to 35% under certain circumstances) on royalty and license payments made to SunPharm by its sublicensees. However, payments to the Foundation on sales of products by sublicensees may not be less than two percent of sublicensee sales. SunPharm must pay a minimum annual royalty of $100,000 on each anniversary date of the license agreement, which is credited against royalties and research payments due under its sponsored research agreement, discussed below.

     Under the license agreement, as amended, SunPharm issued to the Foundation a total of 342,760 shares of SunPharm common stock, subject to certain limitations on sales under an agreement with SunPharm. The license agreement terminates when the last patent licensed to SunPharm expires, or on December 9, 2011, whichever is later.

  - RESEARCH AGREEMENT

     Also in December 1991, SunPharm and the Foundation entered into a Corporate Research Agreement under which SunPharm has funded the research and development work of Dr. Bergeron's laboratory at a current annual cost (including direct and indirect costs) of $875,000. To date, SunPharm has made all required payments under the research agreement. Under the research agreement, any new invention covered by the license agreement will be licensed to SunPharm on the same terms as the license agreement without any additional license fees to the Foundation.

     SunPharm has a close working relationship with Dr. Bergeron at the University of Florida, whom SunPharm engages as a consultant. SunPharm's management and the University of Florida scientists meet regularly to review the progress and direction of the University's efforts under the research agreement. A total of 26 scientists and technicians at the University of Florida work on SunPharm's products under Dr. Bergeron's supervision, seven of whom have Ph.D. degrees. By utilizing the University's significant resources (including state-of-the-art equipment, laboratory facilities for synthesis, analysis, pharmacology, toxicology, in vitro and in vivo studies, and clinical and animal facilities), SunPharm believes that it has accomplished much more in development of its licensed compounds than it could have on its own, with an equivalent amount of capital.

     SunPharm incurred research and development costs of approximately $2,228,000 for fiscal year 1996, $2,417,000 for fiscal year 1997 and $2,510,000 for fiscal year 1998. SunPharm incurred research and development costs of approximately $12,496,000 for the period from its inception through December 31, 1998.

PATENTS AND PROPRIETARY TECHNOLOGY

     SunPharm's success depends, in part, on the validity and scope of the patents and patent applications licensed from the Foundation, and on its ability to operate without infringing on the proprietary rights of others. Other parties have filed patent applications, and some patents may have been or may be issued in the therapeutic areas in which SunPharm develop its products. If any of SunPharm's proprietary technology in these areas conflicts with the rights of others, its ability to commercialize products using these technologies could be materially and adversely affected. Please read "Risk Factors -- Patents and Proprietary Technology" on page 24 for more information about SunPharm's patents and other proprietary technologies and risks associated with them.

GOVERNMENT REGULATION

     In the US, the FDA's Center for Drug Evaluation and Research regulates SunPharm's polyamine analogue and iron chelator products under the Federal Food, Drug and Cosmetic Act. SunPharm must perform several steps before it may market a product in the US, including:

     1. preclinical laboratory evaluation of product chemistry and animal studies to assess the purity, potency, stability, safety and efficacy of the product and its formulation;

     2. submission to the FDA of an investigational new drug application, which includes the results of the preclinical studies and, unless the FDA objects, becomes effective 30 days following its filing with the FDA (and which must become effective before human clinical trials may commence);

     3. adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug (and which provide data satisfying FDA data integrity standards);

     4. submission of a new drug application to the FDA; and

     5. FDA review and subsequent approval of the new drug application prior to any commercial sale or shipment of the drug.

In addition to this approval, each domestic drug manufacturing facility is subject to inspections every two years by the FDA and must comply with the FDA's Good Laboratory Practices and Good Manufacturing Practices.

     In the US, human clinical trial programs generally involve a three-phase process. Typically, Phase I trials are conducted in healthy volunteers to determine the early side-effect profile and the pattern of drug distribution and metabolism. Phase II trials are conducted in groups of patients afflicted with the target disease to provide sufficient dose-response and safety data as required by the FDA. If Phase II evaluations indicate that a product has shown potential effectiveness and has an acceptable benefit-to-risk profile, Phase III trials are undertaken to conclusively demonstrate clinical efficacy and safety within an expanded population at multiple clinical study sites. Sometimes, the FDA requires Phase IV studies to track patients after it approves a product for commercial sale to identify side effects that may occur in a relatively small percentage of patients.

     For drugs used for cancer, AIDS and other life-threatening diseases, initial human testing is generally done in patients rather than in healthy volunteers. Because these patients are already afflicted with the target disease, these studies may provide results traditionally obtained in Phase II studies. Similarly, Phase II studies may be expanded to provide results generally obtained in Phase III studies (such expanded studies are generally referred to as Phase II/III studies). As a result, subject to obtaining the necessary FDA approvals, the clinical trial process for cancer, AIDS and other life-threatening diseases may be shortened compared to the process for non life-threatening diseases. However, SunPharm cannot assure that the FDA will grant such approvals.

     SunPharm is also subject to widely varying foreign regulations governing clinical trials and pharmaceutical sales. Regardless of FDA approval, SunPharm must obtain approval of a product by the comparable regulatory authorities of foreign countries prior to marketing the product in those countries.

The approval process varies from country to country. The time may be shorter or longer than FDA approval, and the regulatory authorities of other nations may require additional clinical data. SunPharm intends to rely on licensees to obtain regulatory approval for marketing its products in foreign countries.

     From the time a new drug application is filed, regulatory review and approval of a new pharmaceutical product may take two years for life-threatening diseases and longer for non-life-threatening diseases, and may involve the expenditure of substantial resources. Approval depends on a number of factors, including the severity of the disease in question, the availability of alternative treatments, and the risks and benefits demonstrated in clinical trials.

     During the development phase of its products or thereafter, SunPharm may file for Treatment investigational new drug status under provisions of the investigational new drug regulations. These regulations apply to products for serious or life-threatening diseases and intend to facilitate the availability of new products to desperately ill patients after clinical trials have shown evidence of efficacy, but before the FDA has granted general marketing approval.

     SunPharm may also seek designation for its products, where applicable, as "Orphan Drugs" under the Orphan Drug Act of 1983. This Act generally provides incentives for the development of drugs to treat diseases affecting fewer than 200,000 persons in the US. SunPharm intends to seek this designation for DEHOP for AIDS-related diarrhea. A drug that receives Orphan Drug designation and is the first product to receive FDA marketing approval for its product claim is entitled to a seven-year exclusive marketing period in the U.S. for that product claim. However, SunPharm believes that its patent position on DEHOP will afford exclusivity for a longer period.

COMPETITION

     SunPharm knows of various products which are under development or manufactured and marketed by competitors. These products are used by competitors for the prevention, diagnosis or treatment of certain diseases which SunPharm has targeted for its own product development, and some use therapeutic approaches that compete with certain of SunPharm's potential products. For example, SunPharm believes that Novartis AG, a major international pharmaceutical company, is developing a product which targets SAMDC, one of the two enzymes responsible for the biosynthesis of polyamines in human cells. Novartis AG also markets a natural form of DFO for treating iron overload, Desferal(R), and has significantly greater resources than SunPharm. SunPharm cannot be sure of the ultimate success or failure of Novartis AG in these efforts.

     To date, SunPharm has not managed a set of clinical trials to FDA product approval. Accordingly, SunPharm's competitors may succeed in obtaining FDA approval for products more rapidly than SunPharm, which could adversely affect its ability to further develop and market its products. If SunPharm commences significant commercial sales of its products, it will also be competing in manufacturing efficiency and marketing capabilities, areas in which it has limited or no experience.

EMPLOYEES

     As of October 1, 1999, SunPharm had seven full-time employees and one part-time employee. Preclinical and clinical testing is subcontracted and performed at the University of Florida and at other sites. Although SunPharm has obtained a $1,000,000 key person life insurance policy on the life of Stefan Borg, and it is the sole beneficiary of that policy, the loss of his services could have a material adverse effect on SunPharm.

                 SUNPHARM MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Since its inception in May 1990, SunPharm has devoted substantially all of its efforts and resources to research and development of potential pharmaceutical products. SunPharm conducts this research and development on its own behalf and through collaborations with clinical institutions and other pharmaceutical companies. SunPharm's drug development strategy includes research and clinical activities at the University of Florida, through its sponsored research agreement. Please read "SunPharm's Business -- Licensed Technology and Sponsored Research" on page 74 for a more detailed discussion of this agreement. SunPharm has incurred cumulative net losses of $21,199,000 from its inception through June 30, 1999.

     In January 1995, SunPharm completed its initial public offering which resulted in net proceeds to SunPharm of approximately $7,200,000. These proceeds financed SunPharm's operations through mid-1996, at which time SunPharm raised $3,095,000 of net proceeds through a private placement financing and exercise of warrants. Also in 1996, SunPharm recorded a $1,000,000 milestone payment from Warner-Lambert. In subsequent private placements, SunPharm raised the following net proceeds:

March 1997...............................................  $6,116,500
November 1998............................................  $1,160,000
March 1999...............................................    $485,000

At the present time, SunPharm believes its cash resources to be sufficient to fund its operations into the third quarter of 1999, at which time SunPharm will require additional funding to continue its operations through the end of 1999.

     SunPharm intends to obtain additional funds for research and development through collaborative arrangements with corporate partners and from other sources. SunPharm cannot assure that such arrangements will be concluded, if at all, on terms favorable to it. SunPharm expects to incur additional significant operating losses for the foreseeable future, principally through anticipated expenditures for research and development and for clinical trials.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED JUNE 30, 1998 AND 1999

     Interest income decreased to $14,000 for the three months ended June 30, 1999 from $47,000 earned in the same period in 1998. The decrease resulted from a lower average cash balance available for investment during the current quarter.

     SunPharm's research and development expenses totaled $547,000 for the quarter, a decrease of 15% from the $642,000 recorded in the same period in 1998. The lower expenses in the current period were due to a decrease in clinical expenses because SunPharm did not fund any clinical investigations during the current period.

     General and administrative expenses were $429,000 for the three months ended June 30, 1999, as compared to $454,000 for the same period in 1998, a decrease of 6%. This resulted from a decrease in employee costs, offset by increases in corporate legal expenses and in lease expense for office space.

  SIX MONTHS ENDED JUNE 30, 1998 AND 1999

     Interest income decreased to $33,000 for the six months ended June 30, 1999 from $96,000 earned in the same period in 1998. The decrease resulted from a lower average cash balance available for investment.

     SunPharm's research and development expenses totaled $1,131,000 for the six months ended June 30, 1999, a decrease of 3% from the $1,165,000 recorded in the same period in 1998. The lower expenses in the current period were due to a decrease in clinical expenses, as discussed above. SunPharm expects its research and development expenses in 1999 to be roughly 10% higher than in 1998, in anticipation of filing investigational new drug applications and initiating up to three clinical trials for drug candidates during the second half of the year.

     General and administrative expenses were $834,000 for the six months ended June 30, 1999, as compared to $1,019,000 for the same period in 1998, a decrease of 18%. This resulted from a decrease in employee costs, partly offset by increases in corporate legal expenses and in lease expense for office space. In recognition of the current trend, SunPharm expects general and administrative expenses for the remainder of 1999 to remain lower than 1998 levels.

  YEARS ENDED DECEMBER 31, 1996, 1997, AND 1998

     SunPharm recorded total revenues of $394,000 in 1998 compared to $280,000 in 1997 and $1,073,000 in 1996. 1998 revenues included $231,000 of sponsored research, representing payments for preclinical work contracted with a corporate partner, with an identical amount included in research and development expense. SunPharm's 1997 revenues consisted solely of interest income on invested cash. SunPharm's 1996 revenues included a $1,000,000 milestone payment under the Warner-Lambert agreement for successful completion of DENSPM Phase I testing. SunPharm expects to receive an additional milestone payment from Warner-Lambert in late 1999, provided that the Phase II trials for DENSPM, which Warner-Lambert is conducting, are successfully completed within this time frame.

     SunPharm reported a net loss in 1998 of $3,767,000, which compares to net losses of $3,906,000 in 1997 and $2,837,000 in 1996. Compared to 1997, the lower net loss in 1998 was due to increased revenues, as discussed above. The lower net loss in 1996 was impacted by higher revenues, as discussed above, and lower expenses as discussed below.

     Research and development expenses increased 4% from $2,417,000 in 1997 to $2,510,000 in 1998. However, since $231,000 of the 1998 amount represents sponsored research offset by an equal amount of revenue as discussed above, actual research and development expenses in 1998 declined by roughly 6% from the prior year. SunPharm's research and development expenses relate principally to human clinical trials, sponsored research payments to the University of Florida, expenses for screening and testing of drug compounds, salaries and benefits for its employees engaged in research and development activities, and legal costs of patent prosecution by retained counsel. The lower actual expenses in 1998, as compared to 1997, were due to lower clinical investigator and monitoring costs. Research and development expenses for 1997 were 8% higher than the $2,228,000 recorded in 1996. This increase reflected greater preclinical activity, increased sponsored research payments made to the University of Florida, expenses associated with an expanding patent portfolio, and expenses associated with establishment of a quality assurance laboratory.

     General and administrative expenses declined by 7% in 1998 to $1,652,000, from $1,769,000 recorded in 1997. The decline reflected, in part, a consolidation of investor relations activity. 1997 expenses were 26% higher than the $1,401,000 recorded in 1996. Salaries, benefits and personnel recruiting expenses associated with the addition of three management positions, beginning in September 1996, contributed significantly to this increase.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, SunPharm has financed its operations primarily through collaborative research and sublicense agreements with its strategic alliance partners and the issuance of debt and equity securities. Through June 30, 1999, SunPharm received $3,116,000 of cumulative sponsored research and sublicensing revenues and $21,441,000 in consideration of the issuance of debt and equity securities.

     On January 12, 1995, SunPharm completed an initial public offering of 1,100,000 units at $7.00 per unit. Each unit consisted of one share of SunPharm Common Stock and one warrant to purchase one share of SunPharm common stock at $8.75 per share. The warrants expired on April 13, 1998. Additionally, on February 16, 1995, Royce Investment Group, Inc., the lead underwriter of SunPharm's initial public offering, exercised an option to purchase an additional 165,000 units at $7.00 per unit. SunPharm received proceeds from the initial public offering of approximately $7,200,000, net of underwriting and other costs of $1,655,000. Of the net proceeds, SunPharm used approximately $1,793,000 to repay its outstanding indebtedness (including accrued interest and certain fees).

     During the year ended December 31, 1996, SunPharm completed a private placement of 537,623 units under Section 4(2) of the Securities Act for $5.50 per unit. Each unit consisted of one share of SunPharm common stock and one warrant. These warrants expire four years from the date of issuance and have a current exercise price of $7.50 per share. Additionally, SunPharm may redeem these warrants at $0.01 per warrant if SunPharm common stock closes, for 20 consecutive days, at a price of $10.50 per share. Proceeds from this private placement were approximately $2,636,000, net of placement agent and other costs of approximately $321,000.

     Also during 1996, SunPharm offered certain of its existing warrant holders a 30% reduction in their exercise price if they exercised their warrants prior to December 31, 1996. Additionally, for each four warrants exercised, SunPharm issued participants a warrant identical to the warrants issued in the private placement. Through this warrant exchange offer, 236,721 outstanding warrants were exercised in exchange for 236,721 shares of SunPharm common stock and 59,178 new warrants. SunPharm received proceeds from the warrant exchange of approximately $459,000, net of offering costs of approximately $34,000.

     On March 28, 1997, SunPharm sold 1,828,286 units, each consisting of one share of SunPharm common stock and one warrant, for $3.50 per unit. These warrants expire five years from the date of issuance. In a "cashless exercise," the warrant exercise price is $4.00 per share plus forty percent of the difference between the current trading price of SunPharm common stock and $4.00; in all other cases, the warrant exercise price is $4.00 per share plus thirty percent of the difference between the current trading price of SunPharm common stock and $4.00. SunPharm may redeem these warrants at the exercise price if SunPharm common stock closes, for 20 consecutive days, at a price of $16.00, $20.00, $24.00, or $28.00 per share during the second, third, fourth or fifth years, respectively, of these warrants. SunPharm received proceeds from this private placement of $6,116,500, net of placement agent and other offering costs of $282,500. During the nine months ended December 31, 1997, SunPharm sold an additional 120,000 of these units and received proceeds of $378,000, net of placement costs of $42,000.

     On March 28, 1997, SunPharm amended the terms of the warrants issued in the private placement of 537,623 units and in the warrant exchange to (i) reduce the warrant exercise price to $3.00 per share, (ii) increase the price of SunPharm common stock at which SunPharm can exercise the call feature, (iii) extend the warrant expiration date to March 31, 2001, and (iv) provide that SunPharm would use reasonable best efforts to register the resale of shares by June 30, 1997.

     On November 13, 1998, SunPharm sold 300,000 shares of Series A preferred stock and 853,565 of SunPharm common stock to certain institutions and other accredited investors in a private placement under Regulation D of the Securities Act. The purchase price for the preferred stock and common stock sold in the private placement consisted of $1,200,000 in cash and the surrender by the investors of approximately 347,000 warrants originally issued in SunPharm's March 1997 private placement financing. Holders of Series A preferred stock may convert to common stock on a 1-for-1 basis, subject to customary antidilution adjustments. Dividends accrue on the Series A preferred stock at the rate of 8% per annum. In the event of SunPharm's liquidation, dissolution, or winding up or, at the option of the holders of the Series A preferred stock, SunPharm's consolidation or merger or a sale of all or substantially all of SunPharm's assets, the Series A preferred stock will be entitled to receive in preference to SunPharm common stock an amount per share equal to the original purchase price plus any accrued dividends per share. However, in the event that the proposed merger of SunPharm with GelTex is consummated, and subject to the consent of the holders of the SunPharm preferred stock, all outstanding shares of preferred stock will convert into shares of SunPharm common stock on a 1.5 for 1 basis, and the holders of preferred stock will receive no further preference or payment. Holders of at least 33% of the Series A preferred stock may have their shares redeemed upon their request, which request may be made at any time two years following closing of this private placement. In the event of such request, SunPharm must redeem all of the Series A preferred stock held by the requesting holders at a redemption price equal to $4.00 per share (subject to adjustment), plus any accrued dividends per share. The redemption price may be paid, at SunPharm's option, in cash or in shares of SunPharm common stock. SunPharm's intention is to make such redemption in SunPharm common stock, and accordingly, the Series A preferred stock has been included in stockholder's equity. Proceeds to SunPharm from this private placement were $1,160,000, net of legal fees of $40,000.

     During the year ended December 31, 1998, net cash used in operating activities was $4,023,000, as compared to $4,062,000 during the prior year. SunPharm's lower usage of cash in 1998 was affected by the lower net loss, as well as by changes in various asset and liability accounts during the course of the year. SunPharm had net working capital of approximately $1,410,000 at December 31, 1998, and SunPharm will require additional funds to continue preclinical testing and clinical trials of its potential products.

     On February 16, 1999, the underwriter of its initial public offering agreed to surrender a purchase option for 110,000 shares of SunPharm common stock exercisable at $11.20 per share, which it had acquired in connection with the offering and which was due to expire on January 12, 2000. In exchange for surrender of this option, SunPharm agreed to issue an equal number of shares to the underwriter at $0.60 per share, for total proceeds of $66,000. Subsequent to the date of the agreement and payment of proceeds to SunPharm, but prior to surrender of the option, the underwriter determined that it had previously disposed of a portion of the option. Accordingly, on August 11, 1999, SunPharm refunded to the underwriter $43,200 and reduced the number of shares of SunPharm common stock to be issued to 38,000 shares.

     On March 31, 1999, SunPharm sold 66,667 shares of Series B preferred stock and 183,333 shares of SunPharm common stock to an institutional investor in a private placement under Regulation D of the Securities Act. Rights and preferences of the Series B preferred stock were identical to the Series A preferred stock. SunPharm received proceeds from this private placement of approximately $485,000, net of legal costs. However, in the event that the proposed merger of SunPharm with GelTex is consummated and, subject to the consent of the holders of the SunPharm preferred stock, all outstanding shares of preferred stock will convert into shares of SunPharm common stock on a 1.5 for 1 basis, and the holders of preferred stock will receive no further preference or payment.

     During the six months ended June 30, 1999, net cash used in operating activities was $1,552,000, compared with $2,290,000 for the comparable period in 1998. The use of less cash in the current period was principally due to the lower net loss as a result of lower expenses, as previously discussed, and also due to an increase in accounts payable. The increase in accounts payable resulted from the granting of an extension by the Foundation for SunPharm's quarterly sponsored research payment from June 30 to August 16, 1999. At June 30, 1999, SunPharm had cash and investments totaling $679,000, compared with $1,699,000 at December 31, 1998. SunPharm's use of cash to fund its operations during this six month period was partially offset by the funding provided by the March 1999 private placement financing discussed above.

     Between August 4 and September 30, 1999, SunPharm received proceeds of $273,503 from the exercise of 390,643 options and warrants by various holders as follows:

          NUMBER OF OPTIONS    EXERCISE PRICE PER SHARE    PROCEEDS
          -----------------    ------------------------    --------
               202,743                  $ 0.32             $ 64,878
                10,000                  $1.125               11,250

          NUMBER OF WARRANTS    EXERCISE PRICE PER SHARE    PROCEEDS
          ------------------    ------------------------    --------
               100,000                   $ 1.00             $100,000
                77,900                   $ 1.25               97,375
                                                            --------
          Total Proceeds                                    $273,503
                                                            ========

     On September 30, 1999, SunPharm entered into an exclusive sub-license agreement with Schein Pharmaceutical, Inc., or Schein, whereby Schein obtained the rights to a proprietary injectable iron chelator for the U.S., European, and certain Far East markets. Under the sub-license agreement, SunPharm is entitled to receive payments upon reaching clinical, regulatory and manufacturing milestones, as well as escalating royalties on sales. A payment of $625,000 was made to SunPharm upon signing of the agreement.

     Nasdaq is aware that SunPharm is currently not in compliance with the minimum net tangible asset requirement for continued listing on The Nasdaq SmallCap Market. Pending completion of the proposed merger, Nasdaq has granted SunPharm a waiver of the minimum net tangible asset requirement. However, Nasdaq has informed SunPharm that if the merger is delayed or is not completed before November 30, 1999, SunPharm's common stock may be immediately delisted from The Nasdaq SmallCap Market, if SunPharm does not cure the current net tangible asset deficiency.

     SunPharm has incurred losses since inception and, therefore, has not been subject to federal income taxes. As of December 31, 1998, SunPharm had net operating loss and tax credit carry forwards for income tax purposes of approximately $16,953,000 and $596,000, respectively, which may be available to reduce future taxable income and future tax liabilities. These carry forwards begin to expire in 2008. The Tax Reform Act of 1986 provides for an annual limitation on the use of net operating loss and credit carry forwards (following certain ownership changes) that could significantly limit SunPharm's ability to utilize these carry forwards. SunPharm has made no determination concerning whether there has been such a cumulative change in ownership. It is possible that such a change in ownership occurred following the completion of SunPharm's initial public offering, subsequent private placements, and subsequent exercise of warrants. Accordingly, SunPharm's ability to utilize the aforementioned carry forwards to reduce future taxable income and tax liabilities may be limited. Additionally, because U.S. tax laws limit the time during which these carry forwards may be applied against future taxes, SunPharm may not be able to take full advantage of these attributes for federal income tax purposes.

     Please read "Risk Factors" on page 15 and "SunPharm's Business" on page 67 for discussions regarding SunPharm's ability to:

     - fund its expenditures;

     - successfully market a product; and

     - achieve its corporate objectives.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                           SUNPHARM CAPITAL STOCK AND
                              GELTEX COMMON STOCK

     Both GelTex and SunPharm are incorporated in the State of Delaware. If the merger is completed, holders of SunPharm Series A and Series B preferred stock and common stock will become holders of GelTex common stock and the rights of former SunPharm stockholders will be governed by Delaware law and GelTex's restated certificate of incorporation and amended and restated by-laws. The rights of SunPharm stockholders under SunPharm's certificate of incorporation and by-laws differ in limited respects from the rights of GelTex stockholders under GelTex's restated certificate of incorporation and amended and restated by-laws. The material differences are summarized in the table below. The summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL as well as to the GelTex restated certificate of incorporation, the GelTex amended and restated by-laws, the SunPharm certificate of incorporation and the SunPharm by-laws, copies of which are on file with the SEC.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
CORPORATE            The rights of SunPharm               The rights of GelTex stockholders
GOVERNANCE:          stockholders are currently           are currently governed by
                     governed by Delaware law and the     Delaware law and the restated
                     certificate of incorporation and     certificate of incorporation and
                     by-laws of SunPharm.                 amended and restated by-laws of
                                                          GelTex. Upon consummation of the
                     Upon consummation of the merger,     merger, the rights of GelTex
                     the rights of SunPharm               stockholders will remain governed
                     stockholders will be governed by     by Delaware law and the restated
                     Delaware law and the certificate     certificate of incorporation and
                     of incorporation and by-laws of      amended and restated by-laws of
                     GelTex.                              GelTex.

AUTHORIZED           The authorized capital stock of      The authorized capital stock of
CAPITAL STOCK:       SunPharm consists of 25 million      GelTex consists of 50 million
                     shares of common stock and           shares of common stock and 5
                     2,500,000 shares of preferred        million shares of preferred
                     stock. Of the authorized             stock. Of the authorized
                     preferred stock, 300,000 shares      preferred stock, 500,000 shares
                     are designated as "Series A          are designated as Series A Junior
                     Redeemable Convertible Preferred     Participating Preferred Stock.
                     Stock" (the "Series A Preferred")
                     and 200,000 shares are designated
                     as "Series B Redeemable
                     Convertible Preferred Stock" (the
                     "Series B Preferred").

NUMBER OF            SunPharm's by-laws provide that      GelTex's restated certificate of
DIRECTORS:           the authorized number of             incorporation provides that the
                     directors will be between one and    number of directors will be
                     nine and will be determined by       determined by the board of
                     the board of directors. The          directors, but that the number
                     SunPharm board currently consists    will be between three and
                     of seven directors.                  fifteen. The GelTex Board
                                                          currently consists of five
                                                          directors.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
STOCKHOLDER          SunPharm's by-laws do not            According to the GelTex amended
NOMINATION OF        expressly permit stockholder         and restated by-laws, a
DIRECTORS:           nomination of directors.             stockholder's notice to the
                                                          chairman of the board of
                                                          directors nominating a person for
                                                          election as a director must be
                                                          received not less than fifty days
                                                          nor more than 75 days prior to
                                                          the stockholders meeting held for
                                                          the purpose of electing
                                                          directors. However, if less than
                                                          65 days notice of such
                                                          stockholders meeting is given to
                                                          GelTex stockholders, any notice
                                                          to GelTex nominating a person for
                                                          election as a director will be
                                                          considered timely so long as it
                                                          was received by GelTex not later
                                                          than the close of business on the
                                                          15th day following the day the
                                                          notice of the stockholders
                                                          meeting was mailed to GelTex
                                                          stockholders.

ELECTION OF          So long as there are 100,000         Under the GelTex restated
DIRECTORS:           shares of SunPharm Series A          certificate of incorporation,
                     Preferred outstanding, the           holders of GelTex common stock
                     holders of the SunPharm Series A     elect the board of directors as a
                     Preferred, voting separately as a    class.
                     class, are entitled to elect one
                     member of the SunPharm board.
                     So long as there are 100,000
                     shares of Series B Preferred
                     outstanding, the holders of the
                     Series B Preferred, voting
                     separately as a class, are
                     entitled to elect one member of
                     the SunPharm board.

CLASSIFICATION OF    SunPharm's by-laws do not provide    GelTex's restated certificate of
BOARD OF             for a classified board of            incorporation provides that the
DIRECTORS:           directors; each director serves      board of directors shall be
                     for a one-year term.                 divided into three classes as
                                                          nearly equal in number as
                                                          possible, with each class serving
                                                          a staggered three-year term.

REMOVAL OF           Under SunPharm's by-laws, any        Under GelTex's restated
DIRECTORS:           director may be removed, with or     certificate of incorporation, a
                     without cause, at any special        director may be removed for cause
                     meeting of shareholders duly         by a vote of the holders of a
                     called and held for such purpose     majority of shares entitled to
                     by the holders of a majority of      vote for the election of
                     shares then entitled to vote at      directors.
                     the special meeting.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
STOCKHOLDER          According to SunPharm's by-laws,     According to GelTex's restated
ACTION BY WRITTEN    any action required or permitted     certificate of incorporation, the
CONSENT:             to be taken at any annual or         power of stockholders to act by
                     special stockholders meeting may     consenting in writing without a
                     be taken without a meeting if a      meeting is specifically denied.
                     consent in writing, setting forth
                     the action to be taken, is signed
                     by the holders of outstanding
                     stock having not less than the
                     minimum number of votes that
                     would be necessary to authorize
                     or take such an action at a
                     meeting in which all shares
                     entitled to vote were present and
                     voted.

NOTICE OF BUSINESS   Under SunPharm's by-laws, written    Under GelTex's amended and
AT ANNUAL            notice of the purposes of annual     restated by-laws, written notice
MEETINGS:            meetings need not be given.          of stockholders meetings,
                                                          including annual meetings, must
                                                          include a statement of the
                                                          purposes for which the meeting is
                                                          called. Also,
                                                          stockholder-proposed business may
                                                          only be transacted if the
                                                          proposing stockholder provides
                                                          timely written notice to an
                                                          officer of the corporation.

SPECIAL MEETINGS     According to SunPharm's by-laws,     According to GelTex's amended and
OF STOCKHOLDERS:     SunPharm may call a special          restated by-laws, GelTex may call
                     stockholders' meeting at the         special stockholders meetings
                     written request of a majority of     upon the written request of one
                     the board of directors or of the     or more GelTex stockholders
                     SunPharm stockholders owning 10%     holding at least two-thirds of
                     of the shares that would be          the outstanding shares of GelTex
                     entitled to vote at such a           stock that would be entitled to
                     meeting.                             vote at such a meeting.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
AMENDMENT OF         Subject to Delaware corporate        Generally, GelTex's restated
CERTIFICATE OF       law, SunPharm's certificate of       certificate of incorporation may
INCORPORATION AND    incorporation may be amended by      be amended by the affirmative
BY-LAWS:             the affirmative vote or written      vote of the majority of the votes
                     consent of a majority of the         cast by the holders of GelTex
                     outstanding voting stock of          common stock entitled to vote on
                     SunPharm and of two-thirds of the    a particular proposed amendment.
                     outstanding shares of SunPharm       However, any amendments to the
                     Series A Preferred and SunPharm      provisions relating to (a) the
                     Series B Preferred, each voting      merger, consolidation or sale or
                     separately as a class.               disposition of all or
                                                          substantially all of the assets
                     SunPharm's by-laws may be amended    of GelTex, (b) the issuance or
                     by the affirmative vote or           transfer of more than $500,000 of
                     written consent of two-thirds of     securities of GelTex in exchange
                     the outstanding shares of            for the securities or assets of
                     SunPharm Series A Preferred and      another corporation or (c) the
                     SunPharm Series B Preferred, each    prohibition of stockholder action
                     voting separately as a class.        by written consent requires the
                                                          affirmative vote of two-thirds of
                                                          the shares of all classes of
                                                          stock of GelTex entitled to vote
                                                          for the election of directors,
                                                          voting as a single class.
                                                          GelTex's amended and restated by-
                                                          laws may be amended by the
                                                          affirmative vote of a majority of
                                                          directors present at any meeting
                                                          at which a quorum (consisting of
                                                          a majority of the board of
                                                          directors) is present. The GelTex
                                                          amended and restated by-laws may
                                                          also be amended by the
                                                          affirmative vote of the holders
                                                          of a majority of the shares of
                                                          capital stock of GelTex issued,
                                                          outstanding and entitled to vote
                                                          at any regular or special
                                                          stockholder meeting.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
VOTING STOCK:        The outstanding voting securities    The outstanding voting securities
                     of SunPharm are the shares of        of GelTex are the shares of
                     SunPharm common stock, Series A      GelTex common stock. Holders of
                     Preferred and Series B Preferred.    GelTex common stock have one vote
                     Holders of SunPharm common stock     per share held by them.
                     have one vote per share held by
                     them. Holders of SunPharm Series
                     A Preferred or Series B Preferred
                     have the number of votes per
                     share of preferred stock as is
                     equal to the number of shares of
                     common stock into which each
                     share of preferred stock could be
                     converted. Currently the holders
                     of SunPharm Series A Preferred
                     and Series B Preferred have one
                     vote per share held by them.

AUTHORIZATION AND    The SunPharm certificate of          The GelTex restated certificate
ISSUANCE OF          incorporation provides that          of incorporation does not require
ADDITIONAL CLASSES   SunPharm will not create,            that a supermajority of its
OF CAPITAL STOCK:    authorize or issue any other         holders of common stock approve
                     class or series of capital stock     the creation, authorization or
                     or security convertible into or      issuance of any class or series
                     evidencing the right to purchase     of capital stock or security
                     shares of any class or series of     convertible into or evidencing
                     capital stock having any             the right to purchase shares of
                     preference or priority superior      any class or series of capital
                     to or on parity with the             stock.
                     preferences of the Series A
                     Preferred and the Series B
                     Preferred.

STOCKHOLDER RIGHTS   SunPharm does not have a             GelTex has a stockholder rights
PLAN:                stockholder rights plan.             plan, which is described in
                                                          "Description of GelTex Capital
                                                          Stock -- GelTex Series A Junior
                                                          Participating Preferred Stock and
                                                          Stockholder Rights Agreement" on
                                                          page 92.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
CERTAIN BUSINESS     The SunPharm certificate of          Under GelTex's restated
COMBINATIONS:        incorporation provides that          certificate of incorporation, the
                     SunPharm will not: a) liquidate,     affirmative vote of two-thirds of
                     dissolve or wind up its affairs;     the shares of all classes of
                     b) other than in connection with     GelTex's stock voting as a single
                     the grant of a mortgage or           class and entitled to vote for
                     security interest, sell, lease,      the election of directors is
                     assign or transfer all or            necessary to merge, consolidate
                     substantially of its assets; or      or sell or dispose of all or
                     c) consolidate or merge itself       substantially all of assets of
                     with or into another entity          GelTex, to authorize the sale or
                     without the affirmative vote or      transfer of more than $500,000 of
                     written consent of at least          GelTex securities in exchange for
                     two-thirds of the voting power of    the assets or securities of
                     the outstanding shares of each of    another corporation or to engage
                     the Series A Preferred and Series    in any transaction whose effect
                     B Preferred, voting as separate      is to combine GelTex's assets and
                     classes.                             business with that of another
                                                          corporation that is the
                                                          beneficial owner of 5% or more of
                                                          the outstanding shares of GelTex
                                                          stock eligible to vote for the
                                                          election of directors. Two-thirds
                                                          stockholder approval is not
                                                          necessary, however, if the
                                                          combination is approved by a
                                                          majority of the board of
                                                          directors, so long as the
                                                          directors voting in favor of the
                                                          combination include a majority of
                                                          the persons who were duly elected
                                                          and acting members of the board
                                                          of directors prior to the time
                                                          the other corporation became a
                                                          beneficial owner of 5% or more of
                                                          the shares of GelTex stock
                                                          eligible to vote for the election
                                                          of directors.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
LIQUIDATION          In the event of the liquidation,     Under GelTex's restated
RIGHTS:              dissolution or winding up of the     certificate of incorporation,
                     affairs of SunPharm, holders of      holders of GelTex common stock
                     SunPharm Series A Preferred and      are treated equally in terms of
                     Series B Preferred are entitled      liquidation rights.
                     to be paid an amount equal to
                     four dollars per share for each
                     series of preferred stock plus an
                     amount equal to all accrued or
                     declared but unpaid dividends,
                     subject to an adjustment for
                     stock splits, stock dividends,
                     combinations, reclassifications
                     and other similar events before
                     any payment is made to the
                     holders of common stock.
                     Following payment in full to the
                     holders of each of the Series A
                     Preferred and Series B Preferred,
                     the remaining SunPharm assets
                     will be distributed to the
                     holders of the Series A Preferred
                     and the Series B Preferred as if
                     each series of preferred stock
                     was converted into common stock
                     and the holders of common stock,
                     all on a pro rata basis. If the
                     SunPharm assets are insufficient
                     to permit the payment in full to
                     the holders of the Series A
                     Preferred and the Series B
                     Preferred, then all of the
                     SunPharm assets will be
                     distributed ratably among the
                     holders of the Series A Preferred
                     and the Series B Preferred.

CONVERSION           Each share of SunPharm Series A      Holders of GelTex common stock
RIGHTS:              Preferred and Series B Preferred     have no conversion right under
                     is convertible at the option of      the GelTex restated certificate
                     the holder into one share of         of incorporation.
                     SunPharm common stock. The
                     conversion ratio is subject to
                     adjustment in the event of: an
                     issuance of certain diluting
                     options to purchase SunPharm
                     capital stock, convertible
                     securities, dividends or shares
                     of common stock; a consolidation
                     of outstanding shares of common
                     stock into lesser shares of
                     common stock; and a merger or
                     reorganization of SunPharm.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
REDEMPTION           At any time after March 31, 2001     Under GelTex's restated
RIGHTS:              with respect to the SunPharm         certificate of incorporation,
                     Series B Preferred and November      holders of common stock have no
                     30, 2000 with respect to the         redemption rights.
                     SunPharm Series A Preferred, upon
                     notice to SunPharm by the holders
                     of a majority of the applicable
                     series of preferred stock,
                     SunPharm will redeem all of the
                     outstanding shares of the series
                     of preferred stock requesting
                     redemption at a redemption price
                     of $2.00 per share payable in
                     cash or common stock at
                     SunPharm's election, as adjusted
                     based on adjustments to the
                     conversion price of such series
                     of preferred stock, plus any
                     accrued or declared but unpaid
                     dividends.

DIVIDEND             Under the SunPharm certificate of    Under GelTex's restated
RIGHTS:              incorporation, dividends accrue      certificate of incorporation,
                     on each share of SunPharm Series     holders of common stock are
                     A Preferred and Series B             treated equally for the purpose
                     Preferred at an annual rate of       of dividend rights.
                     $0.32 per share, whether or not
                     funds are legally available for
                     such dividends. Common stock
                     holders will not receive any
                     dividends until all accrued
                     dividends have been paid in full
                     to the holders of Series A
                     Preferred and Series B Preferred
                     and no shares of Series A
                     Preferred and Series B Preferred
                     are outstanding. The holders of
                     SunPharm Series A Preferred and
                     Series B Preferred may consent to
                     the declaration of dividends to
                     holders of SunPharm common stock.

                        SUNPHARM STOCKHOLDER RIGHTS           GELTEX STOCKHOLDER RIGHTS
                        ---------------------------           -------------------------
APPRAISAL RIGHTS:    Under sec.262 of the DGCL,           GelTex is incorporated under
                     SunPharm stockholders are            Delaware law and the DGCL governs
                     entitled to an appraisal by the      the availability of appraisal
                     Court of Chancery of the fair        rights with respect to mergers
                     value of their shares, exclusive     involving GelTex. Because the
                     any element of value arising from    approval of the GelTex
                     the merger, if they:                 stockholders is not required to
                                                          complete the merger they are not
                     (1) file written notice with         entitled to appraisal rights
                     SunPharm of their intention to       under the DGCL in connection with
                     exercise such appraisal rights       the merger.
                     prior to the SunPharm special
                     stockholders meeting; and
                     (2) do not vote in favor of the
                     merger.
                     Stockholders who follow the
                     procedures set forth in Section
                     262 are entitled to have their
                     SunPharm stock purchased by the
                     surviving corporation for cash at
                     the fair value of the shares of
                     SunPharm stock as determined by
                     the Delaware Court of Chancery.
                     Please read "The
                     Merger-Dissenters' and Appraisal
                     Rights" on page 47 for a more
                     complete description of appraisal
                     rights.

                      DESCRIPTION OF GELTEX CAPITAL STOCK

     The following summary of the current terms of the capital stock of GelTex and the terms of the capital stock of GelTex to be in effect after completion of the merger is not meant to be complete and is qualified by reference to the GelTex charter and GelTex by-laws. Copies of the GelTex charter and GelTex by-laws are incorporated by reference and will be sent to holders of shares of SunPharm common stock and SunPharm preferred stock upon request. See "Where You Can Find Additional Information" on page 99.

AUTHORIZED CAPITAL STOCK

     Under the GelTex charter, GelTex's authorized capital stock consists of 50,000,000 shares of GelTex common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

GELTEX COMMON STOCK

     GelTex Common Stock Outstanding. The outstanding shares of GelTex common stock are, and the shares of GelTex common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Each holder of GelTex common stock is entitled to one vote for each share of GelTex common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

     Dividend Rights; Rights upon Liquidation. The holders of GelTex common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the GelTex board, subject to any preferential dividend rights granted to the holders of any then outstanding GelTex preferred stock. In the event of liquidation, each share of GelTex common stock is entitled to share pro rata in any distribution of GelTex's assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding GelTex preferred stock.

     Preemptive Rights. Holders of GelTex common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

GELTEX PREFERRED STOCK

     GelTex Preferred Stock Outstanding. There are no shares of preferred stock issued or outstanding.

     Blank Check Preferred Stock. Under the GelTex charter, the GelTex board has the authority, without shareholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, limitations, and restrictions of any such class or series, including the dividend rights, dividend rates, voting rights, the rights and terms of redemption, redemption prices, the rights and terms of conversion, liquidation preferences, sinking fund terms, the number of shares constituting any such class or series, and the designation of such class or series. GelTex believes that the power to issue preferred stock will provide flexibility in connection with possible corporate transactions. The issuance of preferred stock could adversely affect the voting power of the holders of common stock and restrict their rights to receive payment upon liquidation and could have the effect of delaying, deferring or preventing a change of control of GelTex. See "-- Anti-Takeover Measures" on page 95. GelTex has no present plans to issue any shares of preferred stock.

GELTEX SERIES A JUNIOR PARTICIPATING PREFERRED STOCK AND STOCKHOLDER RIGHTS AGREEMENT

     Under Delaware law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

     GelTex has entered into a stockholder rights agreement. As with most stockholder rights agreements, the terms of GelTex's rights agreement are complex and not easily summarized, particularly as they relate to the effects of a significant acquisition of GelTex's common stock and to exercisability of such rights. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read GelTex's rights agreement, which is incorporated by reference into this proxy statement/prospectus, in its entirety.

     The GelTex board of directors adopted a stockholder rights plan and declared a dividend distribution of one share purchase right for each outstanding share of GelTex common stock to stockholders of record at the close of business on March 11, 1996. Each right entitles the GelTex stockholder to purchase from GelTex one one-hundredth of a share of GelTex Series A Junior Participating Preferred Stock, par value $0.01 per share, at a price of $100.00 per share, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between GelTex and American Stock Transfer & Trust Company. The rights will expire on March 11, 2006, unless earlier redeemed by GelTex.

     Initially, the rights will be evidenced by the common stock certificates representing shares then outstanding and GelTex will distribute no separate rights certificates. The rights will become exercisable, and transferable apart from the shares of GelTex common stock, on the distribution date, which will be the earliest of:

     - the date ten days after the date of a public announcement, or the Stock Acquisition Date, that a person or group, or an Acquiring Person, has acquired beneficial ownership of 20% or more of the outstanding shares of GelTex common stock; or

     - the close of business on the tenth business day after commencement of a tender or exchange offer which, upon its completion, would result in a person or group beneficially owning 20% or more of the outstanding shares of GelTex common stock.

     An Acquiring Person does not include the following:

     - GelTex, any GelTex subsidiary or any employee benefit plan of GelTex or any GelTex subsidiary;

     - any person eligible to file a Schedule 13G with respect to ownership of GelTex common stock who, prior to a distribution date, the GelTex board of directors has determined by a majority vote of its Continuing Directors (as defined in the rights agreement) is not an Acquiring Person; or

     - any person who becomes a beneficial owner of more than 20% of GelTex's outstanding common stock solely because of a change in the number of outstanding shares of GelTex common stock or if the person acquired GelTex common stock in the good faith belief that the acquisition would not cause the holder's beneficial ownership to exceed 20% or otherwise cause a distribution date to occur.

     Until the distribution date:

     - the rights will be evidenced by the GelTex common stock certificates and will be transferred only with the common stock certificates;

     - new GelTex common stock certificates issued after March 11, 1996 will contain a notation incorporating the rights agreement by reference; and

     - the surrender for transfer of any certificate for GelTex common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by such certificate. As soon as practicable after the distribution date, the rights agent will send to the record holders of the GelTex common stock on the distribution date one or more rights certificates, which will thereafter evidence the rights.

     The GelTex board may redeem all but not less than all the rights at a redemption price of $.001 per right at any time prior to the earliest of:

     - the expiration of ten days after the Stock Acquisition Date and

     - the final expiration date.

Upon redemption by the board, the rights will terminate and the only right of the holders of the rights will be to receive the redemption price.

     The rights are not exercisable until the distribution date, provided the rights are no longer redeemable by the GelTex board of directors. Until a right is exercised, the rightholder, as such, will have no rights as a stockholder of GelTex, including, without limitation, the right to vote or receive dividends. While the distribution of the rights will not be taxable to stockholders or to GelTex, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for stock or other consideration of GelTex or for common stock of the acquiring company as set forth below.

     In the event that, after the distribution date, any person or group becomes the beneficial owner of 20% or more of the outstanding GelTex common stock, then each holder of a right other than an Acquiring Person will thereafter have the right to receive, upon exercise, GelTex common stock (or, in certain circumstances, cash, property or other securities of GelTex) having a value equal to two times the purchase price of the right. These provisions providing for the purchase of GelTex common stock are hereinafter referred to as "Flip-in Provisions." However, holders of rights shall have no right to purchase shares of GelTex common stock on terms described in the Flip-in Provisions when an Acquiring Person has acquired shares of GelTex common stock:

     - pursuant to a tender offer or exchange offer for all outstanding shares of common stock at a price and on terms determined, by at least a majority of GelTex "Continuing Directors" (as defined in the rights agreement) who are not officers of GelTex and are not affiliated with the Acquiring Person, after receiving advice from at least one investment banking firm, to be fair to stockholders and in the interest of the stockholders and GelTex; or

     - pursuant to a tender offer by an Acquiring Person that is made in the manner prescribed by Section 14(d) of the Exchange Act,

provided that such tender offer shall provide for the acquisition of all common stock outstanding for cash, and when consummated, shall cause the Acquiring Person to beneficially own 80% or more of the common stock then outstanding.

     In addition, if, after the Stock Acquisition Date, GelTex is acquired in certain specified mergers or other business combination transactions or if 50% or more of the assets or earning power of GelTex and its subsidiaries are sold, each holder of a right (except rights held by an Acquiring Person which previously have been voided) shall thereafter have the right to receive, upon exercise, shares of the common stock of the acquiring company, or the Acquiring Company, having a value equal to two times the purchase price of the right. These provisions providing for the purchase of common stock of the Acquiring Company are hereinafter referred to as "Flip-over Provisions." However, holders of rights shall have no right to purchase shares of common stock of an Acquiring Company on terms described in the Flip-over Provisions if:

     - the Acquiring Company has acquired shares of common stock pursuant to a tender offer or exchange offer for all outstanding shares of common stock at a price determined by at least a majority of GelTex "Continuing Directors" (as defined in the rights agreement) after receiving advice from at least one investment banking firm, to be fair to stockholders and in the interest of stockholders;

     - the price per share of common stock offered in such transaction is not less than the price per share of common stock paid to all holders of common stock whose shares were purchased pursuant to such tender offer or exchange offer; and

     - the form of consideration being offered to the remaining holders of shares of common stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer.

     The events referred to in the Flip-in Provisions and the Flip-over Provisions are referred to as "Triggering Events."

     For example, at a purchase price of $100.00, each right not owned by an Acquiring Person following a Triggering Event would entitle the holder of the right to purchase $200.00 worth of common stock under the Flip-in Provisions, or $200.00 worth of stock of the Acquiring Company under the Flip-over Provisions, for $100.00.

     No supplement or amendment to the rights agreement may be made to change the redemption price, the final expiration date, the purchase price or the number of shares of common stock for which a right is exercisable. Prior to the distribution date, however, GelTex may amend or supplement any other terms of the rights agreement. After the distribution date, GelTex may amend or supplement any other terms of the rights agreement, except that GelTex may not amend the rights agreement to lengthen:

     - a time period relating to when the rights may be redeemed at such time as the rights are not then redeemable or

     - other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights or benefits of the of the holders of the rights.

     The purchase price payable, the number of preferred shares or other securities or property issuable upon exercise of the rights and the number of rights outstanding are subject to adjustment from time to time by GelTex to prevent dilution:

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of the preferred shares;

     - upon the grant to holders of the preferred shares of certain rights or warrants to subscribe for or purchase preferred shares at a price, or securities convertible into preferred shares with a conversion price, less than the then current market price of the preferred shares; or

     - upon the distribution to holders of the preferred shares of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

     The number of outstanding rights and the number of one one-hundredths of a preferred share issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on shares of common stock payable in shares of common stock, or consolidations or combinations of the shares of common stock occurring prior to the distribution date.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.

ANTI-TAKEOVER MEASURES

     In addition to the ability of the GelTex board of directors to issue preferred stock, the restated charter and by-laws of GelTex contain several other provisions that are commonly considered to discourage unsolicited takeover bids. The restated charter divides the board of directors into three classes with staggered three-year terms. It also prohibits stockholder action by written consent, unless the law provides otherwise. Under the GelTex restated charter and by-laws, the board of directors may enlarge the size of the board and fill any vacancies in it. The restated charter also requires that holders of at least 66 2/3% of the outstanding capital stock of GelTex approve certain transactions with entities that own 5% or more of the shares of GelTex stock entitled to vote for the election of directors. These include:

     - the merger of GelTex with or into such entity;

     - the sale or disposal of all or substantially all of GelTex's assets to such entity;

     - GelTex's issuance or transfer of securities having a market value greater than $500,000 to such entity; and

     - engaging in any other business combination transaction with such entity.

     The voting requirements described above do not apply to transactions approved by a majority of the board of directors, if the directors voting to approve the transaction include a majority of the persons who were directors before such entity became a 5% stockholder. Furthermore, provisions of the restated charter provide that the stockholders may amend that certain provisions of the GelTex restated charter only if holders of at least 66 2/3% of GelTex's capital stock approve the amendment.

     The by-laws provide that a stockholder may not nominate a person as a director at any annual or special meeting unless the stockholder who wishes to make the nomination notifies GelTex within a specified period in advance of the meeting and furnishes certain information to GelTex. The by-laws also provide that special stockholder meetings may be called only if they are requested by one or more stockholders holding at least 66 2/3% of the outstanding shares that would be entitled to vote at the requested meeting and only by the President, the Chairman of the Board, the board of directors, the Secretary or any other officer. Finally, the by-laws also require advance notice of the business to be brought by a stockholder before the annual meeting.

     Section 203 of the DGCL, which regulates corporate takeovers, applies to GelTex. In certain circumstances, Section 203 prevents certain Delaware corporations, including those whose securities are listed on The Nasdaq National Market, from engaging in a "business combination" with an "interested stockholder" for three years after a stockholder becomes an "interested stockholder", subject to certain exceptions. For purposes of the DGCL, a "business combination" generally includes a merger or sale of more than 10% of the corporation's assets and an "interested stockholder" is a stockholder who owns 15% or more of the corporation's outstanding voting stock. A Delaware corporation subject to Section 203 may engage in a business combination with an interested stockholder if the transaction is approved by the board of directors and at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder. Additionally, Section 203 does not apply to a business combination with a stockholder if the closing of the transaction makes the stockholder an interested stockholder who owns at least 85% of the outstanding voting stock of the corporation, excluding shares held by persons who are both directors and officers of the corporation or by certain employee stock plans. A Delaware corporation subject to Section 203 may opt out of it if it amends its certificate of incorporation or by-laws to opt out of it and the amendment is approved by at least a majority of its outstanding voting shares. Such an amendment becomes effective twelve months after it is adopted. GelTex has not opted out of Section 203.

     The provisions of the GelTex restated charter, by-laws and Delaware law described above could have the effect of discouraging other companies from attempting hostile takeovers of GelTex. Consequently, they may also inhibit the temporary fluctuations in the market price of GelTex common stock that might result from actual or rumored hostile takeover attempts. Furthermore, those same provisions may prevent changes in the management of GelTex from occurring. Thus, these provisions could make it more difficult to accomplish transactions which GelTex stockholders may otherwise believe to be in their best interests.

TRANSFER AGENT

     The transfer agent and registrar for the GelTex common stock is American Stock Transfer and Trust Company. Its telephone number is (212) 936-5100.

STOCK EXCHANGE LISTING

     It is a condition to the merger that the shares of GelTex common stock issuable in the merger be approved for listing on The Nasdaq Stock Market at or prior to the closing, subject to official notice of issuance.

                          SHARE OWNERSHIP BY PRINCIPAL
             STOCKHOLDERS, MANAGEMENT AND DIRECTORS OF SUNPHARM(1)

     The following table sets forth information concerning the beneficial ownership of common stock and preferred stock of SunPharm as of September 1, 1999 for the following:

     - each person or entity who is known by SunPharm to own beneficially more than 5% of the outstanding common stock of SunPharm;

     - each of SunPharm's current directors;

     - the chief executive officer and certain other highly compensated officers of SunPharm; and

     - all directors and executive officers of SunPharm as a group.

                                             COMMON STOCK         SERIES A PREFERRED STOCK   SERIES B PREFERRED STOCK
                                       ------------------------   ------------------------   ------------------------
                                                    PERCENTAGE                 PERCENTAGE                 PERCENTAGE
                                       NUMBER OF   BENEFICIALLY   NUMBER OF   BENEFICIALLY   NUMBER OF   BENEFICIALLY
NAME                                    SHARES        OWNED        SHARES        OWNED        SHARES        OWNED
----                                   ---------   ------------   ---------   ------------   ---------   ------------
Cross Atlantic Partners Funds(2).....  1,428,572       18.6%            --          --            --           --
New York Life Insurance Company(3)...  1,142,858       14.9%            --          --            --           --
Pensionskassen for
  Vaerkstedfunktionaerer i
  Jernet(4)..........................    617,261        8.6%       123,375        41.1%           --           --
Stefan Borg(5).......................    522,973        7.3%            --          --            --           --
Apoteksassistenternes
  Pensionskasse(6)...................    474,404        6.6%       123,375        41.1%           --           --
InterSouth Partners III, L.P.(7).....    467,559        6.4%        25,000         8.3%           --           --
Uni-invest(8)........................    250,000        3.5%            --          --        66,667        100.0%
Philip R. Tracy(9)...................     74,167        1.0%            --          --            --           --
Charles L. Dimmler, III(10)..........  1,477,108       20.8%         1,750           *            --           --
Jerry T. Jackson(11).................     35,833          *             --          --            --           --
Robert S. Janicki(12)................    189,230        2.7%            --          --            --           --
Jay Moorin(13).......................     30,833          *             --          --            --           --
Robert A. Schoellhorn(14)............    155,183        2.2%            --          --            --           --
Michael T. Cullen(15)................     16,667          *             --          --            --           --
Paul M. Herron(16)...................     20,133          *             --          --            --           --
Ronald W. Sanda(17)..................     52,200          *             --          --            --           --
All executive officers and directors
  as a group (11
  persons)(5)(10)-(17)...............  2,639,551       34.8%         6,108         2.0%           --           --

---------------
  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 1, 1999, are deemed outstanding, as well as any shares of Series A or Series B preferred stock held by that person, but shares subject to options may have been terminated as described under "The Merger -- Interests of Related Persons in the Merger." Shares subject to options or warrants, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (2) The business address of the Cross Atlantic Partners Funds is 650 Madison Avenue, 21st Floor, New York, NY 10022. Includes warrants to purchase 614,286 shares of common stock.

 (3) The business address of New York Life Insurance Company is 51 Madison Avenue, New York, NY 10010. Includes warrants to purchase 571,429 shares of common stock.

 (4) The business address of Pensionskassen for Vaerkstedfunktionaerer i Jernet is 12 Sankt Annae Plads-DK 1250, Copenhagen K, Denmark. Includes 123,375 shares of Series A preferred stock.

 (5) Mr. Borg's business address is The Veranda, Suite 301, 814 Highway AlA, Ponte Vedra Beach, FL 32082. Includes options to purchase 57,573 shares of common stock.

 (6) The business address of Apoteksassistenternes Pensionskasse is Hojbro Plads 6-DK 1200, Copenhagen K, Denmark. Includes 123,375 shares of Series A preferred stock.

 (7) The business address of InterSouth Partners III, L.P. is One Copley Parkway, Suite 102, Morrisville, NC 27560. Includes (i) warrants to purchase 171,429 shares of common stock and (ii) 25,000 shares of Series A preferred stock.

 (8) The business address of Uni-invest is Nyropsgade 17, DK 1602, Copenhagen, Denmark. Includes 66,667 shares of Series B preferred stock.

 (9) Mr. Tracy's business address is 2500 First Union Capital Center, Raleigh, NC 27602. Includes options to purchase 74,167 shares of common stock.

(10) Mr. Dimmler's business address is c/o Cross Atlantic Partners, Inc., 650 Madison Avenue, 21st Floor, New York, NY 10022. Includes (i) 3,592 shares of common stock, warrants to purchase 790 shares of common stock, and 700 shares of Series A preferred stock held by Mr. Dimmler's children, (ii) 1,528,572 shares beneficially owned by Cross Atlantic Partners Funds (including warrants to purchase 614,286 shares of common stock), of which Mr. Dimmler is an affiliate, (iii) options to purchase 35,833 shares of common stock, and (iv) 5,387 shares of common stock, warrants to purchase 1,184 shares of common stock, and 1,050 shares of Series A preferred stock held jointly by Mr. Dimmler and his wife.

(11) Mr. Jackson's business address is 7212 N. Secret Canyon Drive, Tucson, AZ 85718. Includes options to purchase 35,833 shares of common stock.

(12) Dr. Janicki's business address is The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, FL 32082. Includes options to purchase 44,010 shares of common stock and warrants to purchase 1,000 shares of common stock.

(13) Mr. Moorin's business address is One Palmer Square, Suite 425, Princeton, NJ 08542. Includes options to purchase 30,833 shares of common stock.

(14) Mr. Schoellhorn's business address is 91333 Coburg Industrial Way, Coburg, OR 97408. Includes options to purchase 20,833 shares of common stock and warrants to purchase 79,400 shares of common stock. All shares and warrants are held by The Robert A. Schoellhorn Trust dated June 26, 1989, of which Mr. Schoellhorn serves as Trustee.

(15) Dr. Cullen's business address is The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, FL 32082. Includes options to purchase 11,667 shares of common stock.

(16) Mr. Herron's business address is The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, FL 32082. Includes options to purchase 18,833 shares of common stock.

(17) Mr. Sanda's business address is The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, FL 32082. Includes options to purchase 52,200 shares of common stock.

                                 LEGAL MATTERS

     The validity of the shares of GelTex common stock offered by this proxy statement/prospectus will be passed upon for GelTex by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. It is a condition to completion of the merger that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. will provide an opinion to GelTex, and that Andrews & Kurth, L.L.P. will provide an opinion to SunPharm, as to the qualification of the merger as a tax-free reorganization under the Internal Revenue Code.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of GelTex included in GelTex's Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. The consolidated financial statements of GelTex are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements of RenaGel LLC as of December 31, 1998 and for the year then ended included in GelTex's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this proxy statement/prospectus which is referred to and made a part of this registration statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

     The financial statements of SunPharm (a development stage company) as of December 31, 1998 and 1997 and for the period from May 3, 1990 to December 31, 1998, except for the period from May 3, 1990 to December 31, 1994 which were audited by other auditors, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm upon their authority as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT/ PROSPECTUS.

     All documents filed by GelTex and SunPharm pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting are incorporated by reference into and are to be a part of this proxy statement/prospectus from the date of filing of those documents.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     The following documents, which have been filed by GelTex with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

     - GelTex's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999

     - GelTex's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 1999, filed on May 14, 1999

     - GelTex's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1999, filed on August 16, 1999

     - GelTex's Proxy Statement on Schedule 14A, filed on April 21, 1999
                                       99

     - The description of GelTex common stock set forth in GelTex's Registration Statement on Form 8-A filed on September 26, 1995, pursuant to Section 12 of the Exchange Act including any amendment or reports filed for the purpose of updating such description

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/ prospectus.

     The documents incorporated by reference into this proxy statement/prospectus are available from GelTex and SunPharm upon request. GelTex and SunPharm will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement/ prospectus) to any person, without charge, upon written or oral request. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY NOVEMBER 10, 1999 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

Requests for documents relating to SunPharm should be          Requests for documents relating to GelTex
                    directed to:                                        should be directed to:
                SunPharm Corporation                                 GelTex Pharmaceuticals, Inc.
               The Veranda, Suite 301                                      153 Second Avenue
                   814 Highway A1A                                   Waltham, Massachusetts 02154
          Ponte Vedra Beach, Florida 32802                           Attention: Priscilla English

     GelTex and SunPharm file reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

       Judiciary Plaza                 Citicorp Center             Seven World Trade Center
          Room 1024                500 West Madison Street                13th Floor
    450 Fifth Street, N.W.                Suite 1400               New York, New York 10048
    Washington, D.C. 20549         Chicago, Illinois 60661

   Reports, proxy statements and other information          Reports, proxy statements and other information
      concerning SunPharm may be inspected at:                   regarding GelTex may be inspected at:
   The National Association of Securities Dealers           The National Association of Securities Dealers
                 1735 K Street, N.W.                                      1735 K Street, N.W.
               Washington, D.C. 20006                                   Washington, D.C. 20006

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each company. The address of the SEC website is http://www.sec.gov.

     GelTex has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to GelTex's common stock to be issued to SunPharm stockholders in the merger. This proxy statement/prospectus constitutes the prospectus of GelTex filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

     If you have any questions about the merger, please call SunPharm Investor Relations at 1-904-394-2800.

     THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT/ PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO SUNPHARM WAS PROVIDED BY SUNPHARM AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO GELTEX WAS PROVIDED BY GELTEX.

                             STOCKHOLDER PROPOSALS

     SunPharm will hold a 2000 annual meeting of stockholders only if the merger is not completed. If SunPharm does hold a 2000 annual meeting of stockholders, any proposal of a stockholder intended to be presented at the annual meeting must be received at SunPharm's principal executive offices no later than January 12, 2000, if the proposal is to be considered for inclusion in SunPharm's proxy statement relating to the annual meeting.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
SUNPHARM CORPORATION
AUDITED FINANCIAL STATEMENTS
  Independent Auditors' Report..............................  F-2
  Balance Sheets as of December 31, 1997 and 1998...........  F-3
  Statements of Operations for the Years Ended December 31,
     1997 and 1998 and for the period from inception (May 3,
     1990) to December 31, 1998.............................  F-4
  Statements of Stockholders' Equity for the Years Ended
     December 31, 1997, 1998 and for the period from
     inception (May 3, 1990) to December 31, 1998...........  F-5
  Statements of Cash Flows for the Years Ended December 31,
     1997, 1998 and for the period from inception (May 3,
     1990) to December 31, 1998.............................  F-7
  Notes to Financial Statements.............................  F-8

UNAUDITED FINANCIAL STATEMENTS
  Unaudited Balance Sheets as of June 30, 1999..............  F-21
  Unaudited Statements of Operations for the Three Months
     ended June 30, 1998 and 1999...........................  F-22
  Unaudited Statements of Operations for the Six Months
     ended June 30, 1998 and 1999 and for the period from
     inception (May 3, 1990) through June 30, 1999..........  F-23
  Unaudited Statement of Stockholders' Equity for the Six
     Months ended June 30, 1999.............................  F-24
  Unaudited Statements of Cash Flows for the Six Months
     ended June 30, 1998 and 1999 and for the period from
     inception (May 3, 1990) through June 30, 1999..........  F-25
  Notes to Unaudited Financial Statements...................  F-26

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of SunPharm Corporation:

     We have audited the accompanying balance sheets of SunPharm Corporation (a development stage company) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and for the period from May 3, 1990 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's financial statements for the period May 3, 1990 (date of incorporation) through December 31, 1994 were audited by other auditors whose report, dated April 3, 1995, expressed an unqualified opinion on those statements. The financial statements for the period May 3, 1990 (date of incorporation) through December 31, 1994 reflect total revenues and net loss of $1,885,000 and $4,390,367, respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, such financial statements present fairly, in all material respects, the financial position of SunPharm as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the two years then ended, and for the period from May 3, 1990 (date of incorporation) to December 31, 1998, in conformity with generally accepted accounting principles.

     The Company is in the development stage at December 31, 1998. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, obtaining regulatory approval, and achieving a level of sales adequate to support the Company's cost structure.

                                          DELOITTE & TOUCHE LLP

Jacksonville, Florida
February 12, 1999

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                  1998            1997
                                                              ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash......................................................  $         --    $    356,969
  Investments...............................................     1,699,200       4,268,566
  Prepaid expenses and other................................       162,734         206,024
                                                              ------------    ------------
          Total current assets..............................     1,861,934       4,831,559
RECEIVABLE FROM STOCKHOLDER.................................       124,865         106,611
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $17,085 and $10,322.......................................        57,933          30,319
OTHER ASSETS................................................         9,275           3,250
                                                              ------------    ------------
TOTAL ASSETS................................................  $  2,054,007    $  4,971,739
                                                              ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $    213,627    $    399,996
  Accrued liabilities.......................................       135,580         231,754
  Notes payable.............................................       102,706         155,271
                                                              ------------    ------------
          Total current liabilities.........................       451,913         787,021
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY:
  Undesignated serial preferred stock, $.001 par value,
     2,200,000 and 2,500,000 shares authorized, none issued
     and outstanding........................................            --              --
  Series A redeemable convertible preferred stock, $.001 par value, 300,000 and 0 shares authorized, issued and
     outstanding (cumulative dividends in arrears of $12,887
     at December 31, 1998)..................................           300              --
  Common stock, $.0001 par value, 25,000,000 shares
     authorized, 6,621,395 and 5,737,828 issued and
     outstanding............................................           662             574
  Additional paid-in capital................................    20,871,578      19,687,198
  Deficit accumulated during development stage..............   (19,270,446)    (15,503,054)
  Accumulated other comprehensive income....................            --              --
                                                              ------------    ------------
          Total stockholders' equity........................     1,602,094       4,184,718
                                                              ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $  2,054,007    $  4,971,739
                                                              ============    ============

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                    PERIOD FROM
                                                                                    MAY 3, 1990
                                                                                      (DATE OF
                                                            YEARS ENDED            INCORPORATION)
                                                            DECEMBER 31,                 TO
                                                     --------------------------     DECEMBER 31,
                                                        1998           1997             1998
                                                     -----------    -----------    --------------
SPONSORED RESEARCH/SUBLICENSING REVENUES...........  $   230,729    $        --     $  3,115,729
INTEREST INCOME....................................      163,126        280,045          678,433
                                                     -----------    -----------     ------------
          Total revenues...........................      393,855        280,045        3,794,162
                                                     -----------    -----------     ------------
EXPENSES:
  Research and development.........................    2,509,561      2,417,209       12,495,801
  General and administrative.......................    1,651,686      1,769,261       10,078,807
  Royalty..........................................           --             --          490,000
                                                     -----------    -----------     ------------
          Total expenses...........................    4,161,247      4,186,470       23,064,608
                                                     -----------    -----------     ------------
NET LOSS...........................................  $(3,767,392)   $(3,906,425)    $(19,270,446)
                                                     ===========    ===========     ============
LOSS PER SHARE.....................................  $     (0.64)   $     (0.75)
                                                     ===========    ===========
SHARES USED IN COMPUTING LOSS PER SHARE............    5,876,875      5,214,733
                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                             REDEEMABLE CONVERTIBLE
                                                 PREFERRED STOCK
                                    -----------------------------------------                                       ACCUMULATED
                                         SERIES A              SERIES B            COMMON STOCK      ADDITIONAL        OTHER
                                    -------------------   -------------------   ------------------     PAID-IN     COMPREHENSIVE
                                     SHARES     AMOUNT    SHARES     AMOUNT      SHARES     AMOUNT     CAPITAL        INCOME
                                    --------   --------   -------   ---------   ---------   ------   -----------   -------------
  Issuance of common stock for
    services, October 1991 ($.0064
    per share)....................                                                467,400    $ 47    $     2,953
  Issuance of common stock for
    license agreement rights,
    December 1991 ($.0064 per
    share)........................                                                311,600      31          1,969
  Issuance of common stock for
    cash, December 1991 ($.0064
    per share)....................                                                148,010      15            935
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1991........                                                927,010      93          5,857
  Issuance of Series A for cash,
    February through November 1992
    ($1.67 per share).............   307,500   $513,525
  Issuance of Series B for cash,
    October through December 1992
    ($5.00 per share).............                         32,500   $ 162,500
  Issuance of common stock for
    services, October 1992 ($.32
    per share)....................                                                  3,895                  1,250
  Issuance of Series B for
    services, December 1992 ($5.00
    per share)....................                          5,000      25,000
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1992........   307,500    513,525    37,500     187,500     930,905      93          7,107
  Issuance of Series B for cash,
    April through June 1993 ($5.00
    per share)....................                         57,500     287,500
  Issuance of Series B for
    services, June 1993 ($5.00 per
    share)........................                          1,500       7,500
  Issuance of common stock for
    services, March 1993 ($.32 per
    share)........................                                                 31,160       3          9,997
  Issuance of common stock for
    cash, December 1993 ($.32 per
    share)........................                                                 15,580       2          4,998
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1993........   307,500    513,525    96,500     482,500     977,645      98         22,102


                                      DEFICIT
                                    ACCUMULATED
                                       DURING
                                    DEVELOPMENT
                                       STAGE
                                    ------------
  Issuance of common stock for
    services, October 1991 ($.0064
    per share)....................
  Issuance of common stock for
    license agreement rights,
    December 1991 ($.0064 per
    share)........................
  Issuance of common stock for
    cash, December 1991 ($.0064
    per share)....................
                                    ------------
BALANCE, DECEMBER 31, 1991........
  Issuance of Series A for cash,
    February through November 1992
    ($1.67 per share).............
  Issuance of Series B for cash,
    October through December 1992
    ($5.00 per share).............
  Issuance of common stock for
    services, October 1992 ($.32
    per share)....................
  Issuance of Series B for
    services, December 1992 ($5.00
    per share)....................
  Net loss........................  $   (998,004)
                                    ------------
BALANCE, DECEMBER 31, 1992........      (998,004)
  Issuance of Series B for cash,
    April through June 1993 ($5.00
    per share)....................
  Issuance of Series B for
    services, June 1993 ($5.00 per
    share)........................
  Issuance of common stock for
    services, March 1993 ($.32 per
    share)........................
  Issuance of common stock for
    cash, December 1993 ($.32 per
    share)........................
  Net loss........................
                                    ------------
BALANCE, DECEMBER 31, 1993........    (2,231,356)

                                             REDEEMABLE CONVERTIBLE
                                                 PREFERRED STOCK
                                    -----------------------------------------                                       ACCUMULATED
                                         SERIES A              SERIES B            COMMON STOCK      ADDITIONAL        OTHER
                                    -------------------   -------------------   ------------------     PAID-IN     COMPREHENSIVE
                                     SHARES     AMOUNT    SHARES     AMOUNT      SHARES     AMOUNT     CAPITAL        INCOME
                                    --------   --------   -------   ---------   ---------   ------   -----------   -------------
  Other Comprehensive income:
    Deferred compensation.........                                                                       818,308     $(818,308)
    Amortization of deferred
      compensation................                                                                                     818,308
  Exercise of stock options,
    September 1994 ($.32 per
    share)........................                                                  7,790       1          2,499
  Issuance of warrants to purchase
    common stock in connection
    with the Bridge notes ($2.63
    per share)....................                                                                       600,000
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1994........   307,500    513,525    96,500     482,500     985,435      99      1,442,909
  Compensation expense............                                                                        28,188
  Conversion of preferred stock to
    common stock..................  (307,500)  (513,525)  (96,500)   (482,500)    634,100      63        995,962
  Initial public offering.........                                              1,265,000     126      7,175,375
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1995........                                              2,884,535     288      9,642,434
  Exercise of warrants............                                                236,721      24        458,697
  Issuance of common stock........                                                537,623      54      2,636,195
  Issuance of common stock for
    settlement of litigation......                                                 50,000       5        324,995
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1996........                                              3,708,879    $371    $13,062,321
  Exercise of stock options.......                                                 75,663       8         15,802
  Issuance of common stock........                                              1,953,286     195      6,519,055
  Issuance of warrants for
    service.......................                                                                        90,020
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1997........                                              5,737,828     574     19,687,198
  Exercise of stock options.......                                                 30,002       3         17,582
  Issuance of common stock........                                                883,565      85          7,398
  Issuance of preferred stock.....   300,000   $    300                                                1,159,400
  Net loss........................
                                    --------   --------   -------   ---------   ---------    ----    -----------     ---------
BALANCE, DECEMBER 31, 1998........   300,000   $    300             $           6,621,395    $662    $20,871,578     $      --
                                    ========   ========   =======   =========   =========    ====    ===========     =========


                                      DEFICIT
                                    ACCUMULATED
                                       DURING
                                    DEVELOPMENT
                                       STAGE
                                    ------------
  Other Comprehensive income:
    Deferred compensation.........
    Amortization of deferred
      compensation................
  Exercise of stock options,
    September 1994 ($.32 per
    share)........................
  Issuance of warrants to purchase
    common stock in connection
    with the Bridge notes ($2.63
    per share)....................
  Net loss........................    (2,159,011)
                                    ------------
BALANCE, DECEMBER 31, 1994........    (4,390,367)
  Compensation expense............
  Conversion of preferred stock to
    common stock..................
  Initial public offering.........
  Net loss........................    (4,369,653)
                                    ------------
BALANCE, DECEMBER 31, 1995........    (8,760,020)
  Exercise of warrants............
  Issuance of common stock........
  Issuance of common stock for
    settlement of litigation......
  Net loss........................    (2,836,609)
                                    ------------
BALANCE, DECEMBER 31, 1996........  $(11,596,629)
  Exercise of stock options.......
  Issuance of common stock........
  Issuance of warrants for
    service.......................
  Net loss........................    (3,906,425)
                                    ------------
BALANCE, DECEMBER 31, 1997........   (15,503,054)
  Exercise of stock options.......
  Issuance of common stock........
  Issuance of preferred stock.....
  Net loss........................    (3,767,392)
                                    ------------
BALANCE, DECEMBER 31, 1998........  $(19,270,446)
                                    ============

   The accompanying notes are an integral part of these financial statements.
                                       F-6

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                         PERIOD FROM
                                                                                         MAY 3, 1990
                                                                                           (DATE OF
                                                                YEARS ENDED             INCORPORATION)
                                                                DECEMBER 31,                  TO
                                                        ----------------------------     DECEMBER 31,
                                                            1998            1997             1998
                                                        ------------    ------------    --------------
OPERATING ACTIVITIES:
  Net loss............................................  $ (3,767,392)   $ (3,906,425)    $(19,270,446)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization.....................         8,282           5,692           85,680
    Compensation expense related to options, warrants
       and stock appreciation rights..................            --          90,020          999,016
    Amortization of deferred offering costs incurred
       in connection with issuance of Bridge Notes....            --              --          775,000
    Write-off of patents..............................            --              --           70,120
    Increase in receivable from stockholder...........       (18,254)        (96,611)        (124,865)
    Decrease (increase) in prepaid expenses and other
       assets.........................................        37,265         406,042         (170,400)
    (Decrease) increase in accounts payable...........      (186,369)         76,545          213,627
    (Decrease) increase in accrued liabilities........       (96,174)       (637,491)         141,830
    Increase in accrued legal fees....................            --              --          300,000
                                                        ------------    ------------     ------------
         Total adjustments............................      (255,250)       (155,803)       2,290,008
                                                        ------------    ------------     ------------
         Net cash used in operating activities........    (4,022,642)     (4,062,228)     (16,980,438)
                                                        ------------    ------------     ------------
INVESTING ACTIVITIES:
  Purchases of short-term investments.................    (8,553,779)    (12,815,678)     (26,488,831)
  Sales and maturities of short-term investments......    11,123,145      10,342,424       24,789,631
  Purchases of property and equipment.................       (35,896)        (26,824)         (79,918)
  Payment of patent costs.............................            --              --          (67,424)
                                                        ------------    ------------     ------------
         Net cash provided by (used in) investing
           activities.................................     2,533,470      (2,500,078)      (1,846,542)
                                                        ------------    ------------     ------------
FINANCING ACTIVITIES:
  (Repayments of) proceeds from notes payable.........  $    (52,565)   $     43,070     $      2,706
  Issuance of Series A redeemable convertible
    preferred stock...................................     1,159,700              --        1,673,225
  Issuance of Series B redeemable convertible
    preferred stock...................................            --              --          450,000
  Issuance of common stock............................        25,068       6,535,060       17,298,397
  Stock offering costs................................            --              --         (597,348)
  Proceeds from payable to stockholders...............                            --          542,500
  Repayment of payable to stockholders................            --              --         (542,500)
                                                        ------------    ------------     ------------
         Net cash provided by financing activities....     1,132,203       6,578,130       18,826,980
                                                        ------------    ------------     ------------
NET CHANGE IN CASH....................................      (356,969)         15,824               --
CASH AT BEGINNING OF PERIOD...........................       356,969         341,145               --
                                                        ------------    ------------     ------------
CASH AT END OF PERIOD.................................  $         --    $    356,969     $         --
                                                        ============    ============     ============
SUPPLEMENTAL INFORMATION:
  Cash paid for interest..............................  $      4,064    $      2,512     $    171,516
                                                        ============    ============     ============

   The accompanying notes are an integral part of these financial statements.
                                  (Concluded)

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

1.  ORGANIZATION

     SunPharm Corporation ("SunPharm" or the "Company"), formerly LexiGen, Incorporated, was incorporated in the State of Delaware on May 3, 1990, issued shares of its common stock in 1991, and commenced operations in February 1992. The Company was formed to develop and commercialize unique and proprietary polyamine analogs with antiproliferative and other therapeutic uses.

     The Company is a development stage company which has devoted substantially all of its efforts to research and product development and has not yet generated any revenues from the sale of products. At this time, there can be no assurance of future revenues. In addition, the Company expects to continue to incur losses for the foreseeable future, and there can be no assurance that the Company will successfully complete the transition from a development stage company to successful operations. The research and development activities in which the Company is engaged involve a high degree of risk and uncertainty. The ability of the Company to successfully develop, manufacture and market its proprietary products is dependent upon many factors. These factors include, but are not limited to, the need for additional financing, the reliance on collaborative arrangements for research and contractual agreements with corporate partners, the Company's dependence on its exclusive license agreement with the University of Florida, the ability to attract and retain key personnel and consultants, including its founder, and the ability to develop manufacturing, sales and marketing expertise. In addition, the Company's future success is affected by the progress of the Company's research and development, the scope and results of preclinical studies and clinical trials, the cost and timing of regulatory approvals, the rate of technological advances, determinations as to the commercial potential of the Company's products under development, the status of competitive products, the establishment of manufacturing capacity or third-party manufacturing arrangements, its reliance on research institutions and corporate partners, the uncertainty of health care reform and the competitive environment in which the Company operates. The Company's existing capital resources will not be sufficient to fund the Company's operations to the point of introduction of a commercially successful product, if and when that time should arrive. No assurance can be given that additional funds will be available on acceptable terms, if at all.

     In order to continue its research and product development activities as planned, the Company has raised equity through an initial public offering ("IPO") and various private placements of the Company's Common Stock and Series A and Series B Redeemable Convertible Preferred Stock. Such offerings through December 31, 1998 have resulted in proceeds of approximately $19,421,000. The Company intends to obtain additional funds for research and development through collaborative arrangements with corporate partners, additional financings, and from other sources; however, there can be no assurance that the Company will be able to obtain necessary financing when required or what the terms of any financing, if obtained, might be. Accordingly, there can be no assurance of the Company's future success.

     In August 1994, the board of directors authorized a 1.558-for-1 stock split of all outstanding stock, increased the number of shares of authorized common stock to 25,000,000 and changed the par value of the common stock to $.0001 per share, all of which was approved by the stockholders in October 1994. All share and per share amounts have been retroactively restated to reflect the stock split for all years presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- The financial statements are presented in accordance with generally accepted accounting principles, which require management to make estimates that affect the reported amounts and contingency disclosures in the financial statements. Actual results could differ from these estimates.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     PATENT COSTS -- The Company reimburses the University of Florida Research Foundation, Inc. ("UFRFI"), for direct expenses related to the Company's licensed patents. Patent costs consist of legal fees and other direct costs incurred in filing, prosecuting and maintaining the licensed patents. These costs are charged directly to research and development expense.

     RESEARCH AND DEVELOPMENT -- Sponsored research payments are recognized as revenue when the research underlying such payments has been performed. Research and development expenses are charged to operations as incurred. Research and development expenses principally include, among other things, consulting fees and cost reimbursements to UFRFI, preclinical and clinical testing of compounds under investigation, and salaries and benefits of employees engaged in research and development activities.

     PROPERTY AND EQUIPMENT -- Office and laboratory equipment and leasehold improvements are carried at cost less accumulated depreciation, which is computed on a straight-line basis over the estimated useful lives of the related assets. The useful lives generally fall between 5 and 10 years.

     EARNINGS PER SHARE -- During the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share" (SFAS 128). This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. This Statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. Since the Company has experienced losses since inception, there is no dilutive effect of any of its common stock equivalents. Accordingly, only basic EPS is shown.

     STOCK OPTIONS, WARRANTS AND SARS -- Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS 123 has been applied.

     RECENTLY ADOPTED ACCOUNTING STANDARDS -- In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that statement. SFAS No. 130 requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

earnings and additional paid in capital in the equity section of a statement of financial position. Adoption of SFAS No. 130 did not have a material impact on the financial statements.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 requires reporting of segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the financial statements. The Company is in one business segment and follows the requirements of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information".

     In February 1998, the FASB issued SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"), effective for fiscal years beginning after December 15, 1997. SFAS 132 revises employer disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. This statement standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain disclosures. Restatement of disclosures for earlier periods is required. Adoption of SFAS No. 132 did not have a material impact on the financial statements.

     NEW ACCOUNTING STANDARDS -- In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company has not determined the effect of this statement on its financial statement disclosure.

3.  INITIAL PUBLIC OFFERING AND SUBSEQUENT SECURITIES OFFERINGS

     On January 12, 1995, the Company completed an IPO of 1,100,000 units ("Unit") at $7.00 per Unit. Each Unit consisted of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("IPO Warrant"), which entitled the holder to purchase one share of common stock at $8.75 per share until expiration on April 13, 1998, as extended from the original expiration of January 12, 1998. The IPO Warrants have been subject to redemption by the Company commencing January 1996 at $.05 per Warrant, providing the closing bid price of the Company's common stock exceeds $12.25 per share for 20 consecutive trading days ending within five days of the notice of redemption. Additionally, on February 16, 1995, the underwriter of the offering (the "Representative") exercised an option to purchase an additional 165,000 Units at $7.00 per Unit (Representative's over-allotment option).

     Proceeds from the Company's IPO were approximately $7,200,000 of cash, net of underwriting costs and other offering costs of $1,655,000. Of such net proceeds, approximately $1,793,000 were used to repay the outstanding indebtedness (including accrued interest and certain fees) of the Company. In addition,

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

other expenses which were paid included approximately $310,000 for human clinical trials of DEHOP and DENSPM, $150,000 for research and development of other potential products, $240,000 for general corporate expenses, and approximately $210,000 to pay royalties to UFRFI.

     In connection with the IPO, the Company sold to the Representative, for nominal consideration, a unit purchase option to purchase up to 110,000 Units substantially identical to the Units sold in the offering in all respects, except that each warrant included in the unit purchase option entitled the holder to purchase one share of common stock at $11.375 per share. The unit purchase option will be exercisable during the four-year period commencing January 12, 1996, at an exercise price of $11.20 per Unit.

     Also, during the five-year period from the date of the offering, in the event the Representative originates a financing or a merger, acquisition, joint venture, strategic alliance introduction or other similar transaction to which the Company is a party, the Representative would be entitled to a finder's fee in consideration of the origination of the transaction. The fee is based upon a percentage of the consideration paid in the transaction or, in the case of an introduction to a customer, a five-year royalty on sales. In both instances, the consideration would consist of 5% of the first $1,000,000, 4% of the next $1,000,000, and 3% of any amount in excess of $2,000,000.

     Upon the closing of the IPO in January 1995, the Series A and Series B Redeemable Convertible Preferred Stock outstanding automatically converted into 479,700 and 154,400 shares of common stock, respectively. The Company presently has 2,200,000 shares of undesignated serial preferred stock authorized, with none issued and outstanding.

     During the year ended December 31, 1996, the Company completed a private placement of 537,623 units pursuant to Regulation D of the Securities Act of 1933 for $5.50 per Unit. Each unit consists of one share of the Company's common stock and one redeemable Common Stock Purchase Warrant ("1996 Warrant"). The 1996 Warrants included in these units expire four years from the date of issuance and have exercise prices of $5.50 per share until the anniversary date, $6.50 per share until the second anniversary date, and $7.50 per share thereafter. The 1996 Warrants are subject to redemption by the Company at $.01 per 1996 Warrant, provided the Company's common stock closes at a price of $8.50, $9.50 or $10.50 per share for twenty consecutive days during the second, third or fourth years, respectively, of the term of the 1996 Warrant.

     Proceeds from the private placement as well as proceeds from the warrant exchange discussed in Note 7 were approximately $3,095,000 in cash, net of placement agent and other offering costs of approximately $355,000.

     During the year ended December 31, 1997, the Company sold 1,948,286 units, each consisting of one share of the Company's common stock and one redeemable Common Stock Purchase Warrant ("1997 Warrant") for $3.50 per unit. The 1997 Warrants included in the units expire five years from the date of issuance. In case of a "cashless exercise," the 1997 Warrant exercise price is $4.00 per share plus forty percent of the difference between the current trading price of the Company's common stock and $4.00; in all other cases, the 1997 Warrant exercise price is $4.00 per share plus thirty percent of the difference between the current trading price of the Company's common stock and $4.00. The 1997 Warrants are subject to redemption by the Company at the exercise price, provided the Company's common stock closes at a price of $16.00, $20.00, or $28.00 per share for twenty consecutive days during the second, third, fourth or fifth years, respectively, of the term of the 1997 Warrant. Proceeds from the private placement were $6,519,250, net of placement agent and other offering costs of $324,500.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     On November 12, 1998, the Company sold 300,000 shares of Series A Redeemable Convertible Preferred Stock ("Preferred Stock") and 853,565 shares of Common Stock to certain institutions and other accredited investors in a Private Placement pursuant to Regulation D under the Securities Act of 1933. The purchase price for the Preferred Stock and Common Stock sold in the Private Placement consisted of $1,200,000 in cash and the surrender by the investors of redeemable Common Stock Purchase Warrants originally issued in the Company's March 1997 private placement financing (the "1997 Warrants"). Shares of Series A Preferred Stock are initially convertible to Common Stock on a 1-for-1 basis, subject to customary antidilution adjustments. Dividends shall accrue on the Series A Preferred Stock at the rate of 8% per annum. In the event of liquidation dissolution, or winding up of the Company, or, at the option of the holders of the Preferred Stock, a consolidation or merger of the Company or a sale of all or substantially all of its assets, the Preferred Stock will be entitled to receive in preference to the Company's Common Stock an amount per share equal to the original purchase price plus any accrued dividends per share.

     Redemption of the Preferred Stock is at the request of holders of at least 33 1/3% of such shares outstanding, which request may be made at any time two years following closing of the Private Placement. In the event of such request, the Company shall be required to redeem all of the Series A Preferred Stock held by the requesting holders at a redemption price equal to $4.00 per share (subject to adjustment), plus any accrued dividends per share. The redemption price may be paid, at the Company's option, in cash or in shares of the Company's Common Stock. The Company's intention is to make such redemption in Common Stock, and accordingly the Series A Preferred Stock has been included in stockholders' equity. Proceeds to the Company from this Private Placement were approximately $1,160,000, net of legal fees of $40,000.

4.  INVESTMENTS

     At December 31, 1998 and 1997, the Company's investments consisted primarily of United States government agency obligations and high-grade commercial paper. These investments were considered as available for sale, and cost plus accrued interest approximated fair market value. At December 31, 1998 and 1997, these securities had maturities of less than one year.

5.  NOTES PAYABLE

     In January and March 1993, the Company issued notes payable in the aggregate principal amount of $522,500 primarily to SunPharm Investors L.P., a limited partnership in which 7% of the funds loaned to the Company were contributed by existing stockholders of the Company. Costs associated with this issuance totaled $57,500. There were also stock purchase warrants issued as discussed in Note 7. The notes bore interest at 9.5% through January 1995, when they were repaid.

     In August and September 1994, two directors of the Company loaned $5,000 and $50,000, respectively, to the Company. The loans were repaid from the proceeds of the Bridge Financing discussed below. In addition, the directors were granted warrants to acquire 500 and 5,000 shares, respectively, of common stock at an exercise price of $5.50.

     On September 27, 1994, the Company issued notes totaling $1,000,000 as a bridge financing for the IPO (the "Bridge Notes"). The holders of the Bridge Notes also received warrants to purchase 228,573 shares of common stock at an exercise price of $4.375 per share. The estimated value of $600,000 for the warrants was recorded as additional paid-in capital and deferred offering costs during 1994. Proceeds of the Bridge Notes were $825,000, net of a $100,000 placement fee paid to the placement agent and $75,000 of

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

offering costs. The total deferred offering costs of $775,000 were charged to expense upon repayment of the Bridge Notes in 1995. The Bridge Notes bore interest at an annual rate of 10% and were repaid in January and February 1995 from the proceeds of the IPO.

     In November and December 1994, two directors of the Company loaned $100,000 and $75,000, respectively, to the Company. The notes bore interest at 12% per annum and were repaid from the proceeds of the Offering in January 1995. In addition, the directors were granted 10,000 and 7,500 warrants, respectively, to acquire shares of common stock at an exercise price of $7.00. The warrants were not exercisable until the second anniversary of the completion of the IPO.

     In January 1995, two directors of the Company loaned a total of $25,000 to the Company. The notes bore interest at 12% per annum and were repaid from the proceeds of the IPO. In addition, the directors were granted warrants to acquire 2,500 shares of common stock at an exercise price of $7.00. The warrants were not exercisable until the second anniversary of the completion of the IPO.

     At December 31, 1998 and 1997, notes payable as shown on the Company's balance sheets represent obligations resulting from the financing of insurance premiums.

6.  COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement with Dr. Raymond Bergeron, inventor of the technology which the Company has licensed, under which the Company is obligated to pay $8,000 per month for consulting services through December 1999.

     In March 1993, the Company entered into an employment agreement with Mr. Stefan Borg. The agreement provides for an annual base salary of $120,000 for a three-year period beginning April 1, 1993. The board of directors approved a $30,000 bonus upon the closing of the bridge financing discussed in Note 5 and, effective June 1, 1994, the annual base salary was increased to $132,000. In March 1995, the board of directors approved a $35,000 bonus for services performed during the preceding twelve months, extended the agreement to March 31, 1997 and agreed to increase the annual base salary to $150,000, effective April 1, 1995. In August 1997, the board of directors approved a bonus of $15,000, the grant of 25,000 incentive stock options (see "1994 Plan" in Note 7) and an increase in annual base salary to $200,000 effective April 1, 1997. The employment agreement with Mr. Borg continues in effect on a year-to-year basis unless terminated.

     On December 20, 1995, Dean L. Rider, M.D. ("Rider"), a stockholder of the Company, filed suit against the Company and Stefan Borg in Superior Court for the City and County of San Francisco, California, seeking compensatory damages of over $41 million and punitive damages based upon an alleged agreement between SunPharm and Rider. In June 1996, the Company settled this litigation with Rider by issuing Rider 50,000 shares of SunPharm common stock. Such shares have subsequently been registered for resale. The issuance of the shares was recorded by a reduction in legal fees accrued at December 31, 1995, which approximated the fair value of the shares issued. The Company believes that the claims made by Rider were without merit, and did not admit to any wrongdoing in connection with the settlement. The Company agreed to the settlement because it believed the cost of the settlement to be more economical than the cost of continuing to incur significant legal expenses to defend this matter.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     The Company leases office space, furniture and equipment under operating leases. Lease expense for the years ended December 31, 1998 and 1997 was approximately $83,400 and $75,500, respectively. Future minimum commitments on operating leases at December 31, 1998 are as follows:

1999......................................................  $110,000
2000......................................................   110,000
2001......................................................   110,000
2002......................................................   110,000
2003......................................................   110,000
                                                            --------
                                                            $550,000
                                                            ========

     The Company is subject to claims arising in the ordinary course of business but does not believe that any such claims presently identified will have a material adverse effect on its financial condition or results of operations.

7.  STOCK OPTIONS, WARRANTS AND OTHER INCENTIVE COMPENSATION

     In 1992, the Company issued warrants to a director to purchase 77,900 shares of the Company's common stock. The warrants are exercisable at $1.93 per share. In connection with certain notes payable issued in 1993, the Company issued warrants to purchase 155,021 shares and 133,234 shares of the Company's common stock at exercise prices of $1.93 per share and $3.21 per share, respectively. These warrants have been recorded at zero in the accompanying financial statements as the value at the time of issuance was de minimus.

     During 1996, the Company offered the Bridge Notes warrant holders discussed in Note 5 and SunPharm Investors L.P. discussed above a thirty percent reduction in their applicable exercise price if they exercised their warrants prior to December 31, 1996. Additionally, for each four warrants exercised, a warrant identical to those included in the units described in Note 2 would be issued. As a result of this warrant exchange offer, 62,858 of the Bridge Note warrants and 173,863 of SunPharm L.P. warrants were exercised in exchange for 236,721 shares of stock and 59,178 new warrants. Proceeds from this transaction were approximately $459,000 of cash, net of offering costs of approximately $34,000.

     The Company's board of directors granted stock options to employees and other parties to purchase common stock. Employee options generally vest over a sixty month period or over the term of an employment agreement. Options granted to consultants generally vest over a particular service period or in connection with certain milestones. Also, certain options previously granted had immediate vesting provisions. Most options expire seven years from the date of grant if not exercised.

     In April 1994, the board of directors of the Company approved the 1994 Stock Option Plan (1994 Plan) and reserved 350,550 shares of common stock for issuance of stock options to employees and consultants. In 1997, the board of directors increased the number of shares reserved by the Plan to 750,000 shares.

     The 1994 Plan is composed of incentive stock options and nonqualified stock options. The options generally vest over a two- to five-year period, and the incentive stock options expire 10 years from the date of grant. For the years ended December 31, 1998 and 1997, there were 50,000 shares and 124,500 shares granted from this plan, respectively.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     On July 10, 1995, the stockholders of the Company approved the SunPharm Corporation 1995 Nonemployee Directors' Stock Option Plan (the "1995 Directors' Plan"). The maximum number of shares of common stock with respect to which options may be granted under this plan is 300,000 as amended in 1997, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure. Directors who are not employees or consultants to the Company are eligible to receive nonqualified stock options which, in accordance with the plan, must be issued at one hundred percent (100%) of the fair market value of the common stock of the Company on the date of grant. Directors who are eligible to receive options under the 1995 Directors' Plan, will be entitled to receive an option to purchase 25,000 shares of common stock on the date on which they become a director. Additionally, eligible directors will be entitled to receive options annually on the date of their reelection to the Board of Directors to purchase 5,000 shares (with an additional 10,000 shares for the Chairman of the Board of Directors, if he is eligible) of common stock. For the years ended December 31, 1998 and 1997, options to purchase 40,000 and 125,000 shares of common stock were granted under the 1995 Directors' Plan.

     In August 1994, the Company elected a director of the Company, and engaged him as a consultant to provide management, marketing, economic and strategic planning services during a two-year period. The director was compensated under such consulting agreement at a rate of $7,500 per month, and by the issuance of a stock appreciation right ("SAR") for 150,000 common stock equivalents, exercisable (commencing in 1996 with respect to 50% and in 1997 with respect to the remainder) in an amount equal to the excess of the fair market value of the Company's common stock on the date of exercise over the initial public offering price of the Units. Such stock appreciation right terminates on January 1, 2000. As consideration for his serving on the Board of Directors, the director was granted a five-year stock purchase warrant ("Warrant") for 225,000 shares of common stock of the Company, such warrant being exercisable at a price of $5.50 per share. In 1995, the Company recorded compensation expense of $18,750 and $28,188 in connection with the SAR and the warrant, respectively, and due to the terms, may incur additional non-cash charges in the future. No compensation expense has been recorded since 1995 related to any options, warrants or SARs based on the quoted market value of the Company's common stock.

     During the year ended December 31, 1997, the Company issued warrants to two investment companies to purchase 150,000 shares of the Company's common stock. The warrants were valued at approximately $90,000 which represents the fair value of the services provided. Such amount was expensed with a corresponding increase to additional paid-in-capital during the year ended December 31, 1997.

  SFAS NO. 123 REQUIRED DISCLOSURE

     If compensation cost for stock option, SARs and warrant grants ("Grants") had been determined based on the fair value at the grant dates for 1998 and 1997 consistent with the method prescribed by

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

SFAS No. 123, the Company's net loss and loss per share would have been adjusted to the pro forma amounts indicated below:

                                                       1998           1997
                                                    -----------    -----------
Net loss
  As reported.....................................  $(3,767,392)   $(3,906,425)
  Pro forma.......................................   (4,204,638)    (4,464,082)
Loss per share
  As reported.....................................        (0.64)         (0.75)
  Pro forma.......................................        (0.72)         (0.86)

     Under SFAS No. 123, the fair value of each Grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively:
Dividend yield of 0% and 0%, expected volatility of 155.2% and 77.8%, risk-free interest rates of 5.28% and 6.33%, and expected lives of 7 and 7 years.

     A summary of the status of Grants under the Company's stock-based compensation plans as of December 31, 1998 and 1997, and changes during the years ending on those dates is presented below:

                                                        1998                       1997
                                               -----------------------    -----------------------
                                                             WEIGHTED-                  WEIGHTED-
                                                              AVERAGE                    AVERAGE
                                                             EXERCISED                  EXERCISED
                                                 GRANTS        PRICE        GRANTS        PRICE
                                               ----------    ---------    ----------    ---------
Outstanding at beginning of year.............   1,561,390      $3.48       1,384,696      $3.25
  Granted....................................      90,000       3.19         249,500       3.79
  Exercised..................................     (28,573)      0.40         (72,806)      0.10
  Forfeited..................................     (80,000)      5.42
                                               ----------                 ----------
Outstanding at end of year...................   1,542,817       3.42       1,561,390       3.48
                                               ==========                 ==========
Grants exercisable at year-end...............   1,298,384                  1,205,703
                                               ==========                 ==========
Weighted-average fair value of Grants granted
  during the year............................  $     3.09                 $     2.88
                                               ==========                 ==========

     The following table summarizes information about the outstanding Grants at December 31, 1998:

                                             GRANTS OUTSTANDING                   GRANTS EXERCISABLE
                                  -----------------------------------------    -------------------------
                                     NUMBER        WEIGHTED-                      NUMBER
                                  OUTSTANDING       AVERAGE       WEIGHTED-    EXERCISABLE     WEIGHTED-
                                       AT          REMAINING       AVERAGE          AT          AVERAGE
RANGE OF                          DECEMBER 31,    CONTRACTUAL     EXERCISE     DECEMBER 31,    EXERCISE
EXERCISE PRICES                       1998        LIFE (YEARS)      PRICE          1998          PRICE
---------------                   ------------    ------------    ---------    ------------    ---------
$.0064 to $.32                       364,873          2.04          $0.31         289,473        $0.31
$1.60 to $2.99                       349,070          5.37           1.95         255,558         1.78
$3.00 to $4.50                       178,374          8.56           3.74         119,353         3.71
$5.375 to $5.75                      495,500          2.64           5.52         479,000         5.52
$6.54 to $8.75                       155,000          5.81           7.19         155,000         7.19
                                   ---------                                    ---------
                                   1,542,817                                    1,298,384
                                   =========                                    =========

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     Remaining non-exercisable Grants as of December 31, 1998 become available as follows:

1999.....................................................    142,225
2000.....................................................     36,083
2001.....................................................     34,000
2002.....................................................     24,625
2003.....................................................      7,500
                                                             -------
                                                             244,433
                                                             =======

8.  FEDERAL INCOME TAXES

     The Company has incurred losses since inception and, therefore, has not been subject to federal income taxes. As of December 31, 1998, the Company has net operating loss (NOL) and tax credit carryforwards for income tax purposes of approximately $16,953,000 and $596,000, respectively, which may be available to reduce future taxable income and future tax liabilities. These carryforwards begin to expire in 2008.

     The Tax Reform Act of 1986 provides for an annual limitation on the use of NOL and tax carryforwards (following certain ownership changes) that could significantly limit the Company's ability to utilize these carryforwards. The Company has made no determination concerning whether there has been such a cumulative change in ownership, and it is possible that such a change in ownership occurred following the completion of the Company's IPO, subsequent private placements, and subsequent exercise of the Warrants. Accordingly, the Company's ability to utilize the aforementioned carryforwards to reduce future taxable income and tax liabilities may be limited. Additionally, because United States tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for federal income tax purposes.

     As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax asset related to the net operating losses and other items. The components of the Company's deferred tax assets at December 31, 1998 and 1997 are as follows:

                                                         1998          1997
                                                      ----------    ----------
Net operating loss carryforwards....................  $6,709,000    $4,997,000
Research and development tax credits................     596,000       464,000
Deferred compensation...............................     326,000       326,000
                                                      ----------    ----------
          Total deferred tax assets.................   7,631,000     5,787,000
Less valuation allowance............................   7,631,000     5,787,000
                                                      ----------    ----------
Net deferred tax assets.............................  $       --    $       --
                                                      ==========    ==========

9.  RESEARCH AND DEVELOPMENT

     In 1991, the Company issued 311,600 shares of common stock to UFRFI, recorded at $2,000, for exclusive, worldwide license agreement rights. The Company also paid a maintenance fee to UFRFI in the amount of $50,000 which was charged to research and development expense. This fee is credited toward sponsored research payments and/or royalties. In March 1993, the license agreement was amended to provide for additional patent rights for the Company in exchange for the Company's payment of patent

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

costs incurred by UFRFI prior to the amendment, a license fee of $40,000 payable to UFRFI upon execution of the amendment, the issuance of 31,160 shares of common stock valued at $10,000 and an increase in annual maintenance fee payable to UFRFI from $50,000 to $100,000. In September 1996, this agreement was further amended providing for more patent rights for the Company in exchange for the Company's payment of a one-time license fee of $50,000 and an increase in the annual maintenance to $200,000 beginning in 1997.

     The Company has also entered into a research agreement with UFRFI. For the years ended December 31, 1996 and 1995, the Company paid $535,000 and $869,000, respectively, to UFRFI under the terms of the research agreement. The amount paid in 1995 includes the maintenance fee of $100,000 for 1996. In September 1996, this agreement was amended concurrently with the license agreement described above for increased sponsored research payments related to the Company's products from $625,000 in 1995 to $641,000 in 1996, $854,250 in 1997 and $875,000 in 1998. These expenses are charged to operations as incurred. Failure to pay such costs could result in termination of the license agreement rights. If UFRFI were to terminate the license, the Company's rights to manufacture and market the technology and related products would terminate and such an event would have a material adverse effect on the Company. In 1995, the Company paid $50,000 to UFRFI for an additional license, described below. The Company also paid UFRFI $163,000 and $210,00 in 1998 and 1997, respectively, for reimbursement of patent costs.

     The Company agreed to pay a royalty on net sales of licensed products up to 6 percent of net sales for each product. A royalty of 28 percent of sublicensee payments, but no less than 2 percent of net sales by such sublicensee, will also be payable to UFRFI. The Company paid UFRFI $210,000 in royalties in 1995, which were payable as a result of licensing fees received in 1993. At December 31, 1996 the Company had accrued an additional $280,000 liability to UFRFI for sublicense payments related to the $1 million Warner Lambert milestone payment earned in 1996. Such amount was paid in 1997.

     On May 1, 1993, the Company entered into a sublicensing agreement with Warner-Lambert. The agreement grants Warner-Lambert the right of first refusal in the event the Company decides to develop certain other licensed products under certain circumstances. Under the terms of the agreement, Warner-Lambert paid the Company $100,000 in May 1993 upon the execution of the agreement and $750,000 in October 1993 related to the filing of the investigational new drug application. The payments were recognized as revenue when the payments were received. Additional payments may be received for the completion of certain scientific milestones. The agreement provides for Warner-Lambert to pay the Company a royalty on net sales, as defined. On March 1, 1994, Warner-Lambert paid the Company $750,000 in consideration for the Company's research and development activities performed. In 1996, the Company earned an additional $1 million from Warner Lambert, of which $500,000 was receivable as of December 31,1996 and was collected in January, 1997. The agreement will terminate on the later of the last expiration date of a licensed patent or 10 years from Warner-Lambert's marketing of a licensed product.

     In February 1994, the Company entered into an exclusive sublicense agreement with Nippon Kayaku. Upon execution of the agreement, Nippon Kayaku paid the Company $225,000 for research and development performed. The sponsored research payment was recognized as revenue when the payment was received. Additional payments may be payable to the Company for the completion of certain scientific milestones. The agreement provides for Nippon Kayaku to pay the Company a royalty on net sales, as defined.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     In addition, Nippon Kayaku will reimburse the Company for direct costs incurred for preclinical studies performed prior to the agreement. Nippon Kayaku will also pay a running royalty of 2 percent of net sales as defined for 10 years in the event that Nippon Kayaku elects to manufacture the product. The agreement will terminate on the later of the last expiration of a licensed patent or 10 years from Nippon Kayaku's marketing of a licensed product in Japan.

     A director was issued options with an exercise price of $.32 per share to purchase 77,900 shares of common stock in connection with the exclusive sublicense agreement with Nippon Kayaku. The original option agreement stipulated that the options vested upon the completion of specified milestones and, accordingly, compensation expense was recorded for the portion of the options that had not vested through September 1994, at which time the Company amended the agreement to reflect vesting based upon time or the completion of specified milestones (see Note 7).

10.  SUBSEQUENT EVENTS (UNAUDITED)

     SURRENDER OF PURCHASE OPTION -- On February 16, 1999, the underwriter of the Company's IPO agreed to surrender a purchase option for 110,000 shares of Common Stock exercisable at $11.20 per share, which it had acquired in connection with the IPO and which was due to expire on January 12, 2000. In exchange for surrender of this option, the Company agreed to issue an equal number of shares to the underwriter at $0.60 per share, for total proceeds of $66,000.

     PRIVATE PLACEMENT OF PREFERRED STOCK AND COMMON STOCK -- On March 31, 1999, the Company sold 66,667 shares of Series B Redeemable Convertible Preferred Stock at $4.00 per share, ("Series B Preferred") and 183,333 shares of Common Stock at $1.273 per share to an institutional investor in a Private Placement pursuant to Regulation D under the Securities Act of 1933. The shares of Series B Preferred are initially convertible to Common Stock on a 1-for-1 basis, subject to customary antidilution adjustments. Dividends shall accrue on the Series B Preferred at the rate of 8% per annum. In the event of liquidation, dissolution, or winding up of the Company, or, at the option of the holders of the Series B Preferred, a consolidation or merger of the Company or a sale of all or substantially all of its assets, the Series B Preferred Stock will be entitled to receive in preference to the Company's Common Stock an amount per share equal to the original purchase price plus any accrued dividends per share.

     Redemption of the Series B Preferred is at the request of holders of at least 33 1/3% of such shares outstanding, which request may be made at any time two years following closing of the Private Placement. In the event of such request, the Company shall be required to redeem all of the Series B Preferred Stock held by the requesting holders at a redemption price equal to $4.00 per share (subject to adjustment), plus any accrued dividends per share. The redemption price may be paid, at the Company's option in cash or in shares of the Company's Common Stock. The Company's intention is to make such redemption in Common Stock, and accordingly the Series B Preferred has been included in stockholder's equity. Net proceeds to the Company from this Private Placement were $485,000, net of fees of approximately $15,000.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
           YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM
            MAY 3, 1990 (DATE OF INCORPORATION) TO DECEMBER 31, 1998

     Following is a condensed pro forma balance sheet of the Company as of December 31, 1998, after giving effect to the transactions disclosed above.

                                                                   PRO FORMA
                                                               DECEMBER 31, 1998
                                                               -----------------
ASSETS
Cash and short-term investments............................      $  2,250,200
Other current assets.......................................           162,734
Property and equipment, net................................            57,933
Other assets...............................................           134,140
                                                                 ------------
                                                                 $  2,605,007
                                                                 ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities........................................      $    451,913
Stockholders' equity:
Undesignated Preferred Stock, par value $.001 per share;
  2,000,000 shares authorized; 0 shares issued and
  outstanding
Series A Preferred Stock, par value $.001 per share;
  300,000 shares authorized; 300,000 shares issued and
  outstanding..............................................               300
Series B Preferred Stock, par value $.001 per share;
  200,000 authorized; 66,667 shares issued and
  outstanding..............................................                67
Common Stock, par value $.0001 per share; 25,000,000 shares
  authorized, 6,914,728 shares issued and outstanding......               691
Additional paid-in capital.................................      $ 21,422,482
Accumulated deficit during development stage...............       (19,270,446)
                                                                 ------------
  Total stockholders' equity...............................      $  2,153,094
                                                                 ============
                                                                 $  2,605,007
                                                                 ============

                                     * * *

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                                  (UNAUDITED)

                                                                JUNE 30,      DECEMBER 31,
                                                                  1999            1998
                                                              ------------    ------------
                           ASSETS
CURRENT ASSETS:
  Cash......................................................  $    404,813    $         --
  Short-term investments....................................       249,216       1,699,200
  Prepaid expenses and other................................        94,879         162,734
                                                              ------------    ------------
          Total current assets..............................       748,908       1,861,934
Receivable from stockholder.................................       129,656         124,865
Property and equipment, net.................................        56,031          57,933
Other assets................................................         9,275           9,275
                                                              ------------    ------------
                                                              $    943,870    $  2,054,007
                                                              ============    ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $    452,623    $    213,627
  Accrued liabilities.......................................       112,358         135,580
  Notes payable.............................................        43,124         102,706
  Other.....................................................        92,961              --
                                                              ------------    ------------
          Total current liabilities.........................       701,066         451,913
STOCKHOLDERS' EQUITY:
Undesignated preferred stock, par value $0.001 per share;
  2,000,000 shares authorized; 0 shares issued and
  outstanding...............................................            --              --
Series A preferred stock, par value $0.001 per share;
  300,000 shares authorized; 300,000 shares issued and
  outstanding...............................................           300             300
Series B preferred stock, par value $0.001 per share;
  200,000 shares authorized; 66,667 and 0 shares issued and
  outstanding...............................................            67              --
Common stock, par value $0.0001 per share; 25,000,000 shares authorized; 6,930,598 and 6,621,395 shares issued and
  outstanding...............................................           693             662
Additional paid-in capital..................................    21,440,781      20,871,578
Accumulated deficit during development stage................   (21,199,037)    (19,270,446)
                                                              ------------    ------------
          Total stockholders' equity........................       242,804       1,602,094
                                                              ------------    ------------
                                                              $    943,870    $  2,054,007
                                                              ============    ============

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED JUNE 30,
                                                              ---------------------------
                                                                 1999            1998
                                                              -----------    ------------
REVENUES:
  Sponsored Research/Sublicensing Revenue...................  $       --     $        --
  Interest Income...........................................      14,097          47,093
  Miscellaneous Income......................................       2,400              --
                                                              ----------     -----------
          Total Revenues....................................      16,497          47,093
EXPENSES:
  Research and Development..................................     547,124         641,512
  General and Administrative................................     428,802         454,434
  Royalty Expense...........................................          --              --
                                                              ----------     -----------
          Total Expenses....................................     975,926       1,095,946
Net Loss....................................................  $ (959,429)    $(1,048,853)
                                                              ==========     ===========
Net Loss per Share..........................................  $    (0.14)    $     (0.18)
                                                              ==========     ===========
Shares used in computing loss per share.....................   6,929,726       5,765,919
                                                              ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                   FROM INCEPTION
                                                     SIX MONTHS ENDED JUNE 30,     (MAY 3, 1990)
                                                     --------------------------       THROUGH
                                                        1999           1998        JUNE 30, 1999
                                                     -----------    -----------    --------------
REVENUES:
  Sponsored Research/Sublicensing Revenue..........  $        --    $        --     $  3,115,729
  Interest Income..................................       33,060         96,031          711,493
  Miscellaneous Income.............................        2,400             --            2,400
                                                     -----------    -----------     ------------
          Total Revenues...........................       35,460         96,031        3,829,622
EXPENSES:
  Research and Development.........................    1,130,526      1,164,798       13,626,327
  General and Administrative.......................      833,525      1,019,213       10,912,332
  Royalty Expense..................................           --             --          490,000
                                                     -----------    -----------     ------------
          Total Expenses...........................    1,964,051      2,184,011       25,028,659
                                                     -----------    -----------     ------------
Net Loss...........................................  $(1,928,591)   $(2,087,980)    $(21,199,037)
                                                     ===========    ===========     ============
Net Loss per Share.................................  $     (0.28)   $     (0.36)
                                                     ===========    ===========
Shares used in computing loss per share............    6,804,165      5,756,652
                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                                                         DEFICIT
                                  REDEEMABLE                                                           ACCUMULATED
                                 CONVERTIBLE      PREFERRED STOCK      COMMON STOCK      ADDITIONAL       DURING
                                   SERIES A          SERIES B       ------------------     PAID-IN     DEVELOPMENT
                               SHARES    AMOUNT   SHARES   AMOUNT    SHARES     AMOUNT     CAPITAL        STAGE
                               -------   ------   ------   ------   ---------   ------   -----------   ------------
Balance at December 31,
  1998.......................  300,000    $300        --     --     6,621,395    $662    $20,871,578   $(19,270,446)
Issuance of Common Stock.....       --      --        --     --       309,203      31        302,602             --
Issuance of Preferred
  Stock......................       --      --    66,667    $67            --      --        266,601             --
Net Loss.....................       --      --        --     --            --      --             --     (1,928,591)
                               -------    ----    ------    ---     ---------    ----    -----------   ------------
Balance at June 30, 1999.....  300,000    $300    66,667    $67     6,930,598    $693    $21,440,781   $(21,199,037)
                               =======    ====    ======    ===     =========    ====    ===========   ============

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                   FROM INCEPTION
                                                     SIX MONTHS ENDED JUNE 30,      MAY 3, 1990
                                                     --------------------------       THROUGH
                                                        1999           1998        JUNE 30, 1999
                                                     -----------    -----------    --------------
Operating activities
  Net loss.........................................  $(1,928,591)   $(2,087,980)    $(21,199,037)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
  Depreciation and amortization....................        5,177          3,911           90,857
     Compensation expense related to options,
       warrants and stock appreciation rights......           --             --          999,016
     Amortization of deferred offering costs
       incurred in connection with issuance of
       Bridge Notes................................           --             --          775,000
     Write-off of patents..........................           --             --           70,120
     Increase in receivable from stockholder.......       (4,791)        (8,331)        (129,656)
     Decrease (increase) in prepaid expenses and
       other assets................................       67,855         (3,393)        (102,545)
     Increase (decrease) in accounts payable.......      238,996       (123,672)         452,623
     (Decrease) increase in accrued liabilities....      (23,222)       (70,887)         418,608
     Increase in other liabilities.................       92,961             --               --
                                                     -----------    -----------     ------------
          Total adjustments........................      376,976       (202,372)       2,574,023
                                                     -----------    -----------     ------------
Net cash used in operating activities..............   (1,551,615)    (2,290,352)     (18,625,014)
                                                     -----------    -----------     ------------
Investing activities
  Purchases of short-term investments..............   (3,134,940)    (4,368,706)     (29,623,771)
  Sales and maturities of short-term investments...    4,584,924      6,584,033       29,374,555
  Purchases of property and equipment..............       (3,275)        (5,068)         (83,193)
  Payment of patent costs..........................           --             --          (67,424)
                                                     -----------    -----------     ------------
Net cash provided by (used in) investing
  activities.......................................    1,446,709      2,210,259         (399,833)
                                                     -----------    -----------     ------------
Financing activities
  Repayments of notes payable......................      (59,582)      (117,025)         (56,876)
  Issuance of Series A preferred stock.............           --             --        1,673,225
  Issuance of Series B preferred stock.............      266,668             --          716,668
  Issuance of common stock.........................      302,633         17,585       17,601,030
  Stock offering costs.............................           --             --         (597,348)
  Repayment of payable to shareholders.............           --             --         (542,500)
                                                     -----------    -----------     ------------
Net cash provided by (used in) financing
  activities.......................................      509,719        (99,440)      18,794,199
                                                     -----------    -----------     ------------
Net change in cash.................................      404,813       (179,533)        (230,648)
Cash at beginning of period........................           --        356,969               --
                                                     -----------    -----------     ------------
Cash at end of period..............................  $   404,813    $   177,436     $   (230,648)
                                                     ===========    ===========     ============
Supplemental information:
Cash paid for interest.............................  $     2,527    $     3,550     $    169,979
                                                     ===========    ===========     ============

   The accompanying notes are an integral part of these financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The balance sheet at June 30, 1999, the related statements of operations for the three- and six-month periods ended June 30, 1999 and 1998 and the period from inception (May 3, 1990) through June 30, 1999, the statement of stockholders' equity at June 30, 1999, and the statements of cash flows for the six-month periods ended June 30, 1999 and 1998 and the period from inception through June 30, 1999 are unaudited. These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1998 Form 10-KSB. The unaudited interim financial statements included herein reflect all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented, and all such adjustments are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year.

NET LOSS PER SHARE

     Net loss per share is computed based on the weighted-average number of shares of Common Stock outstanding for the period.

PATENT COSTS

     The Company reimburses the University of Florida Research Foundation, Inc. ("UFRFI") for direct expenses relating to the Company's patents. Patent costs consist of legal fees and other direct costs incurred in filing, prosecuting, and maintaining the licensed patents. These costs are charged to research and development expense when incurred.

RESEARCH AND DEVELOPMENT

     Sponsored research payments are recognized as revenue when the research underlying such payments has been performed. Research and development expenses are charged to operations when incurred. Research and development expenses include consulting fees and cost of reimbursements to UFRFI, preclinical and clinical testing of drug compounds under investigation, and salaries and benefits of employees engaged in research and development activities.

SEGMENT INFORMATION

     The Company is in one business segment and follows the requirements of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information."

NEW ACCOUNTING STANDARD

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. In May 1999, the Financial Accounting Standards Board postponed the effective date for SFAS No. 133 to fiscal years beginning after June 15, 2000. At this time, the Company has not determined the effect of this statement on its financial statements.

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                                  (UNAUDITED)

2.  SUBSEQUENT EVENT -- SURRENDER OF PURCHASE OPTION

     On February 16, 1999, the underwriter of the Company's initial public offering ("IPO") agreed to surrender its option to purchase 110,000 shares of Common Stock at $11.20 per share, which it had acquired in connection with the IPO and which was due to expire on January 12, 2000. In exchange for surrender of this option, the Company agreed to issue an equal number of shares of Common Stock to the underwriter at $0.60 per share, for total proceeds of $66,000. Subsequent to the date of the agreement and payment of proceeds to the Company, but prior to the surrender of the underwriter's options, it was determined that the underwriter had previously assigned or disposed of a portion of such option. Accordingly, on August 11, 1999, the Company made a decision to refund to the underwriter $43,200 of the $66,000 proceeds and reduce the number of shares of Common Stock to be issued from 110,000 to 38,000.

3.  SUBSEQUENT EVENT -- MERGER WITH GELTEX PHARMACEUTICALS, INC.

     On August 13, 1999, the Company's Board of Directors approved the merger of the Company with GelTex Pharmaceuticals, Inc., a publicly traded Delaware corporation ("GelTex"), through a reverse triangular merger in which the Company would merge with a wholly owned subsidiary of GelTex. The Company entered into a merger agreement to effect such transaction on August 13, 1999. Both the merger and the merger agreement are subject to approval by the Company's stockholders at a special meeting to be held following approval of the proxy statement by the SEC. In the merger, the Company's stockholders will receive shares of common stock of GelTex for their shares of the Company's Common Stock and Preferred Stock. If the stockholders approve the merger, the merger will be effected, and the closing of the merger agreement will occur, immediately following the special meeting.

4.  SUBSEQUENT EVENT -- NASDAQ LISTING REQUIREMENTS

     Nasdaq is aware that the Company is currently not in compliance with the minimum net tangible asset requirement for continued listing on The Nasdaq SmallCap Market pending completion of the proposed merger. Nasdaq has granted the Company a waiver of the minimum net tangible asset requirement. However, Nasdaq has informed the Company that if the merger is delayed or is not completed before November 30, 1999, the Company's common stock may be immediately delisted from The Nasdaq SmallCap Market, if the Company does not cure the current net tangible asset deficiency.

5.  SUBSEQUENT EVENT -- EXERCISE OF OPTIONS AND WARRANTS

     Between August 4 and September 30, 1999, the Company received proceeds of $273,503 from the exercise of 390,643 options and warrants by various holders as follows:

          NUMBER OF OPTIONS    EXERCISE PRICE PER SHARE    PROCEEDS
          -----------------    ------------------------    --------
               202,743                  $ 0.32             $ 64,878
                10,000                  $1.125               11,250

          NUMBER OF WARRANTS    EXERCISE PRICE PER SHARE    PROCEEDS
          ------------------    ------------------------    --------
               100,000                   $ 1.00             $100,000
                77,900                   $ 1.25               97,375
                                                            --------
          Total Proceeds                                    $273,503
                                                            ========

                              SUNPHARM CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                                  (UNAUDITED)

6. SUBSEQUENT EVENT -- LICENSING OF IRON CHELATOR COMPOUND

     On September 30, 1999, the Company entered into an exclusive sub-license agreement with Schein Pharmaceutical, Inc., or Schein, whereby Schein obtained the rights to a proprietary injectable iron chelator for the U.S., European, and certain Far East markets. Under the sub-license agreement, the Company is entitled to receive payments upon reaching clinical, regulatory and manufacturing milestones, as well as escalating royalties on sales. A payment of $625,000 was made to the Company upon signing of the agreement.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          GELTEX PHARMACEUTICALS, INC.

                          SHINE ACQUISITION SUB, INC.

                                      AND

                              SUNPHARM CORPORATION

                          DATED AS OF AUGUST 13, 1999

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I  THE MERGER...............................................   A-1
 1.1    The Merger..................................................   A-1
 1.2    Effective Time..............................................   A-1
 1.3    Effect of the Merger........................................   A-1
 1.4    Certificate of Incorporation and By-Laws of Surviving
        Corporation.................................................   A-2
 1.5    Directors and Officers......................................   A-2
 1.6    Maximum Consideration; Conversion of Company Common Shares
        and Company Preferred Shares................................   A-2
 1.7    Cancellation of Treasury Shares.............................   A-3
 1.8    Stock Options and Warrants..................................   A-3
 1.9    Capital stock of Merger Sub.................................   A-5
1.10    Adjustments to Exchange Ratio...............................   A-5
1.11    Fractional Shares...........................................   A-5
1.12    Surrender of Certificates...................................   A-5
1.13    Further Ownership Rights in Company Common Shares and
        Company Preferred Shares....................................   A-6
1.14    Closing.....................................................   A-6
1.15    Lost, Stolen or Destroyed Certificates......................   A-7
1.16    Tax Consequences............................................   A-7
1.17    Dissenters' Rights..........................................   A-7
1.18    Further Assurances..........................................   A-7
1.19    Closing of Company Transfer Books...........................   A-8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........   A-8
 2.1    Organization and Qualification; Subsidiaries................   A-8
 2.2    Certificate of Incorporation and By-laws....................   A-8
 2.3    Capitalization..............................................   A-9
 2.4    Authority Relative to this Agreement; Required Vote.........   A-9
 2.5    No Conflict; Required Filings and Consents..................  A-10
 2.6    Material Agreements.........................................  A-11
 2.7    Compliance with Agreements and Law..........................  A-11
 2.8    SEC Filings; Financial Statements...........................  A-12
 2.9    Absence of Certain Changes or Events........................  A-12
2.10    No Undisclosed Liabilities..................................  A-13
2.11    Absence of Litigation.......................................  A-13
2.12    Employee Benefit Plans......................................  A-13
2.13    Employment and Labor Matters................................  A-15
2.14    Registration Statement; Proxy Statement/Prospectus..........  A-15
2.15    Absence of Restrictions on Business Activities..............  A-16
2.16    Title to Assets; Leases.....................................  A-16
2.17    Taxes.......................................................  A-17
2.18    Environmental Matters.......................................  A-18
2.19    Intellectual Property.......................................  A-19
2.20    Insurance...................................................  A-21
2.21    Brokers.....................................................  A-21
2.22    Certain Business Practices..................................  A-21
2.23    Interested Party Transactions...............................  A-21
2.24    Opinion of Financial Advisor................................  A-22

                                                                      PAGE
                                                                      ----
2.25    No Subsidiaries.............................................  A-22
2.26    Disclosure..................................................  A-22
2.27    HSR Filing..................................................  A-22

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
  SUB...............................................................  A-22
 3.1    Organization and Qualification..............................  A-22
 3.2    Capitalization..............................................  A-22
 3.3    Authorization of Agreement..................................  A-23
 3.4    Approvals...................................................  A-23
 3.5    No Violation................................................  A-23
 3.6    Reports.....................................................  A-23
 3.7    Absence of Certain Changes or Events........................  A-24
 3.8    Registration Statement; Proxy Statement/Prospectus..........  A-24
 3.9    Absence of Litigation.......................................  A-24
3.10    Compliance with Laws........................................  A-24
3.11    Taxes.......................................................  A-25
3.12    Year 2000 Compliance........................................  A-25
3.13    Parent Intellectual Property Rights.........................  A-25

ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGER..................  A-25
 4.1    Conduct of Business by the Company Pending the Merger.......  A-25
 4.2    Solicitation of Other Proposals.............................  A-27
ARTICLE V  ADDITIONAL AGREEMENTS....................................  A-29
 5.1    Proxy Statement/Prospectus; Registration Statement..........  A-29
 5.2    Meeting of Company Stockholders.............................  A-30
 5.3    Access to Information; Confidentiality......................  A-30
 5.4    All Reasonable Efforts; Further Assurances..................  A-30
 5.5    Stock Options and Warrants..................................  A-31
 5.6    Registration Rights.........................................  A-32
 5.7    Notification of Certain Matters.............................  A-33
 5.8    Listing on the NASDAQ.......................................  A-33
 5.9    Public Announcements........................................  A-33
5.10    Takeover Laws...............................................  A-33
5.11    Accountant's Letters........................................  A-34
5.12    Indemnification of Directors and Officers...................  A-34
5.13    Covenants for Tax-Free Status...............................  A-34
5.14    Stockholder Agreement.......................................  A-34
5.15    Release Agreements..........................................  A-34
5.16    Affiliate Agreements........................................  A-35
5.17    SEC Filings.................................................  A-35
5.18    Maintenance, Prosecution and Filing Obligations.............  A-35

ARTICLE VI  CONDITIONS OF MERGER....................................  A-35
 6.1    Conditions to Obligation of Each Party to Effect the
        Merger......................................................  A-35
 6.2    Additional Conditions to Obligations of Parent and Merger
        Sub.........................................................  A-36
 6.3    Additional Conditions to Obligations of the Company.........  A-38

                                                                      PAGE
                                                                      ----
ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER......................  A-38
 7.1    Termination.................................................  A-38
 7.2    Effect of Termination.......................................  A-39
 7.3    Fees and Expenses...........................................  A-39
 7.4    Amendment...................................................  A-40
 7.5    Waiver......................................................  A-40

ARTICLE VIII  GENERAL PROVISIONS....................................  A-41
 8.1    Survival of Representations and Warranties..................  A-41
 8.2    Notices.....................................................  A-41
 8.3    Disclosure Schedules........................................  A-42
 8.4    Certain Definitions.........................................  A-42
 8.5    Interpretation..............................................  A-45
 8.6    Severability................................................  A-45
 8.7    Entire Agreement............................................  A-45
 8.8    Assignment..................................................  A-45
 8.9    Parties in Interest.........................................  A-45
8.10    Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-45
8.11    Governing Law...............................................  A-45
8.12    Counterparts................................................  A-46

EXHIBIT A  --   Form of Stockholder Agreement
EXHIBIT B  --   Certificate of Merger
EXHIBIT C  --   Form of Release Agreement
EXHIBIT D  --   Form of Affiliate Agreement
EXHIBIT E  --   Form of Opinion of Andrews & Kurth L.L.P.
EXHIBIT F  --   Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                Popeo, P.C.

                                   SCHEDULES

COMPANY AND COMPANY'S SUBSIDIARIES' SCHEDULES
  2.1(c)  Subsidiaries
  2.3(a)  Stock Appreciation Rights; Other Rights
  2.3(b)  Capitalization: Company and Subsidiaries, capital stock
  2.5(a)  Conflict; Required Filing
  2.5(b)  Company Approvals
  2.6     Material Agreements
  2.7     Permits
  2.1     SEC Filings and Financial Statements
  2.11    Litigation
  2.12(a) Employee Benefit Plans
  2.12(e) Benefits; Acceleration
  2.12(g) Medical Benefits
  2.12(i) Severance Payments
          Holders of Option, Warrant or Other Right to Purchase
  2.12(k) capital stock
  2.13(a) Employment and Consultant Agreements
  2.13(b) Employee Controversies
  2.15    Restrictions of Business Activity
  2.16    Real Property
  2.17    Taxes
  2.17(m) Net Operating Loss; Capital Loss Carry Forwards
  2.17(n) Limitations of Net Operating Loss
  2.18    Environmental Matters
  2.19(a) Intellectual Property: Patents, Trademarks, Copyrights
          Intellectual Property: Non-Exclusive Intellectual Property
  2.19(b) Rights
  2.19(c) Maintenance Fees
  2.20    Insurance
  2.21    Broker Agreements
  2.23    Interested Parties

OTHER SCHEDULES
  4.1(l)  Related Party Agreements, Arrangements, Understandings
  5.15    Release Agreements
  5.16    Affiliates
  8.4     Events, Changes, and Circumstances

     AGREEMENT AND PLAN OF MERGER, dated as of August 13, 1999 (the "Agreement") among GELTEX PHARMACEUTICALS, INC., a Delaware corporation ("Parent"), SHINE ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SUNPHARM CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent, and all of the issued and outstanding shares of the common stock of the Company, $.0001 par value per share (the "Company Common Shares") and all of the issued and outstanding Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock of the Company, $.001 par value per share (collectively, the "Company Preferred Shares") will be exchanged and converted into shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") with certain Parent Rights as described herein;

     WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Shares and Company Preferred Shares are entering into agreements (the "Stockholder Agreements") in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement, including their agreement to vote Company Common Shares and Company Preferred Shares in favor of the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and the United States Treasury Regulations promulgated thereunder; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall, as the surviving corporation in the Merger, continue its existence under the provisions of the DGCL as a wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger substantially in the form of Exhibit B (the "Certificate of Merger"), along with a certified copy of this Agreement, if required, with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company, being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation and By-Laws of Surviving
Corporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL. The by-laws of the Merger Sub shall be the by-laws of the Surviving Corporation until thereafter amended as provided by the DGCL.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation of the Surviving Corporation. The officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and by-laws. Prior to the Effective Time, the Company shall deliver to Parent resignation letters of each of the directors of the Company to be effective as of such Effective Time.

     1.6 Maximum Consideration; Conversion of Company Common Shares and Company Preferred Shares. Notwithstanding anything in this Agreement to the contrary, the maximum consideration payable by Parent with respect to the Company Common Shares and Company Preferred Shares issued and outstanding immediately prior to the Effective Time shall be an aggregate of the number of shares of Parent Common Stock, subject to adjustment as hereinafter provided in this Section 1.6, as is obtained by dividing (A) the Acquisition Amount by (B) the Closing Average, as adjusted pursuant to Section 1.6(c) hereof, rounded to the nearest whole share. For purposes of this Agreement, "Acquisition Amount" shall mean the result of (x) $16,540,462, minus (y) the product of (1) $2.00 times (2) the number of shares covered by options or warrants (other than those warrants issued or to be issued to Petkevich & Partners, L.L.C. for the purchase of 200,000 Company Common Shares), which options or warrants are vested and exercisable at an exercise price or strike price of $2.00 or less per share and are not exercised immediately prior to the Effective Time.

     At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

          (a) Subject to the other provisions of this Article I, each share of Series A Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") and each share of Series B Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any Company Preferred Shares to be canceled pursuant to Section 1.7 and any Dissenting Shares (as defined in Section 1.17)) shall be converted automatically into the right to receive one hundred fifty percent (150%) of the Exchange Ratio Fraction of a fully paid and nonassessable share of Parent Common Stock, together with cash, if any, in lieu of any fraction of a share of Parent Common Stock, pursuant to Section
     1.11 (collectively, the "Preferred Merger Consideration").

          (b) Subject to the other provisions of this Article I, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than any Company Common Shares to be canceled pursuant to Section
     1.7 and any Dissenting Shares (as defined in Section 1.17)) shall be converted automatically into the right to receive the Exchange Ratio Fraction of a fully paid and nonassessable share of Parent Common Stock, together with cash, if any, in lieu of any fraction of a share of Parent Common Stock, pursuant to Section 1.11 the ("Common Merger Consideration" and, together with the Preferred Merger Consideration, the "Merger Consideration").

          (c) For purposes of this Agreement, the "Exchange Ratio Fraction" shall mean the quotient (calculated to the nearest five (5) decimal places) obtained by dividing (x) the Acquisition Amount by (y) the Closing Average, and by dividing the quotient computed thereby by the Company Shares Number (as defined below). As used herein, the "Closing Average" shall be the average closing price per share of Parent Common Stock (rounded to the nearest cent) on the NASDAQ National Market ("NASDAQ") (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source selected by Parent) for the twenty (20) consecutive trading days ending on the second trading day immediately prior to the Effective Time; provided, however, that if (A) such average is $13.80 or less, then the Closing Average shall be $13.80 and (B) such average is $16.36 or more, then the Closing Average shall be $16.36. As used herein, "Company Shares Number" means the sum of
     (A) (i) all Company Common Shares outstanding immediately prior to the Effective Time (including all Company Common Shares issued upon the exercise or cancellation of any options to purchase Company Common Shares or any warrants to purchase Company Common Shares or upon the conversion or exchange of any Company Preferred Shares), minus (ii) Company Common Shares to be canceled pursuant to Section 1.7 and any Dissenting Shares (as defined in Section 1.17), plus (B) an amount equal to the product obtained by multiplying (i) one hundred fifty percent (150%), by (ii) the number of Company Preferred Shares outstanding immediately prior to the Effective Time (other than the Company Preferred Shares to be canceled pursuant to Section 1.7). As used herein, the "Measurement Date Average" shall be the average closing price per share of Parent Common Stock on NASDAQ for the twenty (20) consecutive trading days ending on August 11, 1999.

          (d) Each share of Parent Common Stock to be issued upon conversion of Company Common Shares and Company Preferred Shares in accordance with this
     Section 1.6 shall include the corresponding percentage of a Series A-1 Junior Participating Preferred Stock Purchase Right of Parent (a "Parent Right") issued pursuant to the Rights Agreement dated as of March 1, 1996 between the Company and American Stock Transfer & Trust Company, as amended (as so amended, the "Parent Rights Agreement"). Prior to the Distribution Date (as defined in the Parent Rights Agreement), all references in this Agreement to the Parent Common Stock issued in connection with the Merger shall be deemed to include Parent Rights.

          (e) As of the Effective Time, all Company Common Shares and all Company Preferred Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and all Company Common Shares and all Company Preferred Shares shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Shares and all Company Preferred Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.12 hereof, without interest.

     1.7 Cancellation of Treasury Shares. Each share of Company Common Shares or Company Preferred Shares held in the treasury of the Company and each share of Company Common Shares or Company Preferred Shares, if any, owned by Merger Sub or Parent, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     1.8  Stock Options and Warrants.

     (a) As soon as practicable after the execution of this Agreement, the Company shall, pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), (i) notify each holder of an outstanding option issued pursuant to the 1994 Plan of the proposed Merger, (ii) provide for the accelerated vesting of each outstanding option so that each such option shall become fully exercisable, (iii) notify each such holder that each option shall, unless exercised by the holder in accordance with its terms, be canceled and terminate on the date which is fifteen (15) days from the date of such notice, and (iv) cause the 1994 Plan to be terminated. As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to cause the exercise or termination of all other then outstanding employee and consultant stock options and all non-employee director stock options, including without limitation, the incentive stock options and non-qualified stock options issued pursuant to the Company's 1995 Non-employee Director's Stock Option Plan (the "1995 Plan") and all stock options granted pursuant to resolutions of the Company's Board of Directors outside of any option plan.

Notwithstanding the foregoing, under no circumstances shall the Company be required to offer any incentives or other consideration for the termination of such options.

     (b) Subject to Section 1.8(a) of this Agreement, at the Effective Time, each of the Company's then outstanding employee and consultant stock options and non-employee director stock options (collectively the "Company Options") which are outstanding and have not been terminated, exercised or otherwise converted as of the Effective Time shall cease to represent the right to acquire Company Common Shares, and shall, by virtue of the Merger and without any further action on the part of any holder thereof, be converted into and become the right to acquire a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time by the Exchange Ratio Fraction (rounded down to the nearest whole number of shares), at an exercise price per share of Parent Common Stock equal to the exercise price in effect under such Company Option immediately prior to the Effective Time divided by the Exchange Ratio Fraction (rounded up to the nearest cent), which option to purchase Parent Common Stock shall contain the same term, vesting schedule and otherwise be on substantially the same terms and conditions as set forth in the assumed Company Option, except that any Company Option qualifying or intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall not qualify as an "incentive stock option" under
Section 422 of the Code (any such assumed Company Option being herein referred to as an "Assumed Option").

     (c) The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Options or rights pursuant to, nor any participant in, the 1994 Plan, the 1995 Plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company and any of its Subsidiaries will have any right thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in subsection
(b) above.

     (d) Parent shall take all corporate action necessary (i) to reserve for issuance, and (ii) to register under the Securities Act of 1933 (the "Securities Act") the issuance of, a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 1.8.

     (e) As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to cause the exercise or termination of all then issued and outstanding warrants to acquire shares of Company Common Stock or securities convertible into Common Stock (collectively, the "Company Warrants"). At the Effective Time, each Company Warrant that is outstanding and has not been terminated, exercised or otherwise converted as of the Effective Time shall be assumed by Parent; provided that such Company Warrants shall by their express terms reflect, or shall be amended by the Company and the holder thereof to reflect, the different security and the number of shares of such security covered by such agreement based on the conversion of Company Common Shares into Parent Common Stock. All of the holders of such Company Warrants issued and outstanding as of the date of this Agreement are listed on Section 2.3(b) of the Company Disclosure Schedule attached hereto. The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Warrant will have any right thereunder to acquire equity securities of the Company or any of its Subsidiaries, or any right to payment in respect of the equity securities of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in this subsection (e).

     (f) As soon as practicable after the execution of this Agreement, the Company shall use its commercially reasonable best efforts to cause the holders of warrants or warrant certificates issued pursuant to that Unit Purchase Agreement dated March 28, 1997 (the "1997 Unit Purchase Agreement") to (i) surrender such warrants or warrant certificates (the "1997 Warrants") in exchange for an aggregate of 158,512 Company Common Shares and (ii) agree to terminate the 1997 Unit Purchase Agreement.

     (g) Parent shall take all corporate action necessary (i) to reserve for issuance, and (ii) to register under the Securities Act, a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Warrants in accordance with this Section 1.8.

     1.9 Capital stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.10 Adjustments to Exchange Ratio Fraction. Without limiting any other provision of this Agreement, the Exchange Ratio Fraction shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Shares), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares or other like change with respect to Parent Common Stock or Company Common Shares occurring after the date hereof and prior to the Effective Time.

     1.11 Fractional Shares. No fraction of a share of Parent Common Stock will be issued hereunder, but in lieu thereof each holder of Company Common Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent) equal to the product of such fraction multiplied by the Closing Average.

     1.12  Surrender of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, Parent shall designate one or more Persons, to act as Exchange Agent hereunder.

     (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding Company Common Shares and outstanding Company Preferred Shares, together with an estimated amount of cash to be paid pursuant to Section 1.11 in lieu of fractional shares.

     (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Common Shares and Company Preferred Shares whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of the fraction of a share of Parent Common Stock, if any, pursuant to Section 1.11 hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.11, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Common Shares or Company Preferred Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such Company Common Shares and Company Preferred Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.11. Any portion of the shares of Parent Common Stock deposited with the Exchange Agent pursuant to this Section 1.12(c) which remains undistributed to the holders of the Certificates representing Company Common Shares or Company Preferred Shares for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Shares or Company Preferred Shares who have not theretofore complied with this Article I shall thereafter look only to Parent for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, Merger Sub or the Surviving Corporation shall be liable to a holder of Company Common Shares or Company Preferred Shares for any Parent Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (g) Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares or any holder of Company Preferred Shares, as the case may be, such amounts as Parent (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares or Company Preferred Shares, as the case may be, in respect of whom such deduction and withholding were made by Parent.

     1.13 Further Ownership Rights in Company Common Shares and Company Preferred Shares. All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Shares and Company Preferred Shares in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares and Company Preferred Shares under this
Article I, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Common Shares and Company Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.14 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, unless another place is agreed to in writing by the parties.

     1.15 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.11; provided, however, that Parent may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.16 Tax Consequences. For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of
Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return inconsistent with this Section 1.16.

     1.17 Dissenters' Rights. All of the Persons who have executed and delivered a Stockholder Agreement shall have consented to the Merger and shall have delivered their stock certificates in accordance with the terms hereof. Holders of 100% of the Company Preferred Shares and holders of the requisite number of the Company Common Shares shall have consented to the Merger and delivered all of their capital stock to the Parent or the Exchange Agent in accordance with the terms hereof, and the holders of not more than 2% of the issued and outstanding Company Common Shares shall have exercised, or shall have any continued right to exercise, appraisal or dissenter's rights. Notwithstanding anything in this Agreement to the contrary, any Company Common Shares or Company Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or delivered a valid, unrevoked proxy in favor of the Merger, or consented thereto in writing and who has delivered written notice to the Company objecting to the Merger and demanding payment for his shares as required in accordance, and has otherwise complied, with the applicable provisions of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the Parent Common Stock, unless and until such holder fails to elect to dissent from the Merger or effectively withdraws or otherwise loses his right to payment of the fair value of his shares under the provisions of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive Parent Common Stock to which such holder is entitled, without interest or dividends thereon. Any amounts paid to holders of Dissenting Shares in an appraisal proceeding will be paid by the Surviving Corporation out of its own funds and will not be paid by Parent or Merger Sub. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.18 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of the Company or Merger Sub any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any

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of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or Merger Sub and otherwise to carry out the purposes of this Agreement.

     1.19 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Shares or Company Preferred Shares shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Shares or Company Preferred Shares are presented to the Surviving Corporation, they shall be canceled and presented to the Exchange Agent in accordance with Section 1.12.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date, except as disclosed in the disclosure schedule dated the date hereof, certified by the President and Chief Executive Officer of the Company and delivered by the Company to Parent and Merger Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item) (the "Company Disclosure Schedule") as follows:

     2.1  Organization and Qualification; Subsidiaries.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in such instances where the failure to be so duly qualified, or licensed and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each Subsidiary of the Company is a legal entity, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders (with respect to each such Subsidiary, "Subsidiary Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     (c) Section 2.1(c) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by the Company or another direct or indirect Subsidiary of the Company. Except as set forth in
Section 2.1(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

     2.2 Certificate of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of each of its and each of its Subsidiaries' Certificates of Incorporation and by-

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laws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificates of Incorporation and by-laws, as amended, and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or by-laws or equivalent organizational documents.

     2.3  Capitalization.

     (a) The authorized capital stock of the Company is 25,500,000 shares divided into 25,000,000 Company Common Shares and 300,000 shares of Series A Preferred Stock and 200,000 shares of Series B Preferred Stock. As of the date hereof, (i) 6,911,316 Company Common Shares were issued and outstanding and 366,667 Company Preferred Shares were issued and outstanding; (ii) no Company Common Shares were held in the treasury of the Company; (iii) 1,073,965 Company Common Shares were duly reserved for future issuance pursuant to stock options granted and outstanding pursuant to the 1994 Plan, 1995 Plan and options issued outside of any plan and (v) 2,939,443 Company Common Shares were duly reserved for future issuance pursuant to issued and outstanding warrants to purchase Company Common Shares. Except as set forth above, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. All options to purchase Company Common Shares were granted under the Company's 1994 Plan or the Company's 1995 Plan, except for outstanding options to purchase an aggregate of 400,035 Company Common Shares. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, there are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

     (b) Section 2.3(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock and the names of the beneficial owners of such capital stock of each of the Company's Subsidiaries as of August 11, 1999. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or its Subsidiaries, except for the Series A Preferred Stock and the Series B Preferred Stock. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company, except as disclosed in Section 2.3(b) of the Company Disclosure Schedule.

     (c) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, except for the Stockholder Agreements.

     2.4  Authority Relative to this Agreement; Required Vote.

     (a) Subject to the approval of this Agreement by the Company's stockholders, the Company has all necessary corporate power and authority to execute and deliver this Agreement, and each instrument

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required to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the performance of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and authorization of this Agreement by votes of the holders of at least majority of the outstanding Company Common Shares and the Company Preferred Shares (voting together as one class), holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Company's Series A Preferred Stock (voting as a single class) and holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series B Preferred Stock (voting as a single class) in accordance with the applicable provisions of the DGCL and the Company's Certificate of Incorporation and by-laws. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, subject to the approval of the Company's stockholders and assuming Board of Directors' approval by Parent and Merger Sub, in each case except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditor's rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (b) The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval and authorization. The affirmative votes of holders of at least a majority of all outstanding Company Common Shares and Company Preferred Shares (voting together as one class), holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Series A Preferred Stock (voting as a single class), and holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Series B Preferred Stock (voting as a single class) are the only votes of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger, the Related Agreements and the other transactions contemplated hereby and thereby. The holders of the Company Common Shares and Company Preferred Shares that are parties to the Stockholder Agreements beneficially own and have the right to vote, in the aggregate, approximately 34% of the total issued and outstanding Company Common Shares and 82% of the total issued and outstanding Company Preferred Shares.

     2.5  No Conflict; Required Filings and Consents.

     (a) The execution and delivery by the Company of this Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance by the Company or any of its Subsidiaries of their obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, (i) conflict with or violate the Certificate of Incorporation or by-laws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law, Regulation or Order in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except (A) as set forth in Section 2.5(a) of the Company Disclosure Schedule or
(B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches,

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violations, defaults or other occurrences that would not (x) individually, or in the aggregate, have a Material Adverse Effect or (y) prevent or materially impair or delay the consummation of the Merger.

     (b) The execution and delivery by the Company of this Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at Closing do not, and the performance by the Company or any of its Subsidiaries of their obligations under this Agreement and any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at Closing, shall not, require the Company or any of its Subsidiaries to obtain any consent or waiver of any Person or the consent, approval, authorization or action by, license, waiver, qualification, Order or Permit, observe any waiting period imposed by, or make any filing with or notification to, any Court or Governmental Authority, domestic or foreign, except for (A) valid approval of the Agreement by the Company's stockholders, which approval has or will be obtained prior to the Effective Time, (B) compliance with applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), (C) the filing of this Agreement or (D) other documents as required by applicable provisions of the DGCL and such other third party consents, approvals, authorization, licenses, waivers, qualifications, Orders or Permits set forth in Section 2.5(a) of the Company Disclosure Schedule.

     2.6 Material Agreements. Section 2.6 of the Company Disclosure Schedule sets forth a true and complete list of all contracts, licenses, agreements, permits and instruments to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound which is material to the Company and/or its Subsidiaries and including without limitation all agreements pursuant to which the Company or any of its Subsidiaries has granted exclusive rights or have terms of one year or longer (collectively, the "Material Agreements"). Complete copies of all Material Agreements have been provided by the Company to Parent and no oral Material Agreements exist. Each such Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and is enforceable against the Company or such Subsidiary in accordance with its terms and the Company does not have Knowledge that any Material Agreement is not a valid and binding agreement of the other parties thereto. Except as set forth in
Section 2.6 of the Company Disclosure Schedule, each Material Agreement is enforceable in each case except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth on Section
2.6 of the Company Disclosure Schedule, no condition exists or, to the Company's Knowledge, event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would result in a loss of rights or an acceleration of an obligation or result in the creation of any Lien thereunder or pursuant thereto, or would constitute a default by the Company or any of its Subsidiaries or, to the Company's Knowledge, any other party thereto under, or result in a right in termination of, any Material Agreement. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Approvals, except as set forth in Section
2.6 of the Company Disclosure Schedule. The continuation, validity, enforceability and effectiveness of each Material Agreement will not be affected by the consummation of the transactions contemplated by this Agreement, except as set forth on Section 2.5(a) of the Company Disclosure Schedule. Furthermore, no party to a Material Agreement has repudiated any provision thereof and communicated such repudiation to the Company, and there are no negotiations pending or in progress to revise any material terms of any Material Agreement.

     2.7 Compliance with Agreements and Law. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any Law, Regulation or Order applicable to the Company or such Subsidiary or by which its or any of their respective properties is bound or affected. The Company has all requisite licenses, permits, certificates, authorizations and approvals including environmental, health and safety and employee health and safety permits, from foreign, federal, state and local authorities necessary to conduct the business as currently conducted (collectively, the "Permits"), all of which Permits are set forth in Section 2.7 of the Company Disclosure Schedule. All of the Permits identified in

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Section 2.7 of the Company Disclosure Schedule are in full force and effect, and to the Company's Knowledge, no party thereto is in default under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. No action or claim is pending or, to the Company's Knowledge, threatened to revoke or terminate any Permit identified in Section 2.7 of the Company Disclosure Schedule. Except as set forth in Section 2.7 of the Company
Disclosure Schedule, the Company is not nor has it been in violation of any Law, rule, Regulation, ordinance or court or administrative order (including, without limitation, those relating to building, zoning, environmental, disposal or hazardous substances, land use, health and safety and employee health and safety matters). Except as set forth on Section 2.7 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries has received any notice or communication from any foreign, federal, state or local governmental or regulatory authority or otherwise of any such violation and, to the Company's Knowledge, no such notice or communication is threatened. The Company's and, to the Company's Knowledge, its vendors' production and documentation procedures are in all material respects consistent and in compliance with Good
Manufacturing Practices as prescribed by the United States Food and Drug Administration as applicable to a supplier to the pharmaceutical industry.

     2.8  SEC Filings; Financial Statements.

     (a) The Company has previously furnished or made available to Parent true, complete and accurate copies, as amended or supplemented, of its (a) Annual Reports on Form 10-KSB for the calendar years ended December 31, 1996, 1997 and 1998 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1998 and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Company with the SEC since January 1, 1998. Except as set forth in Section 2.8 of the Company Disclosure Schedule, the Company has timely filed all reports and schedules required to be filed with the SEC (collectively, the "Company SEC Reports") required to be filed by it pursuant to the Exchange Act and the SEC Regulations promulgated thereunder. Except as set forth in Section 2.8 of the Company Disclosure Schedule, the Company SEC Reports were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the SEC Regulations promulgated thereunder and did not as of their respective dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) complied in all material respects with applicable accounting requirements and the published SEC Regulations with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-QSB reports were or are subject to normal year-end adjustments that are neither individually or in the aggregate material.

     2.9  Absence of Certain Changes or Events.

     (a) Since December 31, 1998, the Company and its Subsidiaries have conducted their businesses only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not been any change, event, development or circumstance affecting the Company or any of its Subsidiaries which, individually or in the aggregate, has or is reasonably likely to have, a Material Adverse Effect.

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     (b) Since December 31, 1998, there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, and there has not been any other action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any other action, that would have required the consent of Parent pursuant to
Section 4.1 had such action or event occurred after the date hereof and prior to the Effective Time, or any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     2.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), except (a) liabilities or obligations reflected in the Company SEC Reports through the date of the filing of the Company's Quarterly Report on Form 10-QSB in respect of the fiscal quarter ending March 31, 1999, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 1999 which are not, and will not have, individually or in the aggregate, a Material Adverse Effect on the Company and (c) liabilities or obligations which are not and will not have, individually or in the aggregate, a Material Adverse Effect on the Company.

     2.11  Absence of Litigation.

     Except as described in Section 2.11 of the Company Disclosure Schedule, there is no Litigation pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary of the Company, that would be or have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any outstanding Claim or Order which, individually or in the aggregate, has, or in the future might have, a Material Adverse Effect or would prevent, hinder or delay the Company from consummating the transactions contemplated by this Agreement.

     2.12  Employee Benefit Plans.

     (a) Section 2.12(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, stock purchase, restricted stock option and other equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other material employee benefit plan, fund, program, agreement or arrangement, including but not limited to vacation plans, cafeteria plans, educational assistance or reimbursement plans, spending account plans (for medical expenses, dependent care expenses, or other expenses), severance, golden parachute, termination, supplemental unemployment, plant closing or similar benefits, active health or life or other post-employment welfare or insurance plans, bonus or performance based compensation plans or arrangements, supplemental executive retirement plans or other supplemental or excess benefit plans in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any entity, or any of its Subsidiaries, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code or which could be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or an ERISA Affiliate is a party, whether written or oral, for the benefit of any officer, director, employee or former employee of the Company or any of its ERISA Affiliates, whether or not such plan has been terminated (the "Company Plans"). Except as set forth in Section 2.12(a) of the Company Disclosure Schedule, there are no restrictions on the ability of the Company, its Subsidiaries or any of its ERISA Affiliates to amend, modify or terminate any Company Plan and each Company Plan is fully and readily assignable and transferable by its sponsor to either the Parent or the Merger Sub.

     (b) With respect to each Company Plan, the Company has heretofore made available to Parent true and complete copies of the Company Plan and any amendments thereto (or if the Company Plan is not a written Company Plan, a description thereof), any related trust or other funding vehicle, the summary plan description and any summaries of material modifications, the three (3) most recent annual reports (with

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all schedules) or summaries required under ERISA or the Code, the most recent audited financial statements and most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

     (c) No material liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability.

     (d) No Company Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Plan a "multiemployer pension plan", as defined in
Section 3(37) of ERISA, or subject to Section 302 of ERISA. No Company Plan is a "single-employer plan under multiple controlled groups" as described in Section 4063 of ERISA.

     (e) Each Company Plan has been operated and administered in all respects in accordance with its terms and applicable law, including ERISA and the Code. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Plan; there are no claims pending (other than routine claims for benefits) or, to the Company's Knowledge, threatened against any Company Plan or against the assets of any Company Plan, nor are there any current or, to the Company's Knowledge, threatened Liens on the assets of any Company Plan or on the assets of the Company under any provision of ERISA. The Company and its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no Knowledge of any default or violation by any other party with respect to, any of the Company Plans. All contributions required to be made to any Company Plan under applicable law or the terms of the respective Company Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Plan for the current plan years; except as disclosed on Section 2.12(e) of the Company Disclosure Schedule, the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary under any Company Plan.

     (f) Each Company Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code have received a favorable determination or opinion letter indicating that they are so qualified, and no event has occurred since the date of said letter(s) that will adversely affect the qualification of such Company Plan.

     (g) Except as set forth in Section 2.12(g) of the Company Disclosure Schedule, no Company Plan or written or oral agreement provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for directors, employees or former employees of the Company or any of its Subsidiaries or ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     (h) No amounts payable under any Company Plan will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

     (i) Except as set forth in Section 2.12(i) of the Company Disclosure Schedule, the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement, or the Stockholder Agreements will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) assuming the Parent takes the action specified in
Section 5.5(a), accelerate the vesting of any stock option or of any shares of restricted stock.

     (j) Except as would not be material in any respect to the Company, there are no pending or, to the Company's Knowledge, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan or otherwise involving any such Company Plan (other than routine claims for benefits).

                                      A-14
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     (k) Section 2.12(k) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director or investor of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Shares or Company Preferred Shares, if any, together with the number of Company Common Shares or Company Preferred Shares, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right.
Section 2.12(k) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to Parent and are listed in Section 2.12(k) of the Company Disclosure Schedule.

     2.13  Employment and Labor Matters.

     (a) Section 2.13(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company and sets forth each such individual's rate of pay or annual compensation (and the portions thereof attributable to salary and bonuses, respectively), job title and date of hire. Except as set forth in Section 2.13(a) of the Company Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreement or other similar agreements of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, or any consultant. Except as set forth in Section 2.13(a), Section 2.12(i) or Section 2.12(g) of the Company Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Company Plan or any of the agreements set forth in Section 2.13(a) of the Company Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment of any such benefits or payments. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. None of the Company's or any Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Authority. There are no pending, or to the Company's Knowledge, threatened claims, charges, actions, lawsuits or proceedings alleging claims against the Company or any Subsidiary brought by or on behalf of any employee or other individual or any Governmental Authority with respect to employment practices, and to the Company's Knowledge, no facts or circumstances exist that could give rise to any such claims, charges, actions, lawsuits or proceedings.

     (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, there are no controversies pending or, to the Company's Knowledge, threatened between the Company or any of its Subsidiaries and any of their respective employees and employee relations are, in general, considered to be good; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union or by any employees to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. The Company does not have nor at the Closing will the Company have any obligation under the Worker Adjustment and Retraining Notification Act (the "WARN Act"). The Company and each of its Subsidiaries is in material compliance with all applicable provisions of applicable state, local, federal and foreign employment, wage and hour, labor and other applicable laws.

     2.14 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued in the Merger

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will be registered with the SEC (including any amendments or supplements, the
"Registration Statement") shall not, at the time such documents are filed and at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement/prospectus, as amended or supplemented, the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the Regulations promulgated thereunder.

     2.15 Absence of Restrictions on Business Activities. Except as set forth in Section 2.15 of the Company Disclosure Schedule or as set forth in this Agreement, there is no Material Agreement or Order binding upon the Company or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any non-competition or similar restriction on their respective businesses. Neither the Company nor any of its Subsidiaries has at any time entered into, or agreed to enter into, any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts.

     2.16 Title to Assets; Leases. Except as described in Section 2.16 of the Company Disclosure Schedule, the Company owns no real property. Section 2.16 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its Subsidiaries, and the aggregate monthly rental or other fee payable under such lease. Except as described in
Section 2.16 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to all of their properties and assets, free and clear of all Liens, charges and encumbrances, except Liens for Taxes (as defined below) not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases pursuant to which the Company or any of its Subsidiaries lease real or personal property from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Subsidiary has not taken adequate steps to prevent such a default from occurring or to cure such default) by the Company or its Subsidiaries or, to the Company's Knowledge, any third party.

     The Company or its Subsidiaries, individually or together, have good and marketable title to or a valid leasehold interest in all of the properties and assets that are necessary to the conduct of the business of the Company and its Subsidiaries as it is currently being conducted, including all of the properties and assets

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reflected in the Company's consolidated balance sheet as of December 31, 1998, which was filed with the SEC as part of its report on Form 10-KSB, other than any such properties or assets that have been sold or otherwise disposed of in the ordinary course of business since December 31, 1998.

     2.17 Taxes. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including but not limited to those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 2.17 of the Company Disclosure Schedule:

          (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member have been timely filed, and all such Tax Returns are true, complete and correct, except to the extent that any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) All Taxes payable by or with respect to the Company and each of its Subsidiaries have been timely paid, or are adequately reserved for (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the respective company's Balance Sheet, except to the extent that such amount would not, individually or in the aggregate, have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP on the respective company's Balance Sheet. All assessments for Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

          (c) Neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested, except as set forth in Section 2.17 of the Company Disclosure Schedule which has not since expired.

          (d) Other than with respect to its Subsidiaries the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other party, as transferee or successor, by contract, or otherwise.

          (e) Prior to the date hereof, the Company has provided Parent with written schedules setting forth the taxable years of the Company for which the statutes of limitations with respect to foreign, federal and material state income Taxes have not expired and with respect to foreign, federal and material state income Taxes, those years for which examinations have been completed and those years for which examinations are presently being conducted.

          (f) The Company is not presently and has not been a "foreign investment company" as such term is defined in Section 1246(b) of the Code.

          (g) The Company is not presently and has not been a "passive foreign investment company" as such term is defined in Section 1297(a) of the Code.

          (h) The Company is not presently and has not been at any time during the last five years a "controlled foreign corporation" as such term is defined in Section 957(a) of the Code.

          (i) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments that will not be deductible under Section 280G of the Code.

          (j) No unsatisfied deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against or with respect to the Company or any Subsidiary, nor has the Company or any Subsidiary received notice of any such deficiency, delinquency or default which, in any such case, may have a Material Adverse Effect.

          (k) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (l) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign
     Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

          (m) Section 2.17(m) of the Company Disclosure Schedule sets forth: (i) the net operating loss ("NOL") and (ii) capital loss carry forwards for foreign, federal income Tax purposes of each of the Company and its Subsidiaries through the taxable year ended December 31, 1998.

          (n) Except as described in Section 2.17(n) of the Company Disclosure Schedule, the NOLs of the Company or any Subsidiary are not, as of the date hereof, subject to Section 382 or 269 of the Code, Treasury Regulation
     Section 1.1502-21T(c), or any similar provisions or regulations otherwise limiting the use of the NOLs of the Company or any of its Subsidiaries.

          (o) No property of the Company or any of its Subsidiaries is "tax-exempt use property" as such term is defined in Section 168 of the Code.

          (p) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

     2.18 Environmental Matters. Except as described in Section 2.18 of the Company Disclosure Schedule:

          (a) the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws;

          (b) the Company and its Subsidiaries have obtained all Permits relating to the business required by any applicable Environmental Law and all environmental permits relating to the business of the Company and all such permits are in full force and effect in all material respects; the environmental permits do not materially limit or affect the processes, methods, capacity or operating hours of the persons carrying on the business of the Company as it is currently carried on;

          (c) neither the Company nor any of its Subsidiaries has, and the Company has no Knowledge of any other Person who has, caused any unlawful or improper release, threatened release or disposal of any Hazardous Material at any properties or facilities previously or currently owned, leased or occupied by the Company or its Subsidiaries;

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

          (d) the Company has no Knowledge that any of its or its Subsidiaries' properties or facilities are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property;

          (e) neither the Company nor any of its Subsidiaries (i) has any liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, has notice or Knowledge of, or is required to give any notice of any Environmental Claim involving an allegation against the Company or any Subsidiary or any properties or facilities of the Company or (iii) has Knowledge of any condition or occurrence which could reasonably be expected to form the basis of an Environmental Claim against the Company, any of its Subsidiaries or any of their properties or facilities;

          (f) the Company and its Subsidiaries' properties and facilities are not subject to any, and the Company has no Knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of their properties and facilities arising from any (i) Environmental Law or (ii) release, threatened release or disposal of any Hazardous Material; and

          (g) there is no Environmental Claim pending, or, to the Company's Knowledge, threatened, against the Company or, to the Company's Knowledge, against any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law. No material capital expenditure is currently required for the Company in relation to environmental matters in order to comply with, extend, renew or obtain any environmental permit or comply with Environmental Laws. Copies of all environmental audits and other assessments, reviews and reports have been previously provided to the Parent.

     2.19  Intellectual Property.

     (a) Section 2.19(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all United States and foreign (i) patents and patent applications, (ii) registered and unregistered trademarks and trademark applications (including material Internet domain name registrations), (iii) service marks and service mark applications, (iv) trade names, (v) copyright registrations, and copyright applications, and (vi) licenses presently used by the Company and/or its Subsidiaries, indicating for each, the applicable jurisdiction, registration number (or applicable number), and date issued or filed, as applicable with respect to (i), (ii), (iii), and (v) above and including the terms of such licenses (all of which, together with patent rights, trade secrets, confidential business information, formulas, processes, invention records, procedures, research and development activity reports, laboratory notebooks, copyrights, license rights and trademark rights which relate to or are used or held for use in connection with the business of the Company, are collectively referred to as, the "Intellectual Property Rights"). Copies of such licenses have been previously provided to Parent. To the Company's Knowledge, the Intellectual Property Rights are sufficient for the conduct of the Company's business as presently conducted and as proposed to be conducted.

     (b) Section 2.19(b) of the Company Disclosure Schedule sets forth a true, correct and complete list, and where appropriate, a description of all Intellectual Property Rights set forth in Section 2.19(a) of the Company Disclosure Schedule to which neither the Company's nor its Subsidiary's rights are exclusive, excluding all Intellectual Property Rights which the Company has the right to use under a shrinkwrap or similar mass marketing license. Except as otherwise disclosed in Section 2.19(b) of the Company Disclosure Schedule and excluding all Intellectual Property Rights subject to a shrinkwrap or similar mass marketing license, the Company exclusively owns or has the exclusive right to use all of the Intellectual Property Rights listed in Section 2.19(a) of the Company Disclosure Schedule. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or individuals it currently intends to hire) made prior to their employment by the Company.

     (c) All trademarks, patents and copyrights are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and

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

proof of working or use with respect to patents), are, to the Company's Knowledge, valid and enforceable. Section 2.19(c) of the Company Disclosure Schedule sets forth the maintenance fees due on or before December 31, 1999. No trademark has been or is now involved in any cancellation and, to the Company's Knowledge and its Subsidiaries, no such action is threatened with respect to any of the trademarks. Except as disclosed set forth on Section 2.19(c) of the Company Disclosure Schedule, no patent has been or is now involved in any interference, reissue, re-examination or opposing proceeding. To the Company's Knowledge, there are no potentially conflicting trademarks or potentially interfering patents of any third party. The Company has made available to Parent all opinions, reviews, assessments or analyses (whether written or oral) of the Company's ability to use patents whether owned or licensed.

     (d) Except as would not be materially adverse to the Company and each of its Subsidiaries:

          (i) The Company or a Subsidiary of the Company owns free and clear of all Liens, all owned Intellectual Property Rights used in the Company's business, and has a valid and enforceable right to use in accordance with the applicable license agreement, if any, all of the Intellectual Property Rights licensed to the Company and used in the Company's business;

          (ii) The Company and each of its Subsidiaries have taken reasonable steps to protect and preserve the Intellectual Property Rights which the Company or such Subsidiary owns;

          (iii) The conduct of the Company's and its Subsidiaries' businesses as currently conducted or contemplated does not, to the Company's Knowledge, infringe upon any intellectual property rights owned or controlled by any third party;

          (iv) There is no Litigation pending or, to the Company's Knowledge, threatened nor has Company received any written communication of, and the Company has no Knowledge of any basis for a claim against it (a) alleging that the Company's activities, products, publications or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property Rights of the Company or any of its Subsidiaries;

          (v) To the Company's Knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property Rights owned by the Company or any of its Subsidiaries and no such claims have been brought against any third party by the Company or any of its Subsidiaries, and the Company has not knowingly misappropriated the trade secrets of any third party;

          (vi) Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of or give rise to any right of any third party to terminate any of the Company's or any of its Subsidiaries' right to own any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries or to use any Intellectual Property Rights licensed to the Company or any of its Subsidiaries pursuant to the license Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property Rights;

     (e) All trademarks and trademark applications of the Company and its Subsidiaries have been in continuous use by the Company or its Subsidiaries. To the Company's Knowledge (i) there has been no prior use of such trademarks by any third party which would confer upon said third party superior rights in such trademarks, and (ii) the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

     (f) The Company and/or its Subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect the Company's and its Subsidiaries' rights in confidential information and trade secrets of the Company and/or its Subsidiaries. Without limiting the foregoing and except as would not be materially adverse to the Company, the Company and its Subsidiaries have and enforce a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and

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assignment agreements substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, to the Knowledge of the Company, there has been no material disclosure by the Company or any Subsidiary of the Company of material confidential information or trade secrets.

     (g) The Company has undertaken the review and assessment of the business and operations of itself and its Subsidiaries that could be adversely affected by its or their failure to be Year 2000 Compliant. The Company has requested certification from the outside vendors listed in the Company Disclosure Schedule that the computer system, hardware, software, database, device and/or equipment purchased from each such vendor and used internally by the Company, or used by such vendor in the performance of work for the Company, is or prior to and after January 1, 2000 will be Year 2000 Compliant, and has provided copies of all such certification received to date to Parent. Based on its review and assessment, the Company has no reason to believe any material liability or expense will result from or arise out of failure of any of its or its Subsidiaries, computer systems, hardware, software, databases, devices and/or equipment to be Year 2000 Compliant.

     2.20 Insurance. Section 2.20 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and the Company shall, and shall cause its Subsidiaries to, maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries and reasonable in light of the assets of the Company and its Subsidiaries. As of the date hereof, the Company has not received notice of any, and to Company's Knowledge there is no threatened, termination of or material premium increase with respect to any of such policies or bonds.

     2.21 Brokers. No broker, financial advisor, finder or investment banker or other Person (other than Petkevich & Partners, L.L.C.) is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements set forth in Section 2.21 of the Company Disclosure Schedule between the Company and financial advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     2.22 Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

     2.23 Interested Party Transactions. Except as disclosed in the Company SEC Reports or except as set forth in Section 2.23 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is indebted to any director, officer, employee or agent of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

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     2.24  Opinion of Financial Advisor.  The Company has received the written opinion of its financial advisor, Petkevich & Partners, L.L.C., to the effect that, in its opinion, as of the date hereof, the aggregate consideration to be received in the Merger is fair to the holders of the capital stock of the Company from a financial point of view, and the Company has provided copies of such opinion to Parent.

     2.25  No Subsidiaries.  The Company has no Subsidiaries.

     2.26 Disclosure. The representations and warranties and statements of the Company contained in this Agreement (including the Company Disclosure Schedule) do not contain, and will not contain at the Closing Date, any untrue statement of a material fact, and do not omit, and will not omit at the Closing Date, to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact known to the Company that has not been disclosed to the Parent in this Agreement (including in the Company SEC Filings or the Company Disclosure Schedule) that is reasonably likely to have a Material Adverse Effect on the Company.

     2.27 HSR Filing. No filing under the HSR Act is required in connection with the Merger, because the Company does not have annual net sales or total assets greater than or equal to $10,000,000.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

     3.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and Parent has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders ("Parent Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Parent Approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. Merger Sub is a newly-formed single purpose entity which has been formed solely for the purposes of the Merger, has carried on no business to date and will not carry on any business or engage in any activities other than those necessary to the Merger.

     3.2  Capitalization.

     (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Common Stock of which 16,881,800 shares of Parent Common Stock were issued and outstanding as of July 28, 1999, and 2,178,517 shares of Parent Common Stock as of August 1, 1999, were reserved for future issuance pursuant to outstanding employee stock options or other outstanding stock options and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been designated as Series A-1 Junior Participating Preferred Stock and reserved for issuance under the Parent's Rights Agreement, of which none are issued or outstanding. Parent has no warrants outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Common Merger Consideration and the Preferred Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 3,000 shares of Merger Sub Common Stock, of which 100 shares of Merger Sub Common Stock are outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Parent.

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     3.3  Authorization of Agreement.  Each of Parent and Merger Sub has all
requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, the performance of obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and except for filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, in each case except to the extent that the enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No other corporate proceedings are required by Parent other than the approval of the Board of Directors of Parent and Merger Sub.

     3.4 Approvals. The execution and delivery by Parent and Merger Sub of this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance by each of Parent and Merger Sub of its respective obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing shall not, require Parent or Merger Sub to obtain any consent, approval, authorization, license, waiver, qualification, Order or permit of, observe any waiting period imposed by, or require Parent or Merger Sub to make any filing with or notification to, any Court or Governmental Authority, except for (A) compliance with applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, (B) the filing of appropriate Merger or other documents as required by Delaware Law, (C) the filing of appropriate Merger or other documents as required by the NASDAQ or (D) where the failure to obtain such consents, approvals, authorizations, licenses, waivers, qualifications, Orders or permits, or to make such filings or notifications, would not have, in the aggregate, a Material Adverse Effect.

     3.5 No Violation. Assuming effectuation of all filings, notifications, and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits or Orders of Courts and/or Governmental Authorities set forth in Section 3.4(A), (B) or (C) above, the execution and delivery by Parent and Merger Sub of this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance of this Agreement by each of Parent or Merger Sub of its respective obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Merger Sub, (ii) conflict with or violate any Law, Order or Regulation in each case applicable to Parent or Merger Sub or by which either of its respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, except in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not
(a) individually, or in the aggregate, have a Material Adverse Effect or (b) prevent or materially impair or delay the consummation of the Merger.

     3.6  Reports.

     (a) As of the date of this Agreement, Parent has timely filed all reports and schedules required to be filed with the SEC (collectively, the "Parent SEC Reports") pursuant to the Exchange Act and the SEC

Regulations promulgated thereunder. The Parent SEC Reports were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the SEC Regulations promulgated thereunder and did not as of their respective dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (i) complied in all material respects with applicable accounting requirements and the published SEC Regulations with respect thereto, (ii) were prepared in accordance with GAAP (except in the case of interim balance sheets, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of the Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal year-end adjustments that have not been and are not expected to be material in amount to Parent.

     3.7 Absence of Certain Changes or Events. Since December 31, 1998, Parent has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect.

     3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the Registration Statement shall not, at the time it is filed with the SEC and at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time any event relating to Parent or Merger Sub or any of their respective affiliates, officers or directors is discovered by Parent which should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Proxy Statement, Parent shall promptly inform the Company. The Registration Statement will comply as to form in all material respects with the requirements provisions of the Securities Act and the SEC Regulations promulgated thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.9 Absence of Litigation. Except as set forth in the Parent SEC Reports, there is no Litigation pending, or to the Parent's Knowledge, threatened against the Parent or Merger Sub, that would be or have a Material Adverse Effect on the Parent. Neither the Parent nor the Merger Sub is subject to any outstanding Claim or Order other than as set forth in the Parent SEC Reports, which, individually or in the aggregate, has, or in the future might have, a Material Adverse Effect on the business or results of operations of the Parent.

     3.10  Compliance with Laws.

     (a) Each of Parent and Merger Sub has all Permits necessary to conduct the business of the Parent and Merger Sub as currently conducted, respectively; such Permits are in full force and effect; and all

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

applications for renewal necessary to maintain any Permit in effect have been filed, except, in each case, where the failure to own, maintain or renew such Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. No proceeding is pending, or to the best Knowledge of the Parent, threatened to revoke or limit any Permit.

     (b) Neither Parent nor Merger Sub is in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

     (c) To the best Knowledge of Parent, there is no investigation or review pending by any governmental body or authority with respect to Parent.

     3.11 Taxes. Each of the Parent and Merger Sub has filed all Tax Returns required to be filed by it and has paid all Taxes and other charges shown as due on such Tax Returns. All positions taken in such Tax Returns that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code have been disclosed therein. Neither the Parent nor Merger Sub is delinquent in any material Tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for Taxes reflected in the Parent financial statements is adequate for payment of any and all Tax liabilities for periods ending on or before December 31, 1998 and there are no Tax Liens on any assets of the Parent or Merger Sub for periods ending on or before March 31, 1999.

     3.12 Year 2000 Compliance. Parent has undertaken the review and assessment of its business and operations that could be adversely affected by its failure to be Year 2000 Compliant. Based on its review and assessment, Parent has no reason to believe any material liability or expense will result from or arise out of failure of any of its computer systems, hardware, software, databases, devices and/or equipment to be Year 2000 Compliant.

     3.13 Parent Intellectual Property Rights. To the Parent's Knowledge, no third party is misappropriating, infringing, diluting, or violating any of the Parent Intellectual Property Rights and no such claims have been brought against any third party by the Parent, and the Parent has not knowingly misappropriated the trade secrets of any third party. For purposes of this Section 3.13, "Parent Intellectual Property Rights" shall mean all of the Parent's United States and foreign (i) patents and patent applications, (ii) registered and unregistered trademarks and trademark applications (including material Internet domain name registrations), (iii) service marks and service mark applications, (iv) trade names, (v) copyright registrations, and copyright applications, and (vi) licenses presently used by Parent and/or its Subsidiaries, excluding all Parent Intellectual Property Rights subject to a shrinkwrap or similar mass marketing license.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing, the Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Company shall use its best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets provided to Parent, to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect Material Agreements and to preserve the present relationships of the Company and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement, neither the Company nor any of its Subsidiaries shall, between the date

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

hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Certificate of Incorporation or By-laws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

          (b) issue, sell, transfer, pledge, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its Subsidiaries or Affiliates (except for the issuance of Company Common Shares issuable pursuant to employee stock options granted prior to the date hereof under the 1994 Plan, 1995 Plan, or outside of any plan, which options are outstanding on the date hereof or pursuant to Company Warrants outstanding on the date hereof); or sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance of any assets of the Company or any of its Subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice) or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

          (d) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property Rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property Rights, except as set forth in Section 4.1(l) of the Company Disclosure Schedule.

          (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities (other than a debt financing of up to $1,000,000 (the "Bridge Loan"), which Bridge Loan shall not include in its terms any form of equity to be issued to the lender(s) of the Bridge Loan) or assume, guarantee (other than guarantees of bank debt of the Company's Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which the Company is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole; or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(e);

          (f) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension,

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     retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

          (g) change, any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

          (h) create, incur, suffer to exist or assume any Lien on any of their material assets other than Liens outstanding on the date hereof;

          (i) except as set forth in Section 4.1(l) of the Company Disclosure Schedule, other than in the ordinary course of business consistent with past practice, (A) enter into any material agreement, (B) modify, amend or transfer in any material respect or terminate any material agreement to which the Company or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereto or thereunder or (C) enter into or extend any lease with respect to real property with any third party;

          (j) make any Tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

          (k) settle any material Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation which settlement would not (A) impose either material restrictions on the conduct of the business of the Company or any of its Subsidiaries or (B) for any individual Litigation item settled, exceed $50,000 in cost or value to the Company or any of its Subsidiaries. The Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $100,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

          (l) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any related party, other than those contemplated pursuant to the terms of this Agreement and those existing as of the date hereof which are listed in
     Section 4.1(l) of the Company Disclosure Schedule;

          (m) fail to renew or maintain in full force and effect all insurance policies, as the case may be, currently in effect or fail to pay any insurance premiums thereon; and

          (n) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any agreement, contract commitment or arrangement to do any of the foregoing.

     4.2  Solicitation of Other Proposals.

          (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries or any of its or their respective officers, directors, employees, representatives or agents (collectively, the "Company Representatives") to, and the Company shall use its best efforts to cause its stockholder Affiliates not to, directly or indirectly, (i) solicit, facilitate, initiate or encourage, or take any action to solicit, facilitate, initiate or encourage, any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal or
     (ii) participate or engage in discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal.

     For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Merger Sub or any of their Affiliates) relating to:

          (1) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Subsidiary or the issuance or acquisition of shares of

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

     capital stock or other equity securities of the Company or any Subsidiary representing 10% or more of the outstanding capital stock of the Company or such Subsidiary or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Subsidiary representing 10% or more of the outstanding capital stock of the Company or such Subsidiary, or

          (2) the sale, lease, exchange, license (whether exclusive or not), or any other disposition of any significant portion of a material Intellectual Property Right (other than as permitted pursuant to Section 4.1(d) hereof), or any significant portion of the business or other assets of the Company or any Subsidiary, or any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to Parent or its Affiliates of the transactions contemplated hereby.

The Company shall immediately cease and cause to be terminated and shall cause all Company Representatives (and shall use its best efforts to cause its non-officer and non-director Affiliates) to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly notify all Company Representatives and non-officer and non-director Affiliates of its obligations under this Section 4.2.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall:

          (1) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger,

          (2) withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby,

          (3) upon a request by Parent to reaffirm its approval or recommendation of this Agreement or the Merger, fail to do so within two
     (2) Business Days after such request is made,

          (4) enter, or cause the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or

          (5) resolve or announce its intention to do any of the foregoing.

The immediately preceding sentence notwithstanding, in the event that prior to the Company Stockholders' Meeting the Board of Directors of the Company receives a Superior Proposal, the Board of Directors of the Company may:

          (i) approve or recommend, or propose to approve or recommend, such Superior Proposal,

          (ii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub its recommendation of the Merger, this Agreement or the transactions contemplated hereby,

          (iii) fail to reaffirm its recommendation of this Agreement or the Merger after a request by Parent to do so, or

          (iv) resolve or announce its intention to do any of the actions set forth in the preceding clauses (i) through (iii),

if (1) such Board of Directors determines in good faith, after consultation with its outside counsel that taking such action is required to satisfy the fiduciary duties of such directors and (2) the Company furnishes Parent two Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal).

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

For purposes of the Agreement, the term "Superior Proposal" means any bona fide Acquisition Proposal to (A) effect a merger, consolidation or sale of all or substantially all of the assets or capital stock of the Company or (B) license or otherwise dispose of any material Intellectual Property Right (other than as permitted pursuant to Section 4.1(d)) which is on terms which the Board of Directors of the Company determines by a majority vote of its directors in their good faith judgment (based on the written opinion, with only customary qualifications, of a financial advisor reasonably acceptable to the Parent that the consideration provided in such Acquisition Proposal likely exceeds the value of the consideration provided for in the Merger), after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals, to be more favorable to the stockholders of the Company than the Merger (or any revised proposal made by Parent).

     (c) In addition to the other obligations of the Company set forth in this
Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry. The Company shall inform Parent on a prompt and current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any Acquisition Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 4.2(b). Nothing contained in this Section 4.2(c) shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practicable following the date of this Agreement, Parent shall prepare and file with the SEC the Registration Statement on Form S-4, in which the Proxy Statement shall be included as a prospectus, and shall use reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company respond promptly to any comments made by the SEC with respect to the Registration Statement (which comments shall promptly be furnished to the Company) and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the stockholders of the Company at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Registration Statement will be made by Parent without consultation with the Company and its counsel. Parent shall also take any action required to be taken under Blue Sky or other securities Laws in connection with the issuance of Parent Common Stock in the Merger.

     (b) The Company shall (i) as promptly as practicable following the date hereof prepare a preliminary proxy or information statement relating to the Merger and this Agreement, (ii) obtain and furnish the information required to be included by the SEC in the Proxy Statement, (iii) cause the Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, and (iv) use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by its stockholders. The Company shall not file with or supplementally provide to the SEC or mail to its stockholders the Proxy Statement or any amendment or supplement thereto without Parent's prior consent. The Company shall allow Parent's full participation in the preparation of the Proxy Statement and any amendment or supplement thereto and shall consult with Parent and its advisors concerning any comments from the SEC with respect thereto.

     (c) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent that the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by
Section 4.2(b).

     (d) Parent and the Company shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and Regulations thereunder and under applicable Blue Sky or similar securities laws, rules and Regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     5.2 Meeting of Company Stockholders. The Company shall promptly after the date hereof take all action necessary in accordance with the provisions of the DGCL and the Company's Certificate of Incorporation and By-laws to duly call, give notice of and (unless Parent requests otherwise) hold the Company Stockholders' Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Parent in connection therewith. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by Parent) the Company Stockholders' Meeting without the consent of Parent. The Board of Directors of the Company shall declare that this Agreement is advisable and, subject to
Section 4.2(b), recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the stockholders of the Company and include in the Registration Statement and Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of the Company shall submit this Agreement to the stockholders of the Company whether or not the Board of Directors of the Company at any time subsequent to making such recommendation takes any action permitted by Section 4.2(b). The Company shall solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL to authorize the Merger; provided, however, that this provision shall not prohibit the Board of Directors from taking any action permitted by Section 4.2(b).

     5.3  Access to Information; Confidentiality.

     (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, contracts, commitments, records and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     (b) The Parent shall keep all information obtained pursuant to Section 5.3(a) confidential in accordance with the terms of the confidentiality agreement, dated February 11, 1999 (the "Confidentiality Agreement"), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 5.9.

     5.4  All Reasonable Efforts; Further Assurances.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby. The Company and Parent shall use all reasonable efforts to:

          (i) obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals), required to be obtained by Parent or the Company or any of their respective Subsidiaries, and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith);

          (ii) furnish all information required for any application or other filing to be made pursuant to any applicable law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement; and (iii) lift, rescind or mitigate the effects of any injunction, restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened injunction, restraining order or other Order, the issuance or entry thereof, provided, however, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets material (in nature or amount) of Parent, any of its Affiliates, the Company or the holding separate of the Company Common Shares or Company Preferred Shares or imposing or seeking to impose any material limitation on the ability of Parent or any of its Subsidiaries or Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Company Common Shares or Company Preferred Shares or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent's Affiliates. Neither party hereto will take any action which results in any of the representations or warranties made by such party pursuant to Articles II or III, as the case may be, becoming untrue or inaccurate in any material respect.

     (b) Parent and the Company shall use all reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in
Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.5  Stock Options and Warrants.

     (a) As soon as practicable after the execution of this Agreement, the Company shall, pursuant to the Company's 1994 Plan, (i) notify each holder of an outstanding option issued pursuant to the 1994 Plan of the proposed Merger, (ii) provide for the accelerated vesting of each outstanding option so that each such option shall become fully exercisable, (iii) notify each such holder that each option shall, unless exercised by the holder in accordance with its terms, be canceled and terminate on the date which is fifteen (15) days from the date of such notice, and (iv) cause the 1994 Plan to be terminated. As soon as practicable after the execution of this Agreement, the Company shall use its commercially reasonable best efforts to cause the exercise or termination of all other then outstanding employee and consultant stock options and all non-employee director stock options, including without limitation, the incentive stock options and non-qualified stock options issued pursuant to the Company's 1995 Plan and all stock options granted pursuant to resolutions of the Company's Board of Directors outside of any option plan. Notwithstanding the foregoing, under no circumstances shall the Company be required to offer any incentives or other consideration for the termination of such options.

     (b) As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to cause the exercise or termination of all then issued and outstanding Company Warrants. Notwithstanding the foregoing, under no circumstances shall the Company be required to offer any incentives or other consideration for the termination of such Company Warrants. At the Effective Time, each Company Warrant that is outstanding and has not been terminated, exercised or otherwise converted as of the Effective Time shall be assumed by Parent; provided that such Company Warrants shall by their express terms reflect, or shall be amended by the Company and the holder thereof to reflect, the different security and the number of shares of such security covered by such agreement based on the conversion of Company Common Shares into Parent Common Stock. All of the holders of such Company Warrants issued and outstanding as of the date of this Agreement are listed on Section 2.12(k) of the Company Disclosure Schedule attached hereto. The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Warrant will have any right thereunder to acquire equity securities of the Company or any of its Subsidiaries, or any right to payment in respect of the equity securities of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in Section 1.8(e).

     (c) As soon as practicable after the execution of this Agreement, the Company shall use its commercially reasonable best efforts to cause the holders of warrants or warrant certificates issued pursuant to the 1997 Unit Purchase Agreement to (i) surrender the 1997 Warrants in exchange for an aggregate of 158,512 Company Common Shares, and (ii) agree to terminate the 1997 Unit Purchase Agreement.

     (d) The Company shall use its commercially best efforts to terminate all Company Plans as of the Effective Time or as promptly as practicable thereafter.

     (e) With respect to any Company Options and Company Warrants, the Company shall not permit any holder thereof to exercise such Company Option or Company Warrant by any means other than payment of the exercise price thereof in cash, unless the Company is contractually obligated to do so. With respect to any such holder, the Company shall use its commercially reasonable best efforts to encourage such holder to exercise such Company Option and/or Company Warrant by payment in cash.

     5.6  Registration Rights.

     (a) As soon as practicable after the execution of this Agreement, the Company shall use commercially reasonable best efforts to terminate all agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company, except as permitted in the following sentence. The Company shall use its commercially reasonable best efforts to ensure that following the Effective Time no holder of any voting or non-voting capital stock, other equity interests, or other voting securities of the Company, or debt or other instrument convertible or exchangeable for any voting or non-voting capital stock, other equity interests, or other voting securities of the Company, will have any right thereunder or with respect thereto to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company.

     (b) Parent shall, as soon as practicable after the Closing, but not later than sixty (60) days following the Effective Time, prepare and file with the SEC a registration statement on Form S-8 (or any successor form thereto) (or, if possible, amend an effective Form S-8 by filing a post-effective amendment thereto) with respect to the shares of Parent Common Stock which are to be issuable upon the exercise of the Assumed Options (the "S-8") and shall use its best efforts to have the S-8 declared effective as soon as practicable and kept effective as long as any Assumed Options are outstanding. In addition, Parent shall, as soon as practicable after the Closing, but not later than sixty (60) days following the Effective Time, prepare and file with the SEC a registration statement on Form S-3 (or any successor form thereto) to register the resale of the shares of Parent Common Stock underlying the Company Warrants (the "S-3") and shall use its best efforts to have the S-3 declared effective within 180 days after the Effective Time and kept effective until the earlier of (x) the exercise, expiration or termination of all such Company Warrants or (z) two (2) years following the Effective Time.

     5.7  Notification of Certain Matters.

     (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) Each of the Company and Parent shall give prompt notice to the other of
(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or the Parent that relates to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to Parent or any Material Agreement of the Company; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

     (c) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use all reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

     5.8 Listing on the NASDAQ. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

     5.9 Public Announcements. Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event the Company's Board of Directors withdraws its recommendation of this Agreement in compliance herewith, the Company will no longer be required to consult with or obtain the agreement of Parent in connection with any press release or public announcement.

     5.10 Takeover Laws. If any form of anti-takeover statute, regulation or Certificate of Incorporation provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby or thereby.

     5.11 Accountant's Letters. Upon reasonable notice from the other, the Company and Parent shall use reasonable efforts to cause their respective independent public accountants to deliver to Parent or the Company, as the case may be, a letter covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters in connection with registration statements similar to Form S-4.

     5.12  Indemnification of Directors and Officers.

     (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, and Surviving Corporation shall, fulfill and honor in all material respects the indemnification obligations of the Company contained in the Certificate of Incorporation or by-laws or any equivalent organizational document of the Company as in effect immediately prior to the Effective Time.

     (b) For a period of six years after the Effective Time, the Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect, if available, directors' and officers' liability insurance covering those Persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium).

     (c) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person. Parent shall not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation ensures that the surviving or resulting entity will assume the obligations imposed by this Section 5.12.

     5.13 Covenants for Tax-Free Status. Prior to the Effective Time, each party shall use all reasonable commercial efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368 (a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify.

     5.14 Stockholder Agreements. The Company shall use its reasonable best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each stockholder designated by the Parent (a "Consenting Stockholder") to execute and deliver to Parent a Stockholder Agreement in the form of Exhibit A attached hereto, concurrently with the execution of this Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of paragraph 2 of each of the Stockholder Agreements as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Shares and Company Preferred Shares, and agrees to notify the transfer agent for any Company Common Shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Stockholder Agreements.

     5.15 Release Agreements. The Company shall use its best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each Person identified in Section 5.15 of the Company Disclosure Schedule to execute and deliver to Parent a written release and waiver satisfactory in form and substance to Parent in its sole discretion and in substantially the form attached hereto as Exhibit C (the "Release Agreements") prior to the Effective Time, providing for, among other things, release of the Company, Parent and the Surviving Corporation and their respective Affiliates from any and all claims, known and unknown, that such Person has or may have against such Persons through the Effective Time.

     5.16  Affiliate Agreements.

     (a) Identified in Section 5.16 of the Company Disclosure Schedule is a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). The Company shall provide such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its affiliates prior to the Closing Date. The Company shall use its best efforts to deliver or cause to be delivered to Parent by September 15, 1999 (and in any case prior to the Effective Time) from the Company's affiliates, an executed Affiliate Agreement, in substantially the form attached hereto as Exhibit D, by which each affiliate of the Company agrees to comply with the applicable requirements of Rule 145 and other applicable securities laws. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be promptly removed, after the required restricted period).

     (b) Parent shall, at all times during the two (2) year period beginning on the Closing Date, whether or not it is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, comply with the current public information requirements of Rule 144(c)(1) promulgated under the Securities Act.

     5.17  SEC Filings.

     (a) Company SEC Filings. Prior to the Effective Time, the Company shall furnish the Parent with a copy of each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by the Company after the date hereof pursuant to the Exchange Act will be made in timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) Parent SEC Filings. Prior to the Effective Time, the Parent shall furnish the Company with a copy of each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by the Parent after the date hereof pursuant to the Exchange Act will be made in timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.18 Maintenance, Prosecution and Filing Obligations. The Company shall pay the costs of preparation for filing, prosecution, and maintenance of all Intellectual Property Rights as required and shall not permit the lapse of any filings following the execution of this Agreement. The Company shall provide copies of all filings and evidence of payments under this Section 5.18 to Parent.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

     6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, the extent permitted by applicable Law:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated; and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

          (b) Stockholder Approval. This Agreement and the Merger shall have been authorized by the requisite vote of the stockholders of the Company in accordance with the provisions of the DGCL and the Certificate of Incorporation and by-laws of the Company.

          (c) NASDAQ. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for listing on NASDAQ subject to official notice of issuance.

          (d) Regulatory Approvals. All approvals and consents of applicable Courts and/or Governmental Authorities required to consummate the Merger shall have been received, except for such approvals and consents, the failure of which to have been so received, shall not have a Material Adverse Effect.

          (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect which is non-appealable, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (f) No Order. No Court or Governmental Authority having jurisdiction over the Company or Parent shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger substantially on the terms contemplated by this Agreement without an opportunity for appeal by either party.

          (g) Tax Opinions. Parent and the Company shall have received written opinions of, respectively, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Andrews & Kurth, L.L.P., in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of each of such opinions shall be conditioned on the receipt by such tax counsel of representation letters from each of Parent, Merger Sub, the Company and each stockholder of the Company who or which is a signatory to the Stockholders Agreement. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

     6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions, any or all of which may be waived by Parent and Merger Sub, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Company Disclosure Schedule) (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time, and

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     Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company and of each of the Subsidiaries.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it on or prior to the Effective Time. Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

          (c) Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those licenses, Permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals) of Governmental Authorities and other third parties described in Section 2.5(a) of the Company Disclosure Schedule (or not described in Section 2.5(a) of the Company Disclosure Schedule but required as described in Section 2.5(a) and (b) of this Agreement) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, shall not have a Material Adverse Effect.

          (d) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

          (e) Consulting Agreements. Parent shall have received a copy of the Consulting Agreement and Confidentiality Agreement between Ray Bergeron and the Company, which Agreement is reasonably satisfactory to Parent and which will continue in full force and effect after the Effective Time. Parent shall have received a copy of the Consulting Agreement between Stefan Borg and the Company, and Mr. Borg's Employment Agreement with the Company shall have been amended to be consistent with the terms set forth on Section 2.12(i) of the Company Disclosure Schedule.

          (f) Release Agreements. Parent shall have received Release Agreements substantially in the form of Exhibit C executed and delivered by each Person identified on Schedule 5.15 of the Company Disclosure Schedule.

          (g) No Material Adverse Effect. From and including the date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on the Company.

          (h) Dissenting Shares. The Dissenting Shares shall comprise not more than 2% of the issued and outstanding Company Common Shares and no Company Preferred Shares.

          (i) Merger Certificate. The Company shall have executed and delivered the Merger Certificate.

          (j) Opinion of Counsel to the Company. Parent shall have received the opinion of Andrews & Kurth, L.L.P. dated the Closing Date, substantially in the form of Exhibit E.

          (k) Termination of Registration Rights. The Company shall have terminated all agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled, or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or otherwise relate to the registration of any securities of the Company, except as permitted under
     Section 5.6 hereof.

          (l) Termination of Lien. Parent shall have received evidence satisfactory to Parent that the security interest referenced on Section
     2.16 of the Company Disclosure Schedule has been terminated or otherwise expired.

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     6.3 Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the following conditions, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent, with respect to Parent and the Chief Financial Officer of Merger Sub, with respect to Merger Sub.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent, with respect to Parent and the Chief Financial Officer of Merger Sub, with respect to the Merger Sub.

          (c) Merger Certificate. Merger Sub shall have executed and delivered the Merger Certificate.

          (d) Opinion of Counsel to Parent. Company shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. dated Closing Date, substantially in form of Exhibit F.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) By either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1999; provided, that the right to terminate this Agreement under this Section 7.1 shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

          (c) By either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case which has become final and non-appealable which prohibits the Merger; or

          (d) By either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to authorize this Agreement shall not have been obtained; or

          (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (1) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger (2) failed to present and recommend the authorization of this Agreement and the Merger to the stockholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation of the Merger, this Agreement or the transactions contemplated hereby, (3) failed to mail the Proxy Statement to its stockholders within five (5) Business Days of when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger), (4) upon a request by Parent to reaffirm the approval and recommendation of the Merger, failed to do so within two (2) Business Days after such request is made, (5) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (6) taken any action prohibited by Section 4.2, or (7) resolved by the Board or announced its intention to do any of the foregoing; or

          (f) By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by the Company of any of its representations and warranties hereunder such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)) or (ii) there has been the willful breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that
     Section 6.2(b) will not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 10 days after written notice to the Company; or

          (g) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by Parent or Merger Sub of any of their respective representations and warranties hereunder such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), or (ii) there has been the willful breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 10 days after written notice to Parent and Merger Sub; or

          (h) By Parent, if any Consenting Stockholder publicly announces or makes a public statement of such Consenting Stockholder's disapproval of the Merger or otherwise encourages other stockholders of the Company not to vote in favor of the Merger.

     7.2 Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.3(b), 5.12, 7.3 and
Article VIII, which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

     7.3 Fees and Expenses.

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) In the event that any of the following occurs:

          (i) Parent terminates this Agreement pursuant to Section 7.1(e) or
     Section 7.1(h);

          (ii) Parent or the Company terminates this Agreement pursuant to
     Section 7.1(d) hereof and, at the time of such termination or prior to the Company Stockholders' Meeting, the Company shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of the Company) an intention to consummate an Acquisition Proposal (whether or not such Acquisition Proposal or any announcement or agreement relating to such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting); or

          (iii) Parent or the Company terminates this Agreement pursuant to
     Section 7.1(d) hereof and the Company shall have entered into a binding agreement in connection with an Acquisition Proposal or an Acquisition Proposal shall be consummated within twelve (12) months following termination of this Agreement; then, the Company shall pay to Parent, in the case of a termination described in clause (i) or (ii) above, simultaneously with such termination of this Agreement, a fee in cash equal to $500,000, plus the amount of Parent Stipulated Expenses (the "Termination Fee"), which Termination Fee shall be payable by wire transfer of immediately available funds; provided that, if within twelve (12) months of a termination described in clause (iii) above, the Company has entered into a binding agreement in connection with an Acquisition Proposal or an Acquisition Proposal is consummated, the Company shall pay to Parent a fee in cash equal to $1,000,000 (the "Topping Fee") plus the amount of Parent Stipulated Expenses, which Topping Fee shall be payable by wire transfer of immediately available funds upon consummation of the Acquisition Proposal and which Parent Stipulated Expenses shall be payable upon such termination of this Agreement. Termination by the Company pursuant to Section 7.1(d) under circumstances where the Topping Fee is payable pursuant to clause
     (iii) above shall not be effective until receipt of the Topping Fee by Parent.

     (c) If this Agreement is terminated pursuant to Section 7.1(f), then the Company shall reimburse Parent for all Parent Stipulated Expenses not later than two (2) Business Days after the date of such termination.

     (d) As used in this Agreement, the term "Parent Stipulated Expenses" shall mean those reasonable fees and expenses actually incurred by Parent in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Representatives, including (x) Parent's efforts to acquire the Company, (y) steps taken after the date hereof to take operational control of the Company and (z) salaries, travel costs and expenses incurred by Parent as a result of changes to its business plan in contemplation of the Merger.

     (e) Nothing in this Section 7.3 shall be deemed to be exclusive of any other rights or remedies Parent may have hereunder or under any Related Agreement or at law or in equity for any breach of this Agreement or any of the Related Agreements.

     7.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Shares and Company Preferred Shares shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     7.5 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Survival of Representations and Warranties.

     (a) Except as set forth in Section 8.1(b) of this Agreement, the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

     (b) The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, this Section 8.1(b) shall in no way limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article VII.

     8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

     (a) If to Parent or Merger Sub:

          GelTex Pharmaceuticals, Inc.
          9 Fourth Avenue
          Waltham, Massachusetts 02154
          Telephone: (781) 290-5888
          Telecopier: (781) 672-5822
          Attention: Mark Skaletsky

          With copies to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, Massachusetts 02111
          Telephone: (617) 542-6000
          Telecopier: (617) 542-2241
          Attention: Lewis J. Geffen, Esq.

     (b) If to the Company:

          SunPharm Corporation
          The Veranda, Suite 301
          814 Highway A-1A
          Ponte Vedra Beach, Florida 32082
          Telephone: (904) 394-2800
          Telecopier: (904) 394-2727
          Attention: Stefan Borg

          And a copy to:

          Andrews & Kurth, L.L.P.
          2170 Buckthorne Place, Suite 150
          The Woodlands, Texas 77380
          Telephone: (713) 220-4801
          Telecopier: (713) 220-4815
          Attention: Jeffrey R. Harder, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

     8.3 Disclosure Schedules. The Company Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such sections.

     8.4 Certain Definitions.  For purposes of this Agreement, the term:

     (a) "Affiliates" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 5% or more of the issued and outstanding capital stock of such Person;

     (b) "Balance Sheet" means the balance sheet of the Company contained in the Company's Form 10-KSB for the year ended December 31, 1998.

     (c) "Beneficial Owner" or "beneficially own" with respect to a Person's ownership of any securities means

          (i) such Person or any of such Person's Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act;

          (ii) such Person or any of such Person's Affiliates or associates has

             (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, right, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the beneficial owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or associates until such tendered securities are accepted for purchase; and

             (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the beneficial owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) such securities which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

     (d) "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or in the State of Delaware.

     (e) "Company Disclosure Schedule" means a schedule of even date herewith delivered by the Company to the Parent concurrently with the execution of this Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article II by specific section and subsection references;

     (f) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (g) "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

     (h) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, release or disposal of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     (i) "Environmental Laws" means any Law pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. ss. 6901 et seq.

     (j) "Exchange Agent" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required under Section 1.12(a).

     (k) "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

     (l) "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

     (m) "Intellectual Property Right" has the meaning ascribed to such term in
Section 2.19 of this Agreement.

     (n) "Knowledge" means (i) in the case of an individual, knowledge of a particular fact or other matter deemed to be possessed by the individual if (a) such individual, after making due inquiry, is actually aware of such fact or other matter or (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, in-house counsel, patent counsel (with respect to Intellectual Property Rights only), executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     (o) "Law" means all laws, statutes and ordinances of any Governmental Agency including all decisions of Courts having the effect of law in each such jurisdiction;

     (p) "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws;

     (q) "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, before any arbitrator or other tribunal;

     (r) "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), operations, results of operations, assets, liabilities or prospects of the (1) Company and its Subsidiaries, taken as a whole when such term, is used in relation to the Company and/or the Subsidiaries or the context otherwise so requires, provided that, the facts, events, changes, circumstances or effects described in Section 8.4 of the Company Disclosure Schedule shall not constitute a material adverse effect as to the Company or (2) the Parent and its Subsidiaries, taken as a whole, when such term is used in relation to the Parent or the context otherwise so requires.

     (s) "Order" means any judgment, order, writ, injunction or decree of any Court or Governmental Authority.

     (t) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

     (u) "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

     (v) "Related Agreements" means the Stockholder Agreements, Release Agreements, Consulting Agreements and Confidentiality Agreements.

     (w) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (x) "Year 2000 Compliant" shall mean the design, writing and testing of software owned or licensed by a Person (including existing products and owned software and technology currently under development) used in the operation of such Person's business as presently conducted , such that such software will at all times (i) record, store, process, calculate, manage, manipulate and present calendar dates falling before, on and after (and if applicable, spans of time including) December 31, 1999, including, without limitation, single-century formulas and multi-century formulas and (ii) create, calculate, recognize, accept, display, store, retrieve, accent, compare, sort, manipulate, or process any information dependent on or relating to such dates or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and will provide that all date-related data and user interface functionalities and data fields include the indication of century.

     8.5 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.7 Entire Agreement. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     8.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and other than with respect to
Section 5.13 which the parties hereto intend to establish third party beneficiary rights, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     8.11 Governing Law. This agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Law of the State of Delaware (exclusive of conflicts of law principles) ("Delaware Law"). Delaware Courts within the State of Delaware and, more particularly to the fullest extent such Court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.11 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim that (i) such party is not personally subject to the jurisdiction of such Courts, (ii) such party and such party's property is immune from any legal process issued by such Courts or (iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

     8.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          GELTEX PHARMACEUTICALS, INC.

                                          By /s/ MARK SKALETSKY
                                            ------------------------------------
                                             Name: Mark Skaletsky
                                             Title: President and Chief
                                             Executive Officer

                                          SHINE ACQUISITION SUB, INC.

                                          By /s/ MARK SKALETSKY
                                            ------------------------------------
                                             Name: Mark Skaletsky
                                             Title: President and Chief
                                             Executive Officer

                                          SUNPHARM CORPORATION

                                          By /s/ STEFAN BORG
                                            ------------------------------------
                                             Name: Stefan Borg
                                             Title: President and Chief
                                             Executive Officer

                             INDEX OF DEFINED TERMS

Acquisition Amount..........................................                 1.6
Acquisition Proposal........................................              4.2(a)
Affiliates..................................................              8.4(a)
Agreement...................................................             Caption
Assumed Option..............................................              1.8(b)
Balance Sheet...............................................              8.4(b)
Beneficial owner or "beneficially own"......................              8.4(c)
Blue Sky Laws...............................................              2.5(b)
Bridge Loan.................................................              4.1(e)
Business Day................................................              8.4(d)
DGCL........................................................            Preamble
Certificate of Merger.......................................                 1.2
Certificates................................................             1.12(c)
Code........................................................              1.8(b)
Closing.....................................................                1.14
Closing Average.............................................                 1.6
Closing Date................................................                1.14
Common Merger Consideration.................................              1.6(b)
Company.....................................................             Caption
Company Approvals...........................................              2.1(a)
Company Common Shares.......................................            Preamble
Company Disclosure Schedule.................................  Article II Caption
Company Employee............................................              5.6(a)
Company Options.............................................              1.8(b)
Company Plan(s).............................................             2.12(a)
Company Preferred Shares....................................            Preamble
Company Representatives.....................................              4.2(a)
Company SEC Reports.........................................              2.8(a)
Company Shares Number.......................................              1.6(c)
Company Warrants............................................              1.8(d)
Company Stockholders' Meeting...............................                2.14
Confidentiality Agreement...................................              5.3(b)
Consenting Stockholder......................................                5.13
Consulting Agreements.......................................              6.2(e)
Control.....................................................              8.4(f)
Court.......................................................              8.4(g)
Delaware Law................................................                8.11
DGCL........................................................            Preamble
Dissenting Shares...........................................                1.17
Distribution Date...........................................              1.6(d)
Effective Time..............................................                 1.2
Environmental Claim.........................................              8.4(g)
Environmental Laws..........................................              8.4(h)
ERISA.......................................................             2.12(a)
ERISA Affiliate.............................................             2.12(a)
Exchange Act................................................              2.5(b)
Exchange Agent..............................................              8.4(j)

Exchange Ratio Fraction.....................................              1.6(c)
GAAP........................................................              2.7(b)
Governmental Authority......................................              8.4(k)
Hazardous Material..........................................              8.4(l)
HSR Act.....................................................              2.5(b)
Injunction..................................................              6.1(e)
Insured Parties.............................................             5.12(b)
Intellectual Property Rights................................             2.19(a)
Knowledge...................................................              8.4(n)
Law.........................................................              8.4(o)
Lien........................................................              8.4(p)
Litigation..................................................              8.4(q)
Material Adverse Effect.....................................              8.4(r)
Material Agreements.........................................              2.6(a)
Subsidiary..................................................              8.4(x)
Measurement Date Average....................................              1.6(b)
Merger......................................................            Preamble
Merger Consideration........................................              1.6(b)
Merger Sub..................................................             Caption
Merger Sub Common Stock.....................................                 1.9
NOL.........................................................             2.17(m)
NASDAQ......................................................              1.6(b)
Order.......................................................              8.4(s)
Parent......................................................             Caption
Parent Approvals............................................                 3.1
Parent Common Stock.........................................            Preamble
Parent Right................................................              1.6(d)
Parent Rights Agreement.....................................              1.6(d)
Parent SEC Reports..........................................              3.6(a)
Parent Stipulated Expenses..................................              7.3(d)
Permits.....................................................                 2.7
Person......................................................              8.4(x)
Preferred Exchange Ratio....................................              1.6(a)
Preferred Merger Consideration..............................              1.6(a)
Proxy Statement.............................................                2.14
Registration Statement......................................                2.14
Regulation..................................................              8.4(u)
Related Agreements..........................................              8.4(v)
Release Agreements..........................................                5.15
Rule 145....................................................                5.16
SEC.........................................................              2.7(a)
Securities Act..............................................              2.3(b)
Series A Preferred Stock....................................              1.6(a)
Series B Preferred Stock....................................              1.6(a)
Series A-1 Junior Participating Preferred Stock.............              1.6(d)
Stockholder Agreements......................................            Preamble
Subsidiaries................................................              8.4(w)
Subsidiary..................................................              8.4(w)
Subsidiary Approvals........................................              2.1(b)

Superior Proposal...........................................              4.2(b)
Surviving Corporation.......................................                 1.1
Tax.........................................................                2.17
Tax Returns.................................................                2.17
Taxes.......................................................                2.17
Termination Fee.............................................          7.3(b)(ii)
Topping Fee.................................................         7.3(b)(iii)
Warrants....................................................              2.3(a)
WARN Act....................................................             2.13(b)
Year 2000 Compliant.........................................              8.4(x)
1994 Plan...................................................              1.8(a)
1995 Plan...................................................              1.8(a)
1997 Unit Purchase Agreement................................              1.8(f)
1997 Warrants...............................................            Preamble

                                                                       EXHIBIT A

                         FORM OF STOCKHOLDER AGREEMENT

                                                                          , 1999

GelTex Pharmaceuticals, Inc.
9 Fourth Avenue
Waltham, Massachusetts 02154
Attention: Mark Skaletsky

Re: Stockholder Agreement

Gentlemen:

     The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Shares") of common stock and/or preferred stock of SunPharm Corporation, a Delaware corporation ("Company"), as set forth below. On even date herewith, Company, GelTex Pharmaceuticals, Inc., a Delaware corporation ("Parent") and Shine Acquisition Sub, Inc., a Delaware corporation and a newly organized wholly owned subsidiary of Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Agreement") with respect to the merger (the "Merger") of Merger Sub with and into Company. Such Company common stock and preferred stock will be converted in the Merger into shares of the common stock, $.01 par value per share, of Parent (the "Parent Common Stock"). The Stockholder wishes to facilitate the proposed Merger and acknowledge that the proposed Merger will benefit the Stockholder.

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

     1. Standstill. Except in connection with the Merger, the Stockholder will not offer, sell, contract to sell, transfer or otherwise dispose of, or grant any option to purchase, or convert, any of the Shares until the earlier of December 31, 1999, or the termination of the Agreement in accordance with its terms. As security for the Stockholder's obligations under this paragraph, the Stockholder hereby assigns to and grants to Parent a lien upon and a security interest in the Shares.

     2. Proxy.

     (a) As further security for the Stockholder's obligations under paragraph 1, the Stockholder hereby revokes any previous proxies relating to the Shares and irrevocably appoints Mark Skaletsky, President and Chief Executive Officer of Parent and Paul J. Mellett, Jr., Vice President and Chief Financial Officer of Parent, and each of them, attorneys and proxies, with power of substitution in each of them, of the Stockholder to attend, represent, vote the Shares and act on behalf of the Stockholder in favor of the Merger on the terms set forth in the Agreement as executed (with such changes as are not material to the rights of the Stockholder in the Merger), and with respect to other matters in connection therewith, at any meeting (and at all adjournments, continuations or postponements, thereof) (the "Meeting") of the stockholders of Company at which the Merger is presented for approval of such stockholders (including executing waivers and consents in connection with the Merger), and otherwise to act for the Stockholder in the same manner and with the same effect as if the Stockholder were personally present at such Meeting and voting the Shares or personally acting on any matters in connection with the Merger submitted to the stockholders of Company for approval or consent.

     (b) The Stockholder authorizes such proxies to substitute any other person or persons to act hereunder, to revoke any such substitution and to file this proxy and any such substitution or revocation with the Secretary of Company.

     (c) THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL TERMINATE ON THE EARLIER OF DECEMBER 31, 1999 OR THE TERMINATION OF THE AGREEMENT PURSUANT TO THE TERMS THEREOF.

                                      A-A-1

     3. Representations and Warranties by Stockholder. The Stockholder represents and warrants to Parent that:

          (a) the Stockholder has all necessary power and authority to execute this letter agreement including the proxy appointment contained herein;

          (b) this letter agreement and proxy has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

          (c) neither the execution nor delivery of this letter agreement and proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or degree of any governmental instrumentality or court having jurisdiction over the Stockholder.

     4. Miscellaneous.

     (a) The Stockholder will not take any action that would prevent or frustrate Parent's rights hereunder.

     (b) The Stockholder acknowledges receipt of the following documents: (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1998; and
(ii) Parent's 1999 Annual Report to Stockholders.

     IN WITNESS WHEREOF, the Stockholder has executed this agreement and proxy as of the date and year first above written.

                                          STOCKHOLDER:

                                          --------------------------------------

                                          Number of Shares of
                                          Common Stock
                                          --------------------------------------

                                          Number of Shares of Series A
                                          Preferred Stock
                                          --------------------------------------

                                          Number of Shares of Series B
                                          Preferred Stock
                                          --------------------------------------

                                      A-A-2

                                                                       EXHIBIT B

                                    FORM OF

                             CERTIFICATE OF MERGER

                                       OF

              SHINE ACQUISITION SUB, INC., A DELAWARE CORPORATION

                                 WITH AND INTO

                  SUNPHARM CORPORATION, A DELAWARE CORPORATION

                                     * * *

     Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY
CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations are as follows:

                                                            STATE OF
                          NAME                            INCORPORATION
                          ----                            -------------
1. Shine Acquisition Sub, Inc...........................  Delaware
2. SunPharm Corporation.................................  Delaware

          SECOND: That an Agreement and Plan of Merger dated August 13, 1999 by and among GelTex Pharmaceuticals, Inc., Shine Acquisition Sub, Inc. and SunPharm Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the state of Delaware.

          THIRD: The name of the surviving corporation of the merger is SunPharm Corporation (the "Surviving Corporation").

          FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be Amended and Restated in its entirety to read as set forth in Exhibit A attached hereto.

          FIFTH: That the executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is:

                             The Veranda, Suite 301
                                814 Highway A-1A
                        Ponte Vedra Beach, Florida 32082

          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

                                      A-B-1

     IN WITNESS WHEREOF, the undersigned, being the President of Shine Acquisition Sub, Inc., does hereby execute this Certificate of Merger and so certifies, affirms and acknowledges under penalties of perjury that this is his
free act and deed and that the facts stated herein are true, this             ,
1999.

                                          SHINE ACQUISITION SUB, INC.

                                          By:

                                            ------------------------------------
                                              Mark Skaletsky, President

     IN WITNESS WHEREOF, the undersigned, being the President of SunPharm Corporation, does hereby execute this Certificate of Merger and so certifies, affirms and acknowledges under penalties of perjury that this is his free act
and deed and that the facts stated herein are true, this             , 1999.

                                          SUNPHARM CORPORATION

                                          By:
                                            ------------------------------------
                                              Stefan Borg, President

                                      A-B-2

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SUNPHARM CORPORATION

     FIRST: The name of the corporation (hereinafter called the "Corporation") is SunPharm Corporation.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, New Castle County 19801; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows:

     3,000 shares of Common Stock, $0.01 par value.

     FIFTH:  The Corporation shall have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

          2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

          3. The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to

                                      A-B-3
     provide for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

     EIGHTH:  (a) The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify (and advance expenses to) any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this paragraph (a) of this Article Eight shall adversely affect any right or protection of a person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

     (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty of the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Eight shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Nine.

                                      A-B-4

                                                                       EXHIBIT C

                           FORM OF RELEASE AGREEMENT

     Reference is made to the Agreement and Plan of Merger dated as of August 13, 1999 (the "Merger Agreement") by and among GelTex Pharmaceuticals, Inc., a Delaware corporation ("Parent"), Shine Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SunPharm Corporation, a Delaware corporation (the "Company"). All capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     As an inducement for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, effective as of the Effective Time, the undersigned (the "Releasor") on his, her or its behalf and on behalf of his, her or its (i) heirs, executors, administrators, agents, successors and assigns or (ii) predecessors, parents, subsidiaries, affiliates and other related entities, as well as any current or former benefit plan administrators, and their respective trustees, officers, directors, stockholders or members (whether their ownership interests are held directly or indirectly), partners, agents, attorneys, employees, successors and assigns (the "Releasor Persons"), as applicable, hereby irrevocably and unconditionally releases, waives and discharges the Company, Parent and Merger Sub and their predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective, past, present and future officers, directors, stockholders, affiliates, agents, representatives, successors and assigns, other than the Releasor and any Releasor Person (collectively, the "Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known or unknown, in law or equity (each a "Claim" and collectively, the "Claims") relating to, arising out of or in connection with the Company, its business and/or assets, including any Claims relating to, arising out of or resulting from the Releasor's status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or securityholder of the Company, for all periods through the time immediately prior to the Effective Time.

     The undersigned hereby represents and warrants that in his, her or its capacity as a securityholder of the Company, he, she or it has no knowledge of any claims that he, she or it may have against the Released Parties.

     This Release shall terminate upon the termination of the Merger Agreement pursuant to the terms thereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release and
Waiver as of this                day of             , 1999.

                                          --------------------------------------

                                          Name:
                                          --------------------------------------
                                                Print

                                      A-C-1

                                                                       EXHIBIT D

                          FORM OF AFFILIATE AGREEMENT

                                                      , 1999

GelTex Pharmaceuticals, Inc.
Shine Acquisition Sub, Inc.
9 Fourth Avenue
Waltham, Massachusetts 02154
Attention: Mark Skaletsky

SunPharm Corporation
The Veranda, Suite 301
814 Highway A-1A
Ponte Vedra Beach, Florida 32082
Attention: Stefan Borg

Ladies and Gentlemen:

     I/We have been advised that I/we might be considered to be an "affiliate" of SunPharm Corporation (the "Company") for purposes of Rule 145 ("Rule 145") under the Securities Exchange Act of 1933, as amended (the "Securities Act"), as promulgated by the Securities and Exchange Commission (the "SEC").

     GelTex Pharmaceuticals, Inc. ("Parent"), Shine Acquisition Sub, Inc. ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger dated as of the 13th day of August, 1999 (the "Plan of Merger"). Upon consummation of the transactions contemplated by the Plan of Merger (the "Merger"), I/we will receive shares of capital stock of Parent for all of the shares of capital stock of the Company owned by me/us or as to which I/we may be
deemed a beneficial owner. I/We own                shares of the common stock,
$.0001 par value per share, of the Company (the "Company's Common Stock") and/or shares of Series A Redeemable Convertible Preferred Stock, $.001
par value per share and/or                shares of Series B Redeemable
Convertible Preferred Stock, $.001 par value per share (collectively, the "Preferred Stock"). The Company's Common Stock and the Company's Preferred Stock will be converted in the Merger into shares of the common stock, $.01 par value per share, of Parent (the "Parent Common Stock") as described in the Plan of Merger. The shares of Parent Common Stock received by me/us in the Merger are hereinafter collectively referred to as the "Exchange Stock". This agreement is hereinafter referred to as the "Affiliate Agreement".

     I/We represent and warrant to, and agree with, Parent, Merger Sub and the Company that:

          A. I/We have read this Affiliate Agreement and the Plan of Merger and have discussed their requirements and other applicable limitations upon my/our ability to sell, transfer or otherwise dispose of the Exchange Stock, to the extent I/we felt necessary, with my/our counsel or counsel for the Company.

          B. I/We understand that my/our resale of Exchange Stock issued to me/us in the Merger will be subject to certain restrictions on transfer in accordance with Rule 145 under the Securities Act, and in connection therewith I/we agree not to offer, sell, pledge, transfer or otherwise dispose of any of such shares of Exchange Stock unless at such time either:
     (i) such transaction shall be permitted pursuant to the provisions of Rule 145; (ii) I/we shall have furnished to the Parent an opinion of counsel, satisfactory to the Parent, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge transfer or other disposition; (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to me/us to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, pledge transfer or other disposition if consummated.
                                      A-D-1

          C. I/We understand that all certificates representing the Exchange Stock delivered to me/us pursuant to the Merger shall, until the occurrence of one of the events referred to in paragraph B. above, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of Rule 145 of the Securities Act of 1933, as amended."

          D. I/We also understand and agree that the Parent, in its discretion and in a manner consistent with the legend set forth above, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Exchange Stock which are required to bear the foregoing legend.

          E. To the extent I/we am/are an "affiliate" of the Company solely by virtue of reasons other than being an officer or a director of the Company, I/we agree to comply with the prohibition described in Section 4.2 of the Agreement.

     It is understood and agreed that this Affiliate Agreement shall terminate and be of no further force and effect if the Plan of Merger is terminated pursuant to the terms thereof.

     The agreements made by me/us in the foregoing paragraphs are on the understanding that Parent has agreed, in Section 5.16(b) of the Plan of Merger, that at all times during the two (2) year period beginning on the Closing Date (as such term is defined in the Plan of Merger) to file with the SEC or otherwise make publicly available all information required under Rule 144(c)(1) promulgated under the Securities Act, to the extent available to you without unreasonable effort or expense, necessary to enable me/us to resell shares under the provisions of paragraph (d) of Rule 145.

     This Affiliate Agreement shall be binding on my/our heirs, legal representatives and successors.

                                          Very truly yours,

                                          Name:

                                      A-D-2

                                                                       EXHIBIT E

               FORM OF OPINION OF COUNSEL TO SUNPHARM CORPORATION

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and perform the Agreement. The Company is duly qualified and in good standing as a foreign corporation authorized to transact business in the State of Florida. The Company has all requisite corporate power and authority to own or lease and to operate its properties and assets and to conduct its business as presently conducted.

     2. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered the Agreement, and the Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and by general principles of equity.

     3. At             , 1999, the authorized capital stock of the Company
consisted solely of: (i)           shares of Preferred Stock, $.001 par value
per share, of which (a)           shares have been designated Series A Preferred
Stock,           shares of which are issued and outstanding and (b)
shares have been designated Series B Preferred Stock,           shares of which
are issued and outstanding, and (ii)           shares of the Company Common
Stock, $.0001 par value per share, of which           shares are issued and
outstanding. All warrants issued by the Company (the "Warrants") pursuant to that Unit Purchase Agreement dated March 28, 1997 (the "1997 Unit Purchase Agreement") have been exchanged for shares of the Company Common Stock and the Warrant Agreement has been terminated prior to the date hereof, and no holder or record or beneficial owner of any such Warrant has any basis for a claim or cause of action against the Company by reason of such exchange of Warrants and termination of the Warrant Agreement. All stock options granted by the Company under its Amended and Restated 1994 Stock Option Plan (the "1994 Plan") have either been exercised or terminated in accordance with the provisions of the 1994 Plan and the option agreements thereunder, and no option holder or participant in the 1994 Plan has any basis under the 1994 Plan or the relevant option agreement for a claim or cause of action against the Company by reason of such termination. To our knowledge, except as set forth in the Agreement or the Company Disclosure Schedule, there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock (other than those imposed by relevant state and federal securities laws), (iv) special voting rights with respect to the capital stock of the Company, or (v) stock appreciation, phantom stock or similar rights granted by the Company. To our knowledge, except as set forth in the Agreement or the Company Disclosure Schedule, no holders of securities of the Company have rights to require the Company to register such securities for sale.

     4. Except as set forth in the Agreement or the Company Disclosure Schedule, to the best of our knowledge, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against or involving the Company.

     5. Except for (i) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL and (ii) such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Agreement by the Company will not: (a) violate any provision of the Certificate of Incorporation or by-laws of the Company; (b) violate, conflict with, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any
                                      A-E-1
agreement or instrument known to us to which the Company is a party or to which it may be subject; (c) violate any law or regulation or, to the best of our knowledge, any judgment, decree or order of any court, arbitrator or governmental or regulatory body applicable to the Company; or (d) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, excluding from the foregoing clauses (b), (c) and (d) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the business of the Company or on the ability of the Company to consummate the transactions contemplated by the Agreement.

     6. Assuming that Merger Sub has complied with all relevant provisions of the DGCL, upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will become effective under the DGCL at the time specified in the Certificate of Merger.

     7. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened.

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement of Parent filed with the Securities and Exchange Commission under the Securities Act and the proxy statement/prospectus contained therein. The Registration Statement in the form in which it was declared effective under the Securities Act and the proxy statement/prospectus in the form filed pursuant to Rule 424(b) under the Securities Act are herein referred to as the "Registration Statement" and "proxy statement/prospectus", respectively. We have not verified, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the proxy statement/prospectus, and we have not participated in the preparation of the documents incorporated by reference therein. We have, however, generally reviewed and discussed such statements with certain officers of the Company and with you and your counsel. In the course of this review and discussion, and solely with respect to the Company, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement, at the time it became effective or on the date hereof contained or contains an untrue statement of a material fact relating to the Company or omitted or omits to state a material fact relating to the Company required to be stated therein or necessary to make the statements therein relating to the Company not misleading or (ii) the proxy statement/ prospectus at the time the Registration Statement became effective, included or includes an untrue statement of a material fact relating to the Company or omitted or omits to state a material fact relating to the Company necessary to make the statements therein relating to the Company, in the light of the circumstances under which they were made, not misleading, it being understood that we do not express any opinion or confirmation with respect to the operating statistics, financial statements, schedules and other financial and statistical data included in the Registration Statement or proxy statement/prospectus or omitted therefrom, or any information or its compliance as to form concerning or furnished by Parent or Merger Sub.

                                      A-E-2

                                                                       EXHIBIT F

         FORM OF OPINION OF COUNSEL TO GELTEX PHARMACEUTICALS, INC. AND
                          SHINE ACQUISITION SUB, INC.

     1. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to enter into and perform the Agreement.

     2. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered the Agreement, and the Agreement constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and by general principles of equity.

     3. The shares of Parent Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action on the part of Parent and, when issued in the Merger pursuant to the terms of the Agreement, such shares will be validly issued, fully paid and nonassessable and not subject to any preemptive rights or to any restriction on transfer imposed by the Certificate of Incorporation or by-laws of Parent.

     4. Based solely on the SEC Reports of Parent, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against or involving Parent or Merger Sub that individually or in the aggregate which, if adversely determined, are reasonably likely to: (i) materially restrict or interfere with the Agreement or any transaction contemplated thereby or (ii) materially impair or preclude the ability of Parent or Merger Sub to consummate the Merger or the transactions contemplated by the Agreement.

     5. Except for (i) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL and (ii) such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Agreement by each of Parent and Merger Sub will not: (a) violate any provision of the Certificate of Incorporation or by-laws of Parent or Merger Sub; (b) violate, conflict with, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any agreement or instrument known to us to which either of Parent or Merger Sub is a party or to which either of them may be subject; (c) violate any law or regulation or, to the best of our knowledge, any judgment, decree or order of any court, arbitrator or governmental or regulatory body applicable to either of Parent or Merger Sub; or (d) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, excluding from the foregoing clauses (b), (c) and (d) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the Agreement.

     6. Assuming that the Company has complied with all relevant provisions of the DGCL, upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will become effective under the DGCL at the time specified in the Certificate of Merger.

     7. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened.

     We have acted as counsel to Parent and Merger Sub in connection with the preparation of the Registration Statement of Parent filed with the Securities and Exchange Commission under the Securities Act and the proxy statement/prospectus contained therein. The Registration Statement in the form in

                                      A-F-1
which it was declared effective under the Securities Act and the proxy statement/prospectus in the form filed pursuant to Rule 424(b) under the Securities Act are herein referred to as the "Registration Statement" and "proxy statement/prospectus", respectively. We have not verified, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the proxy statement/prospectus, and we have not participated in the preparation of the documents incorporated by reference therein. We have, however, generally reviewed and discussed such statements with certain officers of Parent and Merger Sub and with you and your counsel. In the course of this review and discussion, and solely with respect to Parent and Merger Sub, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement, at the time it became effective or on the date hereof contained or contains an untrue statement of a material fact relating to Parent or Merger Sub or omitted or omits to state a material fact relating to Parent or Merger Sub required to be stated therein or necessary to make the statements therein relating to Parent or Merger Sub not misleading or (ii) the proxy statement/prospectus at the time the Registration Statement became effective, included or includes an untrue statement of a material fact relating to Parent or Merger Sub or omitted or omits to state a material fact relating to Parent or Merger Sub necessary to make the statements therein relating to Parent or Merger Sub, in the light of the circumstances under which they were made, not misleading, it being understood that we do not express any opinion or confirmation with respect to the operating statistics, financial statements, schedules and other financial and statistical data included in the Registration Statement or proxy statement/prospectus or omitted therefrom, or any information or its compliance as to form concerning or furnished by the Company.

                                      A-F-2

                                                                         ANNEX B

               STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 9, 1999
                   BY AND AMONG GELTEX PHARMACEUTICALS, INC.
                AND CERTAIN STOCKHOLDERS OF SUNPHARM CORPORATION

                                                                  August 9, 1999

GelTex Pharmaceuticals, Inc.
9 Fourth Avenue
Waltham, MA 02154

Re: Stockholder Agreement

Gentlemen:

     The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Shares") of common stock and/or preferred stock of SunPharm Corporation, a Delaware corporation ("Target"), as set forth below. It is contemplated that SunPharm, GelTex Pharmaceuticals, Inc., a Delaware corporation ("Acquiror") and Shine Acquisition Sub, Inc., a Delaware corporation and a newly organized wholly owned subsidiary of Acquiror ("Merger Sub"), will enter into an Agreement and Plan of Merger (the "Agreement") with respect to the merger (the "Merger") of Merger Sub with and into SunPharm. Pursuant to the Merger, each outstanding share of SunPharm common stock and preferred stock will be converted into the right to receive shares of Acquiror's common stock, all as more specifically provided in the Agreement. The Stockholder wishes to facilitate the proposed Merger and acknowledges that the proposed Merger will benefit the Stockholder.

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

     1. Standstill. Except in connection with the Merger, the Stockholder will not offer, sell, contract to sell, transfer or otherwise dispose of, or grant any option to purchase, or convert, any of the Shares until the earlier of the Effective Time (as defined in the Agreement), or the termination of the Agreement in accordance with its terms. As security for the Stockholder's obligations under this paragraph, the Stockholder hereby assigns to and grants to Acquiror a lien upon and a security interest in the Shares.

     2. Proxy.

     (a) As further security for the Stockholder's obligations under paragraph 1, the Stockholder hereby revokes any previous proxies relating to the Shares and irrevocably appoints Mark Skaletsky, President and Chief Executive Officer of Acquiror and Paul J. Mellett, Jr., Vice President and Chief Financial Officer of Acquiror, and each of them, attorneys and proxies, with power of substitution in each of them, of the Stockholder to attend, represent, vote the Shares and act on behalf of the Stockholder in favor of the Merger on the terms set forth in the Agreement as executed (with such changes as are not material to the rights of the Stockholder in the Merger), and with respect to other matters in connection therewith, at any meeting (and at all adjournments, continuations or postponements, thereof) (the "Meeting") of the stockholders of SunPharm at which the Merger is presented for approval of such stockholders (including executing waivers and consents in connection with the Merger), and otherwise to act for the Stockholder in the same manner and with the same effect as if the Stockholder were personally present at such Meeting and voting the Shares or personally acting on any matters in connection with the Merger submitted to the stockholders of SunPharm for approval or consent.

     (b) The Stockholder authorizes such proxies to substitute any other person or persons to act hereunder, to revoke any such substitution and to file this proxy and any such substitution or revocation with the Secretary of SunPharm.

     (c) THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL TERMINATE ON THE EARLIER OF THE EFFECTIVE TIME OR THE TERMINATION OF THE AGREEMENT PURSUANT TO THE TERMS THEREOF.

     3. Representations and Warranties by Stockholder. The Stockholder represents and warrants to Acquiror that:

     (a) the Stockholder has all necessary power and authority to execute this letter agreement including the proxy appointment contained herein;

     (b) this letter agreement and proxy has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

     (c) neither the execution nor delivery of this letter agreement and proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or degree of any governmental instrumentality or court having jurisdiction over the Stockholder.

     4. Miscellaneous.

     (a) The Stockholder will not take any action that would prevent or frustrate Acquiror's rights thereunder.

     (b) The Stockholder acknowledges receipt of the following documents: (i) Acquiror's Annual Report on Form 10-K for the year ended December 31, 1998; and
(ii) Acquiror's 1999 Annual Report to Stockholders.

     IN WITNESS WHEREOF, the Stockholder has executed this agreement and proxy as of the date and year first above written.

                                          STOCKHOLDER:

                                          (Individual)

                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          (Entity)

                                          By:
                                          --------------------------------------
                                              Name:
                                            ------------------------------------
                                              Title:
                                            ------------------------------------

                                          Number of Shares of
                                          Common Stock
                                          --------------------------------------

                                          Number of Shares of Series A
                                          Redeemable
                                          Convertible Preferred Stock
            --------------------------------------------------------------------

                                          Number of Shares of Series B
                                          Redeemable
                                          Convertible Preferred Stock
            --------------------------------------------------------------------

                                                                         ANNEX C

                    OPINION OF PETKEVICH & PARTNERS, L.L.C.
                                AUGUST 13, 1999

                        LETTER TO THE BOARD OF DIRECTORS

Members of the Board:

     You have asked our opinion with respect to the fairness to holders of capital stock of SunPharm Corporation ("SunPharm"), from a financial point of view as of the date hereof, of the aggregate consideration to be paid in the Merger (as defined below) (the "Merger Consideration").

     Under the terms set forth in a draft of the Agreement and Plan of Merger dated as of August 13, 1999 (the "Agreement") by and among GelTex Pharmaceuticals, Inc. ("GelTex"), Shine Acquisition Sub, Inc. ("Sub") and SunPharm, Sub will merge with and into SunPharm (the "Merger") and, upon consummation of the Merger, SunPharm will become a wholly-owned subsidiary of GelTex. As more fully described in the Agreement, pursuant to the terms and subject to the conditions set forth in the Agreement, at the effective time of the Merger ("Effective Time") all of the outstanding shares of Common Stock, par value $0.0001 per share, and Preferred Stock, par value $0.001 per share, of SunPharm (the "SunPharm capital stock"), other than dissenting shares (as defined in the Agreement), shares of SunPharm capital stock held by SunPharm as treasury stock and shares of SunPharm capital stock held by GelTex or any subsidiary of GelTex or SunPharm, will be converted into the common stock, par value $0.01 per share, of GelTex (the "GelTex Common stock") pursuant to the exchange formula provided for in the Agreement (the "Exchange Ratio"). Pursuant to the terms of the Agreement SunPharm will (i) notify the holders of outstanding options issued pursuant to the Amended and Restated 1994 Stock Option Plan of the proposed transaction, (ii) provide for the accelerated vesting and immediate exercise of such options, and (iii) notify each holder of such options that each such option will, unless exercised, be canceled and terminate on the date which is fifteen (15) days after the date of notice. The Agreement further provides that the outstanding options to acquire SunPharm capital stock issued as stand alone options and issued pursuant to the SunPharm Directors Plan will, unless otherwise exercised or terminated prior to the Effective Time, be assumed by GelTex and converted into options to acquire GelTex Common Stock. The Agreement also provides that unless the warrants issued by SunPharm are exercised or otherwise terminated prior to the Effective Time, the warrants outstanding at the Effective Time will be assumed and converted into warrants to acquire GelTex Common Stock. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and be accounted for as a "purchase" transaction pursuant to U.S. generally accepted accounting principles. The terms and conditions of the Merger are set out more fully in the Agreement.

     For purposes of this opinion, we have: (i) reviewed financial information relating to SunPharm and GelTex disclosed to us by each company, including certain financial analyses and other information and data prepared by the respective managements of SunPharm and GelTex; (ii) reviewed publicly available information concerning SunPharm and GelTex; (iii) held discussions with management of GelTex and SunPharm concerning the business, past and current business operations, financial conditions and future prospects of both companies, independently and combined, including discussions with the managements of SunPharm and GelTex concerning their views regarding the strategic rationale of the Merger; (iv) reviewed the Agreement; (v) reviewed the stock prices and trading histories of SunPharm and GelTex; (vi) reviewed the contribution by each company to pro forma combined revenue, operating income and net income; (vii) reviewed the valuations of publicly traded companies which we deemed comparable to SunPharm; (viii) compared the financial terms of the Merger with other transactions which we have deemed relevant; (ix) analyzed the pro forma earnings per share of the combined company; and (x) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

     In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have relied upon the assurances of the managements of SunPharm and GelTex, that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume responsibility for obtaining or making, any independent evaluation or appraisal of any of the properties or assets and liabilities (contingent or otherwise) of SunPharm or GelTex, nor were we furnished with any such evaluations or appraisals. We have not conducted any evaluation or analyses of the technology underlying the products of SunPharm or GelTex. With respect to the financial information (and the assumptions and bases therefor) of SunPharm and GelTex which we have discussed with the managements of SunPharm and GelTex, upon the advice of SunPharm and GelTex, we have assumed that such information has been reasonably prepared in good faith on the basis of reasonable assumptions, reflects the best currently available estimates and judgments of the managements of SunPharm and GelTex and that such information (and the technological milestones necessary to achieve such results) will be realized in the amounts and in the time periods currently estimated by the managements of SunPharm and GelTex. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alterations thereof and that the Merger will qualify for the tax and accounting treatment described above. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

     This opinion is necessarily based upon market, economic, and other conditions as in effect on, and the information available to us as of, the date hereof. You should understand that subsequent developments may affect the conclusion expressed in this opinion, and that we disclaim any undertaking or obligation to advise you or any other person of any change in any fact or matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of capital stock of SunPharm of the Merger Consideration. We do not express any opinion as to (i) the value of any employee agreements or other arrangements entered into in connection with the Merger,
(ii) any tax or other consequences that might result from the Mergers, (iii) the price at which the shares of GelTex Common Stock will be traded in the future or
(iv) the division of the Merger Consideration among holders of different classes of capital stock of SunPharm. Our opinion does not address the relative merits of the Merger and the other business strategies that the Board of Directors of SunPharm has considered or may be considering, nor does it address the Board of Directors' decision to proceed with the Merger.

     We are acting as financial advisor to SunPharm in connection with the Merger and will receive (i) a fee upon delivery of this opinion and (ii) an additional fee upon the consummation of the Merger. In addition, SunPharm has agreed to indemnify us for certain liabilities arising out of our engagement.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of SunPharm in its evaluation of the Merger, and this opinion is not intended to be and does not constitute a recommendation to any shareholder of SunPharm as to how such shareholder should vote on, or take any other actions with respect to, the Merger. This opinion may be included in the proxy statement/prospectus of GelTex and SunPharm distributed in connection with the Merger, provided that this opinion is included therein in full and any description of, or reference to, Petkevich & Partners, LLC or any summary of this opinion included therein is in form and substance acceptable to us and our legal counsel. Except as provided in the preceding sentence, this opinion shall not be reproduced, summarized, described or referred to, or furnished to any party, without our prior written consent.

     Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of capital stock of SunPharm from a financial point of view.

                                          Very truly yours,

                                          PETKEVICH & PARTNERS, LLC

                                                                         ANNEX D

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S) 228 or
     (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date.

          If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Section 102 of the Delaware Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, which concerns unlawful payments of dividends, stock purchases of redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides as follows:

     "A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the General Corporation Law of the State of Delaware as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal."

     Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

     "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article."

     Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

     "The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware."

     Under Section 5.12 of the merger agreement, the Registrant shall cause SunPharm Corporation ("SunPharm") to, and SunPharm shall, fulfill and honor in all material respects the indemnification obligations provided under SunPharm's certificate of incorporation, by-laws or equivalent organizational document as in effect immediately prior to the effective time of the merger. In addition, for a period of six years after the effective time of the merger, the Registrant shall cause SunPharm to, and SunPharm shall, maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the effective time of the merger, are covered by SunPharm's directors' and officers' liability insurance policy on terms no less favorable to the covered persons than those of SunPharm's present directors' and officers' liability insurance policy.

     The directors and officers of the Registrant are covered by a policy of liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) List of Exhibits

EXHIBIT                            DESCRIPTION
-------                            -----------
  2        Agreement and Plan of Merger, dated as of August 13, 1999, by and among GelTex Pharmaceuticals, Inc., Shine Acquisition
           Sub, Inc. and SunPharm Corporation. Included as Annex A to
           the proxy statement/prospectus forming a part of this
           Registration Statement and incorporated herein by reference.
  3.1      Restated Certificate of Incorporation of GelTex
           Pharmaceuticals, Inc., dated June 4, 1996. Filed as Exhibit
           3.1 to GelTex Pharmaceuticals, Inc.'s Registration Statement
           on Form S-3 (No. 333-45151) and incorporated herein by
           reference.
  3.2      Amended and Restated By-Laws of GelTex Pharmaceuticals, Inc.
           Filed as Exhibit 3.3 to GelTex Pharmaceuticals, Inc.'s
           Annual Report on Form 10-K for the fiscal year ended
           December 31, 1995 and incorporated herein by reference.

EXHIBIT                            DESCRIPTION
-------                            -----------
  4.1      Specimen certificate for shares of common stock of GelTex
           Pharmaceuticals, Inc. Filed as Exhibit 4.1 to GelTex
           Pharmaceuticals, Inc.'s Registration Statement on Form S-1
           (File No. 33-97322) and incorporated herein by reference.
  4.2      Rights Agreement dated as of March 1, 1996, between GelTex
           Pharmaceuticals, Inc. and American Stock Transfer and Trust
           Company. Filed as Exhibit 1 to GelTex Pharmaceuticals,
           Inc.'s Registration Statement on Form 8-A dated March 1,
           1996 and incorporated herein by reference.
  4.3      First Amendment to Rights Agreement between GelTex
           Pharmaceuticals, Inc. and American Stock Transfer and Trust
           Company, dated as of July 29, 1997. Filed as Exhibit 4.3 to
           GelTex Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q
           for the quarter ended June 30, 1997 and incorporated herein by reference.
  4.4      Amended and Restated Facility One Term Note issued by GelTex
           Pharmaceuticals, Inc. to Fleet National Bank, dated as of
           May 21, 1997. Filed as Exhibit 4.1 to GelTex
           Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
           the quarter ended June 30, 1998 and incorporated herein by reference.
  4.5      Security Agreement (Equipment) between GelTex
           Pharmaceuticals, Inc. and Fleet National Bank, dated May 21,
           1997. Filed as Exhibit 4.4 to GelTex Pharmaceuticals, Inc.'s
           Registration Statement on Form S-3 (No. 333-45151) and
           incorporated herein by reference.
  4.6      Letter Agreement between GelTex Pharmaceuticals, Inc. and
           Fleet National Bank, dated May 21, 1997. Filed as Exhibit
           4.5 to GelTex Pharmaceuticals, Inc.'s Registration Statement
           on Form S-3 (No. 333-45151) and incorporated herein by
           reference.
  4.7      Promissory Note, dated October 31, 1997, issued by GelTex
           Pharmaceuticals, Inc. to Fleet National Bank. Filed as
           Exhibit 4.6 to GelTex Pharmaceuticals, Inc.'s Registration
           Statement on Form S-3 (No. 333-45151) and incorporated
           herein by reference.
  4.8      Loan Modification Agreement between GelTex Pharmaceuticals,
           Inc. and Fleet National Bank, dated October 31, 1997. Filed as Exhibit 4.7 to GelTex Pharmaceuticals, Inc.'s
           Registration Statement on Form S-3 (No. 333-45151) and
           incorporated herein by reference.
  4.9      Second Loan Modification Agreement between GelTex
           Pharmaceuticals, Inc. and Fleet National Bank, dated as of
           June 30, 1998. Filed as Exhibit 4.2 to GelTex
           Pharmaceuticals, Inc.'s Quarterly Report on Form l0-Q for
           the quarter ended June 30, 1998 and incorporated herein by reference.
  5        Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
           P.C. regarding validity of securities being registered.
           Filed herewith.
  8.1      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
           P.C. regarding certain tax aspects of the merger. Filed
           herewith.
  8.2      Opinion of Andrews & Kurth, L.L.P. regarding certain tax
           aspects of the merger. Filed herewith.
 10.l#     GelTex Pharmaceuticals, Inc. Amended and Restated 1992
           Equity Incentive Plan. Filed as Exhibit 10.1 to GelTex
           Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
           the quarter ended June 30, 1999 and incorporated herein by reference.
 10.2      Express Master Lease Agreement with Equipment Schedule No.
           VL-l between GelTex Pharmaceuticals, Inc. and Comdisco,
           Inc., dated September 27, 1993. Filed as Exhibit 10.5 to
           GelTex Pharmaceuticals, Inc.'s Registration Statement on
           Form S-1 (File No. 33-97322) and incorporated herein by
           reference.
 10.3      Promissory Note executed by GelTex Pharmaceuticals, Inc. in favor of Silicon Valley Bank, dated December 9, 1993 with
           Commercial Security Agreement attached thereto. Filed as
           Exhibit 10.7 to GelTex Pharmaceuticals, Inc.'s Registration
           Statement on Form S-l (File No. 33-97322) and incorporated herein by reference.
 10.4*     License Agreement between GelTex Pharmaceuticals, Inc. and
           Chugai Pharmaceutical Co., Ltd., dated December 26, 1994.
           Filed as Exhibit 10.14to GelTex Pharmaceuticals, Inc.'s
           Registration Statement on Form S-1 (File No. 33-97322) and
           incorporated herein by reference.
 10.5      Promissory Note executed by GelTex Pharmaceuticals, Inc. in favor of Silicon Valley Bank, dated February 2, 1995. Filed as Exhibit 10.15 to GelTex Pharmaceuticals, Inc.'s
           Registration Statement on Form S-l (File No. 33-97322) and
           incorporated herein by reference.

EXHIBIT                            DESCRIPTION
-------                            -----------
 10.6      Form of Common Stock Purchase Agreement. Filed as Exhibit
           10.17 to GelTex Pharmaceuticals, Inc.'s Registration
           Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
 10.7      Form of Restricted Common Stock Purchase Agreement. Filed as
           Exhibit 10.18 to GelTex Pharmaceuticals, Inc.'s Registration
           Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
 10.8#     Form of Incentive Stock Option Certificate. Filed as Exhibit
           10.19 to GelTex Pharmaceuticals, Inc.'s Registration
           Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
 10.9#     Form of Nonstatutory Stock Option Certificate. Filed as
           Exhibit 10.20 to GelTex Pharmaceuticals, Inc.'s Registration
           Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
 10.10#    GelTex Pharmaceuticals, Inc. Amended and Restated 1995
           Director Stock Option Plan. Filed as Exhibit 10.2 to GelTex
           Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
           the quarter ended June 30, 1999 and incorporated herein by reference.
 10.11#    GelTex Pharmaceuticals, Inc. 1995 Employee Stock Purchase
           Plan. Filed as Exhibit 99.1 to GelTex Pharmaceuticals,
           Inc.'s Registration Statement on Form S-8 (File No.
           333-00864) and incorporated herein by reference.
 10.12     Lease Agreement dated February 28, 1997, between GelTex
           Pharmaceuticals, Inc. and J.F. White Properties, Inc. Filed
           as Exhibit 10.16 to GelTex Pharmaceuticals, Inc.'s Annual
           Report on Form 10-K for the year ended December 31, 1997.
 10.13*    Contract Manufacturing Agreement between GelTex
           Pharmaceuticals, Inc. and The Dow Chemical Company. Filed as
           Exhibit 10.17 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.
 10.14*    Collaboration Agreement among GelTex Pharmaceuticals, Inc.,
           Genzyme Corporation and RenaGel LLC dated as of June 17,
           1997. Filed as Exhibit 10.18 to GelTex Pharmaceuticals,
           Inc.'s Quarterly Report on Form l0-Q for the quarter ended
           June 30, 1997 and incorporated herein by reference.
 10.15     Purchase Agreement between GelTex Pharmaceuticals, Inc. and
           Genzyme Corporation, dated as of June 17, 1997. Filed as
           Exhibit 10.19 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
 10.16*    Operating Agreement of RenaGel LLC, dated as of June 17,
           1997. Filed as Exhibit 10.20 to GelTex Pharmaceuticals,
           Inc.'s Quarterly Report on Form 10-Q for the quarter ended
           June 30, 1997 and incorporated herein by reference.
 10.17*    License Agreement between GelTex Pharmaceuticals, Inc. and
           Nitto Boseki Co., Ltd., dated as of June 9, 1997. Filed as
           Exhibit 10.21 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
 10.18#    Letter Agreement between GelTex Pharmaceuticals, Inc. and
           Paul J. Mellett, Jr., dated March 11, 1997. Filed as Exhibit
           10.19 to GelTex Pharmaceuticals, Inc.'s Annual Report on
           Form 10-K for the year ended 1997 and incorporated herein by reference.
 10.19#    Letter Agreement between GelTex Pharmaceuticals, Inc. and
           Edmund J. Sybertz, Jr., dated November 17, 1997. Filed as
           Exhibit 10.20 to GelTex Pharmaceuticals, Inc.'s Annual
           Report on Form 10-K for the year ended 1997 and incorporated herein by reference.
 10.20#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
           executed by Edmund J. Sybertz, Jr., dated June 30, 1998.
           Filed as Exhibit 10.3 to GelTex Pharmaceuticals, Inc.'s
           Quarterly Report on Form l0-Q for the quarter ended June 30,
           1998 and incorporated herein by reference.
 10.21     Purchase and Sale Agreement between Sodexho USA, Inc.,
           Service Supply Corporation and GelTex Pharmaceuticals, Inc.,
           dated as of August 4, 1998. Filed as Exhibit 10.5 to GelTex
           Pharmaceuticals, Inc.'s Quarterly Report on Form l0-Q for
           the quarter ended June 30, 1998 and incorporated herein by reference.
 10.22     Agency Agreement by and between First Security Bank, N.A.
           and GelTex Pharmaceuticals, Inc., dated October 21, 1998.
           Filed as Exhibit 10.1 to GelTex Pharmaceuticals, Inc.'s
           Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1998 and incorporated herein by reference.

EXHIBIT                            DESCRIPTION
-------                            -----------
 10.23     Lease Agreement by and between First Security Bank, N.A. and
           GelTex Pharmaceuticals, Inc., dated October 21, 1998. Filed as Exhibit 10.2 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form l0-Q for the quarter ended September 30, 1998 and incorporated herein by reference.
 10.24*    Manufacturing and Supply Agreement (United States) between
           RenaGel LLC and Circa Pharmaceuticals, Inc., dated as of
           July 31, 1998. Filed as Exhibit 10.4 to GelTex
           Pharmaceuticals, Inc.'s Quarterly Report on Form l0-Q for
           the quarter ended June 30, 1998.
 10.25#    Letter Agreement between GelTex Pharmaceuticals, Inc. and
           Dr. Douglas Reed, dated as of September 4, 1998. Filed as
           Exhibit 10.1 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form l0-Q for the quarter ended March 31, 1999 and incorporated herein by reference.
 10.26#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
           executed by Dr. Douglas Reed, dated December 1, 1998. Filed as Exhibit 10.2 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form l0-Q for the quarter ended March 31, 1999 and incorporated herein by reference.
 10.27#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
           executed by Dr. Douglas Reed, dated December 31, 1998. Filed as Exhibit 10.3 to GelTex Pharmaceuticals, Inc.'s Quarterly
           Report on Form l0-Q for the quarter ended March 31, 1999 and incorporated herein by reference.
 10.28#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
           executed by Dr. Douglas Reed and Linda Reed, dated December
           31, 1998. Filed as Exhibit 10.4 to GelTex Pharmaceuticals,
           Inc.'s Quarterly Report on Form l0-Q for the quarter ended
           March 31, 1999 and incorporated herein by reference.
 10.29     Purchase and Sale Agreement between Barry L. Solar and
           Robert L. Solar as Trustees of 211 Second Avenue Realty
           Trust and GelTex Pharmaceuticals, Inc., dated as of July 26,
           1999. Filed as Exhibit 10.4 to GelTex Pharmaceuticals,
           Inc.'s Quarterly Report on Form l0-Q for the quarter ended
           June 30, 1999 and incorporated herein by reference.
 23.1      Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
           P.C. Included as part of its opinions filed as Exhibit 5 and
           Exhibit 8.1, respectively, and incorporated herein by
           reference.
 23.2      Consent of Andrews & Kurth, L.L.P. Included as part of its opinion filed as Exhibit 8.2 and incorporated herein by
           reference.
 23.3      Consent of Ernst & Young LLP. Filed herewith.
 23.4      Consent of Deloitte & Touche LLP. Filed herewith.
 23.5      Consent of PricewaterhouseCoopers, LLP. Filed herewith.
 23.6      Consent of Petkevich & Partners, L.L.C. Included as part of its opinion included as Annex C to the proxy
           statement/prospectus forming a part of this Registration
           Statement and incorporated herein by reference.
 24.1      Power of Attorney. Included on the signature page of this
           Form S-4 and incorporated herein by reference.
 99.1      Form of Proxy of SunPharm Corporation.

---------------
* Certain confidential material contained in Exhibits 10.4, 10.13, 10.14, 10.16,
  10.17 and 10.24 has been omitted and filed separately with the Securities and Exchange Commission.

# Identifies a management contract or compensatory plan or agreement in which an executive officer or director of GelTex Pharmaceuticals, Inc. participates.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on October 4, 1999.

                                          GELTEX PHARMACEUTICALS, INC.


                                          BY: /s/ MARK SKALETSKY
                                          --------------------------------------
                                          NAME: MARK SKALETSKY
                                          TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                                 OFFICER


                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of Mark Skaletsky, Paul Mellett and Elizabeth Grammer, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of GelTex Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, including without limitation of the generality of the foregoing, to sign the Registration Statement in the name and on behalf of GelTex Pharmaceuticals, Inc., or on behalf of the undersigned as a director or officer of GelTex Pharmaceuticals, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                            DATE
---------                          -----                            ----

/s/ MARK SKALETSKY         Director, President and             October 4, 1999
-------------------------  Chief Executive Officer
Mark Skaletsky             (principal executive officer)


/s/ PAUL MELLETT           Vice President, Administration      October 4, 1999
-------------------------  and Finance (principal financial
Paul Mellett               and accounting officer)


/s/ ROBERT CARPENTER       Chairman of the Board and           October 4, 1999
-------------------------  Director
Robert Carpenter


                           Director
-------------------------
J. Richard Crout


/s/ HENRI TERMEER          Director                            October 4, 1999
-------------------------
Henri Termeer


/s/ JESSE TREU             Director                            October 4, 1999
-------------------------
Jesse Treu

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------
 2        Agreement and Plan of Merger, dated as of August 13, 1999, by and among GelTex Pharmaceuticals, Inc., Shine Acquisition
          Sub, Inc. and SunPharm Corporation. Included as Annex A to
          the proxy statement/prospectus forming a part of this
          Registration Statement and incorporated herein by reference.
 3.1      Restated Certificate of Incorporation of GelTex
          Pharmaceuticals, Inc., dated June 4, 1996. Filed as Exhibit
          3.1 to GelTex Pharmaceuticals, Inc.'s Registration Statement
          on Form S-3 (No. 333-45151) and incorporated herein by
          reference.
 3.2      Amended and Restated By-Laws of GelTex Pharmaceuticals, Inc.
          Filed as Exhibit 3.3 to GelTex Pharmaceuticals, Inc.'s
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1995 and incorporated herein by reference.
 4.1      Specimen certificate for shares of common stock of GelTex
          Pharmaceuticals, Inc. Filed as Exhibit 4.1 to GelTex
          Pharmaceuticals, Inc.'s Registration Statement on Form S-1
          (File No. 33-97322) and incorporated herein by reference.
 4.2      Rights Agreement dated as of March 1, 1996, between GelTex
          Pharmaceuticals, Inc. and American Stock Transfer and Trust
          Company. Filed as Exhibit 1 to GelTex Pharmaceuticals,
          Inc.'s Registration Statement on Form 8-A dated March 1,
          1996 and incorporated herein by reference.
 4.3      First Amendment to Rights Agreement between GelTex
          Pharmaceuticals, Inc. and American Stock Transfer and Trust
          Company, dated as of July 29, 1997. Filed as Exhibit 4.3 to
          GelTex Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q
          for the quarter ended June 30, 1997 and incorporated herein by reference.
 4.4      Amended and Restated Facility One Term Note issued by GelTex
          Pharmaceuticals, Inc. to Fleet National Bank, dated as of
          May 21, 1997. Filed as Exhibit 4.1 to GelTex
          Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1998 and incorporated herein by reference.
 4.5      Security Agreement (Equipment) between GelTex
          Pharmaceuticals, Inc. and Fleet National Bank, dated May 21,
          1997. Filed as Exhibit 4.4 to GelTex Pharmaceuticals, Inc.'s
          Registration Statement on Form S-3 (No. 333-45151) and
          incorporated herein by reference.
 4.6      Letter Agreement between GelTex Pharmaceuticals, Inc. and
          Fleet National Bank, dated May 21, 1997. Filed as Exhibit
          4.5 to GelTex Pharmaceuticals, Inc.'s Registration Statement
          on Form S-3 (No. 333-45151) and incorporated herein by
          reference.
 4.7      Promissory Note, dated October 31, 1997, issued by GelTex
          Pharmaceuticals, Inc. to Fleet National Bank. Filed as
          Exhibit 4.6 to GelTex Pharmaceuticals, Inc.'s Registration
          Statement on Form S-3 (No. 333-45151) and incorporated
          herein by reference.
 4.8      Loan Modification Agreement between GelTex Pharmaceuticals,
          Inc. and Fleet National Bank, dated October 31, 1997. Filed as Exhibit 4.7 to GelTex Pharmaceuticals, Inc.'s
          Registration Statement on Form S-3 (No. 333-45151) and
          incorporated herein by reference.
 4.9      Second Loan Modification Agreement between GelTex
          Pharmaceuticals, Inc. and Fleet National Bank, dated as of
          June 30, 1998. Filed as Exhibit 4.2 to GelTex
          Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1998 and incorporated herein by reference.
 5        Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. regarding validity of securities being registered.
          Filed herewith.
 8.1      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. regarding certain tax aspects of the merger. Filed
          herewith.

EXHIBIT                           DESCRIPTION
-------                           -----------
 8.2      Opinion of Andrews & Kurth, L.L.P. regarding certain tax
          aspects of the merger. Filed herewith.
10.l#     GelTex Pharmaceuticals, Inc. Amended and Restated 1992
          Equity Incentive Plan. Filed as Exhibit 10.1 to GelTex
          Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1999 and incorporated herein by reference.
10.2      Express Master Lease Agreement with Equipment Schedule No.
          VL-l between GelTex Pharmaceuticals, Inc. and Comdisco,
          Inc., dated September 27, 1993. Filed as Exhibit 10.5 to
          GelTex Pharmaceuticals, Inc.'s Registration Statement on
          Form S-1 (File No. 33-97322) and incorporated herein by
          reference.
10.3      Promissory Note executed by GelTex Pharmaceuticals, Inc. in favor of Silicon Valley Bank, dated December 9, 1993 with
          Commercial Security Agreement attached thereto. Filed as
          Exhibit 10.7 to GelTex Pharmaceuticals, Inc.'s Registration
          Statement on Form S-l (File No. 33-97322) and incorporated herein by reference.
10.4*     License Agreement between GelTex Pharmaceuticals, Inc. and
          Chugai Pharmaceutical Co., Ltd., dated December 26, 1994.
          Filed as Exhibit 10.14 to GelTex Pharmaceuticals, Inc.'s
          Registration Statement on Form S-1 (File No. 33-97322) and
          incorporated herein by reference.
10.5      Promissory Note executed by GelTex Pharmaceuticals, Inc. in favor of Silicon Valley Bank, dated February 2, 1995. Filed as Exhibit 10.15 to GelTex Pharmaceuticals, Inc.'s
          Registration Statement on Form S-l (File No. 33-97322) and
          incorporated herein by reference.
10.6      Form of Common Stock Purchase Agreement. Filed as Exhibit
          10.17 to GelTex Pharmaceuticals, Inc.'s Registration
          Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
10.7      Form of Restricted Common Stock Purchase Agreement. Filed as
          Exhibit 10.18 to GelTex Pharmaceuticals, Inc.'s Registration
          Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
10.8#     Form of Incentive Stock Option Certificate. Filed as Exhibit
          10.19 to GelTex Pharmaceuticals, Inc.'s Registration
          Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
10.9#     Form of Nonstatutory Stock Option Certificate. Filed as
          Exhibit 10.20 to GelTex Pharmaceuticals, Inc.'s Registration
          Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.
10.10#    GelTex Pharmaceuticals, Inc. Amended and Restated 1995
          Director Stock Option Plan. Filed as Exhibit 10.2 to GelTex
          Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1999 and incorporated herein by reference.
10.11#    GelTex Pharmaceuticals, Inc. 1995 Employee Stock Purchase
          Plan. Filed as Exhibit 99.1 to GelTex Pharmaceuticals,
          Inc.'s Registration Statement on Form S-8 (File No.
          333-00864) and incorporated herein by reference.
10.12     Lease Agreement dated February 28, 1997, between GelTex
          Pharmaceuticals, Inc. and J.F. White Properties, Inc. Filed
          as Exhibit 10.16 to GelTex Pharmaceuticals, Inc.'s Annual
          Report on Form 10-K for the year ended December 31, 1997.
10.13*    Contract Manufacturing Agreement between GelTex
          Pharmaceuticals, Inc. and The Dow Chemical Company. Filed as
          Exhibit 10.17 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.
10.14*    Collaboration Agreement among GelTex Pharmaceuticals, Inc.,
          Genzyme Corporation and RenaGel LLC dated as of June 17,
          1997. Filed as Exhibit 10.18 to GelTex Pharmaceuticals,
          Inc.'s Quarterly Report on Form 10-Q for the quarter ended
          June 30, 1997 and incorporated herein by reference.

EXHIBIT                           DESCRIPTION
-------                           -----------
10.15     Purchase Agreement between GelTex Pharmaceuticals, Inc. and
          Genzyme Corporation, dated as of June 17, 1997. Filed as
          Exhibit 10.19 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
10.16*    Operating Agreement of RenaGel LLC, dated as of June 17,
          1997. Filed as Exhibit 10.20 to GelTex Pharmaceuticals,
          Inc.'s Quarterly Report on Form 10-Q for the quarter ended
          June 30, 1997 and incorporated herein by reference.
10.17*    License Agreement between GelTex Pharmaceuticals, Inc. and
          Nitto Boseki Co., Ltd., dated as of June 9, 1997. Filed as
          Exhibit 10.21 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
10.18#    Letter Agreement between GelTex Pharmaceuticals, Inc. and
          Paul J. Mellett, Jr., dated March 11, 1997. Filed as Exhibit
          10.19 to GelTex Pharmaceuticals, Inc.'s Annual Report on
          Form 10-K for the year ended 1997 and incorporated herein by reference.
10.19#    Letter Agreement between GelTex Pharmaceuticals, Inc. and
          Edmund J. Sybertz, Jr., dated November 17, 1997. Filed as
          Exhibit 10.20 to GelTex Pharmaceuticals, Inc.'s Annual
          Report on Form 10-K for the year ended 1997 and incorporated herein by reference.
10.20#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
          executed by Edmund J. Sybertz, Jr., dated June 30, 1998.
          Filed as Exhibit 10.3 to GelTex Pharmaceuticals, Inc.'s
          Quarterly Report on Form 10-Q for the quarter ended June 30,
          1998 and incorporated herein by reference.
10.21     Purchase and Sale Agreement between Sodexho USA, Inc.,
          Service Supply Corporation and GelTex Pharmaceuticals, Inc.,
          dated as of August 4, 1998. Filed as Exhibit 10.5 to GelTex
          Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1998 and incorporated herein by reference.
10.22     Agency Agreement by and between First Security Bank, N.A.
          and GelTex Pharmaceuticals, Inc., dated October 21, 1998.
          Filed as Exhibit 10.1 to GelTex Pharmaceuticals, Inc.'s
          Quarterly Report on Form 10-Q for the quarter ended
          September 30, 1998 and incorporated herein by reference.
10.23     Lease Agreement by and between First Security Bank, N.A. and
          GelTex Pharmaceuticals, Inc., dated October 21, 1998. Filed as Exhibit 10.2 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.
10.24*    Manufacturing and Supply Agreement (United States) between
          RenaGel LLC and Circa Pharmaceuticals, Inc., dated as of
          July 31, 1998. Filed as Exhibit 10.4 to GelTex
          Pharmaceuticals, Inc.'s Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1998.
10.25#    Letter Agreement between GelTex Pharmaceuticals, Inc. and
          Dr. Douglas Reed, dated as of September 4, 1998. Filed as
          Exhibit 10.1 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.
10.26#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
          executed by Dr. Douglas Reed, dated December 1, 1998. Filed as Exhibit 10.2 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.
10.27#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
          executed by Dr. Douglas Reed, dated December 31, 1998. Filed as Exhibit 10.3 to GelTex Pharmaceuticals, Inc.'s Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.
10.28#    Promissory Note in favor of GelTex Pharmaceuticals, Inc.
          executed by Dr. Douglas Reed and Linda Reed, dated December
          31, 1998. Filed as Exhibit 10.4 to GelTex Pharmaceuticals,
          Inc.'s Quarterly Report on Form 10-Q for the quarter ended
          March 31, 1999 and incorporated herein by reference.

EXHIBIT                           DESCRIPTION
-------                           -----------
10.29     Purchase and Sale Agreement between Barry L. Solar and
          Robert L. Solar as Trustees of 211 Second Avenue Realty
          Trust and GelTex Pharmaceuticals, Inc., dated as of July 26,
          1999. Filed as Exhibit 10.4 to GelTex Pharmaceuticals,
          Inc.'s Quarterly Report on Form 10-Q for the quarter ended
          June 30, 1999 and incorporated herein by reference.
23.1      Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. Included as part of its opinions filed as Exhibit 5 and
          Exhibit 8.1, respectively, and incorporated herein by
          reference.
23.2      Consent of Andrews & Kurth, L.L.P. Included as part of its opinion filed as Exhibit 8.2 and incorporated herein by
          reference.
23.3      Consent of Ernst & Young LLP. Filed herewith.
23.4      Consent of Deloitte & Touche LLP. Filed herewith.
23.5      Consent of PricewaterhouseCoopers, LLP. Filed herewith.
23.6      Consent of Petkevich & Partners, L.L.C. Included as part of its opinion included as Annex C to the proxy
          statement/prospectus forming a part of this Registration
          Statement and incorporated herein by reference.
24.1      Power of Attorney. Included on the signature page of this
          Form S-4 and incorporated herein by reference.
99.1      Form of Proxy of SunPharm Corporation.

---------------
 * Certain confidential material contained in Exhibits 10.4, 10.13, 10.14, 10.16, 10.17 and 10.24 has been omitted and filed separately with the Securities and Exchange Commission.

 # Identifies a management contract or compensatory plan or agreement in which an executive officer or director of GelTex Pharmaceuticals, Inc. participates.